As filed with the Securities and Exchange Commission on March 29, 2010

Registration No. 333-163851

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2 TO FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GENERAL FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or jurisdiction of incorporation or organization)	7359 (Primary Standard Industrial Classification Code Number)	32-0163571 (I.R.S. Employer Identification Number)

39 East Union Street
 Pasadena, California 91103
 (626) 584-9722
(Address and telephone number of principal executive offices and principal place of business)

Ronald F. Valenta
 Chief Executive Officer
 39 East Union Street
 Pasadena, California 91103
 (626) 584-9722
 (Name, address and telephone number of agent for service)

With copies to:
 Christopher A. Wilson, Esq.
 General Counsel, Vice President & Secretary
 39 East Union Street
 Pasadena, California 91103
 (626) 584-9722
 (626) 795-8090 — Facsimile

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering.  ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

			Estimated
Title of Each		Proposed	Proposed	Amount of
Class of Securities	Amount to be	Maximum Offering	Maximum Aggregate	Registration
to be Registered	Registered (1)	Price per Unit (1)	Offering Price (4)	Fee
Transferable Subscription Rights (“Rights”) to purchase units (“Units”) consisting of one share of common stock and a three-year warrant to purchase 0.5 shares of common stock at an exercise price of $4.00 per share (“Warrants”)	8,920,000	—	—	—	(2)
Units underlying the Rights	8,920,000	$—	$—	—	(3)
Common Stock	8,920,000	—	—	—	(4)
Warrants to Purchase 4,460,000 shares of Common Stock	8,920,000
Common Stock issuable upon exercise of the Warrants	4,460,000
Total		$—	$—	—	(5)

(1)
This registration statement relates to (a) the subscription rights to purchase Units, (b) the Units, (c) the shares of common stock included in the Unit, (d) Warrants to purchase shares of common stock and (e) the shares of common stock issuable upon exercise of the Warrants.

(2)
The rights are being issued without consideration. Pursuant to Rule 457(g), no separate registration fee is payable with respect to the rights being offered hereby since the rights are being registered in the same registration statement as the securities to be offered pursuant thereto.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(4)
Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions to the common stock.

(5)	Calculated pursuant to Rule 457(g) based on the aggregate exercise price of the rights.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus	Subject To Completion, Dated March , 2010

GENERAL FINANCE CORPORATION

8,920,000 Transferable Rights to Subscribe for up to 13,380,000 Shares of
 Common Stock and Warrants to Purchase Common Stock
Issuable Upon Exercise of Rights to Subscribe for such Shares and Warrants

     We are distributing, at no charge to the holders of our common stock, transferable subscription rights to subscribe for Units, which we refer to throughout this prospectus as Units, consisting of one share of our common stock and a three-year warrant to purchase 4,460,000 additional shares of our common stock at an exercise price of $4.00 per share. Our stockholders will receive one subscription right for every two shares of our common stock held of record as of 5:00 p.m., Eastern Daylight Time, on April    ,2010, the record date.

     Each subscription right entitles the holder to subscribe for one Unit at the subscription price of $       per Unit, which we refer to as the basic subscription right. In addition, rights holders who fully exercise their basic subscription rights will be entitled, subject to limitations, to subscribe for additional Units that remain unsubscribed as a result of any unexercised basic subscription rights, which we refer to as the over-subscription right, at the subscription price of $       per Unit.

     There is no minimum number of Units you must purchase, but you may not purchase fractional Units. When determining the number of subscription rights you will receive, divide the number of shares of our common stock you own by two and round down to the next whole number. For example, if you own 225 shares of our common stock, you will receive 112 subscription rights (225 shares divided by 2 = 112.5, rounded down to 112 subscription rights, the next whole number), which will entitle you to subscribe for up to 112 Units under your basic subscription privilege.

     The rights will expire at 5:00 p.m., Eastern Daylight Time, on May   , 2010, which date we refer to as the expiration date. If the rights offering is undersubscribed, we may extend the period for exercising the rights in our sole discretion. Any rights not exercised at or before that time will expire worthless without any payment to the holders of those unexercised rights. There is no minimum subscription amount required for consummation of the rights offering.

     In the event we cancel the rights offering, all subscription payments received by us will be returned, without interest or penalty, as soon as practicable.

     As of March 26, 2010, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $13.7 million, based on approximately 10,769,000 shares are held by non-affiliates, and a per share price of $1.27 based on the closing sale price of our common stock on March 26, 2010.

     You should carefully consider whether to exercise your subscription rights before the expiration date. All exercises of subscription rights are irrevocable. Our board of directors is making no recommendation regarding your exercise of the subscription rights.  Investing in our securities involves a high degree of risk. In addition, your holdings in our company will be diluted if you do not exercise the full amount of your basic subscription rights. See “Risk Factors” beginning on page 23 of this prospectus.

     Our common stock is quoted on The NASDAQ Global Market under the symbol “GFN.” The last reported sale price of our common stock on March 26, 2010 was $1.27 per share. The rights are transferable and will be listed for trading on The NASDAQ Global Market under the symbol “GFNR” during the course of this offering. We intend to apply to The NASDAQ Global Market for quotation of our Units, Warrants and common stock included in the Units and issuable upon exercise of the Warrants. We cannot assure you that our Units, Warrants and common stock included in the Units and issuable upon exercise of the Warrants will meet the requirements for quotation or that there will be an active trading market for these securities.

Proceeds, Before
	Subscription Price		Offering Expenses		Expenses, to us

Per share	$			—	—

Total (1)	$	[ ]	$	[ ]	$ [ ]

(1)	Assumes that the rights offering is fully subscribed and that the maximum offering amount in the aggregate of $ is subscribed.

     Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.  The Units, Warrants and common stock included in the Units and issuable upon exercise of the Warrants offered hereby and our common stock are not deposits, savings accounts, or other obligations of a bank or savings association and are not insured by the FDIC or any other governmental agency.

     Our principal executive offices are located at 39 East Union Street, Pasadena, California 91103. Our telephone number is (626) 584-9722. If you have any questions or need further information about this rights offering, please contact MacKenzie Partners, Inc., our information agent for the rights offering at (212) 929-5500 (call collect) or (800) 322-2885 (toll free) or via email at generalfinancerights@mackenziepartners.com.

The date of this prospectus is March     , 2010

i

ABOUT THIS PROSPECTUS

          You should rely only on the information contained in or incorporated by reference into this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

          References in this prospectus to “we,” “us,” “our” or the “Company” refer to General Finance Corporation, a Delaware corporation, and its direct and indirect subsidiaries, including GFN North America Corp., a Delaware corporation, which we refer to as “GFNNA,” and its subsidiary Pac-Van, Inc., an Indiana corporation which we refer to as “Pac-Van,” GFN Mobile Storage Inc., a Delaware corporation which we refer to as “GFNMS,” GFN U.S. Australasia Holdings, Inc., a Delaware corporation which we refer to as “GFN U.S.,” its subsidiary GFN Australasia Holdings Pty Limited, an Australian corporation which we refer to as “GFN Holdings,” its subsidiary GFN Australasia Finance Pty Limited, an Australian corporation, which we refer to as “GFN Finance,” and its subsidiary RWA Holdings Pty Limited, an Australian corporation which we refer to as “RWA.” RWA and its subsidiaries are collectively referred to herein as “Royal Wolf.”

          We obtained statistical data, market data and other industry data and forecasts used throughout this prospectus from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information. We have not sought the consent of the sources to refer to their reports appearing in this prospectus.

          This prospectus contains trademarks, trade names, service marks and service names of the Company and its subsidiaries.

          We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

ii

QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

          The following are examples of what we anticipate may be common questions about the rights offering. The answers are based on selected information from this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering. This prospectus contains more detailed descriptions of the terms and conditions of the rights offering and provides additional information about us and our business, including potential risks related to the rights offering, our common stock and our business. Exercising the rights and investing in our securities involves a high degree of risk. We urge you to carefully read the section entitled “Risk Factors” beginning on page 22 of this prospectus and all other information included in this prospectus in its entirety before you decide whether to exercise your rights.

What is the rights offering?

     We are distributing, at no charge, to holders of our shares of common stock transferable subscription rights to subscribe for Units consisting of one share of our common stock and a three-year Warrant to purchase 0.5 additional shares of our common stock at an exercise price of $4.00 per share. You will receive one subscription right for every two shares of our common stock held of record by you as of 5:00 p.m., Eastern Daylight Time, on April     , 2010, the record date. Each subscription right entitles the holder to a basic subscription right and an over-subscription privilege, which are described below. The subscription rights will be tradeable and listed for trading on the NASDAQ Global Market under the symbol “GFNR” during the course of this offering. The shares of common stock to be issued as a component of the Units in the rights offering, like our existing shares of common stock, will be traded on the NASDAQ Global Market under the symbol “GFN.” We intend to apply for quotation of the subscription rights, Units and Warrants to be issued as components of the Units in the rights offering. The subscription rights, Units and the Warrants do not currently trade on the NASDAQ Global Market or on any other exchange.

What is the basic subscription right?

     The basic subscription right gives our stockholders the opportunity to purchase one Unit at a subscription price of $           per Unit for each two shares of common stock you own. We have granted to you, as a stockholder of record on the record date, one subscription right for each two shares of our common stock you owned at that time.

     There is no minimum number of Units you must purchase, but you may not purchase fractional Units. When determining the number of subscription rights you will receive, divide the number of shares of our common stock you own by two and round down to the next whole number. For example, if you own 225 shares of our common stock, you will receive 112 subscription rights (225 shares divided by two = 112.5, rounded down to 112 subscription rights, the next whole number), which will entitle you to subscribe for up to 112 Units under your basic subscription privilege.

     You may exercise all or a portion of your basic subscription rights, or you may choose not to exercise any subscription rights at all. However, if you exercise less than your full basic subscription right, you will not be entitled to purchase shares under your over-subscription privilege.

     If you hold a General Finance Corporation stock certificate, the number of Units you may purchase pursuant to your basic subscription right is indicated on the enclosed rights certificate. If you hold your shares of common stock in the name of a broker, dealer, custodian bank, or other nominee who uses the services of the Depository Trust Company (DTC), you will not receive a rights certificate. Instead, DTC will issue one subscription right to your nominee record holder for each two shares of our common stock that you own, rounded down to the next whole number, at the record date. If you are not contacted by your nominee, you should contact your nominee as soon as possible.

What is the over-subscription privilege?

     In the event that you purchase all of the Units available to you pursuant to your basic subscription right, you may also choose to purchase any Units that are not purchased by our other stockholders through the exercise of their basic subscription rights. You should indicate on your rights certificate, or the form provided by your nominee if your shares are held in the name of a nominee, how many additional Units you would like to purchase pursuant to your over-subscription privilege. If sufficient Units are available, we will seek to honor your over-subscription request in full. If, however, the number of oversubscription requests exceeds the number of Units available, we will allocate the available Units  pro rata  among the stockholders exercising the over-subscription privilege in proportion to the number of shares of common stock owned by such stockholder on the record date, relative to the number of shares owned on the record date by all stockholders exercising the over-subscription privilege. If the pro-rated amount of Units allocated to you in connection with your over-subscription right is less than your over-subscription request, then the excess funds held by us on your behalf will be returned to you, without interest, as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected, and we will have no further obligations to you. We also retain the right to limit the exercise of over-subscription privileges if such exercise would cause a change of control, as defined in the agreements governing the indebtedness of our subsidiaries Pac-Van and Royal Wolf.

     In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege prior to the expiration of the rights offering. Because we will not know the total number of unsubscribed Units prior to the expiration of the rights offering, if you wish to maximize the number of Units you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of Units that may be available to you (  i.e.  , for the maximum number of Units available to you, assuming you exercise all of your basic subscription rights and are allotted the full amount of your over-subscription). See “The Rights Offering — The Subscription Rights — Over-Subscription Privilege.”

     Any excess subscription payments received by us will be returned, without interest or penalty, as soon as practicable.

Why are we conducting the rights offering?

     We are conducting the rights offering for the primary purpose of reducing debt and for general corporate purposes. See “Use of Proceeds.”

How much money will the Company raise as a result of the rights offering?

     Assuming full participation in the rights offering, we estimate that the net proceeds from the rights offering will be approximately $           after deducting expenses related to this offering payable by us estimated at approximately $          . We may decide to close the rights offering and accept such proceeds of the basic subscription rights and over-subscription rights as we have received as of the expiration date of the rights offering whether or not they are sufficient to meet the objectives we state in this prospectus or other objectives that we may set. We will raise no more than $           in this offering. See “Risk Factors.” Completion of this offering is not subject to us raising a minimum offering amount and proceeds may be insufficient to meet our objectives, thereby increasing the risk to investors in this offering.

Are we pursuing other initiatives to improve our capital position?

     Yes. We have undertaken several initiatives to improve our capital position. These initiatives include, but are not limited to, reductions in discretionary spending, capital expenditures and staff. We intend to continue to explore additional initiatives to improve our capital position in light of the turbulent economic environment and our desire to preserve capital.

How was the $           per Unit subscription price determined?

     The $           per Unit subscription price was determined by the rights offering committee of our board of directors based, in part, on the per share value of the common stock.

     In determining the subscription price, our rights offering committee considered many factors, including the historical and current market price of our common stock, the fact that holders will have an oversubscription right, the terms and expenses of this offering relative to other alternatives to raising capital, the size of this offering and the general condition of the securities markets.

     We did not seek or obtain an opinion of financial advisors in establishing the subscription price. The subscription price will not necessarily be related to our book value, tangible book value, net worth or any other established criteria of fair value and may or may not be considered the fair value of our common stock to be offered in the rights offering. You should not assume or expect that, after the rights offering, our shares of common stock will trade at or above the equivalent component of the subscription price in any given time period.

What are the material terms of the Warrants offered in this rights offering?

     The Warrants that we are offering in this rights offering will be a three-year Warrant to purchase 0.5 shares of our common stock at an exercise price of $4.00 per share, subject to our right to call the Warrants under certain conditions.

Am I required to exercise all of the subscription rights I receive in the rights offering?

     No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. If you do not exercise any subscription rights, the number of shares of our common stock you own will not change. However, if you choose not to exercise your subscription rights, your ownership interest in General Finance Corporation may be diluted by other stockholder purchases (to the extent we receive any subscriptions in this rights offering). In addition, if you do not exercise your basic subscription right in full, you will not be entitled to participate in the over-subscription privilege, subject to our right to limit the exercise of the over-subscription right to prevent a “change of control,” as defined in the agreements governing the indebtedness of Pac-Van and Royal Wolf. See “Risk Factors — Your interest in our company may be diluted as a result of this offering.”

How soon must I act to exercise my subscription rights?

     If you received a rights certificate and elect to exercise any or all of your subscription rights, we must receive your completed and signed rights certificate and payments prior to the expiration of the rights offering, which is May    , 2010, at 5:00 p.m., Eastern Daylight Time. If you hold your shares in the name of a broker, dealer, custodian bank or other nominee, your nominee may establish a deadline prior to 5:00 p.m. Eastern Daylight Time, on May   , 2010 by which you must provide it with your instructions to exercise your subscription rights. Although our board of directors may, in its discretion, extend the expiration of the rights offering, we currently do not intend to do so. Our board of directors may cancel or amend the rights offering at any time. In the event that the rights offering is cancelled, all subscription payments received will be returned, without interest or penalty, as soon as practicable.

     Although we will make reasonable attempts to provide this prospectus to our stockholders, the rights offering and all subscription rights will expire at 5:00 p.m., Eastern Daylight Time on May   , 2010, whether or not we have been able to locate each person entitled to subscription rights.

May I transfer my subscription rights?

The subscription rights may be transferred or assigned during the subscription period. If your shares are held of record by a broker, custodian bank or other nominee on your behalf, you may sell your subscription rights by contacting your broker, custodian bank or other nominee through which you hold your common stock. If you are a record holder of a subscription rights certificate, you may transfer your subscription rights through the subscription agent, in which case, you must deliver your properly executed subscription rights certificate, with appropriate instructions, to the subscription agent. The subscription agent will only facilitate subdivisions, transfers or sales of subscription rights until 5:00 p.m., Eastern Daylight Time, on May      , 2010, [three business days prior] to the scheduled May     , 2010 expiration date of this rights offering. You may also choose to sell your subscription rights through a broker, custodian bank or other nominee. We intend to apply for quotation of the subscription rights on The NASDAQ Global Market under the symbol “GFN” beginning on or about April     , 2010, until 4:00 p.m., Eastern Daylight Time, on May   , 2010, the last business day prior to the scheduled expiration date of this rights offering.

Are we requiring a minimum subscription to complete the rights offering?

     No. There is no individual minimum purchase requirement in the rights offering and we are not requiring a minimum subscription to complete the rights offering. However, because we are not issuing fractional Units, you must own at least two shares of our common stock as of the record date in order to subscribe for one Unit in the rights offering.

     If other stockholders or holders of the rights elect to purchase the Units, your ownership interest in General Finance Corporation may be diluted as a result of these purchases if you do not exercise your subscription rights.

     In addition, our board of directors reserves the right to cancel the rights offering for any reason, including if we do not receive aggregate subscriptions that we believe will satisfy our capital plans.

Can the board of directors cancel, amend or extend the rights offering?

     Yes. Our board of directors may decide to cancel, amend or terminate the rights offering at any time before the expiration of the rights offering and for any reason. If our board of directors cancels or terminates the rights offering, any money received from subscribing stockholders will be returned, without interest or penalty, as soon as practicable. We also reserve the right to amend or modify the terms of the rights offering. We further have the right to extend the rights offering and the time for exercising your subscription rights, although we do not presently intend to do so.

Has our board of directors made a recommendation to our stockholders regarding the rights offering?

     No. Our board of directors is making no recommendation regarding your exercise of the subscription rights. Stockholders who exercise subscription rights risk investment loss on new money invested. We cannot predict the price at which our shares of common stock will trade and there is currently no public market for the Rights, the Units or the Warrants. The market price for our common stock is below the equivalent price of the common stock that we are offering as a component of the Units in this rights offering. The market price for our common stock may remain at an amount below the equivalent component of the subscription price, and, if you purchase Units at the subscription price, you may not be able to sell those shares of common stock in the future at the equivalent price or a higher price. You are urged to make your decision based on your own assessment of our business and financial condition, our prospects for the future, the terms of the rights offering and the information contained in, or incorporated by reference into, this prospectus. See “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

How do I exercise my subscription rights if I own shares in certificate form?

     If you hold a General Finance Corporation stock certificate and you wish to participate in the rights offering, you must take the following steps:

•
deliver payment to us before 5:00 p.m., Eastern Daylight Time, on May     , 2010 (i) in the form of a check or bank draft payable to Continental Stock Transfer & Trust Co. as agent for General Finance Corporation or (ii) via a wire transfer of immediately available funds to the account identified in the Subscription Rights Certificate; and

•	deliver a properly completed and signed rights certificate to us before 5:00 p.m., Eastern Daylight Time, on , 2010.

In certain cases, you may be required to provide additional documentation or signature guarantees.

     Please follow the delivery instructions on the rights certificate. You are solely responsible for completing delivery to us of your subscription documents, rights certificate and payment. We urge you to allow sufficient time for delivery of your subscription materials to us so that they are received by us by 5:00 p.m., Eastern Daylight Time, on May     , 2010.  WE WILL NOT ACCEPT ANY SUBSCRIPTIONS THAT WE RECEIVE AFTER THIS TIME UNLESS WE ELECT TO EXTEND THE OFFERING.

     If you send a payment that is insufficient to purchase the number of Units you request, or if the number of Units you request is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of Units under the over-subscription privilege and the elimination of fractional Units.

What should I do if I want to participate in the rights offering, but my shares are held in the name of a broker, dealer, custodian bank or other nominee?

     If you hold your shares of common stock through a broker, dealer, custodian bank or other nominee, then your nominee is the record holder of the shares you own. The record holder must exercise the subscription rights on your behalf. If you wish to purchase Units through the rights offering, you should contact your broker, dealer, custodian bank or nominee as soon as possible. Please follow the instructions of your nominee. Your nominee may establish a deadline that may be before the expiration date that we have established for the rights offering.

When will I receive my new shares of common stock and Warrants?

     If you purchase Units in the rights offering you will receive your new shares of common stock and Warrants as soon as practicable after the closing of the rights offering.

After I send in my payment and rights certificate, may I cancel my exercise of subscription rights?

     No. All exercises of subscription rights are irrevocable unless the rights offering is terminated, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase Units in the rights offering.

Are there any conditions to completing the rights offering?

     No, there are no conditions to completion of the rights offering.

What effects will the rights offering have on our outstanding common stock, preferred stock and Warrants?

     As of March 26, 2010, we had 17,826,052 shares of our common stock issued and outstanding, 25,900 shares of Series A Preferred Stock, 100 shares of Series B Preferred Stock and warrants and unit option to purchase 7,072,380 shares of common stock. The number of shares of our common stock and Warrants that we will issue in this rights offering through the exercise of subscription rights will depend on the number of Units that are subscribed for in the rights offering. We could, depending on the number of Units that are subscribed for in the offering (and assuming the exercise of all Warrants issued in the offering), have a maximum of approximately 31,206,000 shares of common stock outstanding after completion of the rights offering.

     The issuance of Units in the rights offering may dilute, and thereby reduce, your proportionate ownership in General Finance Corporation if you do not exercise your entire basic subscription right.

How much will General Finance Corporation receive from the rights offering?

     If all of the subscription rights (including all over-subscription privileges) are exercised in full by our stockholders, we expect the gross proceeds from the rights offering to be approximately $           million. If no subscription rights are exercised by our stockholders, we would receive no proceeds from the offering. We are offering shares in the rights offering to stockholders with no individual minimum purchase requirement.

Are there risks in exercising my subscription rights?

     Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights involves the purchase of additional shares of our common stock and warrants to purchase our common stock and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the heading “Risk Factors” in this prospectus and in the documents incorporated by reference in this prospectus.

Will the officers, directors and significant stockholders of the Company be exercising their rights?

     Our officers, directors and greater than 5% beneficial stockholders may participate in this offering, but none of our officers, directors or greater than 5% beneficial stockholders are obligated to so participate.

If the rights offering is not completed, will my subscription payment be refunded to me?

     Yes. We will hold all funds we receive in a segregated bank account until completion of the rights offering. If the rights offering is not completed, all subscription payments received by us will be returned, without interest or penalty, as soon as practicable. If you own shares in “street name,” it may take longer for you to receive your subscription payment because we will return payments through the record holder of your shares.

What fees or charges apply if I purchase Units in the rights offering?

     We are not charging any fee or sales commission to issue subscription rights to you or to issue shares or warrants to you if you exercise your subscription rights. If you exercise your subscription rights through a broker, dealer, custodian bank or other nominee, you are responsible for paying any fees your record holder may charge you.

What are the material U.S. federal income tax consequences of exercising my subscription rights?

     For U.S. federal income tax purposes, you should not recognize income or loss in connection with the receipt or exercise of subscription rights in the rights offering. You should consult your tax advisor as to your particular tax consequences resulting from the rights offering. For a detailed discussion, see “Material U.S. Federal Income Tax Considerations.”

Who is the subscription agent for the rights offering?

     The subscription agent is Continental Stock Transfer & Trust Company. The address for delivery to the subscription agent is as follows:

By Mail/Commercial Courier/Hand Delivery:
 Continental Stock Transfer & Trust Company
 Attn: Reorganization Department
 17 Battery Place, 8th Floor
 New York, NY 10004

     Your delivery to an address other than the address set forth above will not constitute valid delivery and, accordingly, may be rejected by us.

To whom should I send my forms and payment?

     If your shares are held in the name of a broker, dealer or other nominee, then you should send your subscription documents, rights certificate and subscription payment to that record holder. If you are the record holder, then you should send your subscription documents, rights certificate and subscription payment by hand delivery, first class mail or courier service to:

Continental Stock Transfer & Trust Company
 Attn: Reorganization Department
 17 Battery Place, 8th Floor
 New York, NY 10004

     You are solely responsible for completing delivery to us of your subscription documents, rights certificate and payment. We urge you to allow sufficient time for delivery of your subscription materials to us.

Who should I contact if I have other questions?

     If you have any questions regarding General Finance Corporation or the rights offering, completing a rights certificate or submitting a payment in the rights offering, please contact MacKenzie Partners, Inc., our information agent for the rights offering at (212) 929-5500 (call collect) or (800) 322-2885 (toll free) or via email at generalfinancerights@mackenziepartners.com.

PROSPECTUS SUMMARY

          The following summary contains information about General Finance Corporation and the rights offering. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. It does not contain all of the information that may be important to you in making a decision to purchase our Units, Warrants and common stock. For a more complete understanding of General Finance Corporation and the offering of its Units, Warrants and common stock, we urge you to read this entire prospectus and the documents incorporated by reference carefully, including the “Risk Factors” sections and our financial statements and the notes to those statements incorporated by reference herein.

          References in this prospectus to “we,” “us,” “our” or the “Company” refer to General Finance Corporation, a Delaware corporation, and its direct and indirect subsidiaries, including GFN North America Corp., a Delaware corporation, which we refer to as “GFNNA,” and its subsidiary Pac-Van, Inc., an Indiana corporation which we refer to as “Pac-Van,” GFN Mobile Storage Inc., a Delaware corporation which we refer to as “GFNMS,” GFN U.S. Australasia Holdings, Inc., a Delaware corporation which we refer to as “GFN U.S.,” its subsidiary GFN Australasia Holdings Pty Limited, an Australian corporation which we refer to as “GFN Holdings,” its subsidiary GFN Australasia Finance Pty Limited, an Australian corporation, which we refer to as “GFN Finance,” and its subsidiary RWA Holdings Pty Limited, an Australian corporation which we refer to as “RWA.” RWA and its subsidiaries are collectively referred to herein as “Royal Wolf.”

Company Overview

          Our strategy and business plan is to acquire rental services and specialty finance businesses in North America, Europe and the Asia-Pacific area. We currently have two operating subsidiaries, Royal Wolf and Pac-Van that lease and sell storage container products, modular buildings and mobile offices through 24 customer service centers, which we refer to as “CSCs,” in Australia and New Zealand and 25 branch locations across 18 states in the United States. Royal Wolf and Pac-Van operate in two distinct, but related industries, modular space and mobile storage, which we collectively refer to as the “portable services industry.”

          On September 13, 2007, we acquired Royal Wolf. We paid $64.3 million to acquire Royal Wolf. The purchase price consisted of $44.7 million of cash and shares of common stock of GFN U.S., constituting 13.8% of the outstanding capital stock of GFN U.S. following the issuance. We issued the shares of common stock of GFN U.S. to Bison Capital Australia, L.P., which we refer to as “Bison Capital,” as one of the sellers of Royal Wolf. Following the acquisition, we own 86.2% of the outstanding capital stock of GFN U.S., and Bison Capital owns the remaining 13.8% of the outstanding capital stock of GFN U.S. Through its indirect subsidiary GFN Finance, GFN U.S. owns all of the outstanding capital stock of Royal Wolf.

          On October 1, 2008, we acquired Pac-Van, Inc., or Pac-Van, through a merger with Mobile Office Acquisition Corp., or MOAC, the parent company of Pac-Van, and the Company’s wholly-owned subsidiary, GFN North America Corp, or GFNA. To purchase all of the capital stock of MOAC we paid $19.4 million in cash, issued 4,000,000 shares of restricted common stock valued at $7.50 under the merger agreement and caused GFNA to issue a $1.5 million 20-month subordinated promissory note. We also assumed the outstanding senior indebtedness of Pac-Van.

Royal Wolf

          Royal Wolf is the leading provider in Australia and New Zealand of portable storage containers, portable container buildings and freight containers, which we refer to collectively as “storage container products.” Royal Wolf leases and sells storage container products through its 24 CSCs located in every state in Australia and in the North and South Islands of New Zealand. We believe Royal Wolf has the largest lease fleet of storage container products in Australia and New Zealand. Royal Wolf is the only portable container lease and sales company with CSCs in all major business centers in Australia and New Zealand and, as such, is the only storage container products company in Australia and New Zealand with a national infrastructure and work force.

          Royal Wolf’s storage container products are used by a broad range of industries. Our storage container products provide secure, accessible temporary storage for a diverse client base of over 19,000 large and small customers who conduct business in industries that include mining, road and rail, construction, moving and storage, manufacturing, transportation and defense. Our customers use our products for a wide variety of storage applications, including retail and manufacturing inventory, construction materials and equipment, documents and records and household goods.

          We are pursuing a strategy focused on growing our leasing operations. Historically, Royal Wolf’s revenue mix has been approximately 70% sales and approximately 30% leasing. We believe a leasing business with a fleet of storage container products has the following advantages:

•	recurring revenues from leases with an average duration of more than 12-15 months;

•	long useful asset lives exceeding 25 years with low maintenance and high residual values;

•	the ability to leverage the relatively fixed costs of our CSCs to service a large fleet of storage container products; and

•	incremental leasing operating margins in excess of 50%.

Business Strengths of Royal Wolf

          Royal Wolf is the leading provider of storage container products in Australia and New Zealand. We believe this leading position is based upon the following strengths:

•
Market Leader. We believe Royal Wolf is the market leader in Australia and New Zealand for storage container products. As of December 31, 2009, Royal Wolf had a lease fleet of approximately 27,400 storage container products and a national network of 24 CSCs located in every state in Australia and in the North and South Islands of New Zealand.

•
Diverse Customer Base. Royal Wolf’s portable units provide secure, accessible temporary storage for a diverse client base of over 19,000 customers that include large and small mining companies, road and rail businesses, construction companies, moving and storage providers, manufacturers, transportation businesses and the Australian military.

•
Experienced Management Team. Royal Wolf has an experienced senior management team. Robert Allan, the chief executive officer of Royal Wolf, has 25 years of experience in the equipment leasing industry. The eight members of the senior management team of Royal Wolf have an average of over ten years of experience in the equipment leasing industry. We believe the experience of this management team will be critical to growing Royal Wolf’s business.

Business Strategy of Royal Wolf

          Our business strategy consists of the following:

• Focus on Mobile Storage Leasing Business. We focus on growing our core leasing business because it provides predictable, recurring revenue and high margins. We believe that we can generate substantial demand for our storage container products throughout Australia and New Zealand. The container storage and portable building industry is relatively underdeveloped in Australia and New Zealand. We believe the underdeveloped nature of the market presents significant growth opportunities for Royal Wolf. Although use for mobile storage, domestic freight movement and portable building applications is increasing, we believe there are many more uses for our storage container products still to be developed. Royal Wolf’s market opportunity is to fully develop and service these applications.

• Generate Strong Internal Growth. We define internal growth as an increase in lease revenues on a year-over-year basis at our branch locations in operation for at least one year, without inclusion of leasing revenue attributed to same-market acquisitions. We continue to focus on increasing the number of storage container units we lease from our existing branches to both new and repeat customers as well as changing the billing methodologies that are represented in the U.S. market, such as billing in advance, a 28-day billing cycle, fuel surcharges and a damage waiver program. Historically, we have been able to generate strong internal growth within our existing markets through sales and marketing programs designed to increase brand recognition, expand market awareness of the uses of mobile storage and differentiate our products from our competitors.

• Reducing Indebtedness. We continue to focus on reducing the indebtedness of Royal Wolf and on refinancing its existing indebtedness to provide less restrictive covenants. We believe this focus on debt reduction and refinancing will provide greater operational flexibility in the future and position Royal Wolf to capture future growth opportunities.

• Launch Enhanced and Innovative Products. We continue to enhance our existing products to meet our customers’ needs and requirements. We have introduced new products and features that expand the applications and overall market for our storage products. For example, in 2005 we introduced a 10-foot wide storage unit that has proven to be a popular product with our customers. In 2005, we also introduced a new accommodation unit used in mining camps. In 2007-2008, we introduced specialized products for the construction and engineering sectors as well as a blast resistant container unit for the refinery and energy sector.

Pac-Van

     Pac-Van competes in both the modular space industry and the mobile storage sector. Mobile storage is used primarily by businesses for secure, temporary storage at the customer’s location. The mobile storage industry serves a broad range of industries, including construction, services, retail, manufacturing, transportation, utilities and government.

          We are pursuing a strategy focused growing our leasing operations, generating strong internal growth, reducing our indebtedness and diversifying our product offerings.

          Business Strengths of Pac-Van

          Pac-Van is a recognized provider of modular buildings, mobile offices and mobile storage products on a national, regional and local basis in the U.S., Pac-Van possesses the following strengths:

     • Extensive Geographic Coverage. With lease fleet of approximately 11,000 units, Pac-Van is a national participant in the mobile and modular sectors of the portable service industry. Pac-Van’s branch offices serve 18 of the 50 largest Metropolitan Statistical Areas or “MSAs.” In the U.S. Pac-Van serves a diverse base of national, regional and local customers. The size of Pac-Van’s fleet also allows Pac-Van to offer a wide selection of products to its customers and to achieve purchasing efficiencies. The following map shows the locations of Pac-Van’s branch offices as of December 31, 2009.

     • Highly Diversified Customer Base. Pac-Van has established strong relationships with a diverse customer base in the U.S., ranging from large companies with a national presence to small local businesses. Pac-Van believes that the diversity of its business limits the impact on Pac-Van of changes in any given customer, geography or end-market.

     • Focus On Customer Service and Support. Pac-Van’s operating infrastructure in the U.S. is designed to ensure that Pac-Van consistently meets or exceeds customer expectations by reacting quickly and effectively to satisfy their needs. On the national and regional level, Pac-Van’s administrative support services and scalable management information systems enhance its service by enabling Pac-Van to access real-time information on product availability, customer reservations, customer usage history and rates. Pac-Van believes this focus on customer service attracts new and retains existing customers.

     • Significant Cash Flow Generation and Discretionary Capital Expenditures. Pac-Van has consistently generated significant cash flow from operations by maintaining high utilization rates and increasing the yield of its lease fleet. Pac-Van’s yield equals its lease and lease related revenues divided by the total number of units in its lease fleet. A significant portion of Pac-Van’s capital expenditures are discretionary in nature, thus providing Pac-Van with the flexibility to readily adjust the amount that it spends based on its business needs and prevailing economic conditions.

     • High Quality Fleet. Pac-Van’s branches maintain their lease fleet to consistent quality standards. Maintenance is expensed as incurred and branch managers and operations staff are responsible for managing a maintenance program aimed at providing equipment to customers that meet or exceed customer expectations and industry standards.

     • Experienced Management Team. Pac-Van has an experienced and proven senior management team, with its seven most senior managers having worked at Pac-Van for an average of ten years. Pac-Van’s President, Theodore M. Mourouzis, joined Pac-Van in 1997 and the consistency of the senior management, corporate and branch management teams has been integral in developing and maintaining its high level of customer service, deploying technology to improve operational efficiencies and integrating acquisitions.

Business Strategy of Pac-Van

          Pac-Van’s business strategy consists of the following:

     • Focus on Portable Storage Leasing Business. We focus on increasing our core leasing business because it generates predictable, recurring revenues and high profit margins. Pac-Van continues to use its experience and management team to attain the best leasing rates and lease fleet utilization in each of the 36 states it serves. Pac-Van branch office system permits it to rapidly shift its fleet of 11,000 units to branches where customer demand is greatest, and Pac-Van’s planning and sourcing expertise permit it to emphasize the portable storage products with the best utilization.

     • Diversifying Our Product Offerings. We plan to continue to expand the size and breadth of our lease fleet. We will emphasize expansion of the core product of our lease fleet: the storage container. In addition, we will continue to pursue the introduction of specialty storage and office products that can attain long lease durations and high leasing operating margins.

     • Reducing Indebtedness. We continue to focus on reducing the indebtedness of Pac-Van and on refinancing its existing indebtedness to provide less restrictive covenants. We believe this focus on debt reduction and refinancing will provide greater operational flexibility in the future and will position Pac-Van to capture future growth opportunities.

     • Disciplined Cost Controls. Pac-Van’s size permits it to more rapidly adjust to changing market conditions than many of its largest competitors. This size enables Pac-Van to more rapidly introduce storage container products demanded by customers, curtail capital expenditures and other spending and maintain more disciplined cost controls than competitors whose cost structures include manufacturing, large payrolls and large investments in outdated product classes, such as trailers.

Additional Information

          Our principal executive offices are located at 39 East Union Street, Pasadena, California 91103 and our telephone number is (626) 584-9722.

THE RIGHTS OFFERING

Securities Offered
We are distributing to you, at no charge, one transferable subscription right for each two shares of our common stock that you owned as of 5:00 p.m., Eastern Daylight Time, on , 2010, the record date, either as a holder of record or, in the case of shares held of record by brokers, dealers, custodian banks, or other nominees on your behalf, as a beneficial owner of such shares. If the rights offering is fully subscribed, of which no assurance can be given, we expect the gross proceeds from the rights offering to be approximately $  million.

Basic Subscription Right
The basic subscription right will entitle you to purchase one Unit at a subscription price of $  . A Unit consists of one share of our common stock and a three-year Warrant to purchase an additional 0.5 shares of our common stock at an exercise price of $4.00 per share.

There is no minimum number of Units you must purchase, but you may not purchase fractional Units. When determining the number of subscription rights you will receive, divide the number of shares of our common stock you own by two, and round down to the next whole number. For example, if you own 225 shares of our common stock, you will receive 112 subscription rights (225 shares divided by 2 = 112.5, rounded down to 112 subscription rights, the next whole number), which will entitle you to subscribe for up to 112 Units under your basic subscription privilege.

Over-Subscription Privilege
In the event that you purchase all of the Units available to you pursuant to your basic subscription right, you may also choose to subscribe for a portion of any Units that are not purchased by our stockholders through the exercise of their basic subscription rights. You may subscribe for these Units pursuant to your over-subscription privilege, subject to the limitations described below. We also retain the right to limit the exercise of over-subscription privileges if such exercise would cause a change of control, as defined in the agreements governing the indebtedness of our subsidiaries Pac-Van and Royal Wolf.

Subscription Price	$ per Unit, payable in cash. To be effective, any payment related to the exercise of a subscription right must clear prior to the expiration of the rights offering.

Record Date	5:00 p.m., Eastern Daylight Time, on , 2010.

Expiration of the Rights Offering	5:00 p.m., Eastern Daylight Time, on , 2010.

Use of Proceeds	We intend to use the proceeds of the rights offering to reduce our indebtedness and for general corporate purposes.

Transferability of Rights	The subscription rights may be sold, transferred or assigned and will be listed for trading on the NASDAQ Global Market or on any other stock exchange or market.

No Revocation
All exercises of subscription rights are irrevocable, even if you later learn of information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase additional Units at a subscription price of $ per Unit.

Material U.S. Federal Income Tax Consequences
For U.S. federal income tax purposes, you should not recognize income or loss upon receipt or exercise of a subscription right. You should consult your own tax advisor as to the tax consequences to you of the receipt, exercise or lapse of the subscription rights in light of your particular circumstances.

Extension, Cancellation and Amendment
Although we do not presently intend to do so, we have the option to extend the rights offering and the period for exercising your subscription rights. Our board of directors may cancel the rights offering at any time prior to the expiration date of the rights offering for any reason. In the event that the rights offering is cancelled, all subscription payments received by us will be returned, without interest or penalty, as soon as practicable. We also reserve the right to amend or modify the terms of the rights offering at any time.

Procedures for Exercising Rights	To exercise your subscription rights, you must take the following steps:

•
If you are a registered holder of our common stock, you must deliver payment and a properly completed rights certificate to Continental Stock Transfer & Trust Company so that we receive these items before 5:00 p.m., Eastern Daylight Time, on April   , 2010. You may deliver the documents and payments by hand delivery, first class mail or courier service. If first class mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

•
If you are a beneficial owner of shares that are registered in the name of a broker, dealer, custodian bank or other nominee, or if you would rather an institution conduct the transaction on your behalf, you should instruct your broker, dealer, custodian bank or other nominee to exercise your subscription rights on your behalf. Please follow the instructions of your nominee, who may require that you meet a deadline earlier than 5:00 p.m., Eastern Daylight Time, on April    , 2010.

Information Agent		MacKenzie Partners, Inc.

Questions
If you have any questions or need further information about this rights offering, please contact MacKenzie Partners, Inc., our information agent for the rights offering, at (212) 929-5500 (call collect) or (800) 322-2885 (toll-free) or via email at generalfinancerights@mackenziepartners.com.

Shares of Common Stock Outstanding Before the Rights Offering		17,826,052 shares of our common stock were outstanding as of March 26, 2010.

Shares Outstanding After Completion of the Rights Offering
Assuming all Units are sold in the rights offering, we expect approximately 26,746,000 shares of our common stock and Warrants to purchase 4,460,000 shares of our common stock will be outstanding immediately after completion of the rights offering.

Fees and Expenses		We will pay the expenses related to the rights offering.

The NASDAQ Global Market		Our shares of common stock are currently listed for trading on the NASDAQ Global Market under the ticker symbol “GFN.”

Risk Factors		Before you exercise your subscription rights to purchase our securities, you should carefully consider risks described in the section entitled “Risk Factors,” beginning on page 23 of this prospectus.

THE RIGHTS OFFERING

The Subscription Rights

     We are distributing, at no charge to the holders of our common stock, transferable subscription rights to subscribe for Units, consisting of one share of our common stock and a three-year warrant to purchase 0.5 additional shares of our common stock at an exercise price of $4.00 per share. Our stockholders will receive one subscription right for every two shares of our common stock held of record as of 5:00 p.m., Eastern Daylight Time, on April   , 2010, the record date. Pursuant to the terms of this offering, the rights may only be exercised for a maximum of  8,920,000 Units, or $    million of gross subscription proceeds

     Each subscription right entitles the holder to a basic subscription right and an over-subscription privilege.

     Basic Subscription Right. With your basic subscription right, you may purchase one Unit, consisting of one share of our common stock and a three-year warrant to purchase 0.5 additional shares of our common stock at an exercise price of $4.00 per share, subject to delivery of the required documents and payment of the subscription price of $    per Unit, prior to the expiration of the rights offering. You may exercise all or a portion of your basic subscription right, or you may choose not to exercise any of your subscription rights. If you do not exercise your basic subscription rights in full, you will not be entitled to purchase any Units under your over-subscription privilege.

     There is no minimum number of Units you must purchase, but you may not purchase fractional Units. When determining the number of subscription rights you will receive, divide the number of shares of our common stock you own by two, and round down to the next whole number. For example, if you own 225 shares of our common stock, you will receive 112 subscription rights (225 shares divided by two = 112.5, rounded down to 112 subscription rights, the next whole number), which will entitle you to subscribe for up to 112 Units under your basic subscription privilege. Any excess subscription payments received by us will be returned, without interest, as soon as practicable following the expiration of the rights offering.

     We will deliver certificates representing shares of our common stock and warrants or credit your account at your record holder with shares of our common stock and Warrants that you purchased with the basic subscription rights as soon as practicable after the rights offering has expired.

     Over-Subscription Privilege. If you purchase all of the Units available to you pursuant to your basic subscription right, you may also choose to purchase a portion of any Units that are not purchased by other stockholders through the exercise of their basic subscription rights. If sufficient Units are available, we will seek to honor the over-subscription requests in full. If, however, over-subscription requests exceed the number of Units available, we will allocate the available Units  pro rata  among the stockholders exercising the over-subscription privilege in proportion to the number of shares of common stock owned by such stockholder on the record date, relative to the number of shares owned on the record date by all stockholders exercising the over-subscription privilege. If this  pro rata  allocation results in any stockholder receiving a greater number of Units than the stockholder subscribed for pursuant to the exercise of the over-subscription privilege, then such stockholder will be allocated only that number of Units for which the stockholder oversubscribed, and the remaining Units will be allocated among all other stockholders exercising the over-subscription privilege on the same  pro rata  basis described above. The proration process will be repeated until all Units have been allocated.

     In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege prior to the expiration of the rights offering. Because we will not know the total number of unsubscribed Units prior to the expiration of the rights offering, if you wish to maximize the number of Units you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of Units that may be available to you (i.e., payment for the maximum number of Units available to you under your basic subscription right and the full amount of your over-subscription).

     We can provide no assurances that you will actually be entitled to purchase the number of Units issuable upon the exercise of your over-subscription right in full at the expiration of the rights offering. We will not be able to satisfy any orders for Units pursuant to the over-subscription privilege if all of our stockholders exercise their basic subscription rights in full, and we will only honor an over-subscription privilege to the extent sufficient Units are available following the exercise of subscription rights pursuant to the basic subscription rights.

     To the extent the aggregate subscription price of the actual number of unsubscribed Units available to you pursuant to the over-subscription privilege is less than the amount you actually paid in connection with the exercise of the over-subscription privilege, you will be allocated only the number of unsubscribed Units available to you, and any excess subscription payments will be returned to you, without interest or penalty, as soon as practicable.

     To the extent the amount you actually paid in connection with the exercise of the over-subscription privilege is less than the aggregate subscription price of the maximum number of unsubscribed Units available to you pursuant to the over-subscription privilege, you will be allocated the number of unsubscribed Units for which you actually paid in connection with the over-subscription privilege and subject to the elimination of any fractional Units. Any excess subscription payments received by us will be returned, without interest or penalty, as soon as practicable.

     We will deliver certificates representing shares of our common stock and warrants or credit the account of your record holder with shares of our common stock and warrants that you purchased with the over-subscription privilege as soon as practicable after the expiration of the rights offering.

Reasons for the Rights Offering

     We are engaging in the rights offering to reduce our indebtedness and improve our overall capital position. Our board of directors has chosen to raise capital through a rights offering to give our stockholders the best opportunity to limit ownership dilution by participating in the rights offering on a  pro-rata  basis. Our board of directors has chosen to raise capital in a manner to allow existing stockholders to purchase additional Units based on their  pro rata  ownership percentage.

Information Agent

     MacKenzie Partners, Inc. will act as the information agent in connection with this offering. The information agent will receive for its services a fee estimated to be approximately $7,500 plus reimbursement of all reasonable out-of-pocket expenses related to this offering. The information agent can be contacted at the address below:

MacKenzie Partners, Inc.
 105 Madison Avenue
 New York, NY 10016
 Collect: (212) 929-5500
 Toll-free: (800) 322-2885
 Email: generalfinancerights@mackenziepartners.com

Effect of Rights Offering on Existing Stockholders

     The ownership interests and voting interests of the existing stockholders who do not exercise their basic subscription privileges will be diluted. See “Questions and Answers About the Rights Offering.”

Method of Exercising Subscription Rights

     The exercise of subscription rights is irrevocable and may not be cancelled or modified. You may exercise your subscription rights as follows:

     Subscription by Registered Holders . If you hold a General Finance stock certificate, the number of Units you may purchase pursuant to your basic subscription right is indicated on the enclosed rights certificate. You may exercise your subscription rights by properly completing and executing the rights certificate and forwarding it, together with your full payment, to Continental Stock Transfer & Trust Company at the address set forth below under “— Delivery of Subscription Payments,” to be received prior to 5:00 p.m., Eastern Daylight Time, on May      , 2010.

     Subscription by Beneficial Owners. If you are a beneficial owner of shares of our common stock that are registered in the name of a broker, custodian bank or other nominee, you will not receive a rights certificate. Instead, the DTC will issue one subscription right to the nominee record holder for each two shares of our common stock that you own at the record date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for Units in the rights offering.

Payment Method

     Payments must be made in full in U.S. currency by:

•	check or bank draft payable to Continental Stock Transfer & Trust Co. as agent for General Finance Corporation, drawn upon a U.S. bank; or

•
wire transfer of immediately available funds to the account identified in the Subscription Rights Certificate maintained by Continental Stock Transfer & Trust Co. for the benefit of General Finance Corporation for purposes of this rights offering.

     Payment received after the expiration of the rights offering will not be honored, and we will return your payment to you, without interest, as soon as practicable. We will be deemed to receive payment upon:

•	clearance of any uncertified check deposited by us into our account designated for the rights offering;

•	receipt by us of any certified check or bank draft, drawn upon a U.S. bank; or

•	receipt of collected funds in our account designated for the rights offering.

     If you elect to exercise your subscription rights, we urge you to consider using a certified or cashier’s check, money order or wire transfer of funds to ensure that we receive your funds prior to the expiration of the rights offering. If you send an uncertified check, payment will not be deemed to have been received by us until the check has cleared. If you send a certified check or bank draft, drawn upon a U.S. bank, or wire or transfer funds directly to our account, payment will be deemed to have been received by us immediately upon receipt of such instruments or wire transfer.

     Any personal check used to pay for Units must clear the appropriate financial institutions prior to 5:00 p.m., Eastern Daylight Time, on May     , 2010, which is the expiration of the rights offering. The clearinghouse may require five or more business days. Accordingly, holders that wish to pay the subscription price by means of an uncertified personal check are urged to make payment sufficiently in advance of the expiration of the rights offering to ensure such payment is received and clears by such date.

     You should read the instruction letter accompanying the rights certificate carefully and strictly follow it. We will not consider your subscription received until we have received delivery of a properly completed and duly executed rights certificate and payment of the full subscription amount. The risk of delivery of all documents and payments is borne by you or your nominee, not by General Finance Corporation.

     The method of delivery of rights certificates and payment of the subscription amount to us will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to us and clearance of payment prior to the expiration of the rights offering.

     Unless a rights certificate provides that the Units are to be delivered to the record holder of such rights or such certificate is submitted for the account of a bank or a broker, signatures on such rights certificate must be guaranteed by an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 of the Exchange Act.

Medallion Guarantee May Be Required

     Your signature on your rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, unless:

•	you provide on the rights certificate that the Units are to be delivered to you as record holder of those subscription rights; or

•	you are an eligible institution.

Missing or Incomplete Subscription Information

     If you hold your shares of common stock in the name of a custodian bank, broker, dealer or other nominee, the nominee will exercise the subscription rights on your behalf in accordance with your instructions. Your nominee may establish a deadline that may be before the 5:00 p.m., Eastern Daylight Time, May    , 2010 expiration date that we have established for the rights offering. If you send a payment that is insufficient to purchase the number of Units you requested, or if the number of Units you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of Units under the over-subscription privilege and the elimination of fractional Units. Any excess subscription payments received by us will be returned, without interest, as soon as practicable following the expiration of the rights offering.

Expiration Date and Cancellation Rights

     The subscription period, during which you may exercise your subscription rights, expires at 5:00 p.m., Eastern Daylight Time, on May      , 2010, which is the expiration of the rights offering. If you do not exercise your subscription rights prior to that time, your subscription rights will expire and will no longer be exercisable. We will not be required to issue Units to you if we receive your rights certificate or your subscription payment after that time. We have the option to extend the rights offering without notice to you, although we do not presently intend to do so. We may extend the expiration of the rights offering at any time prior to the scheduled expiration of the rights offering. If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., Eastern Daylight Time, on the next business day after the most recently announced expiration of the rights offering. We reserve the right to amend or modify the terms of the rights offering.

     If you hold your shares of common stock in the name of a broker, dealer, custodian bank or other nominee, the nominee will exercise the subscription rights on your behalf in accordance with your instructions. Please note that the nominee may establish a deadline that may be before the 5:00 p.m., Eastern Daylight Time, May    , 2010, expiration date that we have established for the rights offering.

     We may cancel the rights offering at any time for any reason prior to the time the rights offering expires. If we cancel the rights offering, we will issue a press release notifying stockholders of the cancellation and all subscription payments received by us will be returned, without interest or penalty, as soon as practicable.

Determination of Subscription Price

     The $    per Unit subscription price was determined by our board of directors based in part on the per share value of the common stock. In determining the subscription price, our board of directors did not seek or obtain an opinion of financial advisors in establishing the subscription price. The subscription price will not necessarily be related to our book value, tangible book value, net worth or any other established criteria of fair value and may or may not be considered the fair value of our common stock to be offered in the rights offering. You should not assume or expect that, after the rights offering, our shares of common stock will trade at or above the equivalent component of the subscription price in any given time period.

     The market price for our common stock is below the equivalent price of the common stock that we are offering as a component of the Units in this rights offering. The market price for our common stock may remain at an amount below the equivalent component of the subscription price, and, if you purchase Units at the subscription price, you may not be able to sell those shares of common stock in the future at the equivalent price or a higher price. In addition, there is currently no market for our Warrants and, unless you choose to exercise the Warrants for shares of common stock, you may not be able to re-sell such Warrants. We urge you to obtain a current quote for our common stock and perform an independent assessment of our Warrants before exercising your subscription rights and to make your own assessment of our business and financial condition, our prospects for the future, and the terms of this rights offering.

Terms of Warrants

     Each Warrant issued as a component of the Units which are offered in this rights offering will be a three-year Warrant to purchase 0.5 shares of our common stock at an exercise price of $4.00 per share, subject to our right to call the Warrant under certain conditions. The Warrants will not include any anti-dilution adjustment provisions for issuances of securities below $4.00 per share.

Withdrawal, Amendment and Termination

     We reserve the right to withdraw the rights offering at any time for any reason. We also may amend or terminate the rights offering at any time before its completion if our board of directors decides to do so in its sole discretion. If we terminate the rights offering, all affected subscription rights will expire without value, and all excess subscription payments received by us will be returned, without interest, as soon as practicable.

Fees and Expenses

     We will pay the fees and expenses of collecting the subscription payments and distributing the share certificates and warrants associated with the Units. You are responsible for paying any other commissions, fees, taxes or other expenses that you may incur in connection with the exercise of your subscription rights.

No Fractional Units

     All Units will be sold at a purchase price of $    per Unit. We will not issue fractional Units. Fractional Units resulting from the exercise of the basic subscription rights and the over-subscription privileges will be eliminated by rounding down to the nearest whole Unit. Any excess subscription payments received by us will be returned, without interest, as soon as practicable.

Notice to Nominees

     If you are a broker, custodian bank or other nominee holder that holds shares of our common stock for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee of the rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owners of our common stock. If a registered holder of our common stock so instructs, you should complete the rights certificate and submit it to us with the proper subscription payment by the expiration date. You may exercise the number of subscription rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our common stock on the record date, provided that you, as a nominee record holder, make a proper showing to us by submitting the form entitled “Nominee Holder Certification,” which is provided with your rights offering materials. If you did not receive this form, you should contact us to request a copy.

Beneficial Owners

     If you are a beneficial owner of shares of our common stock or preferred stock and will receive your subscription rights through a broker, custodian bank or other nominee, we will ask your nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your nominee act for you, as described above. To indicate your decision with respect to your subscription rights, you should follow the instructions of your nominee. If you wish instead to obtain a separate rights certificate, you should contact your nominee as soon as possible and request that a rights certificate be issued to you. You should contact your nominee if you do not receive notice of the rights offering, but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive the notice by mail or otherwise from your nominee or if you receive notice without sufficient time to respond to your nominee by the deadline established by your nominee, which may be before the 5:00 p.m., Eastern Daylight Time, May   , 2010, expiration date.

Transferability of Subscription Rights

     The subscription rights granted to you are transferable and, therefore, you may sell, transfer or assign your subscription rights to anyone. We will be listing our Units, Warrants and the subscription rights for trading on The NASDAQ Global Market. The shares of our common stock issuable upon exercise of the subscription rights will be tradable on The NASDAQ Global Market.

Validity of Subscriptions

     We will resolve all questions regarding the validity and form of the exercise of your subscription rights, including time of receipt and eligibility to participate in the rights offering. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us in our sole discretion. We shall not be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the rights offering, only when a properly completed and duly executed rights certificate and any other required documents and the full subscription payment have been received by us. Our interpretations of the terms and conditions of the rights offering will be final and binding.

Escrow Arrangements; Return of Funds

     We will hold funds received in payment for Units in a segregated account pending completion of the rights offering. We will hold this money in escrow until the rights offering is completed or is withdrawn and cancelled. If the rights offering is cancelled for any reason, all subscription payments received by us will be returned, without interest or penalty, as soon as practicable.

Stockholder Rights

     You will have no rights as a holder of the Units, Warrants or shares of our common stock you purchase in the rights offering until certificates representing the Units, Warrants and shares of our common stock are issued to you, or your account at your nominee is credited with the Units, Warrants or shares of our common stock purchased in the rights offering.

No Revocation or Change

     Once you submit the rights certificate or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase Units at the subscription price.

Material U.S. Federal Income Tax Treatment of Rights Distribution

     For U.S. federal income tax purposes, you should not recognize income or loss upon receipt or exercise of these subscription rights to purchase shares of our common stock for the reasons described below in “Material U.S. Federal Income Tax Considerations.”

No Recommendation to Rights Holders

     Our board of directors is making no recommendation regarding your exercise of the subscription rights. Stockholders who exercise subscription rights risk investment loss on new money invested. The market price for our common stock may decline to a price that is less than the equivalent component of the subscription price and, if you purchase Units at the subscription price, you may not be able to sell the component share of common stock in the future at the same price or a higher price. You are urged to make your decision based on your own assessment of our business and financial condition, our prospects for the future and the terms of this rights offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

Shares of Our Common Stock, Preferred Stock and Warrants Outstanding After the Rights Offering

     As of March 26, 2010, we had 17,826,052 shares of our common stock issued and outstanding, 25,900 shares of Series A Preferred Stock, 100 shares of Series B Preferred Stock and warrants and unit option to purchase 7,072,380 shares of common stock. The number of shares of our common stock and Warrants that we will issue in this rights offering through the exercise of subscription rights will depend on the number of Units that are subscribed for in the rights offering. Assuming no other transactions by us involving our common stock, preferred stock or warrants and no options for our common stock are exercised prior to the expiration of the rights offering, we could, depending on the number of Units that are subscribed for in the offering (and assuming the exercise of all Warrants issued in the offering), have a maximum of approximately 31,206,000 shares of common stock outstanding after completion of the rights offering.

SELECTED FINANCIAL DATA

     Our summary historical consolidated financial data set forth below as of and for the year ended June 30, 2009 and 2008 (as Successor) and the summary historical consolidated financial data for Royal Wolf (as our Predecessor) for the period from July 1, to September 13, 2007, and as of and for the year ended June 30, 2007 was derived from the audited consolidated financial statements included elsewhere in this prospectus. The summary consolidated financial data for Royal Wolf as of and for the year ended June 30, 2006 and as of and for the six months ended June 30, 2005 was derived from the audited financial statements of Royal Wolf. Our summary consolidated financial data as of and for the six months ended December 31, 2009 was derived from the unaudited interim condensed consolidated financial statements included elsewhere in this prospectus.

Consolidated Statement of Operations Information (in thousands, except per share data):

	Predecessor				Successor
	Six Months			Period from			(Unaudited)
	Ended	Year Ended		July 1 to	Year Ended		Six Months Ended
				September
	June 30,			13,	June 30,	December 31,
	2005	2006	2007	2007	2008	2009	2008	2009

Sales	$13,563	$34,473	$52,929	$10,944	$68,029	$75,528	$42,324	$35,901
Leasing	7,224	15,921	21,483	4,915	27,547	70,932	31,930	38,464

	20,787	50,394	74,412	15,859	95,575	146,460	74,254	74,365

Operating income	560	2,412	4,672	1,530	8,373	14,058	7,002	4,716
Other income (expense), net	(662)	(2,626)	(3,870)	(1,062)	(1,785)	(25,177)	(20,609)	(4,579)

Income (loss) before provision for income taxes and noncontrolling interest	(102)	(214)	802	468	6,588	(11,119)	(13,607)	137
Net income (loss) attributable to stockholders	(177)	(428)	312	288	4,106	(3,717)	(6,032)	(1,059)

Net income (loss) per common share:
Basic					$0.40	$(0.22)	$(0.38)	$(0.06)
Diluted					0.39	(0.22)	(0.38)	(0.06)

Consolidated Balance Sheet Information (in thousands):

	Predecessor			Successor
						(Unaudited)
	June 30,					December 31
	2005	2006	2007	2008	2009	2009

Trade and other receivables, net	$6,002	$7,451	$13,322	$18,327	$26,432	$20,962
Inventories	3,066	5,460	5,472	21,084	22,511	19,098
Lease fleet, net	19,644	27,773	40,928	87,748	188,915	195,116
Total assets	35,930	47,903	68,788	207,861	358,696	354,042

Total current liabilities	8,997	16,580	20,859	25,362	49,254	53,620
Long-term debt and obligations, net	22,993	27,155	33,811	78,029	183,933	168,758
Stockholders’ equity	3,586	3,018	13,040	93,731	103,174	107,757

Selected Unaudited Quarterly Financial Data

     The following table sets forth unaudited operating data for each quarter of the years ended June 30, 2009 and June 30, 2008. This quarterly information has been prepared on the same basis as the annual consolidated financial statements and, in the opinion of management, contains all significant adjustments necessary to state fairly the information set forth herein. These quarterly results are not necessarily indicative of future results, growth rates or quarter-to-quarter comparisons.

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
	(in thousands, except per share data)
	Successor
For the Fiscal Year Ended June 30, 2009:
Revenues	$31,653	$42,601	$34,455	$37,751
Gross profit	2,829	3,194	2,415	2,773
Operating income	1,727	5,275	5,253	1,803
Net income (loss) attributable to stockholders	(5,027)	(1,005)	270	2,045

Net income (loss) per common share:
Basic	$(0.36)	$(0.06)	$0.01	$0.11
Diluted	(0.36)	(0.06)	0.01	0.11

For the Fiscal Year Ended June 30, 2008 (a):
Revenues	$4,399	$29,852	$28,650	$32,675
Gross profit	331	3,744	3,445	2,834
Operating income (loss)	(111)	3,256	3,570	1,658
Net income attributable to stockholders	1,522	1,197	834	553

Net income per common share:
Basic	$0.15	$0.12	$0.09	$0.05
Diluted	0.12	0.09	0.08	0.05

(a)
Revenues, gross profit, operating income and net income of the Predecessor during the first quarter of the fiscal year ended June 30, 2008 for the period from July 1, 2007 to September 13, 2007 were $15,859, $1,478, $1,530 and $288, respectively.

MARKET PRICES

     Our units, common stock and warrants are listed on The NASDAQ Global Market (NASDAQ) under the symbols “GFNCU,” “GFN” and “GFNCW,” respectively. The following table sets forth for the periods indicated the range of high and low closing sales prices for the units, common stock and warrants:

	Units		Common Stock		Warrants
	High	Low	High	Low	High	Low
FY 2010:
Third Quarter (through March 26, 2010)	$1.15	$1.00	$1.40	$1.15	$0.09	$0.01
Second Quarter	2.25	1.05	1.65	1.11	0.20	0.02
First Quarter	2.80	1.07	1.60	1.22	0.15	0.05

FY 2009:
Fourth Quarter	$3.80	$1.00	$2.16	$1.05	$0.34	$0.08
Third Quarter	3.12	0.92	2.50	0.85	0.13	0.02
Second Quarter	6.49	1.88	6.40	1.59	0.75	0.03
First Quarter	8.05	5.90	7.10	4.90	1.20	0.50

FY 2008:
Fourth Quarter	$9.05	$6.15	$7.54	$5.44	$1.90	$0.91
Third Quarter	12.15	8.50	9.05	7.00	3.24	1.55
Second Quarter	13.70	10.00	9.89	7.90	4.05	2.20
First Quarter	10.05	8.80	8.00	7.43	2.20	1.60

Record Holders

     As of March 12, 2010, there were 12 stockholders of record of our common stock and one holder of record for each of our units and warrants. We believe that there are thousands of beneficial owners of our common stock, units and warrants.

Dividend Policy

     We have not paid any dividends on our common stock to date. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of our board of directors. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

RISK FACTORS

          An investment in the Units, common stock and Warrants offered in this rights offering involves a high degree of risk. You should consider carefully all the risks described below, together with the other information contained in this prospectus, before making a decision to invest in the Units, common stock and Warrants.

Risks Related to the Rights Offering

Your interest in our company may be diluted as a result of this offering.

          Common stockholders who do not fully exercise their respective rights should expect that they will, at the completion of this offering, own a smaller proportional interest in the Company than would otherwise be the case had they fully exercised their basic subscription rights. In addition, if you do not exercise your basic subscription right in full, you will not be entitled to participate in the over-subscription privilege, subject to our right to limit the exercise of the over-subscription right to prevent a “change of control,” as defined in the agreements governing the indebtedness of Pac-Van and Royal Wolf. The shares issuable upon the exercise of the Warrants to be issued pursuant to this rights offering will dilute the ownership interest of stockholders not participating in this offering or holders of Warrants issued pursuant to this offering who have not exercised them.

You could be buying shares of common stock above the prevailing market price.

          The market price of our common stock is currently less than the equivalent common stock component of the Unit. In the event you choose to exercise the subscription rights offered to you, you will have committed to buy shares of common stock in the rights offering at a price greater than the prevailing market price. We cannot predict the effect, if any, that the availability of shares for future sale, represented by the Warrants issued in connection with the rights offering, will have on the market price of our common stock from time to time. Further, if a substantial number of subscription rights are exercised and the holders of the shares received upon exercise of those subscription rights or the related Warrants choose to sell some or all of the shares underlying the subscription rights or the related Warrants, the resulting sales could depress the market price of our common stock. Following the exercise of your subscription rights you may not be able to sell your common stock at a price equal to or greater than the equivalent component of the subscription price. Once you exercise your subscription rights, you may not revoke such exercise even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights.

We expect to raise additional capital to facilitate the refinancing of one or both of the senior credit facilities of our operating subsidiaries, even if this rights offering is fully subscribed.

          We plan to refinance the senior credit facilities of one or both of Pac-Van and Royal Wolf. We expect that these refinancings will require us to raise additional capital, even if this rights offering is fully subscribed. There can be no assurance that we will complete these refinancings. Completion of this offering is not subject to us raising a minimum offering amount. As such, we do not expect the proceeds from this rights offering will be sufficient to meet the objectives of refinancing the senior credit facilities of our operating subsidiaries, the objectives we state in this prospectus or other goals that we may set. We expect to raise additional capital in the future through one or more financing vehicles that may be available to us. The financing vehicles currently include private financings, the alteration of the terms and conditions of our outstanding warrants and other equity or debt financings. Considering current market conditions, if we raise additional capital in the future, the additional financing may not be available on favorable terms, or at all. If we are successful in raising additional capital, a substantial number of additional warrants or shares may be issued and those warrants or shares will dilute the ownership interest of our current investors.

There is no active trading market for the rights Units and Warrants and an active trading market is unlikely to develop. Exercise of the Warrants into the underlying shares of our common stock and sale of those shares may be the only way for you to liquidate your investment in the Warrants.

          We intend to apply to list the rights, Units and Warrants for trading on The NASDAQ Global Market. We cannot assure you that the rights, Units and Warrants will meet the requirements for quotation or that there will be an active trading market for the rights, Units and Warrants. There is currently no market for the rights, Units and Warrants and an active trading market is unlikely to develop. Exercise of the Warrants into the underlying shares of our common stock and sale of those shares may be the only way for you to liquidate your investment in the Warrants.

None of our officers, directors or significant stockholders are obligated to exercise their subscription right and, as a result, the offering may be undersubscribed.

          Ronald F. Valenta, our President, Chief Executive Officer and member of our board of directors beneficially owns approximately 21.2% of our common stock. As a group, our directors and officers beneficially own approximately 39.6% of our common stock. None of our officers, directors or significant stockholders are obligated to participate in this offering. We cannot guarantee you that any of our officers or directors will exercise their basic or over-subscription rights to purchase any Units issued in connection with this offering. As a result, the offering may be undersubscribed and proceeds may not be sufficient to meet the objectives we state in this prospectus or other goals we may set.

If we terminate this offering for any reason, we will have no obligation other than to return subscription monies promptly.

          We may decide, in our discretion and for any reason, to cancel or terminate the rights offering at any time prior to the expiration date. If this offering is terminated, we will have no obligation with respect to rights that have been exercised except to return promptly, without interest or deduction, the subscription monies deposited with the subscription agent. If we terminate this offering and you have not exercised any rights, such rights will expire worthless.

The subscription price determined for this offering is not an indication of the fair value of our common stock.

          In determining the subscription price for the Units, our board of directors did not seek or obtain an opinion of financial advisors in establishing the subscription price. The subscription price of the Units will not necessarily be related to our book value, tangible book value, net worth or any other established criteria of fair value and may or may not be considered the fair value of our common stock to be offered in the rights offering. You should not assume or expect that, after the rights offering, our shares of common stock will trade at or above the equivalent component of the subscription price in any given time period.

You may not receive all of the Units for which you subscribe pursuant to the over-subscription privilege.

          Holders who fully exercise their basic subscription rights will be entitled to subscribe for an additional amount of Units that are not purchased by our other holders through the exercise of their basic subscription rights. Over-subscription rights will be allocated  pro-rata  among subscription rights holders who over-subscribed, based on the number of shares of common stock owned by such holders on the record date, relative to the number of shares owned on the record date by all stockholders exercising the over-subscription privilege. You may not receive any or all of the Units for which you over-subscribed. If the pro rated amount of Units allocated to you in connection with your over-subscription right is less than your over-subscription request, then the excess funds held by us on your behalf will be returned to you, without interest, as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected, and we will have no further obligations to you. We also retain the right to limit the exercise of over-subscription privileges if such exercise would cause a “change of control,” as defined in the agreements governing the indebtedness of our subsidiaries Pac-Van and Royal Wolf.

The price of shares of our common stock may fluctuate significantly, and this may make it difficult for you to resell or exercise your Warrants and resell the common stock issuable upon exercise of the Warrants.

          We expect that the market price of our common stock will fluctuate. Our common stock price can fluctuate as a result of a variety of factors, many of which are beyond our control. These factors include:

•	actual or anticipated variations in our quarterly operating results;

•	changes in interest rates, currency conversion rates for the Australian dollar relative to the U.S. dollar and general economic conditions;

•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors;

•	operating and stock price performance of other companies that investors deem comparable to us;

•	news reports relating to trends, concerns, litigation, regulatory changes and other issues in our industry;

•	geopolitical conditions such as acts or threats of terrorism or military conflicts; and

•	relatively low trading volume.

The market price of our common stock may never exceed the exercise price of the Warrants issued in connection with this offering.

          The Warrants being issued in connection with this offering become exercisable on their date of issuance and will expire three years thereafter. We cannot provide you any assurance that the market price of our common stock will ever exceed the exercise price of these Warrants prior to their date of expiration. Any Warrants not exercised by their date of expiration will expire worthless, and we will be under no further obligation to the Warrant holder.

We expect that there will be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

          After the completion of this rights offering, we are not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or any substantially similar securities. We plan to refinance the senior credit facilities of one or both of Pac-Van and Royal Wolf. We expect that these refinancings will require us to raise additional capital, even if this rights offering is fully subscribed. The market price of our common stock could decline as a result of sales of shares of common stock or similar securities in the market made after this offering or the perception that such sales could occur.

We will have broad discretion in the use of the net proceeds from this offering and may not use the proceeds effectively.

          Although we plan to use the proceeds of this offering primarily for the reduction of our indebtedness and working capital, we will not be restricted to such use and will have broad discretion in determining how the proceeds of this offering will be used. Our discretion is not substantially limited by the uses set forth in this prospectus in the section entitled “Use of Proceeds.” While our board of directors believes the flexibility in application of the net proceeds is prudent, the broad discretion it affords entails increased risks to the investors in this offering. Investors in this offering have no current basis to evaluate the possible merits or risks of any application of the net proceeds of this offering. Our stockholders may not agree with the manner in which we choose to allocate and spend the net proceeds.

If you do not act on a timely basis and follow subscription instructions, your exercise of rights may be rejected.

          Holders of shares of common stock who desire to purchase Units in this offering must act on a timely basis to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m., Eastern Daylight Time, on the expiration date, unless extended. If you are a beneficial owner of shares of common stock and you wish to exercise your rights, you must act promptly to ensure that your broker, dealer, custodian bank, trustee or other nominee acts for you and that all required forms and payments are actually received by your broker, dealer, custodian bank, trustee or other nominee in sufficient time to deliver such forms and payments to the subscription agent to exercise the rights granted in this offering that you beneficially own prior to 5:00 p.m., Eastern Daylight Time on the expiration date, as may be extended. We will not be responsible if your broker, dealer, custodian bank, trustee or other nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m., Eastern Daylight Time, on the expiration date, as may be extended.

          If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in this offering, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the subscription agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

We cannot guarantee that you will receive all of the Units for which you subscribe under your basic subscription rights.

          Basic subscription rights may be undersubscribed and will be allocated pro rata among rights holders, based on the number of basic subscription shares to which they subscribed. If the offering is downsized, we cannot guarantee that you will receive all of the Units for which you subscribed. If the pro rated amount of Units allocated to you in connection with your basic subscription right is less than your basic subscription request, then the excess funds held by the subscription agent on your behalf will be returned to you promptly without interest or deduction and we will have no further obligations to you.

If you make payment of the subscription price by uncertified check, your check may not clear in sufficient time to enable you to purchase Units in this rights offering.

          Any uncertified check used to pay for Units to be issued in this rights offering must clear prior to the expiration date of this rights offering, and the clearing process may require five or more business days. If you choose to exercise your subscription rights, in whole or in part, and to pay for Units by uncertified check and your check does not clear prior to the expiration date of this rights offering, you will not have satisfied the conditions to exercise your subscription rights and will not receive the Units you wish to purchase.

The receipt of rights may be treated as a taxable distribution to you.

          The distribution of the rights in this offering should be a non-taxable distribution under Section 305(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Please see the discussion on the “Material U.S. Federal Income Tax Considerations” below. This position is not binding on the Internal Revenue Service, or the courts, however. If this offering is deemed to be part of a “disproportionate distribution” under Section 305 of the Code, your receipt of rights in this offering may be treated as the receipt of a taxable distribution to you equal to the fair market value of the rights. Any such distribution would be treated as dividend income to the extent of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Each holder of common stock is urged to consult his, her or its own tax advisor with respect to the particular tax consequences of this offering.

Since the Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

          In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised Warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the Warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their Warrants or may receive an amount less than they would be entitled to if they had exercised their Warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

Your ability to resell the securities you acquire in the rights offering may be limited by state securities laws.

          If you purchase securities in the rights offering, you may not be able to resell the Units, common stock and Warrants to other persons unless the securities are registered under the securities laws of the states in which the potential purchasers reside or exemptions from registration requirements are available in such states. We do not intend to register any of the securities for resale in any states or jurisdictions. Consequently, you may only be able to sell the Units, common stock and Warrants in those states where exemptions are available, such as an exemption for sales to institutional investors. In addition, in the event that the Warrants to be issued in this rights offering are sold to another person, the purchaser may not be able to exercise the Warrants unless an exemption is available in the purchaser’s state of residence for the issuance of common stock upon the exercise of Warrants.

Risks Relating to Our Businesses in Australia and in the United States

Our ability to repay our indebtedness is dependent on our ability to raise capital that may not be available.

     We are required to pay the U.S.-denominated principal payment of $5.5 million due Bison Capital in July 2010 by a capital infusion from GFN. There can be no assurances that the funds we raise in this offering, together with our current cash balances, will be sufficient to make the principal payment of $5.5 million due Bison Capital in July 2010. In such event, we may seek to raise additional funds through, among other things, sales of our debt or equity securities. However, we cannot assure you that any such future financing would be successful. Our inability to obtain sufficient funding in the amounts and at the times when needed, may have a material adverse affect on our business, financial condition and results of operations, including substantially increasing our cost of borrowing and restricting our future operations. These events may significantly reduce the value of your investment.

Global economic conditions and market disruptions may adversely affect our business, financial condition and results of operations.

     As widely reported, financial markets and economic conditions throughout the world have been experiencing extreme disruption, including, among other things, extreme volatility in security prices, severely diminished liquidity and credit availability, rating downgrades of certain investments and declining valuations of others, failure and potential failures of major financial institutions, unprecedented government support of financial institutions and increased needs for revenue and higher unemployment rates. These developments and the related general global economic downturn, including in the United States and Australia, has and may continue to adversely impact our business and financial condition, as well as the ability of our customers and suppliers to obtain financing to perform their obligations to us. Though we are strengthening our efforts to collections and inventory control, continued worsening of conditions could negatively impact our ability to collect trade receivables on a timely basis, could result in additional reserves for uncollectible accounts and, in the event of continued contraction in container and modular unit sales and leasing, could lead to a further build-up of inventory and lease fleet levels. These factors would have a further adverse impact on operating results and cash flows. In addition, fluctuations in the rates of exchange for the U.S. dollar against the Australian and New Zealand dollars could not only continue to significantly affect our results of operations through reported foreign exchange gains and losses on U.S.-denominated debt, but if the Australian and New Zealand dollars weaken, it would result in lower than anticipated reported revenues and profitability as a result of the translation of Royal Wolf’s financial results into U.S. dollars.

     We were in compliance with our financial covenants under our senior credit facilities and senior subordinated notes at December 31, 2009. However, if the results of our operations continue to be weak or worsen, we may be unable to meet our covenant requirements, which may require our seeking amendments, waivers of covenant compliance or alternative borrowing arrangements. While we believe our relationships with our senior lenders are good, there is no assurance that they would consent to such an amendment or waiver in the event of noncompliance; or that such consent would not be conditioned upon the receipt of a cash payment, revised principal payout terms, increased interest rates, or restrictions in the expansion of the credit facilities for the foreseeable future; or that our senior lenders would not exercise rights that would be available to them; including, among other things, demanding payment of outstanding borrowings. In addition, our ability to obtain additional capital or alternative borrowing arrangements at reasonable rates, including through the issuance of our preferred stock, has been and may continue to be adversely affected by the current conditions in the financial markets. All or any of these adverse events would further limit our flexibility in planning for or reacting to downturns in our business.

     We are unable to predict the duration and severity of the current economic downturn and disruption in financial markets or their effects on our business and results of operations, but the consequences may be materially adverse and more severe than other recent economic slowdowns.

We operate with a significant amount of long-term debt, which is secured by all or substantially all of our assets, subject to variable interest rates and contain restrictive covenants.

     As of December 31, 2009, we had outstanding approximately $194.3 million of indebtedness, primarily under our existing secured senior credit facilities and secured subordinated notes at Royal Wolf and Pac-Van. Our substantial indebtedness could have adverse consequences such as:

•
require us to dedicate a substantial portion of our cash flow from operations at Royal Wolf and Pac-Van to payments on our indebtedness, which could reduce the availability of our cash flow to fund future working capital, capital expenditures, acquisitions and other general corporate purposes;

•	expose us to the risk of increased interest rates, as our borrowings on our secured senior credit facilities are at variable rates of interest;

•	require us to sell assets to reduce indebtedness or influence our decisions about whether to do so;

•	increase our vulnerability to general adverse economic and industry conditions;

•	limit our flexibility in planning for, or reacting to, changes in our business and our industry;

•	restrict us from making strategic acquisitions or pursuing business opportunities;

•	limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds; and

•
violating covenants in these agreements could have a material adverse effect on our business, financial condition and results of operations; including substantially increasing our cost of borrowing and restricting our future operations, if not cured or waived. In addition, the lenders may be able to terminate any commitments they had made to supply us with further funds. Accordingly, we may not be able to fully repay our debt obligations, if some or all of our debt obligations are accelerated upon an event of default.

          Our senior credit and subordinated notes agreements also contain various restrictive covenants that limit the operations of our business. In particular, these agreements include covenants and restrictions relating to:

•	payments and distributions to General Finance Corporation,

•	liens and sale-leaseback transactions,

•	loans and investments,

•	debt and hedging arrangements,

•	mergers, acquisitions and asset sales,

•	transactions with affiliates, and

•	changes in business activities.

Subsequent to July 1, 2011, we may be required to satisfy Bison Capital’s put option for Bison Capital’s 13.8% interest in GFN U.S.

     We entered into a shareholders agreement with Bison Capital with respect to our 86.2% and Bison Capital’s 13.8% ownership interest in GFN U.S., which indirectly owns Royal Wolf. Under our shareholders agreement with Bison Capital, at any time after July 1, 2011, Bison Capital has the option to cause us to purchase from Bison all of its 13.8% outstanding capital stock of GFN U.S. If Bison Capital exercises its put option, we may be required to take certain actions, such as selling assets, seeking additional capital (including issuing GFN common stock), or reducing or delaying capital expenditures and acquisition activity, in order to obtain the necessary capital to satisfy the payment to Bison Capital. The satisfaction of this contingent obligation or any of these actions, particularly under unfavorable market conditions, could have a material adverse effect on our operations and financial condition.

Our overall financial results will be affected by the relative value of the Australian dollar to the U.S. dollar and may be affected by other currencies with future acquisitions.

     We purchase a portion of our lease fleet in Australia in U.S. dollars and have certain U.S. dollar-denominated debt at Royal Wolf, including the secured subordinated notes due Bison Capital and intercompany borrowings, which are re-measured at each financial reporting date with the impact of the remeasurement being recorded in our consolidated statements of operations. Unrealized gains and losses resulting from such remeasurement due to changes in the Australian exchange rate to the U.S. dollar not hedged could have a significant impact in our reported results of operations, as well as any realized gains and losses from the payments on such U.S. dollar-denominated debt and intercompany borrowings. In addition, a weakening in the Australian or New Zealand dollars could result in lower than anticipated reported revenues and profitability as a result of the translation of Royal Wolf’s financial results into U.S. dollars.

A write-off of all or a part of our goodwill and intangibles would hurt our operating results and reduce our stockholders’ equity.

     As a result of our acquisitions of Royal Wolf, Pac-Van and other smaller businesses, we have recorded significant amounts of goodwill and intangible assets. Goodwill represents the excess of the total purchase price of these acquisitions over the fair value of the net assets acquired. We are not permitted to amortize goodwill under U.S. accounting standards and instead we review goodwill, as well as intangible assets, at least annually for impairment. Impairment may result from, among other things, deterioration in the performance of acquired businesses, adverse market conditions, stock price, and adverse changes in applicable laws or regulations, including changes that restrict the activities of the acquired business. In the event impairment is identified, a charge to earnings would be recorded. Although it does not affect our cash flow, a write-off of all or a part of our goodwill or intangibles would adversely affect our operating results and stockholders’ equity.

Future acquisitions of businesses could subject us to additional business, operating and industry risks, the impact of which cannot presently be evaluated, and could adversely impact our capital structure.

     The global economic downturn discussed above is having a negative impact upon our business and we have responded by making a determined effort to reduce personnel costs, capital expenditures, discretionary spending and curtail acquisition activity. While this is our approach for the foreseeable future, we intend to eventually commence pursuing additional acquisition opportunities in an effort to diversify our investments and/or grow our business. Any business we acquire may cause us to be affected by numerous risks inherent in the acquired business’s operations. If we acquire a business in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although we will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure that we will be able to properly ascertain or assess all of the significant risk factors.

     In addition, the financing of any acquisition we complete could adversely impact our capital structure as any such financing would likely include the issuance of additional equity securities and/or the borrowing of additional funds. The issuance of additional equity securities may significantly reduce the equity interest of our stockholders and/or adversely affect prevailing market prices for our common stock. Increasing our indebtedness could increase the risk of a default that would entitle the holder to declare all of such indebtedness due and payable and/or to seize any collateral securing the indebtedness. In addition, default under one debt instrument could in turn permit lenders under other debt instruments to declare borrowings outstanding under those other instruments to be due and payable pursuant to cross default clauses. Accordingly, the financing of future acquisitions could adversely impact our capital structure and any equity interests in our company.

While part of our long-term business strategy is to acquire additional businesses, there is no assurance that we will be able to identify businesses that we can acquire upon terms we believe acceptable, or if such acquisitions require additional financing, that we could obtain such additional financing.

     If we do seek to complete other acquisitions, we cannot ascertain the capital requirements for other future transactions. We cannot assure that, if required, additional financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular acquisition, we would be compelled to either restructure the transaction or abandon that particular acquisition. In addition, if we consummate a future acquisition, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing may impact the continued development or growth of the target business.

Our long-term growth could strain our management resources.

     Our future performance will depend in large part on our ability to manage our long-term planned growth that could strain our existing management, human and other resources. To successfully manage this growth, we must continue to add managers and employees and improve our operating, financial and other internal procedures and controls. We also must effectively motivate, train and manage employees. If we do not manage our growth effectively, it would adversely affect our future operating results.

Our long-term growth plan includes the expansion of operations into markets outside of the United States, Australia and New Zealand, including Asia/Pacific and European markets. Such international expansion may not prove successful, and may divert significant capital, resources and management’s time and attention and adversely affect our on-going operations.

     To date, we have conducted all of our business within the United States, Australia and New Zealand. However, we have intentions to enter international markets, including the Asia/Pacific and European markets, in the future, which will require substantial amounts of management time and attention. Our products and overall marketing approach may not be accepted in other markets to the extent needed to make our international expansion profitable. In addition, the additional demands on management from these activities may detract from our efforts in the United States, Australian and New Zealand markets and adversely affect our operating results in these principal markets. Any international expansion will expose us to the risks normally associated with conducting international business operations, including unexpected changes in regulatory requirements, changes in foreign legislation, possible foreign currency controls, currency exchange rate fluctuations or devaluations, tariffs, difficulties in staffing and managing foreign operations, difficulties in obtaining and managing vendors and distributors, potential negative tax consequences and difficulties collecting accounts receivable.

To complete future business combinations, we may issue shares of our capital stock that would reduce the equity interest of our stockholders and could cause a change in control of our ownership, or incur debt, which could adversely affect our financial condition.

     Our certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock and up to 1,000,000 shares of preferred stock. At February 28, 2010, there were 73,817,158 authorized shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and options issued under our 2006 Stock Option Plan and options that may be issued under our 2009 Stock Incentive Plan).

     If we seek to consummate future business combinations, we may be required to issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete the other business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

•
may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

     In addition, we may incur substantial debt to complete another business combination. The incurrence of debt could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain necessary additional financing if the debt security instrument covenants restricting our ability to obtain such financing while the debt instrument is outstanding.

The price of our common stock may fluctuate significantly, which may make it difficult for stockholders to resell common stock when they want or at a price they find attractive.

     We expect that the market price of our common stock will fluctuate. Our common stock price can fluctuate as a result of a variety of factors, many of which are beyond our control. These factors include:

•	actual or anticipated variations in our quarterly operating results;

•	changes in interest rates and other general economic conditions;

•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors;

•	operating and stock price performance of other companies that investors deem comparable to us;

•	news reports relating to trends, concerns, litigation, regulatory changes and other issues in our industry;

•	geopolitical conditions such as acts or threats of terrorism or military conflicts; and

•	relatively low trading volume.

If equity research analysts do not publish research or reports about our business or if they issue unfavorable commentary or downgrade our common stock, the price of our common stock could decline.

     The trading market for our common stock will rely in part on the research and reports that equity research analysts publish about us and our business. We do not control these analysts. The price of our stock could decline if one or more equity analysts downgrade our stock or if those analysts issue other unfavorable commentary or cease publishing reports about us or our business.

We do not currently intend to pay dividends on our common stock, which may limit the return on your investment in us.

     Except for payment of dividends on our preferred stock, we currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Our outstanding options and warrants may have an adverse effect on the market price of common stock and increase the difficulty of effecting future business combinations.

     At February 28, 2010, we had outstanding options and warrants to purchase over 8,000,000 shares of common stock. The potential for the issuance of substantial numbers of additional shares of common stock upon exercise of these warrants and option could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and options could have an adverse effect on the market price for our securities or on our ability to obtain future financing.

We may choose to redeem outstanding warrants at a time that is disadvantageous to our warrant holders.

     Subject to there being a current prospectus under the Securities Act of 1933, as amended, with respect to the shares of common stock issuable upon exercise of the warrants issued as a part of the units in our initial public offering, we may redeem the warrants at any time after the warrants become exercisable, in whole and not in part, at a price of $.01 per warrant, upon a minimum of 30 days prior written notice of redemption, if and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before the notice of redemption is sent. We may also elect to reduce the warrant price in our sole discretion to encourage warrant holders to exercise their warrants to purchase our common stock. Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price therefore at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

Although we are required to (and intend to) use our best efforts to have an effective registration statement covering the issuance of the shares underlying the warrants issued in our initial public offering at the time that the warrant holders exercise their warrants, we cannot guarantee that a registration statement will be effective, in which case the warrant holders may not be able to exercise their warrants.

     Holders of the warrants issued in our initial public offering will be able to receive shares upon exercise of the warrants only if (i) a current registration statement under the Securities Act of 1933 relating to the shares of common stock underlying the warrants is then effective and (ii) such shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have agreed in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to maintain a current registration statement covering the shares underlying the warrants to the extent required by federal securities laws, and we intend to comply with such agreement, we cannot give assurance that we will be able to do so. In addition, some states may not permit us to register the shares issuable upon exercise of our warrants for sale. The value of the warrants will be greatly reduced if a registration statement covering the shares issuable upon the exercise of the warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. Holders of warrants who reside in jurisdictions in which the shares underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

Significant Risks Related Primarily to Our Operations in the Asia-Pacific Area

Sales of storage container units constitute a significant portion of Royal Wolf’s revenues. Failure to continue to sell units at historic levels could adversely affect our financial results and our ability to grow.

     Sales of storage units and related modification revenues constituted approximately 57% of Royal Wolf total revenues for the quarter ended December 31, 2009. Sales are strongly correlated with overall economic conditions, especially the natural resources sectors. Revenues from sales of storage units have a material impact on our financial results and our ability to service our debt. Further, the funding of the growth of the lease fleet is dependent upon the sales of storage container units to take advantage of business and growth opportunities available to it.

The failure of Royal Wolf to achieve its business strategy of increasing its leasing revenue could adversely affect the predictability of our quarterly earnings results and adversely affect our results of operations.

     Historically, prior to the year ended June 30, 2009, sales generated approximately 70% of Royal Wolf’s revenue and leasing generated approximately 30% of Royal Wolf’s revenue. We are pursuing a strategy of increasing revenue generated from leasing operations. Revenues generated from sales can vary greatly from quarter to quarter, while revenue from leasing operations is more predictable and has better margins. If we are not successful in increasing the percentage of our revenues generated by our leasing operations, our results of operations may vary greatly quarter to quarter, and would therefore be less predictable. In addition, if we are not successful in increasing the percentage of our revenues from our leasing operations, our results of operations may be adversely affected.

General or localized economic downturns or weakness may adversely affect Royal Wolf’s customers, in particular those in the mining and moving and storage industries, which may reduce demand for Royal Wolf’s products and services which would negatively impact our future revenues and results of operations.

     A significant portion of Royal Wolf’s revenues is derived from customers in industries and businesses that are cyclical in nature and subject to changes in general economic conditions, including the mining, transport (road and rail) and construction industries, which aggregated approximately 41% of Royal Wolf’s revenues during the six months ended December 31, 2009. Although we believe the variety of Royal Wolf’s products, the breadth of its customer base and its geographic diversity throughout Australia reduces its exposure to economic downturns, general economic downturns or localized downturns in markets where its operates could reduce demand for Royal Wolf’s products and negatively impact our future revenues and results of operations.

Royal Wolf faces significant competition in the portable buildings industry and regional competition in the portable storage market. Royal Wolf also faces potentially significant competition from modular industry companies who have portable storage offerings, especially from several national competitors in Australia who have greater financial resources and pricing flexibility than Royal Wolf does. If Royal Wolf is unable to compete successfully in these industries, it could lose customers and our future revenues could decline.

     Although Royal Wolf’s competition varies significantly by market, the portable buildings market in which Royal Wolf competes is dominated by three or four large participants and is highly competitive. In addition, Royal Wolf competes with a number of large to mid-sized regional competitors, as well as many smaller, full and part-time operators in many local regions. The modular space industry is highly competitive and almost all of the competitors have portable storage product offerings. The primary modular national competitors with portable storage offerings are less leveraged than Royal Wolf, and have greater financial resources and pricing flexibility than Royal Wolf does. If they focus on portable storage, Royal Wolf could lose customers and our future revenues could decline. If Royal Wolf is unable to compete successfully in these markets, it could lose customers and our future revenues could decline.

Our customers lease our storage container products on primarily a month-to-month basis, and our results of operations could be adversely affected by a downturn in economic activity  .

     Should a significant number of Royal Wolf’s storage container products be returned by customers during a short period of time, Royal Wolf would have to lease to new customers a large supply of units at similar rates in order to maintain historic revenues from these operations. Royal Wolf’s failure to effectively lease to new customers a large influx of units returned by customers from leases could have a material adverse effect on our results of operations.

Failure to retain key personnel could adversely affect Royal Wolf’s operations and could impede our ability to execute our business plan and growth strategy.

     Royal Wolf is managed largely by its existing officers, including Robert Allan, its Chief Executive Officer. The continued success of Royal Wolf will depend largely on the efforts and abilities of these executive officers and certain other key employees. The members of the senior management team of Royal Wolf have substantial experience in the equipment leasing industry. These key employees have knowledge and an understanding of Royal Wolf and its industry that cannot be readily duplicated. Mr. Allan has an employment agreement which is terminable under certain circumstances upon notice to him. However, we do not have key-man insurance on any of these key personnel. The loss of Mr. Allan or any member of Royal Wolf’s senior management team could impair our ability to execute our business plan and growth strategy, cause a loss of customers, reduce revenues and adversely affect employee morale.

Failure by storage container suppliers to deliver storage container products to Royal Wolf could adversely affect its operations .

     The failure of one or more storage container suppliers to deliver or timely deliver storage containers to Royal Wolf could harm its reputation with customers. If Royal Wolf is unable to fulfill customer orders due to delivery failures by its suppliers, Royal Wolf’s results of operations could be harmed.

Significant Risks Related to Primarily Our Business and Operations in the United States

General or localized economic downturns or weakness may adversely affect Pac-Van’s customers, in particular those in the construction industry, which may reduce demand for Pac-Van’s products and services and negatively impact our future revenues and results of operations.

     A significant portion of Pac-Van’s revenues is derived from customers who are in industries and businesses that are cyclical in nature and subject to changes in general economic conditions, including the construction industry, which constituted over 40% of Pac-Van’s revenues for the six months ended December 31, 2009. Although the variety of Pac-Van’s products, the breadth of its customer base and its geographic diversity throughout the United States limits its exposure to economic downturns, general economic downturns or localized downturns in markets where its operates could reduce demand for Pac-Van’s products, especially in the construction industry, and negatively impact our future revenues and results of operations.

Pac-Van faces significant competition in the modular buildings and portable storage industries. Pac-Van also faces potentially significant competition from modular buildings companies who have portable storage product offerings, especially from several national competitors in the United States who have greater financial resources and pricing flexibility than Pac-Van does. If Pac-Van is unable to compete successfully, it could lose customers and our future revenues could decline.

     Although Pac-Van’s competition varies significantly by market, the modular buildings markets in which Pac-Van competes are dominated by two large participants and are highly competitive. In addition, Pac-Van competes with a number of large to mid-sized regional competitors, as well as many smaller, full and part-time operators in many local regions. The modular building industry is highly competitive, subject to stiff pricing competition and almost all of the competitors have portable storage product offerings. The primary modular national competitors with portable storage product offerings are less leveraged than Pac-Van, and have greater financial resources and pricing flexibility than Pac-Van does. If they focus on portable storage, Pac-Van could lose customers and our future revenues could decline. If Pac-Van is unable to compete successfully, it could lose customers and our future revenues could decline.

Because Pac-Van has depended to a large extent on the success of its leasing operations, the failure of Pac-Van to effectively and quickly remarket lease units that are returned could materially and adversely affect our results of operations.

     The current economic recession in the U.S. has reduced utilization rates at Pac-Van to levels at approximately 71% as of December 31, 2009, but historically Pac-Van’s average monthly lease fleet utilization has averaged between 70% and 85%; with the typical lease term being for an average period of over twelve months. The high utilization rate and the length of the average lease have provided Pac-Van with a predictable revenue stream. However, if utilization rates continue to decline or should a significant number of Pac-Van’s lease units be returned during any short period of time, Pac-Van would have to re-lease a large supply of units at similar rates to maintain historic revenues from these operations. Pac-Van’s failure to effectively maintain historical utilization rates or remarket a large influx of units returning from leases could have a material adverse effect on our results of operations.

Sales of modular buildings, mobile offices and storage units constitute a significant portion of Pac-Van’s revenues and the failure to continue to sell units at historic rates could adversely affect our ability to grow Pac-Van’s lease fleet.

     Sales of modular buildings, mobile offices and storage units constituted approximately 37% of Pac-Van’s total revenues for the six months ended December 31, 2009. Revenues from sales of modular buildings, mobile offices and storage units have been used to fund increases in the size of our lease fleet. As a result, the failure to continue to sell a significant number of units may adversely affect our ability to increase the size of Pac-Van’s lease fleet or to otherwise take advantage of business and growth opportunities available to it.

Governmental regulations could impose substantial costs and restrictions on Pac-Van’s operations that could harm our future results of operations.

     Pac-Van is subject to various federal, state and local environmental, transportation, health and safety laws and regulations in connection with its operations. Any failure to comply with these laws or regulations could result in capital or operating expenditures or the imposition of severe penalties or restrictions on its operations. In addition, these laws and regulations could change in a manner that materially and adversely affects Pac-Van’s ability to conduct its business. More burdensome regulatory requirements in these or other areas may increase our general and administrative costs. If Pac-Van is unable to pass these increased costs on to its customers, our future operating results could be negatively impacted.

Significant increases in raw material costs could increase our operating costs significantly and harm our future results of operations.

     Pac-Van purchases raw materials, including metals, lumber, siding and roofing and other products, to construct and modify modular buildings and to modify containers to its customers’ requirements. Pac-Van also maintains a truck fleet to deliver units to and return units from customers. During periods of rising prices for raw materials, especially oil and fuel for delivery vehicles, and in particular when the prices increase rapidly or to levels significantly higher than normal, Pac-Van may incur significant increases in operating costs and may not be able to pass price increases through to customers in a timely manner, which could harm our future results of operations.

Failure to retain key personnel could adversely affect Pac-Van’s operations and could impede our ability to execute our business plan and growth strategy.

     Pac-Van is managed largely by its seven existing officers, including its President, Theodore M. Mourouzis. The continued success of Pac-Van will depend largely on the efforts and abilities of Mr. Mourouzis and these senior managers. These officers and employees have an understanding of Pac-Van and its industry that cannot be readily duplicated. Mr. Mourouzis has an employment agreement which is terminable under certain circumstances upon notice to or by him. The loss of any member of Pac-Van’s senior management team could impair our ability to execute our business plan and growth strategy, cause a loss of customers, reduce revenues and adversely affect employee morale.

Any failure of Pac-Van’s management information systems could disrupt our business and result in decreased rental or sale revenues and increased overhead costs, which could negatively impact our results of operations.

     Pac-Van depends on its management information systems to actively manage its lease fleet, control new unit capital spending and provide fleet information, including leasing history, condition and availability of our units. These functions enhance Pac-Van’s ability to optimize fleet utilization, rent ability and redeployment. The failure of Pac-Van’s management information systems to perform as we anticipate could disrupt its business and could result in, among other things, decreased leases or sales and increased overhead costs, which could negatively impact our results of operations.

Failure by Pac-Van’s manufacturers to sell and deliver products to Pac-Van in timely fashion may harm Pac-Van’s reputation and our financial condition.

     Pac-Van currently purchases new modular buildings and components, mobile offices and storage container products directly from manufacturers. Although Pac-Van is not dependent on any one manufacturer and is able to purchase products from a variety of suppliers, the failure of one or more of its suppliers to timely manufacture and deliver storage containers to Pac-Van could adversely affect its operations. Pac-Van purchases new modular buildings and components, mobile offices and storage containers under purchase orders issued to various manufacturers, which the manufacturers may or may not accept or be able to fill. Pac-Van has no contracts with any supplier. If these suppliers do not timely fill Pac-Van’s purchase orders, or do not properly manufacture the ordered products, our reputation and financial condition also could be harmed.

Unionization by some or all of Pac-Van’s employees could cause increases in operating costs.

     Pac-Van’s employees are not presently covered by collective bargaining agreements. Unions may attempt to organize Pac-Van’s employees in the future. We are unable to predict the outcome of any continuing or future efforts to organize Pac-Van’s employees, the terms of any future labor agreements, or the effect, if any, those agreements might have on our operations or financial performance.

Some zoning laws restrict the use of Pac-Van’s storage units and therefore limit its ability to offer its products in all markets.

     Many of Pac-Van’s customers use Pac-Van’s storage units to store goods on their own properties. Local zoning laws in some of Pac-Van’s markets prohibit customers from maintaining mobile offices or storage containers on their properties or require that mobile offices or storage containers be located out of sight from the street. If local zoning laws in one or more of Pac-Van’s geographic markets were to ban or restrict its products from being stored on customers’ sites, Pac-Van’s business in that market could suffer.

USE OF PROCEEDS

     Although the actual amount will depend on participation in the rights offering, we expect that the net proceeds from the rights offering will be approximately $ million. We intend to use the proceeds of the rights offering to reduce indebtedness and for general corporate and working capital purposes.

DILUTION

     Purchasers of Units in the rights offering (and upon exercise of the Warrants issued pursuant to this rights offering) will experience an immediate dilution of the net tangible book value per share of our common stock. Our net tangible book value as of December 31, 2009 was approximately $2,625,000, or $0.15 per share of our common stock (based upon 17,826,052 shares of our common stock outstanding). Net tangible book value per share is equal to our total net tangible book value, which is our total tangible assets less our total liabilities and noncontrolling interest, divided by the number of shares of our outstanding common stock. Dilution per share equals the difference between the amount per share of common stock paid by purchasers of Units in the rights offering (including the equivalent amount per share of common stock paid by our holders of preferred stock in the rights offering) and the net tangible book value per share of our common stock immediately after the rights offering.

     Based on the aggregate offering of a maximum of 8,920,000 Units and after deducting estimated offering expenses payable by us of approximately $, and the application of the estimated $ of net proceeds from the rights offering, our  pro forma  net tangible book value as of December 31, 2009 would have been approximately $ or $ per share. This represents an immediate increase in pro forma net tangible book value to existing stockholders of $ per share and an immediate dilution to purchasers in the rights offering of $ per share.

     The following table illustrates this per-share dilution (assuming a fully subscribed for rights offering of 8,920,000 Units at the subscription price of $ per Unit but excluding any issuance of shares of common stock to holders of Warrants):

Price per Unit	$
Net tangible book value per share prior to the rights offering		$0.15
Increase per share attributable to the rights offering	$
Pro forma net tangible book value per share after the rights offering	$
Dilution in net tangible book value per share to purchasers	$

CAPITALIZATION

          The following table sets forth our capitalization, cash and cash equivalents on an actual basis as of December 31, 2009 and as adjusted to give effect to the rights offering, assuming net proceeds of $        and after deducting the estimated offering expenses.

	At December 31,
	2009
	Actual	As Adjusted
	(Unaudited and in thousands)
Cash and cash equivalents	$—	$

Total liabilities	$236,423	$

Noncontrolling interest	9,862

Common stock, $.0001 par value, 100,000,000 shares authorized, 17,826,052 shares issued and outstanding(1)	2
Series A Preferred Stock, $0.0001 par value, 900,000 shares authorized, 24,900 shares outstanding	1,295
Series B Preferred Stock, $0.0001 par value, 100,000 shares authorized, 100 issued and outstanding	100
Additional paid-in capital	105,730
Accumulated other comprehensive income	296
Retained earnings	334

Total stockholders’ equity	107,757

Total capitalization	$354,042	$

(1) Outstanding common stock excludes: (1) 2,500,000 options outstanding and available for future grant under our Stock Option Plans, (b) 6,322,380 shares of common stock issuable upon exercise of warrants, (c) 750,000 units held by the representative of the underwriters in connection with out initial public offering in April 2006 and (d) any additional securities that may be issued in connection with any refinancing of the senior credit facilities of our operating subsidiaries.

DESCRIPTION OF SECURITIES TO BE REGISTERED

          The following is a summary of some of the terms of the Units, the Warrants and a description of our common stock. This summary contains a description of the material terms of the securities but is not necessarily complete. We refer you to our certificate of incorporation and by-laws, copies of which are available upon request as described under “Where You Can Find Additional Information.”

          We have the authority to issue 101,000,000 shares of capital stock, consisting of 100,000,000 shares of common stock, $0.0001 par value per share, and 1,000,000 of preferred stock, $0.0001 par value per share, which can be issued from time to time by our board of directors on such terms and conditions as they may determine. As of the date of this prospectus, there were 17,826,052 shares of common stock outstanding, 25,900 shares of Series A Preferred Stock outstanding and 100 shares of Series B Preferred Stock outstanding. As of February 28, 2010, we had over 8,000,000 shares of common stock reserved for issuance underlying currently issued and outstanding warrants and outstanding options.

Warrants

     As of February 28, 2010, there were outstanding (i) warrants to purchase up to 750,000 shares of our common stock at an exercise price per share of $7.20; (ii) warrants to purchase up to 500,000 shares of our common stock at an exercise price per share of $8.00; and (iii) warrants to purchase up to 5,072,380 shares of our common stock at an exercise price per share of $6.00.

     Each Warrant to be issued as part of the Units will be a three-year warrant to purchase 0.5 shares of our common stock at an exercise price of $4.00 per share, subject to our right to call the warrant under certain conditions. The warrants will not include any anti-dilution adjustment provisions for issuances of securities below $4.00 per share, subject to customary exceptions.

     Prior to exercise, the Warrants do not confer upon holders any voting or any other rights as a stockholder.

Common Stock

          Holders of our common stock are entitled to one vote per share on all matters requiring a vote of stockholders, including the election of directors.

          Ronald F. Valenta, our President, Chief Executive Officer and one of our directors, beneficially owns approximately 21.2% of our outstanding common stock. Consequently, Mr. Valenta, as one of our principal stockholders, has the power, and may continue to have the power, to have significant control over the outcome of any matter on which the stockholders may vote.

          Holders of our common stock are entitled to receive dividends only if we have funds legally available and the board of directors declares a dividend.

          Holders of our common stock do not have any rights to purchase additional shares. This right is sometimes referred to as a preemptive right.

          Upon a liquidation or dissolution, whether in bankruptcy or otherwise, holders of common stock rank behind our secured and unsecured debt holders, and behind any holder of any series of our preferred stock.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation

          Certain provisions of Delaware law and our certificate of incorporation could make more difficult the acquisition of us by means of a tender offer or otherwise, and the removal of incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us.

          Our Certificate of Incorporation and Bylaws include provisions that allow the board of directors to issue, without further action by the stockholders, shares of undesignated preferred stock.

          We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•
prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder.

•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer.

•
on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

          Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities. The existence of this provision may have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

          These provisions of Delaware law and our certificate of incorporation could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent

          Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, New York 10004 is our registrar and transfer agent for our common stock. We have engaged Continental Stock Transfer & Trust Company to act as the subscription agent in connection with this offering and to act as transfer agent for the rights to be distributed in this offering.

BUSINESS

          The following summary contains information about General Finance Corporation and the offering of our Units, Warrants and common stock in this rights offering. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. It does not contain all of the information that may be important to you in making a decision to purchase our Units, Warrants and common stock. For a more complete understanding of General Finance Corporation and the offering of its Units, Warrants and common stock, we urge you to read this entire prospectus and the documents incorporated by reference carefully, including the “Risk Factors” sections and our financial statements and the notes to those statements incorporated by reference herein.

          References in this prospectus to “we,” “us,” “our” or the “Company” refer to General Finance Corporation, a Delaware corporation, and its direct and indirect subsidiaries, including GFN North America Corp., a Delaware corporation, which we refer to as “GFNNA,” and its subsidiary Pac-Van, Inc., an Indiana corporation which we refer to as “Pac-Van,” GFN Mobile Storage Inc., a Delaware corporation which we refer to as “GFNMS,” GFN U.S. Australasia Holdings, Inc., a Delaware corporation which we refer to as “GFN U.S.,” its subsidiary GFN Australasia Holdings Pty Limited, an Australian corporation which we refer to as “GFN Holdings,” its subsidiary GFN Australasia Finance Pty Limited, an Australian corporation, which we refer to as “GFN Finance,” and its subsidiary RWA Holdings Pty Limited, an Australian corporation which we refer to as “RWA.” RWA and its subsidiaries are collectively referred to herein as “Royal Wolf.”

Company Overview

          Our strategy and business plan is to acquire rental services and specialty finance businesses in North America, Europe and the Asia-Pacific area. We currently have two operating company subsidiaries, Royal Wolf and Pac-Van that lease and sell storage container products, modular buildings and mobile offices through 24 customer service centers, which we refer to as “CSCs,” in Australia and New Zealand and 25 branch locations across 18 states in the United States. Royal Wolf and Pac-Van operate in two distinct, but related industries, modular space and mobile storage, which we collectively refer to as the “portable services industry.”

          As of June 30, 2009, Royal Wolf and Pac-Van had 227 and 202 employees and 28,227 and 11,347 lease fleet units in the Asia-Pacific area and United States, respectively. Currently, only Pac-Van leases and sells modular space products. Prior to our acquisition of Pac-Van, our revenue mix was approximately 70% sales and 30% leasing. However, during the year ended June 30, 2009 the mix was 52% sales and 48% leasing.

          The products offered by Pac-Van and Royal Wolf include the following:

               Modular Space

          Modular Buildings. Also known as manufactured buildings, modular buildings provide customers with additional space and are often tailored specifically to satisfy the unique needs of the customer. Depending on the customer’s desired application, modular buildings can range in size from 1,000 to more than 30,000 square feet and may be highly customized.

          Mobile Offices and Portable Container Buildings. Also known as trailers or construction trailers, mobile offices are re-locatable units with aluminum or wood exteriors on wood (or steel) frames on a steel carriage fitted with axles, allowing for an assortment of “add-ons” to provide comfortable and convenient temporary space solutions. We also offer portable container buildings, ground level offices, which we refer to as “GLOs”, or office containers, which are either modified or specifically-manufactured shipping containers that are used as mobile offices; and in-plant units, which are manufactured structures that provide self-contained office space with maximum design flexibility.

               Mobile Storage

          Storage Containers. Storage containers generally consist of used shipping containers that have been purchased and refurbished and provide a flexible, low cost alternative to warehousing, while offering greater security, convenience, and immediate accessibility. Our storage products include general purpose dry storage containers, refrigerated containers and specialty containers in a range of standard and modified sizes, designs and storage capacities. Specialty containers include blast-resistant units, hoarding units and hazardous-waste units. We also offer storage trailers, also known as storage vans or dock-height trailers.

          Freight Containers. Freight containers are specifically designed for transport of products by road and rail. Our freight container products include curtain-side, refrigerated and bulk cargo containers, together with a range of standard and industry-specific dry freight containers.

Royal Wolf

          Royal Wolf is the leading provider in Australia and New Zealand of portable storage containers, portable container buildings and freight containers, which we refer to collectively as “storage container products.” Royal Wolf leases and sells storage container products through its 24 CSCs located in every state in Australia and in the North and South Islands of New Zealand. We believe Royal Wolf has the largest lease fleet of storage container products in Australia and New Zealand. Royal Wolf is the only portable container lease and sales company with CSCs in all major business centers in Australia and New Zealand and, as such, is the only storage container products company in Australia and New Zealand with a national infrastructure and work force. Royal Wolf has an experienced senior management team. Robert Allan, the chief executive officer of Royal Wolf, has 25 years of experience in the equipment leasing industry. The eight members of the senior management team of Royal Wolf have an average of over 10 years of experience in the equipment leasing industry. We believe the experience of this management team will be critical to growing Royal Wolf’s business.

          Royal Wolf’s storage container products are used by a broad range of industries. Our storage container products provide secure, accessible temporary storage for a diverse client base of over 19,000 large and small customers who conduct business in industries that include mining, road and rail, construction, moving and storage, manufacturing, transportation, defense and in the support of small and medium-size entities. Our customers use our products for a wide variety of storage applications, including retail and manufacturing inventory, construction materials and equipment, documents and records and household goods.

          We are pursuing a long-term strategy focused on growing our leasing operations, generating strong internal growth and reducing our indebtedness, as follows:

          Focus on Mobile Storage Leasing Business. We focus on growing our core leasing business because it provides predictable, recurring revenue and high margins. We believe that we can generate substantial demand for our storage container products as the container storage and portable container building industry is relatively underdeveloped in Australia and New Zealand. We believe the underdeveloped nature of the market presents significant growth opportunities for Royal Wolf. Although mobile storage, domestic freight movement and portable building applications are increasing, we believe many more uses for our storage container products are still to be developed. Royal Wolf’s market opportunity is to fully develop and service these applications.

          Generate Strong Internal Growth. We define internal growth as an increase in lease revenues on a year-over-year basis at our CSCs in operation for at least one year, without inclusion of leasing revenue attributed to same-market acquisitions. We continue to focus on increasing the number of storage containers we lease from our existing branches to both new and repeat customers as well as changing the billing methodologies that are represented in the U.S. market, such as billing in advance, a 28-day billing cycle, fuel surcharges and a damage waiver program. Historically, we have been able to generate strong internal growth within our existing markets through sales and marketing programs designed to increase brand recognition, expand market awareness of the uses of mobile storage and differentiate our products from our competitors.

          Reducing Indebtedness. We focus on reducing the indebtedness of Royal Wolf and on refinancing its indebtedness to provide less restrictive covenants. We believe this focus on debt reduction and refinancing will provide greater operational flexibility in the future and will position Royal Wolf to capture future growth opportunities.

     Industry Overview

          The storage industry includes two principal markets, fixed self-storage and mobile storage. The fixed self-storage market consists of permanent structures located away from customer locations used primarily by consumers to temporarily store excess household goods. Although we have containers that are used for self-storage on our sites and have sites that are focused on self-storage such as Auckland and Christchurch in New Zealand and Tomago in Australia, we do not participate in the fixed self-storage market with permanent structures.

          The portable storage market, in which we operate, differs from the fixed self-storage market in that it brings the storage solution to the customer’s location and addresses the need for secure, temporary storage with immediate access to the storage unit. The advantages of portable storage include convenience, immediate accessibility, better security and lower costs. In contrast to fixed self-storage, the portable storage market is primarily used by businesses.

          Mobile Storage Container Market

          Since the mid-1990s, the storage container industry in Australia and New Zealand has developed into a stable market analogous to the marine container business of 20 or 25 years ago. Marine containerization displaced less efficient and more expensive specialized equipment. We believe mobile storage containers are achieving increased market share compared to the other options because of an increasing awareness that containers provide ground level access, durable protection against damage caused by wind or water and custom modifications tailored to customers’ specific uses.

          We are not aware of any published third-party analysis of the Australia and New Zealand mobile storage container markets. Based upon internal analysis, Royal Wolf’s management team estimates that the mobile storage market in Australia and New Zealand currently generates annual revenues of approximately $153 million (AUS$190 million), with an estimated 60% derived from sales of mobile storage containers. Royal Wolf’s management team also anticipates that, as the market matures, rental revenue will account for an increasing proportion of the total revenue.

          The mobile storage market has experienced steady growth since the mid-1990s. Although there is no official forecast of industry growth rates or the future potential size market for mobile storage in Australia and New Zealand, we believe that a number of factors suggest that the market will continue to grow:

•
The level of knowledge among potential customers regarding the availability and benefits of containerized storage in key Australia and New Zealand markets, such as the construction and mining industries, is still relatively low;

•	Suppliers and customers continue to develop further uses for mobile storage containers, thereby broadening the market for mobile storage containers; and

•	As the market leader in Australia and New Zealand, Royal Wolf has consistently achieved organic growth based, in part, on growth in the market as a whole.

          The mobile storage markets in Australia and New Zealand are highly fragmented. In most locations in Australia, Royal Wolf competes with several national and regional competitors, including Simply Containers, Cronos, Macfield and ANL CGM, as well as smaller, full and part-time operators. Local competitors are regionally focused, and are usually more capital-constrained. Therefore, in general, most are heavily reliant on monthly sales performance, have slowly growing rental fleets and have limited ability to transact larger deals. The New Zealand market is even more fragmented.

          The following table lists Royal Wolf’s principal competitors in the mobile storage container market in Australia. This information was compiled by Royal Wolf’s management team based upon informal estimates and internal surveys of competitor rental fleet size, annual sales volumes and, where possible, external information such as competitor newsletters, placement of advertising in regional yellow pages and discussions with corporate customers and suppliers of used boxes; such as wholesalers, shipping lines and container fleet lessors. We have no independent corroboration of this market information, and there is no assurance that this internally-generated information is accurate or complete.

Competitor	Scope of Operations
Simply Containers	National
Macfield	Regional
Cronos	National
ANL CGM	National

          Portable Container Buildings Market

          The portable container buildings market in Australia was estimated to have generated revenue totaling $776 million (AUS$964 million) during the year ended June 30, 2006, of which approximately $460 million (AUS$571 million) relates to the markets in which Royal Wolf offers a competing product, according to reports from IBIS World Industry Report published in March 2006. The portable buildings market consists of the following:

•	Engineering, construction and resources — approximately 50%.

•	Non-residential building construction — approximately 35%.

•	Recreation and holiday market — approximately 15%.

          Within the engineering, construction and resources market, portable container buildings are used for site offices, toilet and shower facilities, and worker housing and temporary accommodation blocks. This market is influenced by trends in public and private sector spending on infrastructure, generally, and, particularly, mine development and road and pipeline construction.

          Demand from the non-residential buildings market principally stems from the demand for work sheds, site offices, industrial garages and temporary warehousing.

          We believe the recreation and holiday market is increasingly becoming an important source of demand, particularly for the supply of fitted out cabins to be used as rental accommodations and second homes on purchased blocks of land. Growth in demand has been driven by growth in disposable income and increased leisure time associated with an aging population.

          We believe that the portable container buildings market will grow over the long-term term, driven in part by a cyclical expansion in the mining and construction markets. We believe that the advantages of containerized portable buildings over traditional portable buildings of transportability, security and flexibility are highly valued in the mining and construction markets. We believe these markets represent a significant growth opportunity for Royal Wolf.

          In the portable container buildings markets, Royal Wolf competes with three or four other large participants who manufacture their own units and most of whom offer units for both lease and sale to customers. These competitors include Coates, Atco, Ausco and Nomad. At present, Royal Wolf has a small presence in this market. The major barrier to entry for new participants is the degree of market penetration necessary to create a wide profile with contractors and clients. Penetrating and competing with the range of products and number of depots and agencies offered by incumbent operators tends to inhibit new entrants. As Royal Wolf already has a national sale and distribution network, established supply channels and a strong profile in its target markets, many of the barriers to entry applicable to other new entrants are not applicable to it.

          The following table lists Royal Wolf’s principal competitors in the Australian portable buildings market:

Competitor	Scope of Operations
Coates	National
Ausco	National
Nomad	National
Atco	National

          Freight Container Market

          Based upon internal analysis, Royal Wolf’s management team estimates that the freight container market in Australia generates approximately $30 million (AUS $37 million) in aggregate annual lease and sales revenues. The rate of growth in this industry has been slow compared with the portable container storage and portable container buildings market, which reflects the relative maturity of this industry. Although there is potential for growth in the freight container market as more road and rail carriers recognize the efficiencies of containerization, Royal Wolf’s present strategy is to maintain rather than grow its container fleet in this sector. Competitors include MacField, Cronos and Simply Containers.

          The following table lists Royal Wolf’s principal competitors in the Australian freight container market:

Competitor	Scope of Operations
Macfield	National
Cronos	National
Simply Containers	National
ANL	National

     Products and Services

          Royal Wolf is the only storage container product company in Australia and New Zealand with both the national presence and product range capable of servicing all sectors of the domestic rental and sales market. The Company’s key products include:

Mobile storage containers:	10-foot, 20-foot and 40-foot general purpose units
Double pallet-wide high cube units
Hazardous goods containers
Refrigerated containers

Portable container buildings:	Site offices and cabins
Workforce accommodation units
Luxury accommodation units
Restroom blocks
Blast-resistant units
Specialized office and infrastructure suites

Freight Containers:	Curtain-side containers
20-foot and 40-foot Hi-cube containers
20-foot and 40-foot two pallet-wide containers
Side-opening door containers
20-foot bulk containers

          Mobile Storage Containers. Royal Wolf leases and sells mobile storage containers, some of which are customized for specific customers, for on-site storage by customers. These customers include retail outlets and manufacturers, government departments, farming and agricultural concerns, building and construction companies, clubs and sporting associations, mine operators and the general public. Royal Wolf’s products include general purpose dry storage containers, refrigerated containers and hazardous goods containers in a range of standard and modified sizes, designs and storage capacities.

          The amount and percent of Royal Wolf’s total sales and leasing of mobile storage container revenues for the fiscal year ended June 30, 2009 were as follows ($ in millions):

Sales	$45.2	81%
Leasing	25.9	72%

Mobile storage containers in lease fleet	18,449	65%

          Portable Container Buildings. Royal Wolf also leases and sells portable container buildings as site offices and for temporary accommodations. Royal Wolf customizes mobile storage container buildings for some customers. Royal Wolf entered the portable building market in August 2005 with 20-foot and 40-foot portable buildings manufactured from steel container platforms which it markets to a subset of its mobile storage container customer base.

          The amount and percent of Royal Wolf’s total sales and leasing of portable container building revenues for the fiscal year ended June 30, 2009 were as follows ($ in millions):

Sales	$8.3	15%
Leasing	3.9	11%

Portable container buildings in lease fleet	1,758	6%

          Freight Containers. Royal Wolf leases and sells freight containers specifically designed for transport of products by road and rail. Customers include national moving and storage companies, distribution and logistics companies, freight forwarders, transport companies, rail freight operators and the Australian military. Royal Wolf’s freight container products include curtain-side, refrigerated and bulk cargo containers, together with a range of standard and industry-specific dry freight containers.

          The amount and percent of Royal Wolf’s total sales and leasing of freight container revenues for the fiscal year ended June 30, 2009 were as follows ($ in millions):

Sales	$2.4	4%
Leasing	6.4	17%

Freight containers in lease fleet	8,020	29%

          Most of our fleet is comprised of new and refurbished and customized storage containers, manufactured steel containers and record storage units, along with our freight and accommodation units. These products are designed for long useful lives.

          A portion of our fleet consists of used storage containers of eight to 12 years in age, a time at which their useful life as ocean-going shipping containers is over according to the standards promulgated by the International Organization for Standardization, which we refer to as “ISO.” Because we do not have the same stacking and strength requirements that apply in the ocean-going shipping industry, we have no need for these containers to meet ISO standards. We purchase these containers in large quantities, refurbish them by removing any rust and paint them with a rust inhibiting paint, and further customize them, and add our decals and branding.

          We maintain our steel containers on a regular basis by painting them on average once every three to five years, removing rust, and occasionally replacing the wooden floor or other parts. This periodic maintenance keeps the container in good condition and is designed to maintain the unit’s value and rental rates comparable to new units.

          Product Procurement

          Royal Wolf purchases marine cargo containers from a wide variety of international shipping lines and container leasing companies and new container products directly from storage container manufacturers in China. We believe Royal Wolf is the largest buyer of both new and used storage container products for the Australia and New Zealand markets. The majority of used storage containers purchased is standard 20-foot and 40-foot units which Royal Wolf converts, refurbishes or customizes. Royal Wolf purchases new storage containers directly from container manufacturers.

          Each of the following material suppliers was the source of five percent or more of Royal Wolf’s container purchases during the year ended June 30, 2009:

		Percentage of Container
Suppliers	Type of Product Purchased	Purchases
Nantong CIMC	New	29%
Dong Fang	New	9%
Singamas	New	8%
Eastern Container Alliance	New	7%

          Royal Wolf purchases new storage container products under purchase orders issued to container manufacturers, which the manufacturers may or may not accept or be able to fill. There are several alternative sources of supply for storage containers. Though Royal Wolf is not dependent upon any one manufacturer in purchasing storage container products, the failure of one or more of its suppliers to timely deliver containers to Royal Wolf could adversely affect its operations. If these suppliers do not timely fill Royal Wolf’s purchase orders or do not properly manufacture the ordered products, Royal Wolf’s reputation and financial condition also could be harmed.

          In connection with a Business Sale Agreement dated November 14, 2007 with GE SeaCo, Royal Wolf entered in a preferred supply agreement with GE SeaCo. Under the preferred supply agreement, GE SeaCo has agreed to sell to Royal Wolf, and Royal Wolf has agreed to purchase, all of GE SeaCo’s containers that GE SeaCo determines to sell, up to a maximum of 5,000 containers each year. The purchase price for the containers will be based on their condition and is specified in the agreement, subject to annual adjustment. In addition, Royal Wolf received a right of first refusal to purchase any additional containers that GE SeaCo desires to sell in Australia, New Zealand and Papua New Guinea. Either party may terminate the agreement upon no less than 90 days’ prior notice at any time after November 15, 2012. Approximately 1,520 units were purchased under this contract during the year ended June 30, 2009.

          Branch network

          Royal Wolf leases and sells its storage container products from an Australia and New Zealand network of 24 CSCs, the largest branch network of any storage container company in Australia and New Zealand. Royal Wolf is represented in all major metropolitan areas, and Royal Wolf is the only container leasing and sales company with a nationally integrated infrastructure and work force.

          A typical Royal Wolf CSC consists of a leased site of approximately two to five acres with a sales office, forklifts and all-weather container repair workshop. CSC office staffing ranges from two to 15 people and includes a branch manager supported by the appropriate level of sales, operations and administrative personnel. Yard and workshop staffing usually ranges between one and 12 people and can consist of welders, spray painters, boilermakers, forklift drivers and production supervisors. CSC inventory holding usually ranges between 150 and 700 storage containers at any one time, depending on market size and throughput demand.

          The following map shows Royal Wolf’s existing CSC locations:

          Each CSC has a branch manager who has overall supervisory responsibility for all activities of the CSC. Branch managers report to one of our six regional managers. Our regional managers, in turn, report to our CSC or retail manager. Performance based incentive bonuses are a portion of the compensation for the CSC, regional and branch managers.

          Each branch has its own sales force, and we are introducing a transportation department that will deliver and pick up mobile storage units from customers in certain hub areas. Each branch has forklifts to load, transport and unload units and a storage yard staff responsible for unloading and stacking units. Steel units can be stored by stacking them three-high to maximize usable ground area. Our larger branches also have a fleet maintenance department to make modifications to the containers and maintain the branch’s forklifts and other equipment. Our smaller branches perform preventative maintenance tasks and outsource major repairs.

          Except for the Auckland, New Zealand self-storage and regional office site, we lease all of our branch locations and Royal Wolf’s corporate and administrative offices in Hornsby, New South Wales. All of our major leased properties have remaining lease terms of between one month and 15 years, and we believe that satisfactory alternative properties can be found in all of our markets, if we do not renew these existing leased properties. Reference is made to Item. 2 Properties for a more detailed description of our leased facilities.

          Customers

          Royal Wolf has a broad base of over 19,000 active customers, with only two customers constituting more than 2% of our annual revenue for the fiscal year ended June 30, 2009. Our customer base includes the retail and manufacturing sectors, councils and government departments, the farming and agricultural community, the building and construction industry, clubs and sporting associations, the mining sector and the general public. We believe the disparity of Royal Wolf’s customer base reduces the business exposure to a significant downturn in any particular industry.

          Royal Wolf provides its customers a solutions-oriented approach, with high reliability in equipment quality and supply, with prompt and efficient delivery and pick-up, and with superior service and product knowledge. This is supported by a highly responsive national marketing team, in-house finance, and control and engineering expertise and nationally linked fleet management and accounting systems. Royal Wolf is the largest and only truly national supplier of container products in Australia and New Zealand, and the only container company with the scale and capacity to service a full range of customers; from small local accounts right through to the largest national businesses. Royal Wolf’s diverse customer base uses mobile storage containers for a variety of uses:

For the Fiscal Year Ended June 30, 2009

Temporary storage of excess inventory for the retail and wholesale industries; and

Offices, workshops or storerooms;

Portable work camps for the resources industry, including accommodations, ablution and kitchen containers;

Blast resistant containers for refineries;

Rapid deployment storage for the military, emergency services and disaster relief;

Lost-cost accommodations for remote communities and caravan parks;

Farm storage for cattle feed, farm equipment, fertilizers and other items.

          Sales and Marketing

          Royal Wolf’s sales and marketing strategy is designed to reach thousands of potential customers. Communication with potential customers is predominantly generated through a combination of Yellow Pages, internal advertising and SEO (search engine optimization) and print media advertising, telemarketing, web-site, customer referrals, signage and decal awareness, direct mail and radio. The customer hiring or buying process is being driven by customer awareness of the products combined with price shopping. We believe that while a typical customer may shop a limited number of suppliers, the customer does not spend much time doing so because the potential cost savings is relatively low compared to the value of their time. Our goal is for Royal Wolf to be one of the suppliers that potential customers call.

          Fleet Management

          Royal Wolf regularly re-locates containers between its CSCs to meet peaks in regional demand and optimize inventory levels. Royal Wolf has close relationships with the national road and rail hauling companies that enable it to transport the majority of containers interstate at attractive rates.

          Royal Wolf’s management information systems are instrumental to its fleet management and targeted marketing efforts. Fleet information is updated daily at the CSC level which provides management with on-line access to utilization, leasing and sale fleet unit levels and revenues by branch or geographic region.

          Management Information and Back Office Systems

          Our management information systems, including the RMI and Navision software programs, are scalable and provide us with critical information to manage our business. Utilizing our systems, we track a number of key operating and financial metrics including utilization, lease rates, customer trends and fleet data. All our branches use RMI/Navision and our support office provides financial, inventory and customer reports for branch managers.

          Employees

          As of June 30, 2009, Royal Wolf employed 227 full-time employees. None of our employees is covered by a collective bargaining agreement. We believe our relationship with our employees is good. We have never experienced any material labor disruption, and we are not aware of any efforts or plans to unionize our employees.

Pac-Van

          Pac-Van competes in both the modular space and the mobile storage industries in the United States. Modular space includes mobile offices and modular buildings and involves the rental and sales of factory built structures delivered to and set-up on customer properties. Mobile storage generally includes providing customers with secure, temporary storage at their site locations. Both lines of business serve a broad range of industries, including construction, services, retail, manufacturing, transportation, utilities and government.

          We are pursuing a long-term strategy focused on growing our leasing operations, diversifying our product offerings in storage containers and modular buildings, reducing Pac-Van's indebtedness and maintaining disciplined cost controls.

          Focus on Leasing Business. We focus on increasing our core leasing business because it generates predictable, recurring revenues and high profit margins. Pac-Van seeks to use its experienced management team to optimize leasing rates and lease fleet utilization in its 26 core markets. Pac-Van branch office systems permits it to shift its fleet of more than 11,000 units to branches where customer demand is greatest, and Pac-Van’s planning and sourcing expertise permits it to procure new product on an as needed basis.

          Diversifying Our Product Offerings. We plan to continue to expand the size and breadth of our lease fleet as demand allows. We will emphasize expansion of our higher return products, particularly storage containers. In addition, we will continue to pursue the introduction of specialty storage and office products that can attain long lease durations and high leasing operating margins.

          Reducing Indebtedness. We continue to focus on reducing the indebtedness of Pac-Van and on refinancing its existing indebtedness to provide less restrictive covenants. We believe this focus on debt reduction and refinancing will provide great flexibility in the future and will position Pac-Van to capture future growth opportunities.

          Disciplined Cost Controls. Pac-Van’s size permits it to more rapidly adjust to changing market conditions than many of its largest competitors. This size enables Pac-Van to quickly introduce storage container products demanded by customers, curtail capital expenditures and other spending and maintain more disciplined cost controls than competitors whose cost structures include manufacturing, large payrolls and large investments in outdated product classes, such as storage trailers.

          Industry Overview

          Pac-Van primarily competes in the modular space industry in the United States. The Modular Building Institute, in its State of the Industry 2006 report, estimates that U.S. modular space industry dealers earned in excess of $3.0 billion of leasing and sales revenues in 2005. The industry has expanded rapidly over the last thirty years as the number of applications for modular space has increased and recognition of the product’s positive attributes has grown. We believe modular space delivers four core benefits: lower costs, flexibility, reusability and timely solutions. Modular buildings offer customers significant cost savings over permanent construction. Flexibility and reusability are the hallmarks of modular buildings. Modular products are not site specific and can be reutilized. It is not unusual to have modular buildings serve a wide variety of users during their life spans. We believe we are well-positioned to benefit from growth in the modular space industry.

          Pac-Van also competes in the mobile storage industry. Mobile storage is used primarily by businesses for secure, temporary storage at the customer’s location. The mobile storage industry serves a broad range of other industries, including construction, services, retail, manufacturing, transportation, utilities and government.

          Mobile storage offers customers a flexible, secure, cost-effective and convenient alternative to constructing permanent warehouse space or storing items at a fixed-site self-storage facility by providing additional space for higher levels of inventory, equipment or other goods on an as-needed basis.

          Although Pac-Van’s competition varies significantly by market, the modular space industry, in general, is highly competitive. Pac-Van competes primarily in terms of product availability and quality, customer service, and price. We believe that Pac-Van’s reputation for customer service and its ability to offer a wide selection of units suitable for various uses at competitive prices allows it to compete effectively. However, Pac-Van’s largest North American competitors, ModSpace, Williams-Scotsman, and Mobile Mini have greater market share or product availability in some markets and have greater financial resources and pricing flexibility than it. Other regional competitors include Acton Mobile, Vanguard Modular and Satellite Shelters.

          The portable storage industry is highly fragmented, with numerous participants in local markets leasing and selling storage containers, storage trailers and other structures used for temporary storage. We believe that participants in Pac-Van’s industry compete on the basis of customer relationships, price, service, delivery speed and breadth and quality of equipment offered. In every area Pac-Van serves, Pac-Van competes with multiple local, regional, and national portable storage providers. Some of Pac-Van’s competitors may have greater market share, less indebtedness, greater pricing flexibility or superior marketing and financial resources. Pac-Van’s largest competitors in the storage container and storage trailer markets in the U.S. are Mobile Mini, Williams Scotsman, Allied Leasing, Haulaway, Eagle Leasing and National Trailer Storage.

          Business Strengths

          Pac-Van is a recognized provider of modular buildings, mobile offices and mobile storage products on a national, regional and local basis in the United States. We believe Pac-Van possesses the following strengths:

          Extensive Geographic Coverage. With a lease fleet of over 11,000 units, Pac-Van is a national participant in the mobile and modular sectors of the portable services industry. Pac-Van’s branch offices serve 17 of the 50 largest Metropolitan Statistical Areas, or MSAs, in the United States. Pac-Van serves a diverse base of national, regional and local customers. The size of Pac-Van’s fleet also allows Pac-Van to offer a wide selection of products to its customers and to achieve purchasing efficiencies.

          Diversified Customer Base. Pac-Van has established strong relationships with a diverse customer base in the U.S., ranging from large companies with a national presence to small local businesses. During the fiscal year ended June 30, 2009, Pac-Van leased or sold its portable storage products to over 6,500 customers. In the fiscal year ended June 30, 2009, Pac-Van’s largest customer accounted for approximately 6% of its total revenues, and Pac-Van’s top ten customers accounted for approximately 17% of its total revenues. We believe that the diversity of Pac-Van’s business limits, to some degree, a significant impact on it of changes in any given customer, geography or end market.

          Focus On Customer Service and Support. Pac-Van’s operating infrastructure in the U.S. is designed to ensure that Pac-Van consistently meets or exceeds customer expectations by reacting quickly and effectively to satisfy their needs. On the national and regional level, Pac-Van’s administrative support services and scalable management information systems enhance its service by enabling Pac-Van to access real-time information on product availability, customer reservations, customer usage history and rates. We believe this focus on customer service attracts new and retains existing customers. In the fiscal year ended June 30, 2009, more than 79% of its lease and lease-related revenues were generated from customers who leased from Pac-Van in prior years.

          Significant Cash Flow Generation and Discretionary Capital Expenditures. Pac-Van has consistently generated significant cash flow from operations by maintaining high utilization rates and increasing the yield of its lease fleet. During the last five years, Pac-Van has achieved stable annual yields on its lease fleet investment. A significant portion of Pac-Van’s capital expenditures are discretionary in nature, thus providing Pac-Van with the flexibility to readily adjust the amount that it spends based on its business needs and prevailing economic conditions.

          High Quality Fleet. Pac-Van’s branches maintain their lease fleet to consistent quality standards. Maintenance is expensed as incurred and branch managers and operations staff are responsible for managing a maintenance program aimed at providing equipment to customers that meets or exceed customer expectations and industry standards.

          Experienced Management Team. Pac-Van has an experienced and proven senior management team, with its seven most senior managers having worked at Pac-Van for an average of more than ten years. Pac-Van’s President, Theodore M. Mourouzis, joined Pac-Van in 1997 and the consistency of the senior management, corporate and branch management teams has been integral in developing and maintaining its high level of customer service, deploying technology to improve operational efficiencies and integrating acquisitions.

          Products and Services

          Pac-Van provides a broad range of products to meet the space needs of its customer base. These products include modular buildings, mobile offices and storage containers. The following provides a description of Pac-Van’s product lines:

          Modular Buildings. Modular buildings are factory-built, portable structures generally consisting of two or more floors and are used in a wide variety of applications, ranging from schools to restaurants to medical offices. Ranging in size from 1,000 to more than 30,000 square feet, the company’s modular buildings are constructed in many sizes and are usually designed to satisfy unique customer requirements. Like mobile offices, Pac-Van procures modular buildings from an established network of manufacturing partners to meet state building requirements, and generally obtains multiple state codes for each unit. Modular buildings represent approximately 35% of Pac-Van’s lease fleet.

          Mobile Offices. Sales and construction offices, also known as field offices are relocatable, single-unit structures primarily used for temporary office space. These units are generally built on frames that are connected to axles and wheels and have either a fixed or removable hitch for easy transportation. Standard construction office models range in size from approximately 160 square feet to 1,000 square feet, and are available in standard 8-, 10-, 12-, and 14-foot widths, and include air conditioning and heating, lighting, plan tables, shelving, electrical wiring, phone jacks, and other features normally associated with basic office space. Sales offices range in size from 384 to 672 square feet and typically come in 12-foot widths. In addition to the basic amenities included in a field office, sales offices generally have wood siding, carpeting, high ceilings, custom windows, and glass storefront doors, which provide a professional, customer-friendly building in which to conduct business. GLOs are storage containers that have been modified to include office space with feature similar to those found in construction offices. Like storage containers, GLOs typically come in lengths of 20 feet and 40 feet. Some models combine both office and storage functions. All of Pac-Van’s mobile offices are built, or modified as with GLOs, by an established network of manufacturing partners to standard specification, which may vary depending on regional preferences. In addition, Pac-Van builds these units to meet state building code requirements and generally obtains multi- state codes enabling the company to move equipment among its branch network to meet changing demand and supply conditions. Mobile offices comprise approximately 58% of Pac-Van’s lease fleet.

          Mobile Storage Equipment. Mobile storage equipment is generally classified into the following product groupings: storage containers, domestic storage containers and storage trailers. Storage containers vary in size from 10 feet to 48 feet in length, with 20-foot and 40-foot length containers being the most common. Storage containers are steel units, which are generally eight feet wide and eight and one-half feet high, and are built to the ISO standards for carrying ocean cargo. Pac-Van purchases new and used storage containers. Domestic storage containers are generally eight or ten feet in width and come in lengths ranging from 40 to 53 feet. Storage trailers, which vary in size from 28 to 53 feet in length, have wheels and hitches and provide dock height storage. Mobile storage equipment comprises approximately 7% of Pac-Van’s lease fleet.

          All of Pac-Van’s lease fleet carry signage reflecting the company’s brand, important to the ongoing branding and name recognition in marketing our products.

          Delivery and Other Site Services. Pac-Van delivers and installs all three product lines directly to its customers’ premises. Installation services range from simple leveling for portable storage to complex seaming and joining for modular buildings. Pac-Van will also provide skirting and ramps as needed by the customer. Depending on the type of unit some states will also require tie downs and other features to secure the unit. Once a unit is on site at a customer location, Pac-Van’s site services include relocating the unit.

          Ancillary Products and Services. In addition to leasing it core product line, Pac-Van provides ancillary products such as steps, furniture, portable toilets, security systems and other items to its customers for their use in connection with its equipment. Pac-Van also offers its lease customers a damage waiver program that protects them in case the leased unit is damaged. For customers who do not select the damage waiver program, Pac-Van bills them for the cost of any repairs.

          Pac-Van complements its core leasing business by selling either existing rental fleet assets or assets purchased specifically for resale. In the fiscal year ended June 30, 2009, we estimate that nearly 23% of sales came from existing fleet units. The sale of these in-fleet units has historically been a cost-effective method of replenishing and upgrading its lease fleet. As with the leasing business, Pac-Van provides additional services when selling units. These services range from delivery to full scale turnkey solutions. In a turnkey solution, Pac-Van provides not only the underlying equipment but also a full range of ancillary services, such as a foundation, specialty interior finishes, and landscaping, necessary to make the equipment fully operational for the customer.

     Equipment Summary by number of units as of June 30, 2009:

     Equipment Summary by dollar value as of June 30, 2009 (thousands):

          Leasing. Leasing revenues are driven by average monthly rental rate, fleet size and utilization. Pac-Van monitors fleet utilization at each branch. For the fiscal year ended June 30, 2009, average fleet utilization was approximately 77%. While Pac-Van adjusts its pricing to respond to local competition in markets, we believe that it generally achieves a rental rate equal to or above that of competitors because of the quality of Pac-Van’s products and its high level of customer service. As part of leasing operations, Pac-Van sells used modular space units from its lease fleet at fair market value or, to a much lesser extent, pursuant to pre-established lease purchase options included in the terms of its lease agreements. Due in part to an active fleet maintenance program, Pac-Van’s units maintain a substantial portion of their initial value which includes the cost of the units as well as costs of significant improvements made to the units.

          New Unit Sales. New unit sales include sales of newly-manufactured modular space units. Pac-Van does not generally purchase new units for resale until it has obtained firm purchase orders (which are generally non-cancelable) for such units. New modular space units are generally purchased more heavily in the late spring and summer months due to seasonal classroom and construction market requirements.

          Delivery and Installation. Pac-Van provides delivery, site-work, installation and other services to its customers as part of its leasing and sales operations. Revenues from delivery, site-work and installation result from the transportation of units to a customer’s location, site-work required prior to installation and installation of the units which have been leased or sold. Typically units are placed on temporary foundations constructed by service technicians, and service personnel will also generally install ancillary products. Pac-Van also derives revenues from dismantling and transporting units upon lease expiration.

          Product Procurement and Capital Expenditures

          Pac-Van closely monitors fleet capital expenditures, which include fleet purchases and any improvement costs to existing units that may be capitalized. Generally, fleet purchases are controlled by field and corporate executives, and must pass fleet purchasing policy guidelines (which include ensuring that utilization rates and unrented units levels are reviewed for acceptability, that redeployment, refurbishment and conversion options have been considered and that specific returns on investment criteria have been evaluated). Pac-Van purchases modular and mobile office units through third-party suppliers. The top three suppliers of units for the fiscal year ended June 30, 2009 represented approximately 39% of all fleet purchases, and the top ten suppliers represented approximately 70% of all fleet purchases.

          We can adjust capital expenditures to match business needs and prevailing economic conditions. Pac-Van does not generally enter into long-term purchase contracts with manufacturers and can modify its capital spending activities to correspond to market conditions. For example, gross fleet capital expenditures, prior to proceeds from sales of used units, for the nine months ended September 30, 2008 were approximately $16.1 million, but only $3.3 million for the nine months ended June 30, 2009. Purchases of delivery vehicles and yard equipment have averaged approximately $0.8 million for the nine months ended September 30, 2008 and June 30, 2009, respectively. This is the equivalent of “maintenance capital expenditures.”

          We supplement our fleet spending with acquisitions. Although the timing and amount of acquisitions are difficult to predict, management considers its acquisition strategy to be opportunistic and will adjust its fleet spending patterns as acquisition opportunities become available.

          Branch Network

          Pac-Van maintains a network of 26 branch offices throughout the United States. This network enables it to maintain product availability and provide customer service within regional and local markets. Customers benefit because they are provided with improved service availability, reduced time to occupancy, better access to sales representatives, the ability to inspect units prior to rental and lower freight costs which are typically paid by the customer. Pac-Van benefits because it is able to spread regional overhead and marketing costs over its infrastructure, redeploy units within its branch network to optimize utilization, provide optimum equipment levels for customer demand and offer profitable short-term leases which would not be profitable without a local market presence.

          Branches are generally headed by a dedicated branch manager, and branch operations are led by three regional vice presidents who collectively average more than 10 years of experience with Pac-Van. We believe it is important to encourage employees to achieve specified revenue and profit levels and to provide a high level of service to customers. Regional and branch managers’ compensation is based upon the financial performance of their branches and overall corporate performance and, in some cases, sales commissions. Sales representatives compensation includes both base and commission elements.

          Refurbishment and Maintenance of Fleet

          Ongoing maintenance to Pac-Van’s lease fleet is performed on an as-needed basis and is intended to maintain the value of its units and keep them in lease-ready condition. Most of this maintenance on storage containers, storage trailers and mobile offices is primarily performed in-house. Maintenance requirements on containers are generally minor and include removing rust and dents, patching small holes, repairing floors, painting and replacing seals around the doors. Storage trailer maintenance may also include repairing or replacing brakes, lights, doors and tires. Brake repairs are typically outsourced. Maintenance requirements for offices tend to be more significant than for storage containers or storage trailers and may involve repairs of floors, doors, air conditioning units, windows, roofs and electric wiring. Major office repairs are sometimes outsourced. Whether performed by Pac-Van or a third party, the cost of maintenance and repair of Pac-Van’s lease fleet is included in leasing, selling, and general expenses and is expensed as incurred. We believe that Pac-Van’s maintenance program ensures a high quality fleet.

          Customers

          Pac-Van has established strong relationships with a diverse set of customers, ranging from large national retailers and manufacturers to local sole proprietors. During fiscal year 2009, Pac-Van provided its portable storage, mobile office and modular building products to a diversified base of approximately 6,500 national, regional and local companies in a variety of industries including, construction, industrial, manufacturing, education, service and government sectors. This distribution reflects both the strength of Pac-Van’s branch network and the many uses of its products.

          In the fiscal year 2009, Pac-Van generated 64% of its revenues from leasing and 36% of its revenues from sales. Pac-Van’s largest leasing customer accounted for approximately 2% of total leasing revenues and its top ten customers accounted for approximately 9% of its total leasing revenues. The following chart shows the percentage of revenues generated by different industries in FY09:

          Construction. Construction customers include a diverse group of contractors and subcontractors who work on both commercial and residential projects. We believe Pac-Van’s construction customer base is characterized by a wide variety of contractors and subcontractors, including general contractors, mechanical contractors, plumbers, electricians and roofers. Pac-Van’s revenues generated from the construction industry approximated 45% in FY09. Contractors typically use Pac-Van’s products to provide on-site office facilities and to securely store construction materials and supplies at construction sites. Nevertheless, we believe the majority of lease and lease-related revenue is derived from the commercial construction market. Demand from Pac-Van’s construction customers tends to be higher in the second and third quarters when the weather is warmer, particularly in the central and northern United States.

          Services. Service customers include any health care entity that provides medical care or veterinary services, equipment leasing companies that sublease Pac-Van’s equipment, entertainment companies including those conducting sporting events, and religious institutions, other than for their classroom needs. These customers may use any or all of Pac-Van’s products and services.

          Retail. Retail customers include both large national chains and small local stores. These customers typically lease storage containers and storage trailers to store excess inventory and supplies. Retail customers also use Pac-Van’s storage products during store remodeling or refurbishment. Demand from these customers can be seasonal and tends to peak during the winter holidays.

          Industrial. Industrial and manufacturing customers include a broad array of manufacturers, including oil refineries, petrochemical refineries, carpet manufacturers, textile manufacturers and bottling companies. They generally lease storage containers and storage trailers to store both inventory and raw materials. They lease mobile offices and modular buildings for extra office space, cafeterias, changing rooms and other interior space needs.

          Commercial. Commercial customers include a wide variety of businesses, usually businesses that sell services, but exclude businesses that have customers who shop at their location. These customers may use Pac-Van’s modular products as their place of business, Pac-Van’s mobile offices as supplemental office space and Pac-Van’s storage products to store their inventory, goods or supplies.

          Government. Government customers include public schools, correctional institutions, fire departments as well as the U.S. military. These customers generally lease storage containers and storage trailers to safeguard materials used in their day-to-day operations and government projects. They also lease mobile offices and modular buildings for classrooms, training offices and general office space.

          Education. Education customers include both public and private schools and day care facilities, and include classroom space for religious institutions. Pac-Van provides space to this customer group ranging from entire school facilities to supplemental classroom space to portable storage equipment for storing athletic gear.

          Sales and Marketing

          As of June 30, 2009, Pac-Van’s sales and marketing team consisted of 37 people. Members of Pac-Van’s sales group act as its primary customer service representatives and are responsible for fielding calls, obtaining credit applications, quoting prices, following up on quotes and handling orders. Pac-Van’s marketing group is primarily responsible for coordinating direct mail, Internet marketing and other advertising campaigns, producing company literature, creating promotional sales tools and managing its sales management system. Pac-Van’s centralized support services group handles all billing, collections and other support functions, allowing its sales and marketing team to focus on addressing the needs of its customers. Pac-Van’s marketing programs emphasize the cost-savings and convenience of using its products versus constructing temporary or permanent offices or storage facilities. Pac-Van markets its services through a number of promotional vehicles, including the Yellow Pages; prominent branding of its equipment, telemarketing, targeted mailings, trade shows and limited advertising in publications.

          The development of Pac-Van’s marketing programs involves branch managers, regional vice presidents and senior management, all of whom participate in devising branch-by-branch marketing strategies, demand forecasts and its branch marketing budgets. Pac-Van’s branch managers, working with its corporate marketing team, determine the timing, content and target audience of direct mailings, specials and promotional offers, while the corporate office manages the marketing process itself to ensure the consistency of its message, achieve economies of scale and relieve its local branches of the administrative responsibility of running its marketing programs. Pac-Van believes that its approach to marketing is consistent with the local nature of its business and allows each branch to employ a customized marketing plan that fosters growth within its particular market.

          Management Information Systems

          Pac-Van’s management information systems are instrumental to its lease fleet management and targeted marketing efforts and allow management to monitor operations at branches on a daily, weekly, and monthly basis. Lease fleet information is updated daily at the branch level and verified through routine physical inventories by branch personnel. This provides management with on-line access to utilization, lease fleet unit levels and rental revenues by branch or geographic region. In addition, an electronic file for each unit showing its lease history and current location/status is maintained in the information system. Branch sales people utilize the system to obtain information regarding unit condition and availability. The database tracks individual units by serial number and provides comprehensive information including cost, condition and other financial and unit specific information.

          Employees

          As of June 30, 2009, Pac-Van had 202 employees. None of our employees are covered by a collective bargaining agreement. Management believes its relationship with our employees is good. We have never experienced any material labor disruption and are unaware of any efforts or plan to organize our employees.

          In addition, we have three full-time employees at our corporate office in Pasadena, California.

Regulatory Matters

          We must comply with various federal, state and local laws and regulations in connection with our operations. We believe that we are in substantial compliance with these laws and regulations. In addition to compliance costs, we may incur costs related to alleged environmental damage associated with past or current properties owned or leased. We believe that our liability, if any, for any environmental remediation will not have a material adverse effect on our results of operations or financial condition. However, we cannot be certain that the discovery of currently unknown matters or conditions, new laws and regulations, or stricter interpretations of existing environmental laws will not have a material adverse effect on our business or operations in the future.

          A portion of Pac-Van’s units are subject to regulation in certain states under motor vehicle and similar registrations and certificate of title statutes. We believe that we have complied in all material respects with all motor vehicle registration and similar certificate of title statutes in states where such statutes clearly apply to modular space units. However, in certain states, the applicability of such statutes to its modular space units is not clear beyond doubt. If additional registration and related requirements are deemed to be necessary in such states or if the laws in such states or other states were to change to require compliance with such requirements, Pac-Van could be subject to additional costs, fees and taxes as well as administrative burdens in order to comply with such statutes and requirements. We do not believe the effect of such compliance will be material to our business, results of operations or financial condition.

Trademarks

          Royal Wolf has a licensing agreement with us for the use of the “Royal Wolf” name and trademark in connection with its retail sales and leasing of intermodal cargo containers and other container applications in the domestic storage market within Australia and New Zealand and surrounding islands in the Pacific Islands region. We acquired this trademark for Asia-Pacific indirectly from Triton Corporation with the RWNZ purchase for $740,000. The license will continue in perpetuity as long as Royal Wolf continues to use the “Royal Wolf” name and trademark as the exclusive name for its business and mark for its products, subject to the termination provisions of the license. The license may be terminated by the licensor upon 30 days notice in the event Royal Wolf breaches its obligations under the license and will terminate automatically if Royal Wolf becomes insolvent or ceases to sell products under the trademark for a continuous period of 30 months. The license is nontransferable by Royal Wolf without our consent. There are no claims pending against Royal Wolf challenging its right to use the “Royal Wolf” name and trade mark within Royal Wolf’s region of business.

          Pac-Van owns a number of trademarks important to its business, including Pac-Van® and “We’ve Put Thousands of U.S. Businesses In Space ®  .” Material trademarks are registered or are pending for registration in the U.S. Patent and Trademark Office. Registrations for such trademarks in the United States will last indefinitely as long as Pac-Van continues to use and maintain the trademarks and renew filings with the applicable governmental offices.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read together with the audited consolidated financial statements and the accompanying notes thereto; and the unaudited condensed consolidated financial statements and the accompanying notes thereto included elsewhere in this prospectus.

Background and Significant Acquisitions

We were incorporated in Delaware on October 14, 2005 in order to serve as a vehicle to effect a business combination with one or more operating businesses in the rental services and specialty finance sectors. From inception through September 13, 2007, we did not have any business or operations and our activities were limited to raising capital in our initial public offering (the “IPO”) in April 2006, identifying an operating business to acquire, and negotiating and entering into an agreement to acquire Royal Wolf.

On September 13, 2007 (September 14 in Australia), we completed the acquisition of Royal Wolf through the acquisition of all of the outstanding shares of RWA. Royal Wolf is the leading provider in Australia and New Zealand of storage containers, portable container buildings and freight containers, which we refer to collectively as “storage container products.” Based upon the actual exchange rate of one Australian dollar to $0.8407 U.S. dollar realized in connection with payments made upon completion of the acquisition, the purchase price paid to the sellers for the RWA shares was $64.3 million, including deposits of $1,005,000 previously paid by us in connection with the acquisition. We paid the purchase price, less the deposits, by a combination of cash in the amount of $44.7 million plus the issuance to Bison Capital Australia, L.P. (“Bison Capital”), one of the sellers, of shares of common stock of GFN U.S.; and the issuance of a note to Bison Capital. As a result of this structure, we own 86.2% of the outstanding capital stock of GFN U.S. and Bison Capital owns 13.8% of the outstanding capital stock of GFN U.S.

On October 1, 2008, we completed our acquisition of Pac-Van through a merger with Mobile Office Acquisition Corp. (“MOAC”), the parent of Pac-Van, and our wholly-owned subsidiary formed in July 2008, GFNNA. Pac-Van leases and sells modular buildings, mobile offices and storage container products in the United States. In addition to assuming Pac-Van’s long-term debt, we paid the purchase price to the stockholders of MOAC by a combination of $19.4 million in cash, 4,000,000 shares of GFN restricted common stock and a 20-month subordinated promissory note in the aggregate principal amount of $1.5 million bearing interest at 8% per annum. The note and 1,133,333 shares of our restricted common stock will secure the indemnification obligations for 20 months and 36 months, respectively.

Business Overview

The global economic downturn and credit crisis, particularly the recession experienced in the United States and Australia, are having a negative impact upon our business and we have responded by making a determined effort to reduce personnel costs, capital expenditures, discretionary spending, curtail acquisition activity and reduce our long-term debt. We continuously monitor our performance and customer demand levels to find more efficiency in all aspects of our business. Accordingly, we may continue to reduce headcount or employee compensation in the areas in which we believe we can achieve greater efficiencies without affecting customer service or our sales efforts. While this is our approach for the foreseeable future, our long-term strategy and business plan is to acquire and operate rental services and specialty finance businesses in North America, Europe and the Asia-Pacific area.

We currently have two operating subsidiaries, Royal Wolf and Pac-Van, that lease and sell storage container products, modular buildings and mobile offices through eighteen customer service centers (“CSCs”) in Australia, six CSCs in New Zealand and twenty-six branch locations across eighteen states in the United States. As of December 31, 2009, we had 224 and 193 employees and 27,439 and 11,061 lease fleet units in the Asia-Pacific area and United States, respectively. We do business in two distinct, but related industries; modular space and mobile storage, which we collectively refer to as the “portable services industry.” Currently, only Pac-Van leases and sells modular space products. Prior to our acquisition of Pac-Van, our revenue mix was approximately 70% sales and 30% leasing. However, during the six months ended December 31, 2009 the mix was 48% sales and 52% leasing.

Our products include the following:

Modular Space

Modular Buildings. Also known as manufactured buildings, modular buildings provide customers with additional space and are often tailored specifically to satisfy the unique needs of the customer. Depending on the customer’s desired application, modular buildings can range in size from 1,000 to more than 30,000 square feet and may be highly customized.

Mobile Offices and Portable Container Buildings. Also known as trailers or construction trailers, mobile offices are re-locatable units with aluminum or wood exteriors on wood (or steel) frames on a steel carriage fitted with axles, allowing for an assortment of “add-ons” to provide comfortable and convenient temporary space solutions. We also offer portable container buildings, ground level offices (“GLO”), or office containers, which are either modified or specifically-manufactured shipping containers that are used as mobile offices; and in-plant units, which are manufactured structures that provide self-contained office space with maximum design flexibility.

Mobile Storage

Storage Containers. Storage containers consist of new and used shipping containers that have been purchased and refurbished and provide a flexible, low cost alternative to warehousing, while offering greater security, convenience, and immediate accessibility. Our storage products include general purpose dry storage containers, refrigerated containers and specialty containers in a range of standard and modified sizes, designs and storage capacities. Specialty containers include blast-resistant units, hoarding units and hazardous-waste units. We also offer storage vans, also known as storage trailers or dock-height trailers.

Freight Containers. Freight containers are specifically designed for transport of products by road and rail. Our freight container products include curtain-side, refrigerated and bulk cargo containers, together with a range of standard and industry-specific dry freight containers.

Quarter Ended December 31, 2009 (“QE FY 2010”) Compared to Quarter December 31, 2008 (“QE FY 2009”)

The following compares our QE FY 2010 results of operations with our QE FY 2009 results of operations.

Revenues. Total revenues were $39.1 million in QE FY 2010, as compared with revenues of $42.6 million in QE FY 2009, representing a decline of 8%.  Total revenues at Royal Wolf increased by $4.1 million, or 19%, to $25.3 million, but total revenues at Pac-Van declined by $7.6 million, or 36%, to $13.8 million.  The strengthening in the average Australian dollar to the U.S. dollar in QE FY 2010 versus QE FY 2009 discussed below was the reason for the increase at Royal Wolf, which otherwise would have shown a reduction of approximately 11% in total revenues.  The economic downturn in both our geographic segments during QE FY 2010 resulted in a significant reduction in our overall business, but particularly in the construction-related and mining and defense sectors in the United States and the Asia –Pacific area, respectively.  These sectors experienced aggregate declines in revenues of approximately $7.0 million and $1.4 million, respectively, in QE FY 2010 from QE FY 2009.  Sales and leasing revenues represented 49% and 51% of total revenues in QE FY 2010, respectively, and 50% each of total revenues in QE FY 2009.

Sales revenues declined approximately 10% in QE FY 2010 when compared to QE FY 2009, with Royal Wolf sales increasing by $2.3 million and Pac-Van sales declining by $4.3 million.  Excluding the benefit of the translation as a result of the stronger Australian dollar, Royal Wolf’s sales revenues would have decreased by 13%.  In QE FY 2009, sales revenues at Pac-Van benefited by a single sale of $4.5 million.  In QE FY 2010, sales in the Asia-Pacific area declined $0.6 million in our national accounts group (or non-retail operations) primarily because of the reduced activity in the mining and defense sector and increased $2.9 million in our CSC retail operations from QE FY 2009.

The $0.6 million decrease in our national accounts group consisted of a $7.1 million reduction due to lower prices, which was substantially offset by a $3.9 million increase due to higher unit sales and a favorable foreign exchange rate effect of $2.6 million.  The decrease in our sales prices is primarily due to sales of certain mining container units that remain in inventory as a result of a cancelled leasing order in FY 2009.  There are 162 of these units available for sale at December 31, 2009, at a cost of approximately $16,000 each, which we anticipate selling in the range of $20,000 per unit.

The $2.9 million increase in our retail operations consisted of a $5.1 million increase in sales prices and a favorable foreign exchange rate effect of $1.9 million, offset somewhat by a $4.1 million reduction from lower unit sales.  The sales revenue increase was primarily due from demand in our CSCs in Western Australia and the Northern Territory because of increased oil exploration activities in those regions.  Sales pricing overall has increased, but not proportionately, reflecting the increased cost of primarily our 20-foot and 10-foot mini-cube containers.

Leasing revenues declined by $1.4 million, or 7%, to $19.9 million in QE FY 2010 from $21.3 million in QE FY 2009; primarily due to lower utilization and lease rates at Pac-Van, which resulted in a reduction of $3.3 million.  Leasing revenues at Royal Wolf increased $1.9 million, or 9%, driven by an increase of $0.4 million due to growth in the average pricing on lease per month ($0.2 million increase in both our retail business and national accounts group) and a favorable foreign exchange rate effect of $2.5 million; offset somewhat by a decrease of $1.0 million in the average total number of units on lease per month ($0.5 million in both our retail business and national accounts group).  However, the size of the lease fleet has decreased by 11% since December 31, 2008 in the Asia-Pacific area and the lower units on lease, without the translation benefit of the stronger Australian dollar, resulted in a net reduction of 9% in leasing revenues.

At Royal Wolf, average utilization in the retail operations was 79% during QE FY 2010, as compared to 77% during QE FY 2009; and average utilization in the national accounts group operations was 78% during QE FY 2010, as compared to 82% during QE FY 2009. Overall average utilization at Royal Wolf was 79% in QE FY 2010, as compared to 78% in QE FY 2009.  The average monthly lease rate of containers in QE FY 2010 for Royal Wolf was AUS$158, as compared to AUS$148 in QE FY 2009.  Though the unit size of our lease fleet has decreased since December 31, 2008 because of our efforts to curtail expenditures, our average utilization and monthly lease rates have increased.  We believe this is reflective of our position as the only national company in the mobile storage industry in Australia and New Zealand.  Royal Wolf continually reviews each local market in which it does business to determine if local factors justify increases or decreases in lease rates and the effect these changes would have on utilization and revenues.

At Pac-Van, average utilization rates were 80%, 64% and 79% and average monthly lease rates were $86, $244 and $923 for containers, mobile offices and modular units, respectively, during QE FY 2010; as compared to 75%, 66% and 80% and $99, $278 and $1,081 for containers, mobile offices and modular units, respectively, during QE FY 2009.  The lower monthly lease rates reflect the competitive pressures in the current U.S. economy to maintain lease revenues and utilization rates; particularly in the construction industry in which Pac-Van has historically had over 40% of its business.  Maintaining utilization rates are of particular importance as under its senior secured credit facility led by Bank of America, N.A. (“BOA”), Pac-Van is required to maintain a minimum composite utilization rate, as defined, of over 70% at each quarterend.  The impact of this is that Pac-Van would be more apt to reduce its monthly lease rate to maintain its utilization than Royal Wolf.  At December 31, 2009, the composite utilization rate was 71%.

The average value of the Australian dollar against the U.S. dollar strengthened during QE FY 2010 as compared to QE FY 2009. The average currency exchange rate of one Australian dollar during QE FY 2009 was $0.67306 U.S. dollar compared to $0.90837 U.S. dollar during QE FY 2010. This fluctuation in foreign currency exchange rates resulted in a decrease to our total revenues at Royal Wolf of $7.0 million in QE FY 2010 when compared to QE FY 2009.

Cost of Sales. Cost of sales (which is the cost related to our sales revenues only and exclusive of the line items discussed below) decreased by a net $1.2 million to $16.9 million during QE FY 2010 from $18.1 million during QE FY 2009, though not proportionately with the reduction in sales of $3.5 million.  Our gross profit percentage from sales revenues deteriorated during QE FY 2010 to approximately 12%, as compared to 15% during QE FY 2009, reflecting the downward pressures on our margins in the current economic environment.

Direct Leasing Costs, Selling and General Expenses. Direct leasing costs (which include the direct costs associated with leasing operations, except depreciation and amortization), selling and general expenses decreased by $0.8 million during QE FY 2010 to $14.5 million from $15.3 million during QE FY 2009.  This reduction was not quite proportionate with the reduction in revenues since, as a percentage of revenues, leasing, selling and general expenses increased slightly to 37% in QE FY 2010 from 36% in QE FY 2009.  On an absolute basis, the decrease of $0.8 million was primarily due to our cost cutting measures implemented subsequent to QE FY 2009. This cost cutting involved: (1) salaries and related payroll costs as a result of staff reductions and lower bonuses, (2) less discretionary spending and (3) better control of our professional costs.

In general, Pac-Van’s operating expenses as a percentage of revenues are higher than Royal Wolf’s percentage as: (1) Royal Wolf’s mix of QE FY 2010 sales to leasing revenue at 58% is higher than the 34% at Pac-Van, (2) Pac-Van has invested in an office modular fleet which is a lower margin product line; and (3) Pac-Van has less density in its retail markets.

Depreciation and Amortization. Depreciation and amortization increased by $1.2 million to $5.1 million during QE FY 2010 from $3.9 million during QE FY 2009. The increase was primarily due to the translation effect of the stronger Australian dollar in QE FY 2010 versus QE FY 2009, which increased depreciation and amortization by $0.9 million in QE FY 2010, as well as the effect of net capital expenditures since December 31, 2008.

Interest Expense. Interest expense of $4.1 million in QE FY 2010 was $1.6 million lower than the $5.7 million in QE FY 2009.  This was due primarily to an overall $1.0 million interest reduction at Royal Wolf and a $0.6 million reduction at Pac-Van caused by lower effective interest rates (including foreign translation effect) on lower average borrowings in QE FY 2010 as compared to QE FY 2009 and the fact that we had an unrealized gain on interest rate swap and option contracts totaling $40,000 in QE FY 2010 versus an unrealized loss of $1.4 million in QE FY 2009.  Royal Wolf’s weighted-average interest rate (without the effect of the interest rate swap and option contracts) was 10.2% in QE FY 2010, as compared to 11.9% in QE FY 2009; and Pac-Van’s weighted-average interest rate in QE FY 2010 was 5.6%, as compared to 6.9% in QE FY 2009.  Pac-Van had interest expense of $1.3 million in QE FY 2010 versus $1.9 million in QE FY 2009.

Foreign Currency Exchange. We have certain U.S. dollar-denominated debt at Royal Wolf, including intercompany borrowings, which are remeasured at each financial reporting date with the impact of the remeasurement being recorded in our consolidated statements of operations. Unrealized gains and losses resulting from such remeasurement due to changes in the Australian exchange rate to the U.S. dollar could have a significant impact in our reported results of operations, as well as any realized gains and losses from the payments on such U.S. dollar-denominated debt and intercompany borrowings. As noted above, the average value of the U.S. dollar weakened against the Australian dollar during QE FY 2010 as compared to QE FY 2009 and from September 30, 2009 to December 31, 2009. The currency exchange rate of one Australian dollar at September 30, 2009 was $0.8729 U.S. dollar compared to $0.89310 U.S. dollar at December 31, 2009. In QE FY 2010, unrealized and realized foreign exchange gains were minimal and unrealized gains on forward currency exchange contracts totaled $0.6 million.  In QE FY 2009, unrealized foreign exchange losses totaled $3.9 million and realized exchange losses totaled $0.2 million.  Unrealized gains on forward currency exchange contracts totaled $1.1 million in QE FY 2009.

Income Taxes. Our effective income tax increased to 36.5% during QE FY 2010 from the QE FY 2009 effective rate of 34.7% rate (which resulted in an income tax benefit), primarily because we are now required to file tax returns in multiple U.S. states as a result of the Pac-Van acquisition.

Noncontrolling Interest. Noncontrolling interest, which represents Bison Capital’s 13.8% interest in Royal Wolf, was a charge of $0.6 million in QE FY 2010, as compared to a benefit of $1.2 million in QE FY 2009.  As discussed in Note 8 of Notes to Condensed Consolidated Financial Statements, we commenced accreting the redemption value of the Bison Capital put option over the period from July 1, 2009 through June 30, 2011, which resulted in a charge to noncontrolling interest in QE FY 2010.  In QE FY 2009, the benefit was due to the substantial net loss incurred at Royal Wolf in QE FY 2009; primarily as a result of the unrealized losses on foreign exchange and interest rate swap an option contracts discussed above.

Net Loss Attributable to Stockholders. We had a net loss attributable to stockholders of $1.1 million during QE FY 2010, which is comparable to the net loss of $1.0 million during QE FY 2009, primarily as a result of the favorable impact of the foreign currency exchange gains and reduced interest expense in QE FY 2010 being offset by the lower profitability at both of our operating units and by the charge for the accretion of the Bison put option.

Six Months Ended December 31, 2009 (“YTD FY 2010”) Compared to Six Months Ended December 31, 2008 (“YTD FY 2009”)

The following compares our YTD FY 2010 results of operations with our YTD FY 2009 results of operations.

Revenues. Revenues totaled $74.4 million in YTD FY 2010 versus $74.2 in YTD FY 2009. The increase of a net $6.8 million in revenues at Pac-Van, which we acquired on October 1, 2008, was substantially offset by a $6.6 million decrease, or 13%, in revenues in YTD FY 2010 from YTD FY 2009 at Royal Wolf.  The strengthening in the average Australian dollar to the U.S. dollar in YTD FY 2010 versus YTD FY 2009 discussed below mitigated the decrease at Royal Wolf, which otherwise would have shown a reduction of approximately 23% in total revenues. The economic downturn in both our geographic segments during YTD FY 2010 resulted in a significant reduction in our overall business, but particularly in the construction-related sector in the United States and in the mining and defense and transportation (road and rail) sectors in the Asia-Pacific area.  These sectors had an aggregate decline in revenues of approximately $7.0 million and $8.2 million from YTD FY 2009, respectively.  Sales and leasing revenues represented 48% and 52% of total revenues in YTD FY 2010 and 57% and 43% of total revenues in YTD FY 2009, respectively; the more favorable leasing revenue mix in YTD FY 2010 resulting primarily from our acquisition of Pac-Van.

Sales during YTD FY 2010 amounted to $35.9 million, compared to $42.3 million during YTD FY 2009; representing a decrease of $6.4 million, or 15%. The decrease was primarily because sales at Royal Wolf were $6.6 million lower in YTD FY 2010 from YTD FY 2009, but this reduction was offset somewhat by a net sales increase in YTD FY 2010 from YTD FY 2009 of $0.2 million as a result of the acquisition of Pac-Van which, in YTD FY 2009, benefited by a single sale of $4.5 million.  In YTD FY 2010, sales in the Asia-Pacific area declined $7.1 million in our national accounts group (or non-retail operations), primarily because of the reduced activity in the mining and defense and transportation sectors; and increased $0.5 million in our CSC retail operations from YTD FY 2009.

The $7.1 million decrease in our national accounts group consisted of an $11.0 million reduction due to lower prices, which was substantially offset by a $1.7 million increase due to higher unit sales and a favorable foreign exchange rate effect of $2.2 million.  The decrease in our sales prices is primarily due to sales of certain mining container units that remain in inventory as a result of a cancelled leasing order in FY 2009.  There are 162 of these units available for sale at December 31, 2009, at a cost of approximately $16,000 each, which we anticipate selling in the range of $20,000 per unit.

The $0.5 million increase in our retail operations consisted of a $2.0 million increase in sales prices and a favorable foreign exchange rate effect of $1.4 million, offset somewhat by a $2.9 million reduction from lower unit sales.  The sales revenue increase was primarily due from demand in our CSCs in Western Australia and the Northern Territory because of increased oil exploration activities in those regions.  Sales pricing overall has increased, but not proportionately, reflecting the increased cost of primarily our 20-foot and 10-foot mini-cube containers.

Leasing revenues during YTD FY 2010 amounted to $38.5 million compared to $31.9 million during YTD FY 2009, representing an increase of $6.6 million, or 21%. The increase was primarily due to a net leasing revenue increase of $6.7 million in YTD FY 2010 from YTD FY 2009 as result of the acquisition of Pac-Van, offset slightly by a decrease in leasing revenues at Royal Wolf of $0.1 million in YTD FY 2010 from YTD FY 2009.  The slight decrease in leasing revenues was driven by an increase of $0.8 million due to growth in the average pricing on lease per month ($0.2 million in our retail business and $0.6 in our national accounts group) and a favorable foreign exchange rate effect of $1.3 million; offset somewhat by a decrease of $2.0 million in the average total number of units on lease per month ($1.1 million in our retail business and $0.9 million national accounts group). However, without the translation benefit of the stronger Australian dollar, leasing revenues declined 10% in YTD FY 2010 from YTD FY 2009 at Royal Wolf.

At Royal Wolf, average utilization in the retail operations was 76% during YTD FY 2010, as compared to 78% during YTD FY 2009; and average utilization in the national accounts group operations was 71% during YTD FY 2010, as compared to 79% during YTD FY 2009. Overall average utilization at Royal Wolf was 75% in YTD FY 2010, as compared to 79% in YTD FY 2009.  The average monthly lease rate of containers in YTD FY 2010 for Royal Wolf was AUS$138, as compared to AUS$123 in QE FY 2009.  The downturn in the Asia-Pacific area was reflected in the reduction of our utilization rates in YTD FY 2010 from YTD FY 2009; however, our average monthly lease rate increased, which we believe is reflective of our position as the only national company in the mobile storage industry in Australia and New Zealand.  Royal Wolf continually reviews each local market in which it does business to determine if local factors justify increases or decreases in lease rates and the effect these changes would have on utilization and revenues.

At Pac-Van, average utilization rates were 78%, 66% and 79% and monthly lease rates were $88, $244 and $946 for containers, mobile offices and modular units, respectively, during YTD FY 2010; as compared to 76%, 69% and 81% and $100, $276 and $1,103 for containers, mobile offices and modular units, respectively, during YTD FY 2009, including the quarter prior to our acquisition of Pac-Van.  The lower monthly lease rates reflect the competitive pressures in the current U.S. economy to maintain lease revenues and utilization rates; particularly in the construction industry in which Pac-Van has over 40% of its business.  Maintaining utilization rates are of particular importance as under its senior secured credit facility led by BOA, Pac-Van is required to maintain a minimum composite utilization rate, as defined, of over 70% at each quarterend.  The impact of this is that Pac-Van would be more apt to reduce its monthly lease rate to maintain its utilization than Royal Wolf.  At December 31, 2009, the composite utilization rate was 71%.

The average value of the Australian dollar against the U.S. dollar strengthened during YTD FY 2010 as compared to YTD FY 2009. The average currency exchange rate of one Australian dollar during YTD FY 2009 was $0.7824 U.S. dollar compared to $0.8704 U.S. dollar during YTD FY 2010. This fluctuation in foreign currency exchange rates resulted in a decrease to our total revenues at Royal Wolf of $4.9 million in YTD FY 2010 when compared to YTD FY 2009.

Cost of Sales.  Cost of sales (which is the cost related to our sales revenues only and exclusive of the line items discussed below) decreased by a net $5.6 million to $30.7 million during YTD FY 2010 from $36.3 million during YTD FY 2009, which was relatively proportionate with the reduction in sales of $6.4 million.  Our gross profit percentage from sales revenues, while remaining constant in YTD FY 2010 with YTD FY 2009 at approximately 14%, has deteriorated in QE FY 2010 from the quarter ended September 30, 2009 reflecting the downward pressures on our margins in the current economic environment.

Direct Leasing Costs, Selling and General Expenses. Direct leasing costs (which include the direct costs associated with leasing operations, except depreciation and amortization), selling and general expenses increased by $4.9 million during YTD FY 2010 to $28.6 million from $23.7 million during YTD FY 2009. This increase included $7.4 million incurred at Pac-Van during the quarter ended September 30, 2009, to which there was no comparable cost in the quarter ended September 30, 2008 of the prior year since Pac-Van was not acquired until October 1, 2008.  This increase was offset somewhat by a $1.8 million decrease at Pac-Van from $9.0 million in QE FY 2009 to $7.2 million in QE FY 2010 and a $0.7 million decrease at Royal Wolf, which incurred $12.7 million in YTD FY 2010 as compared to $13.4 million in YTD FY 2009.  These reductions were not quite proportionate with the reduction in revenues since, as a percentage of revenues, leasing, selling and general expenses increased slightly to 38% in YTD FY 2010 from 32% in QE FY 2009.  On an absolute basis, the decrease of $2.5 million was primarily due to our cost cutting measures implemented subsequent to YTD FY 2009. This cost cutting involved: (1) salaries and related payroll costs as a result of staff reductions and lower bonuses, (2) less discretionary spending and (3) better control of our professional costs.

In general, Pac-Van’s operating expenses as a percentage of revenues are higher than Royal Wolf’s percentage as: (1) Royal Wolf’s mix of YTD FY 2010 sales to leasing revenue at 58% is higher than the 33% at Pac-Van, (2) Pac-Van has invested in an office modular fleet which is a lower margin product line; and (3) Pac-Van has less density in its retail markets.

Depreciation and Amortization. Depreciation and amortization increased by $3.1 million to $10.4 million during YTD FY 2010 from $7.3 million during YTD FY 2009. The increase was primarily due to adjustments to fixed assets and identifiable intangible assets as a result of the Pac-Van acquisition, the effect of net capital expenditures since December 31, 2008 and the translation effect of the stronger Australian dollar in YTD FY 2010 versus YTD FY 2009, which increased depreciation and amortization by $0.7 million in YTD FY 2010. Depreciation and amortization at Pac-Van during the quarter ended September 30, 2009 totaled $1.4 million.

Interest Expense. Interest expense of $7.8 million in YTD FY 2010 was $2.3 million lower than the $10.1 million in YTD FY 2009.  This was due primarily to an overall $3.0 million interest reduction (including foreign translation effect) at Royal Wolf, caused by a lower effective interest rate and an unrealized gain on interest rate swap and option contracts totaling $0.2 million in YTD FY 2010 versus an unrealized loss of $2.9 million in YTD FY 2009.  Royal Wolf’s weighted-average interest rate was 10.1% in YTD FY 2010, as compared to 12.3% in YTD FY 2009.  Two small acquisitions and capital expenditure requirements in the Asia-Pacific area were funded primarily by borrowings under the senior credit facility with Australia and New Zealand Banking Group Limited (“ANZ”).  The Pac-Van acquisition, another small acquisition and capital requirements in the U.S. were funded principally with the assumption of and borrowings under the BOA senior credit facility and the senior subordinated secured note payable to SPV Capital Funding, L.L.C. (“SPV”).  Interest expense at Pac-Van, with a weighted-average rate of 5.4%, totaled $2.6 million in YTD FY 2010 (of which $1.3 million was incurred in the quarter ended September 30, 2009); as compared to 8.9% in YTD FY 2009, including the quarter prior to our acquisition of Pac-Van.

Foreign Currency Exchange. We have certain U.S. dollar-denominated debt at Royal Wolf, including intercompany borrowings, which are remeasured at each financial reporting date with the impact of the remeasurement being recorded in our consolidated statements of operations. Unrealized gains and losses resulting from such remeasurement due to changes in the Australian exchange rate to the U.S. dollar could have a significant impact in our reported results of operations, as well as any realized gains and losses from the payments on such U.S. dollar-denominated debt and intercompany borrowings. As noted above, the average value of the U.S. dollar against the Australian dollar weakened during YTD FY 2010 as compared to YTD FY 2009 and from June 30, 2009 to December 31, 2009. The currency exchange rate of one Australian dollar at June 30, 2009 was $0.8048 U.S. dollar compared to $0.8931 U.S. dollar at December 31, 2009. In YTD FY 2010, unrealized and realized foreign exchange gains totaled $2.0 million and $0.4 million, respectively, and unrealized gains on forward currency exchange contracts totaled $0.8 million.  In YTD FY 2009, unrealized foreign exchange losses totaled $9.7 million and realized exchange losses totaled $3.4 million; primarily because of a realized exchange loss of $2.8 million as a result of Royal Wolf’s repayment of intercompany advances totaling $21.5 million in September 2008. We had advanced $20.0 million of the proceeds received from our warrant exercise program in May 2008 to Royal Wolf for the temporary reduction of long-term borrowings prior to the ultimate use of these proceeds in the acquisition of Pac-Van on October 1, 2008.  Unrealized gains on forward currency exchange contracts totaled $2.4 million in YTD FY 2009.

Income Taxes. Our effective income tax increased to 36.5% during YTD FY 2010 from the YTD FY 2009 effective rate of 34.8% rate (which resulted in an income tax benefit), primarily because we are now required to file tax returns in multiple U.S. states as a result of the Pac-Van acquisition.

Noncontrolling Interest. Noncontrolling interest, which represents Bison Capital’s 13.8% interest in Royal Wolf, was a charge of $1.1 million in YTD FY 2010, as compared to a benefit of $2.8 million in YTD FY 2009.  As discussed in Note 8 of Notes to Condensed Consolidated Financial Statements, we commenced accreting the redemption value of the Bison Capital put option over the period from July 1, 2009 through June 30, 2011, which resulted in a charge to noncontrolling interest in YTD FY 2010.  In YTD FY 2009, the benefit was due to the substantial net loss incurred at Royal Wolf in YTD FY 2009; primarily as a result of the unrealized losses on foreign exchange and interest rate swap an option contracts discussed above.

Net Income Attributable to Stockholders. We had a net loss attributable to stockholders of $1.1 million during YTD FY 2010, as compared to a net loss of $6.0 million during YTD FY 2009, primarily as a result of the operating profit from Pac-Van in the quarter ended September 30, 2009, the favorable impact of the foreign currency exchange gains and reduced interest expense in QE FY 2010 versus QE FY 2009, somewhat offset by the lower profitability at both of our operating units and by the charge for the accretion of the Bison put option.

Year Ended June 30, 2009 (“FY 2009”) Compared to Year Ended June 30, 2008 (“FY 2008”)

     We had no business or operations prior to our acquisition of Royal Wolf on September 13, 2007. Comparisons of our results of operations for FY 2009 with FY 2008 therefore are not particularly meaningful. We believe a more meaningful comparison is the results of our operations for FY 2009 with the combined results of our operations and Royal Wolf during FY 2008. To assist in this comparison, the following table sets forth statements of operations for the following: (i) Royal Wolf, as Predecessor, for the period July 1, 2007 to September 13, 2007; (ii) the Company, as Successor, for FY 2008, which reflects the results of operations of Royal Wolf for the period September 14, 2007 through June 30, 2008; (iii) the combined results of operations of the Predecessor and the Successor for FY 2008; and (iii) the Company, as Successor, for FY 2009. The combined FY 2008 results do not reflect any adjustments for the purchase method of accounting in the Predecessor period and is presented for comparison purposes only. The presentation of the results of operations has been updated to reflect the retrospective adoption of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations  and Topic 810,  Consolidation  (SFAS No. 160  Noncontrolling Interests in Consolidated financial Statements  ). No other financial statements of the Company were significantly impacted by the adoption of this pronouncement.

	Predecessor	Successor	Combined	Successor
	Period from
	July 1 to
	September 13,		Year Ended June 30,
	2007	2008	2008	2009
		(in thousands)
Revenues
Sales	$10,944	$68,029	$78,973	$75,528
Leasing	4,915	27,547	32,462	70,932

	15,859	95,576	111,435	146,460

Costs and expenses
Cost of sales (exclusive of the items shown separately below)	9,466	57,675	67,141	64,317
Direct leasing costs, selling and general expenses	4,210	22,161	26,371	51,040
Depreciation and amortization	653	7,367	8,020	17,045

Operating income	1,530	8,373	9,903	14,058

Interest income	14	1,289	1,303	296
Interest expense	(947)	(6,888)	(7,835)	(16,161)
Foreign currency exchange gain (loss) and other	(129)	3,814	3,685	(9,312)

	(1,062)	(1,785)	(2,847)	(25,177)

Income (loss) before provision for income taxes and noncontrolling interest	468	6,588	7,056	(11,119)

Provision (benefit) for income taxes	180	2,034	2,214	(4,374)

Net income (loss)	288	4,554	4,842	(6,745)

Noncontrolling interest	—	448	448	(3,028)

Net income (loss) attributable to stockholders	$288	$4,106	$4,394	$(3,717)

     Revenues. Revenues totaled $146.4 million in FY 2009, an increase of $35.0 million, or 31.4%, from $111.4 million in FY 2008. The increase was primarily due to $54.4 million of revenues at Pac-Van, which we acquired on October 1, 2008, offset somewhat by a $19.4 million decrease, or 17.4%, in revenues in FY 2009 from FY 2008 at Royal Wolf.

     Sales during FY 2009 amounted to $75.5 million compared to $79.0 million during FY 2008; representing a decrease of $3.5 million, or 4.4%. The decrease in total sales was primarily as a result of a reduction in sales at Royal Wolf of $23.1 million; due to a $14.0 million unfavorable foreign exchange rate effect and decreased sales of $6.7 million and $2.4 million in our national accounts group, or non-retail operations, and retail operations at the CSCs, respectively. The $2.4 million decrease in our retail operations consisted of an $11.0 million reduction due to lower prices, offset somewhat by $8.6 million from higher unit sales. The $6.7 million decrease in our national accounts group consisted of $11.6 million due to lower unit sales, offset somewhat by higher prices of $4.9 million. The decrease in sales at Royal wolf was substantially offset by $19.6 million in sales recognized at Pac-Van during FY 2009, which benefited by a single sale of $4.5 million in December 2008.

     Leasing revenues during FY 2009 amounted to $70.9 million compared to $32.4 million during FY 2008, representing an increase of $38.5 million, or 118.8%. The increase was primarily due to leasing revenues recognized at Pac-Van of $34.8 million, which had a utilization rate of 72.2% at June 30, 2009. In addition, leasing revenues at Royal Wolf increased by $3.7 million, or 11.4%, in FY 2009 from FY 2008. This was driven by an increase of $3.8 million due to growth in the average pricing on lease per month ($3.3 million in our retail business and $0.5 million in our national accounts group) and an increase of $3.8 million due to growth in the average total number of units on lease per month ($3.6 million in our retail business and $0.2 million in our national accounts group); offset somewhat by an unfavorable foreign exchange rate effect of $3.9 million. At Royal Wolf, average utilization in the retail operations was 80.0% during FY 2009, as compared to 82.0% during FY 2008; and average utilization in the national accounts group operations was 63.0% during FY 2009, as compared to 81.1% during FY 2008. Overall average utilization at Royal Wolf was 75.6% in FY 2009, as compared to 81.9% in FY 2008.

     The average value of the U.S. dollar against the Australian dollar strengthened during FY 2009 as compared to FY 2008. The average currency exchange rate of one Australian dollar during FY 2008 was $0.89646 U.S. dollar compared to $0.74803 U.S. dollar during FY 2009. This fluctuation in foreign currency exchange rates resulted in a decrease to our sales and leasing revenues at Royal Wolf of $14.0 million and $3.9 million, respectively, during FY 2009 compared to FY 2008; representing 16.1% of total revenues in FY 2008.

     Sales and leasing revenues represented 52% and 48% of total revenues in FY 2009 and 71% and 29% of total revenues in FY 2008, respectively; the more favorable leasing revenue mix in FY 2009 resulting primarily from our acquisition of Pac-Van.

     Cost of Sales. Cost of sales (which is the cost related to our sales revenues only and exclusive of the line items discussed below) decreased by $2.8 million to $64.3 million during FY 2009 from $67.1 million during FY 2008. The decrease was primarily due to foreign exchange translation effect of $9.9 million and cost decreases of $1.8 million in our retail operations and $5.7 million in the national account group operations in the Asia-Pacific area; substantially offset by cost of sales incurred at Pac-Van of $14.6 million. Our gross profit percentage from sales revenues deteriorated during FY 2009 to approximately 14.8% compared to 15.1% during FY 2008 as a result of price decreases and unfavorable product mix that resulted in a gross profit percentage of 11.3% in the Asia-Pacific area. This was offset by the more favorable gross profit percentage of 25.5% at Pac-Van during FY 2009.

     Direct Leasing Costs, Selling and General Expenses. Direct leasing costs (which include the direct costs associated with leasing operations, excluding depreciation and amortization), selling and general expenses increased by $24.6 million during FY 2009 to $51.0 million from $26.4 million during FY 2008. This increase included $24.9 million incurred at Pac-Van and an approximately $0.4 increase at GFN, which incurred $2.8 million during FY 2009 as compared to $2.4 million in FY 2008. The following table provides more detailed information about the Royal Wolf operating expenses of $23.3 million in FY 2009 as compared to $24.0 million in FY 2008:

	Year Ended June 30,
	2008	2009
	(in millions)
Salaries, wages and related	$13.1	$12.5
Share-based payments	0.3	0.4
Rent	0.4	0.4
CSC operating costs	5.0	4.5
Business promotion	1.1	1.2
Travel and meals	1.1	0.8
IT and telecommunications	0.8	0.8
Professional costs	1.9	1.6
Other	0.3	1.1

	$24.0	$23.3

     Operating expenses at Royal Wolf decreased by $0.7 million, or 2.9%, in FY 2009 from FY 2008. As a percentage of revenues, it increased to 25.3% in FY 2009 from 21.5% in FY 2008; primarily as a result of the lower revenues at Royal Wolf in FY 2009 from FY 2008. The major decreases in leasing, selling and general expenses for FY 2009 were: (1) salaries and related payroll costs decreased as a result of staff reductions and lower bonuses, (2) less discretionary spending on retail business (“CSC operating costs”) including travel and meals, and (3) better control of our professional costs. As a percentage of revenues, operating expenses at Pac-Van were 45.8% during FY 2009. Pac-Van’s operating expenses as a percentage of revenues are higher than Royal Wolf’s percentage as: (1) Royal Wolf’s mix of FY 2009 sales to leasing revenue at 61% is higher than the 35% at Pac-Van, (2) Pac-Van has invested in an office modular fleet which is a lower margin product line; and (3) Pac-Van has less density in its retail markets. Overall, total operating expenses as a percentage of revenues were 34.8% in FY 2009, as compared to 23.7% in FY 2008.

     Depreciation and Amortization. Depreciation and amortization increased by $9.0 million to $17.0 million during FY 2009 from $8.0 million during FY 2008. The increase was primarily due to adjustments to fixed assets and identifiable intangible assets as a result of the Pac-Van acquisition, as well as three other smaller acquisitions since June 2008. Depreciation and amortization at Pac-Van totaled $5.7 million during FY 2009.

     Interest Income. We had interest income of $1.0 million earned in FY 2008 on marketable securities held in a trust account, which we were required to maintain as a blank-check company prior to our acquisition of Royal Wolf (the “Trust Account”).

     Interest Expense. The increase in interest expense of $8.4 million in FY 2009 to $16.2 million, as compared to $7.8 million in FY 2008, was due primarily to the increase in total long-term debt; which was $81.3 million at June 30, 2008 and $200.3 million at June 30, 2009, and an unrealized loss on interest rate swap and option contracts totaling $2.1 million. The increase in total debt since FY 2008 was due primarily to our acquisition of Pac-Van and three other smaller acquisitions since June 2008, funded principally with borrowings under the senior credit facility with Australia and New Zealand Banking Group Limited (“ANZ”) and the secured senior subordinated notes issued to Bison Capital; as well as the assumption of the senior credit facility with a syndication of four financial institutions led by LaSalle National Association, now Bank of America, N.A. (“BOA”), and the senior subordinated secured note payable to SPV Capital funding, L.L.C. (“SPV”) in connection with our acquisition of Pac-Van.

     Foreign Currency Exchange. We have certain U.S. dollar-denominated debt at Royal Wolf, including intercompany borrowings, which are remeasured at each financial reporting date with the impact of the remeasurement being recorded in our consolidated statements of operations. Unrealized gains and losses resulting from such remeasurement due to changes in the Australian exchange rate to the U.S. dollar could have a significant impact in our reported results of operations, as well as any realized gains and losses from the payments on such U.S. dollar-denominated debt and intercompany borrowings. As noted above, the average value of the U.S. dollar against the Australian dollar strengthened during FY 2009 as compared to FY 2008 and, in addition, the U.S. dollar strengthened against the Australian dollar from June 30, 2008 to June 30, 2009. The currency exchange rate of one Australian dollar at June 30, 2008 was $0.9615 U.S. dollar compared to $0.8048 U.S. dollar at June 30, 2009. In addition, we incurred a significant realized exchange loss of $2.8 million as a result of Royal Wolf’s repayment of intercompany advances totaling $21.5 million in September 2008. We advanced $20.0 million of the proceeds received from our warrant exercise program in May 2008 to Royal Wolf for the temporary reduction of long-term borrowings prior to the ultimate use of these proceeds in the acquisition of Pac-Van on October 1, 2008. In FY 2009, unrealized and realized foreign exchange losses totaled $6.6 million and $2.8 million, respectively. These foreign exchange losses were somewhat offset in FY 2009 by unrealized gains on forward currency exchange contracts, which totaled $0.2 million.

     Income Taxes. Our effective income tax rate (which resulted in an income tax benefit) increased to 39.3% during FY 2009 from the FY 2008 effective rate of 31.4%, primarily as a result of the favorable income tax impact of the amortization of goodwill acquired in acquisitions made in the Asia-Pacific area, which is deductible for U.S. income tax reporting purposes, and the recognized benefit of Australian and U.S. net operating losses. As of June 30, 2009, we had a U.S. federal net operating loss carryforward of approximately $34.8 million, which expires if unused during fiscal years 2019 to 2029.

     Noncontrolling Interest. Noncontrolling interest, which represents Bison Capital’s 13.8% interest in Royal Wolf, was a benefit of $3.0 million in FY 2009, as compared to a reduction of $0.5 million in FY 2008, due to the substantial net loss incurred at Royal Wolf in FY 2009; primarily as a result of the unrealized losses on foreign exchange and interest rate swap an option contracts discussed above.

     Net Income (Loss) Attributable to Stockholders. We had a net loss attributable to stockholders of $3.7 million during FY 2009, as compared to net income attributable to stockholders of $4.4 million during FY 2008, primarily as a result of the unfavorable impact of the foreign currency exchange losses and increased interest expense FY 2009 versus FY 2008; offset somewhat by the operating profit from Pac-Van, which we acquired on October 1, 2008.

Year Ended June 30, 2008 (“FY 2008”) Compared to Year Ended June 30, 2007 (“FY 2007”)

	Predecessor		Successor	Combined
	Year	Period from	Year
	Ended	July 1 to	Ended
	June 30,	September 13,	June 30,
	2007	2007	2008
		(In thousands)
Revenues
Sale of containers	$52,929	$10,944	$68,029	$78,973
Leasing of containers	21,483	4,915	27,547	32,462

	74,412	15,859	95,576	111,435

Costs and expenses
Cost of sales (exclusive of the items shown separately below)	46,402	9,466	57,675	67,141
Leasing, selling and general expenses	20,761	4,210	22,161	26,371
Depreciation and amortization	2,577	653	7,367	8,020

Operating income	4,672	1,530	8,373	9,903

Interest income	413	14	1,289	1,303
Interest expense	(4,378)	(947)	(6,888)	(7,835)
Foreign currency exchange gain (loss) and other	95	(129)	3,814	3,685

	(3,870)	(1,062)	(1,785)	(2,847)

Income (loss) before provision for income taxes and noncontrolling interest	802	468	6,588	7,056

Provision for income taxes	490	180	2,034	2,214

Net income	312	288	4,554	4,842

Noncontrolling interest	—	—	448	448

Net income attributable to stockholders	$312	$288	$4,106	$4,394

     Revenues. Sales of containers during FY 2008 amounted to $79.0 million compared to $52.9 million during FY 2007; representing an increase of $26.1 million or 49.3%. This increase was due to growth in revenues from sales of containers in our retail operations of $13.4 million, sales of $5.2 million in our national accounts group or non-retail operations and $7.5 million due to favorable foreign exchange rates. The $13.4 million increase in our retail operations consisted of $6.4 million due to higher unit sales and $7.0 million due to price increases. The $5.2 million increase in our national accounts group operations consisted of $3.6 million due to higher unit sales and $1.6 million due to price increases.

     Leasing of container revenues during FY 2008 amounted to $32.5 million compared to $21.5 million during FY 2007, representing an increase of $11.0 million, or 51.2%. This was driven by favorable foreign exchange rates of $3.1 million, an increase of $1.4 million in our average total number of units on lease per month in our portable container building business, which increased by 58.7% during FY 2008 compared to FY 2007; and an increase of $6.5 million in our average total number of units on lease per month in our portable storage container business, primarily as a result of our acquisition of the assets of GE SeaCo in November 2007, CHS in February 2008, RWNZ in April 2008 and Tomago in June 2008. Average utilization in our retail operations was 82.0% during FY 2008, as compared to 82.8% during FY 2007; and our average utilization in our national accounts group operations was 81.1% during FY 2008, as compared to 76.5% during FY 2007. Overall our average utilization was 81.9% in FY 2008, as compared to 80.4% in FY 2007.

     The average value of the U.S. dollar against the Australian dollar declined during FY 2008 as compared to FY 2007. The average currency exchange rate of one Australian dollar during FY 2007 was $0.78592 U.S. dollar compared to $0.89646 U.S. dollar during FY 2008. This fluctuation in foreign currency exchange rates resulted in an increase to our container sales and leasing revenues of $7.5 million and $3.1 million, respectively, during FY 2008 compared to FY 2007; representing 28.6% of the increase in total revenues; or 14.2% of total revenues in FY 2007.

     Sales of containers and leasing of containers represented 71% and 29% of total revenues in both FY 2008 and FY 2007.

     Cost of Sales. Cost of sales (which is the cost related to our sales revenues only and exclusive of the line items discussed below) in our container sales business increased by $20.7 million to $67.1 million during FY 2008 compared to $46.4 million during FY 2007. The increase was primarily due to foreign exchange translation effect of $6.1 million and cost increases of $10.2 million and $3.9 million in our retail and national account group operations, respectively. Our gross profit margin from sales revenues improved during FY 2008 to 15.1% compared to 12.3% during FY 2007 as a result of price increases and favorable product mix.

     Direct Leasing Costs, Selling and General Expenses. Direct leasing costs (which include the direct costs associated with leasing operations, excluding depreciation and amortization), selling and general expenses increased by $5.6 million, or 26.9%, during FY 2008 to $26.4 million from $20.8 million during FY 2007. This increase includes approximately $2.4 million, or 42.9% of the increase, incurred at GFN. The following table provides more detailed information about the Royal Wolf operating expenses of $24.0 million in FY 2008 as compared to $20.8 million in FY 2007:

	Year Ended June 30,
	2007	2008
	(in millions)
Salaries, wages and related	$9.6	$13.1
Share-based payments	3.7	0.3
Rent	0.2	0.4
CSC operating costs	2.7	5.0
Business promotion	0.8	1.1
Travel and meals	0.8	1.1
IT and telecommunications	0.6	0.8
Professional costs	1.4	1.9
Other	1.0	0.3

	$20.8	$24.0

     FY 2007 included a shared-based payment expense of approximately $3.7 million to recognize the full vesting of options as a result of the purchase of approximately 80% of RWA by Bison Capital in March 2007. The increase in FY 2008 from FY 2007 in salaries, wages and related expenses and CSC costs of $3.5 million and $2.3 million, respectively, were primarily due to the increase in number of sales and marketing personnel as we continue to expand our infrastructure for growth. As a percentage of revenues, operating expenses at Royal Wolf decreased to 21.5% in FY 2008 from 28.0% (23.4% not including the net effect of share-based payment in March 2007) in FY 2007.

     Depreciation and Amortization. Depreciation and amortization expenses increased by $5.4 million to $8.0 million during FY 2008 compared to $2.6 million during FY 2007. The increase was primarily the result of adjustments to fair values of fixed assets and identifiable intangible assets as a result of acquisitions. The amortization of identifiable intangible assets (customer lists and non-compete agreements) represented approximately $2.5 million of this increase. In addition, during the fourth quarter of FY 2007, Royal Wolf revised the estimated useful life and residual value of its containers for lease fleet. The financial impact of the revision resulted in depreciation expense for FY 2007 being $1.0 million less than what it would have been if the previous useful life estimate had been applied.

     Interest Income. We had interest income earned on marketable securities held in the Trust Account of $1.0 million in FY 2008.

     Interest Expense. The increase in interest expense of $3.4 million in FY 2008, as compared to FY 2007, was due primarily to an increase in total long-term debt; which was $44.2 million at June 30, 2007 and $81.3 million at June 30, 2008. The increase in total debt in FY 2008 was due primarily to our acquisitions of Royal Wolf, GE SeaCo, CHS, RWNZ and Tomago; funded principally with the senior credit facility with Australia and New Zealand Banking Group Limited, or ANZ, and the secured senior subordinated notes issued to Bison Capital.

          Foreign Currency Exchange. As a result of the acquisition of Royal Wolf, we now have certain U.S. dollar-denominated debt at Royal Wolf, including intercompany borrowings, which are remeasured at each financial reporting date with the impact of the remeasurement being recorded in our consolidated statements of operations. We had foreign currency exchange gains of approximately $3.8 million in FY 2008 because the Australian dollar strengthened against the U.S. dollar during FY 2008 as compared to FY 2007. Effective October 1, 2007, the foreign exchange effect of the principal balance of the U.S. dollar-denominated intercompany borrowings are now included in accumulated other comprehensive income since we do not expect repayment in the foreseeable future.

          Income Taxes. Our effective income tax rate decreased to 31.4% during the FY 2008 as a result of certain non-deductible amounts included in the FY 2007 for Australian income tax purposes being extinguished and the amortization of goodwill for U.S. income tax reporting purposes being deductible in FY 2008.

          Net Income Attributable to Stockholders. We had net income attributable to stockholders of $4.4 million during FY 2008 compared to net income attributable to stockholders of $0.3 million during FY 2007 primarily as a result of increased revenues from the sales and leasing of containers in FY 2008, the fact that FY 2007 included share-based expense of approximately $3.7 million and the favorable impact of the foreign currency exchange gain, offset somewhat by increased interest expense.

Measures not in Accordance with Generally Accepted Accounting Principles in the United States (“U.S. GAAP”)

Earnings before interest, income taxes, depreciation and amortization and other non-operating costs and income (“EBITDA” and “adjusted EBITDA”) are supplemental measures of our performance that are not required by, or presented in accordance with U.S. GAAP. These measures are not measurements of our financial performance under U.S. GAAP and should not be considered as alternatives to net income, income from operations or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flow from operating, investing or financing activities as a measure of liquidity.

Adjusted EBITDA is a non-U.S. GAAP measure. We calculate adjusted EBITDA to eliminate the impact of certain items we do not consider to be indicative of the performance of our ongoing operations. You are encouraged to evaluate each adjustment and whether you consider each to be appropriate. In addition, in evaluating adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of adjusted EBITDA. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. We present adjusted EBITDA because we consider it to be an important supplemental measure of our performance and because we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, many of which present EBITDA and a form of our adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. Because of these limitations, adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or to reduce our indebtedness. We compensate for these limitations by relying primarily on our U.S. GAAP results and using adjusted EBITDA only supplementally. The following table shows our adjusted EBITDA, and the reconciliation from net income (in thousands):
	Quarter Ended December 31,		Six Months Ended December 31,
	2008	2009	2008	2009
Net income (loss)	$(2,204)	$(561)	$(8,872)	$87
Add —
Provision (benefit) for income taxes	(1,170)	(322)	(4,735)	50
Foreign currency exchange (gain) loss and other	2,998	(545)	10,715	(3,138)
Interest expense	5,716	4,132	10,080	7,839
Interest income	(65)	(63)	(186)	(122)
Depreciation and amortization	3,896	5,094	7,279	10,351
Share-based compensation expense	266	170	476	416
Adjusted EBITDA	$9,437	$7,905	$14,757	$15,483

	Predecessor		Successor	Combined	Successor
	Year	Period from
	Ended	July 1 to
	June 30,	September 13,	Year Ended June 30,
	2007	2007	2008	2008	2009
Net income (loss)	$312	$288	$4,554	$4,842	$(6,745)
Add —
Provision (benefit) for income taxes	490	180	2,034	2,214	(4,374)
Foreign currency exchange (gain) loss and other	(95)	129	(3,814)	(3,684)	9,312
Interest expense	4,378	947	6,888	7,835	16,161
Interest income	(413)	(14)	(1,289)	(1,303)	(296)
Depreciation and amortization	2,577	653	7,367	8,020	17,045
Share-based compensation expense	3,689	—	509	509	902
Adjusted EBITDA	$10,938	$2,183	$16,249	$18,432	$32,005

     Our business is capital intensive, so from an operating level, we focus primarily on adjusted EBITDA to measure our results. This measure eliminates the effect of financing transactions that we enter into and provides us with a means to track internally generated cash from which we can fund our interest expense and fleet growth objectives. In managing our business, we regularly compare our adjusted EBITDA margins on a monthly basis. As capital is invested in our established branch locations, we achieve higher adjusted EBITDA margins on that capital than we achieve on capital invested to establish a new branch (or CSC), because our fixed costs are already in place in connection with the established branches. The fixed costs are those associated with yard and delivery equipment, as well as advertising, sales, marketing and office expenses. With a new market or branch, we must first fund and absorb the start-up costs for setting up the new branch facility, hiring and developing the management and sales team and developing our marketing and advertising programs. A new branch will have low adjusted EBITDA margins in its early years until the number of units on rent increases. Because of our higher operating margins on incremental lease revenue, which we realize on a branch-by-branch basis when, the branch achieves leasing revenues sufficient to cover the branch’s fixed costs, leasing revenues in excess of the break-even amount produces large increases in profitability. Conversely, absent significant growth in leasing revenues, the adjusted EBITDA margin at a branch will remain relatively flat on a period by period comparative basis.

Liquidity and Financial Condition

Each of our two operating units, Royal Wolf and Pac Van, fund their operations substantially independent of one another. Each have term debt and bank credit facilities that provide short-term and long-term funding and require compliance with various covenants. These covenants require them to, among other things; maintain certain levels of interest coverage, EBITDA (as defined), unit utilization rate and overall leverage. In addition, we have a $1.0 million credit facility with Union Bank and have certain obligations to Bison Capital and SPV in connection with our purchase of Royal Wolf and Pac Van, respectively.

The global economic downturn and credit crises have had and continue to have an adverse impact on our business operations, making compliance with the various loan covenants very challenging. In addition, our leverage has increased due primarily to declining adjusted EBITDA and we have limited access to additional capital, except on terms that may be viewed as onerous and expensive. While we have and continue to proactively manage compliance with the covenants of our various loan agreements and believe we have satisfactory relationships with each lender, continued deterioration of the economies in which we operate could lead to a breach in one or more covenants and the lenders accelerating loan maturities.

During the fiscal year ended June 30, 2009 (“FY 2009”), we began negotiations with our lenders to modify various covenants and extend maturities. These included amending our senior credit facility with ANZ (see Note 4 of Notes to Condensed Consolidated Financial Statements) and our shareholders agreement with Bison Capital in GFN U.S. (see Note 8 of Notes to Condensed Consolidated Financial Statements). The effect of these amendments, among other things, was establishing financial covenants on the ANZ facility at less restrictive levels, as well as revising principal payment requirements, and deferring Bison Capital’s put option on their minority interest in GFN U.S. (through which we indirectly own Royal Wolf) to July 2011. Also, as a result of the ANZ credit facility amendment, we are required to pay the U.S.-denominated principal payment of $5.5 million due Bison Capital in July 2010 by a capital infusion from GFN.

Our required principal and other obligations payments (including Bison Capital’s put option) for the twelve months ended December 31, 2010 and the subsequent three calendar years are as follows (in thousands):

	Twelve Months Ending December 31,
	2010 (a)	2011	2012	2013
ANZ senior credit facility	$18,100	$9,300	$55,200	$200
Bison Capital subordinated notes	5,500	—	16,100	—
Bison put option	—	12,900	—	—
Holdback note (issued in connection with Pac-Van acquisition)	1,500	—	—	—
BOA senior credit facility	—	—	65,400	—
SPV subordinated note	—	—	—	25,000
Union Bank credit facility	—	900	—	—
Other	400	100	100	100
	$25,500	$23,200	$136,800	$25,300

(a)  Includes the invoice financing and overdraft facilities totaling $4.9 million.  These continually roll over and will be fully repaid at the maturity of the ANZ facility.

As reflected in the table above, unless conditions significantly change, a company-wide capital restructuring will be required some time before or during the calendar year 2012, as the majority of the outstanding borrowings under our secured senior and subordinated loans mature during this period.  In the foreseeable future, however, we have three principal objectives with respect to our liquidity:

1. Reduce overall leverage in each operating entity by minimizing capital expenditures and using operating cash flow to pay interest and reduce debt.

2. Operate the businesses to meet all loan covenant requirements.

3. Generate sufficient capital, either through operations or external sources, including debt or equity, to meet loan maturities and the potential payment of the Bison put option.

We believe we require net proceeds of at least $6.0 million from external financing during the fiscal year ending June 30, 2010 to achieve these objectives.  Depending on our operating performance, additional financing and/or amendments to the existing facilities may also be required. There can be no assurance that we will be successful in raising additional capital, maintaining compliance with our loan covenants, attaining amendments on our existing facilities or obtaining waivers if we were noncompliant.

We currently do not pay a dividend on our common stock and do not intend on doing so in the foreseeable future.

Cash Flow for YTD FY 2010 Compared to YTD FY 2009

Our leasing business is capital intensive and we acquire leasing assets before they generate revenues, cash flow and earnings. These leasing assets have very long useful lives and require relatively minimal maintenance expenditures. Most of the capital we deploy into our leasing business historically has been used to expand our operations geographically, to increase the number of units available for lease at our retail locations and to add to our breadth of product mix. Our operations have generated annual cash flow that exceeds our reported earnings, particularly due to the deferral of income taxes caused by accelerated depreciation that is used for tax accounting.

As we discussed above, our principal source of capital for operations consists of funds available from the senior secured credit facility with ANZ and the senior secured credit facility led by BOA. We also finance a smaller portion of capital requirements through finance leases and lease-purchase contracts, have a $1.0 million line of credit with Union Bank and have outstanding senior subordinated notes with Bison Capital and SPV. Supplemental information pertaining to our combined sources and uses of cash is presented in the table below (in thousands):

	Six Months Ended December 31,
	2008	2009
Net cash provided by operating activities	$5,534	$15,881

Net cash used by investing activities	$(34,103)	$(3,271)

Net cash provided (used) by financing activities	$26,390	$(15,211)

Operating activities. Our operations provided net cash flow of $15.9 million during YTD FY 2010, as compared to $5.5 million during YTD FY 2009. The significant increase in operating cash flows of $7.4 million in YTD FY 2010 from YTD FY 2009 was primarily due to (1) net income of $0.1 million versus a net loss of $8.9 million and (2) non-cash adjustments of (i) unrealized gains on forward exchange contracts of $0.8 million versus $2.4 million, (ii) depreciation and amortization of $10.4 million versus $7.3 million and (iii) the additional benefit in deferred income taxes of $4.9 million in YTD FY 2010 versus YTD FY 2009.  Cash provided by operating activities is enhanced by the deferral of most income taxes due to the rapid tax depreciation rate of our assets and our federal and state net operating loss carryforwards. Operating cash flow was offset somewhat by non-cash adjustments in YTD FY 2010 when compared to YTD FY 2009 for unrealized foreign exchange gains of $2.0 million versus an unrealized loss of $9.7 million and unrealized gains on interest rate swaps and options of $0.2 million versus an unrealized loss of $2.9 million.  The non-cash adjustments in YTD FY 2009 more than offset the other adjustments and uses of cash, including the realized foreign exchange losses of $2.8 million incurred primarily as a result of Royal Wolf repaying intercompany advances totaling $21.5 million.

Investing Activities. Net cash used by investing activities was $3.3 million for YTD FY 2010, as compared to $34.1 million for YTD FY 2009. In YTD FY 2009, we used $21.0 million to acquire Pac-Van and three other small acquisitions. Purchases of property, plant and equipment were reduced to approximately $0.9 million in YTD FY 2010 and $1.8 million in YTD FY 2009, and purchases of lease fleet declined significantly from $11.4 million in YTD FY 2009 to $2.4 million in YTD FY 2010; despite the acquisition of Pac-Van in QE FY 2009 and its capital requirements.  In the current economic environment, we are minimizing our capital expenditures to reduce our overall leverage and anticipate our near term investing activities will be primarily focused on acquiring (a) specific types of units that are not in our fleet and are placed on-rent, (b) technology and communication improvements for our telephone and computer systems and (c) delivery equipment whereby we would derive improved customer service levels and cost savings. The amount of cash that we use during any period in investing activities is almost entirely within management’s discretion. Other than a preferred supply agreement, which requires us to purchase up to 5,000 containers if offered to us, and the put and call options pertaining to Bison Capital’s minority interest of 13.8% in GFN U.S., we have no significant long-term contracts or other arrangements pursuant to which we may be required to purchase at a certain price or a minimum amount of goods or services.  Reference is made to Note 8 of Notes to Condensed Consolidated Financial Statements for a further discussion of our commitments and contingencies.

Financing Activities. Net cash used by financing activities was $15.2 million for YTD FY 2010, as compared to $26.4 million provided in YTD FY 2009.  During the second half of FY 2009, we made reducing our long-term debt a principal objective.  In YTD FY 2010, we reduced our long-term borrowings by $15.2 million, as compared to borrowing $27.1 million in YTD FY 2009.  These proceeds from our capital issuances and net borrowings were used together with cash flow generated from operations to primarily fund the acquisition of Pac-Van, as well as three smaller acquisitions and the expansion of our lease fleet during YTD FY 2009.

     Cash Flow for FY 2009 Compared to FY 2008

     Our leasing business is capital intensive and we acquire leasing assets before they generate revenues, cash flow and earnings. These leasing assets have very long useful lives and require relatively minimal maintenance expenditures. Most of the capital we deploy into our leasing business historically has been used to expand our operations geographically, to increase the number of units available for lease at our retail locations, and to add to our breadth of product mix. Our operations have generated annual cash flow that exceeds our reported earnings, particularly due to the deferral of income taxes caused by accelerated depreciation that is used for tax accounting.

     As we discussed above, our principal source of capital for operations consists of funds available from the senior secured credit facility with ANZ and the senior secured credit facility led by BOA. We also finance a smaller portion of capital requirements through finance leases and lease-purchase contracts, have a $1.0 million line of credit with Union Bank and have outstanding senior subordinated notes with Bison Capital and SPV. Supplemental information pertaining to our combined sources and uses of cash is presented in the table below.

	Quarter Ended September 30,
	2008	2009
Net cash provided by operating activities	$507	$7,465

Net cash used by investing activities	$(7,121)	$(2,579)

Net cash provided (used) by financing activities	$26,578	$(8,153)

     Operating activities. Our operations provided net cash flow of $7.9 million during QE FY 2010, as compared to $0.5 million during QE FY 2009. The significant increase in operating cash flows of $7.4 million in QE FY 2010 from QE FY 2009 was primarily due to (1) net income of $0.6 million versus a net loss of $6.7 million, and (2) non-cash adjustments of (i) unrealized gains on forward exchange contracts of $0.2 million versus $1.3 million, (ii) depreciation and amortization of $5.3 million versus $3.4 million and (iii) additional deferred income taxes of $4.1 million in QE FY 2010 versus QE FY 2009. Cash provided by operating activities is enhanced by the deferral of most income taxes due to the rapid tax depreciation rate of our assets and our federal and state net operating loss carryforwards. At September 30, 2009, we had a net deferred tax liability of $14.1 million. Operating cash flow was offset somewhat by non-cash adjustments in QE FY 2010 when compared to QE FY 2009 for (i) unrealized foreign exchange gains of $2.3 million versus an unrealized loss of $5.8 million and unrealized gains on interest rate swaps and options of $0.1 million versus an unrealized loss of $1.5 million. The non-cash adjustments in QE FY 2009 more than offset the other adjustments and uses of cash, including the realized foreign exchange losses of $2.8 million incurred primarily as a result of Royal Wolf repaying intercompany advances totaling $21.5 million.

     Investing Activities. Net cash used by investing activities was $2.6 million for QE FY 2010, as compared to $7.1 million for QE FY 2009. In QE FY 2009, cash of $1.0 million was used to acquire one small business in the Asia-Pacific area. Purchases of property, plant and equipment were approximately $1.0 million in both QE FY 2010 and QE FY 2009, and purchases of lease fleet declined from $5.0 million in QE FY 2009 to $1.4 million in QE FY 2010; despite the acquisition of Pac-Van and its capital requirements. In the current economic environment, we are minimizing our capital expenditures to reduce our overall leverage and anticipate our near term investing activities will be primarily focused on acquiring (a) specific types of units that are not in our fleet and are placed on-rent, (b) technology and communication improvements for our telephone and computer systems and (c) delivery equipment whereby we would derive improved customer service levels and a cost savings. The amount of cash that we use during any period in investing activities is almost entirely within management’s discretion. Other than a preferred supply agreement, which does not have a minimum purchase commitment, but does require us to purchase up to 5,000 containers if offered to us; and the put and call options pertaining to Bison Capital’s noncontrolling interest of 13.8% in GFN U.S., we have no significant long-term contracts or other arrangements pursuant to which we may be required to purchase at a certain price or a minimum amount of goods or services in connection with any portion of our business. Reference is made to Note 8 of Notes to the Unaudited Condensed Consolidated Financial Statements for a further discussion of our commitments and contingencies.

     Financing Activities. Net cash used by financing activities was $8.2 million for QE FY 2010, as compared to $26.6 million provided in QE FY 2009. During FY 2009, as a result of the economic environment, we made reducing our long-term debt a principal objective. In QE FY 2010, we reduced our long-term borrowings by $7.9 million, as compared to borrowing $26.1 million in QE FY 2009; which was used primarily by Royal Wolf to repay the intercompany advance totaling $21.5 million (prior to our acquisition of Pac-Van), make a small acquisition and expand the container lease fleet.

Cash Flow for FY 2009 Compared to FY 2008

     Our leasing business is capital intensive and we acquire leasing assets before they generate revenues, cash flow and earnings. These leasing assets have very long useful lives and require relatively minimal maintenance expenditures. Most of the capital we deploy into our leasing business historically has been used to expand our operations geographically, to increase the number of units available for lease at our retail locations, and to add to our breadth of product mix. Our operations have generated annual cash flow that exceeds our reported earnings, particularly due to the deferral of income taxes caused by accelerated depreciation that is used for tax accounting.

     Our principal source of capital for operations consists of funds available from the senior secured credit facility with ANZ and the senior secured credit facility led by BOA. We also finance a smaller portion of capital requirements through finance leases and lease-purchase contracts, have a $1.0 million line of credit with Union Bank and have outstanding senior subordinated notes with Bison Capital and SPV. Supplemental information pertaining to our combined sources and uses of cash is presented in the table below.

		Predecessor	Successor	Combined	Successor
	Year	Period from
	Ended	July 1 to
	June 30,	September 13,	Year Ended June 30,
	2007	2007	2008	2008	2009
Net cash provided by operating activities	$8,956	$4,294	$8,016	$12,310	$23,332

Net cash used by investing activities	$(21,914)	$(3,078)	$(120,484)	$(123,562)	$(38,793)

Net cash provided (used) by financing activities	$13,389	$(1,807)	$45,352	$43,545	$17,831

     Operating activities. Our operations provided net cash flow of $23.3 million during FY 2009, as compared to using net cash flow of $12.3 million during FY 2008. The significant increase in operating cash flows of $11.0 million in FY 2009 from FY 2008 was, despite the net loss of $3.7 million, primarily due to non-cash adjustments of unrealized losses on foreign exchange and forward exchange contracts and interest rate swaps and options of $6.6 million and $2.1 million, respectively; as well as depreciation and amortization of $17.0 million. This compares to unrealized gains on foreign exchange and forward exchange contracts and interest rate swaps and options aggregating to $4.4 million and depreciation and amortization of $8.0 million in FY 2008. These non-cash adjustments in FY 2009 more than offset the other adjustments and uses of cash, including the realized foreign exchange losses of $2.8 million incurred primarily as a result of Royal Wolf repaying intercompany advances totaling $21.5 million. Cash provided by operating activities is enhanced by the deferral of most income taxes due to the rapid tax depreciation rate of our assets and our federal and state net operating loss carryforwards. At June 30, 2009, we had a net deferred tax liability of $13.8 million.

     Investing Activities. Net cash used by investing activities was $38.8 million for FY 2009, as compared to $123.6 million for FY 2008. In FY 2008, cash of $110.9 million was used to acquire Royal Wolf and four other smaller acquisitions, while in FY 2009 we used $21.0 million to acquire Pac-Van and three other small acquisitions (not including non-cash issuances of a promissory note and common and preferred stock totaling $27.2 million). Net capital expenditures for our lease fleet were $14.3 million in FY 2009 and $11.7 million in FY 2008. Purchases of property, plant and equipment were $3.5 million in FY 2009 and $0.7 million in FY 2008. In the current economic environment, we anticipate our near term investing activities will be primarily focused on acquiring lease fleet as those specific types of units are not in our fleet and are placed on-rent, technology and communication improvements for our telephone and computer systems and for delivery equipment whereby we would derive improved customer service levels and a cost savings. The amount of cash that we use during any period in investing activities is almost entirely within management’s discretion. Other than a preferred supply agreement, which does not have a minimum purchase commitment, but does require us to purchase up to 5,000 containers if offered to us; and the put and call options pertaining to Bison Capital’s noncontrolling interest of 13.8% in GFN U.S., we have no significant long-term contracts or other arrangements pursuant to which we may be required to purchase at a certain price or a minimum amount of goods or services in connection with any portion of our business. Reference is made to Note 10 of the Audited Notes to Consolidated Financial Statements for a further discussion of our commitments and contingencies.

     Financing Activities. Net cash provided by financing activities was $17.8 million during FY 2009, as compared to $43.5 million during FY 2008. In FY 2008, we used $2.4 million to fully repay the line of credit with Ronald Valenta, our Chief Executive Officer, and paid $6.4 million to our stockholders electing to convert their shares of common stock into cash. Net long-term borrowings, primarily under the ANZ senior credit facility and the Bison secured senior subordinated notes, totaled $16.4 million in FY 2009, as compared to net borrowings of $26.6 million in FY 2008. In addition, net proceeds received from the issuances of our preferred stock totaled $1.2 million in FY 2009; versus $26.0 million in FY 2008, of which $21.0 million was from our warrant exercise program initiated in May 2008. These proceeds from our capital issuances and net borrowings were used together with cash flow generated from operations to primarily fund the acquisition of Royal Wolf, Pac-Van, as well as for seven other small acquisitions, and the expansion of our lease fleet.

     Financial Condition

     Inventories increased from $21.1 million at June 30, 2008 to $22.5 million at June 30, 2009, primarily because of the acquisitions of Pac-Van (which added $9.2 million in inventories at June 30, 2009) and our New Zealand operations. Trade receivables increased to $26.4 million at June 30, 2009 from $18.3 million at June 30, 2008. Effective asset management is a significant focus for us, particularly in this current economic environment, as we strive to reduce inventory levels and continue to apply appropriate credit and collection controls to maintain and enhance cash flow and profitability.

     Property, plant and equipment increased from $7.5 million at June 30, 2008 to $10.5 million at June 30, 2009, primarily as a result of our acquisition of Pac-Van.

     Our total lease fleet increased from $87.7 million at June 30, 2008 to $188.9 million at June 30, 2009, primarily due to our acquisition of Pac-Van and three other smaller acquisitions since June 2008. At June 30, 2009, we had 39,574 units (15,534 units in retail operations in Australia, 8,190 units in national account group operations in Australia, 4,503 units in New Zealand, which are considered retail; and 11,347 units in the United States) in our lease fleet, as compared to 28,603 units (15,842 units in retail operations in Australia, 8,517 units in national account group operations in Australia and 4,244 units in New Zealand, which are considered retail) at June 30, 2008. At those dates, 27,825 units (11,106 units in retail operations in Australia, 5,145 units in national account group operations in Australia, 3,494 units in New Zealand, which are considered retail; and 8,080 units in the United States) and 23,000 units (12,616 units in retail operations in Australia, 6,773 units in national account group operations in Australia and 3,611 units in New Zealand, which are considered retail) were on lease, respectively.

     Goodwill and intangible assets increased from a total of $66.4 million at June 30, 2008 to $104.0 million at June 30, 2009, as a result of the purchase accounting adjustments in connection with our acquisition of Pac-Van and five other smaller acquisitions since June 2008.

          Long-term debt and obligations, including current portion, increased from $81.3 million at June 30, 2008 to $200.4 million at June 30, 2009, primarily due to the acquisition of Pac-Van and three other smaller acquisitions since June 2008, and the expansion of our lease fleet. These acquisitions and capital expenditures were funded in large part by issuances of our common and preferred stock, borrowings on the ANZ senior credit facility and the issuance of a secured senior subordinated note to Bison Capital; as well as the assumption of the BOA senior credit facility and the senior subordinated note payable to SPV. Reference is made to Notes 5 and 13 of Notes to the Audited Consolidated Financial Statements for further discussion of our long-term debt and obligations.

     Asset Management
Receivables and inventories decreased (including foreign translation effect) from $26.4 million and $22.5 million at June 30, 2009 to $21.0 million and $19.1 million at December 31, 2009, respectively.  Effective asset management is always a significant focus for us, particularly in this current economic environment, as we strive to continue to apply appropriate credit and collection controls and reduce inventory levels to maintain and enhance cash flow and profitability.  At December 31, 2009, days sales outstanding (“DSO”) in trade receivables were 41 days and 54 days for Royal Wolf and Pac-Van, as compared to 49 days and 59 days at June 30, 2009, respectively.

The net book value of our total lease fleet increased (including foreign translation effect) from $188.9 million at June 30, 2009 to $195.1 million at December 31, 2009.  At December 31, 2009, we had 38,500 units (15,456 units in retail operations in Australia, 7,538 units in national account group operations in Australia, 4,445 units in New Zealand, which are considered retail; and 11,061 units in the United States) in our lease fleet, as compared 39,574 units (15,534 units in retail operations in Australia, 8,190 units in national account group operations in Australia, 4,503 units in New Zealand, which are considered retail; and 11,347 units in the United States) at June 30, 2009.  At those dates, 30,405 units (12,453 units in retail operations in Australia, 6.855 units in national account group operations in Australia, 3,529 units in New Zealand, which are considered retail; and 7,568 units in the United States) and 27,825 units (11,106 units in retail operations in Australia, 5,145 units in national account group operations in Australia, 3,494 units in New Zealand, which are considered retail; and 8,080 units in the United States) were on lease, respectively.

In the United States, the lease fleet totaled 11,061 units and 11,347 units at December 31, 2009 and June 30, 2009, respectively, and was comprised of 3,923 containers, 6,143 mobile offices and 995 modular units at December 31, 2009; and 4,007 containers, 6,327 mobile offices and 1,013 modular units at June 30, 2009.  At those dates, in the United States, the total of 7,568 units and 8,080 units on lease, respectively, were comprised of 3,080 containers, 3,723 mobile offices and 765 modular units; and 3,255 containers, 4,061 mobile offices and 764 modular units, respectively.

Off-Balance Sheet Arrangements

We do not maintain any off-balance sheet transactions, arrangements, obligations or other relationships with unconsolidated entities or others that are reasonably likely to have a material current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Seasonality

Although demand from certain customer segments can be seasonal, our operations as a whole are not seasonal to any significant extent. We experience a reduction in sales volumes at Royal Wolf during Australia’s summer holiday break from mid-December to the end of January, followed by February being a short working day month. However, this reduction in sales typically is counterbalanced by the increased lease revenues derived from the removals or moving and storage industry, which experiences its seasonal peak of personnel relocations during this same summer holiday break.  Demand from some of Pac-Van’s customers can be seasonal, such as in the construction industry, which tends to increase leasing activity in the first and fourth quarters; while customers in the retail industry tend to lease more units in the second quarter.

Impact of Inflation

We believe that inflation has not had a material effect on our business. However, during periods of rising prices and, in particular when the prices increase rapidly or to levels significantly higher than normal, we may incur significant increases in our operating costs and may not be able to pass price increases through to our customers in a timely manner, which could harm our future results of operations.

Critical Accounting Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with U.S. GAAP.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. On an ongoing basis, we re-evaluate all of our estimates. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may materially differ from these estimates under different assumptions or conditions as additional information becomes available in future periods. We believe the following are the more significant judgments and estimates used in the preparation of our consolidated financial statements.

We are required to estimate the collectability of our trade receivables. Accordingly, we maintain allowances for doubtful accounts for estimated losses that may result from the inability of our customers to make required payments. On a recurring basis, we evaluate a variety of factors in assessing the ultimate realization of these receivables, including the current credit-worthiness of our customers, days outstanding trends, a review of historical collection results and a review of specific past due receivables. If the financial conditions of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required, resulting in decreased net income. To date, uncollectible accounts have been within the range of our expectations.

We lease and sell storage container products, modular buildings and mobile offices to our customers.  Leases to customers generally qualify as operating leases unless there is a bargain purchase option at the end of the lease term. Revenue is recognized as earned in accordance with the lease terms established by the lease agreements and when collectability is reasonably assured.  Revenue is recognized as earned in accordance with the lease terms established by the lease agreements and when collectability is reasonably assured. Revenue from sales of equipment is recognized upon delivery and when collectability is reasonably assured.

We have a fleet of storage containers, mobile offices, modular buildings and steps that we lease to customers under operating lease agreements with varying terms. The lease fleet (or lease or rental equipment) is recorded at cost and depreciated on the straight-line basis over the estimated useful life (5 — 20 years), after the date the units are put in service, and are depreciated down to their estimated residual values (up to 70% of cost). In our opinion, estimated residual values are at or below net realizable values. We periodically review these depreciation policies against various factors, including the practices of the larger competitors in the industry, and our own historical experience.

For the issuances of stock options, we follow the fair value provisions of  Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation — Stock Compensation.  FASB ASC Topic 718 requires recognition of employee share-based compensation expense in the statements of income over the vesting period based on the fair value of the stock option at the grant date. The pricing model we use for determining fair values of the purchase option is the Black-Scholes Pricing Model. Valuations derived from this model are subject to ongoing internal and external verification and review. The model uses market-sourced inputs such as interest rates, market prices and volatilities. Selection of these inputs involves management’s judgment and may impact net income. In particular, the Company uses volatility rates based upon a sample of comparable companies in the Company’s industry and a risk-free interest rate, which is the rate on U.S. Treasury instruments, for a security with a maturity that approximates the estimated remaining expected term of the stock option.

We account for goodwill in accordance with FASB ASC Topic 350, Intangibles — Goodwill and Other.  FASB ASC Topic 350 prohibits the amortization of goodwill and intangible assets with indefinite lives and requires these assets be reviewed for impairment at least annually.  We operate one reportable segment, which is comprised of two reporting units (Pac-Van and Royal Wolf). All of our goodwill was allocated between these two reporting units. We perform an annual impairment test on goodwill at June 30 using the two-step process required under FASB ASC Topic 350. The first step is a screen for potential impairment, while the second step measures the amount of the impairment, if any.

At June 30, 2009, we performed the first step of the two-step impairment test and compared the fair value of each reporting unit to its carrying value. In assessing the fair value of the reporting units, we considered both the market approach and the income approach. Under the market approach, the fair value of the reporting unit was determined on a weighted-average range of multiples to adjusted EBITDA. Under the income approach, the fair value of the reporting unit was based on the present value of estimated cash flows. The income approach was dependent on a number of significant management assumptions, including estimated future revenue growth rates, gross margins on sales, operating margins, capital expenditures and discount rates. Each approach was given equal weight in arriving at the fair value of the reporting unit and we determined that the fair values of the Pac-Van and Royal Wolf reporting units exceeded the carrying values of the net assets of these reporting units.  If the carrying value of the net assets of any reporting unit would have exceeded its fair value, a step two impairment test would have been performed.  In a step two test, we would be required to determine the implied fair value of the goodwill and compare it to the carrying value of the goodwill.  Generally, this would involve allocating the fair value of the reporting units to the respective assets and liabilities of each reporting unit as if the reporting units had been acquired in separate and individual business combinations and the fair value of the reporting units was the price paid to acquire the reporting units. The excess of the fair value of the reporting units over the amounts assigned to their respective assets and liabilities is the implied fair value of goodwill.

We would also consider performing impairment tests during an interim reporting period in which significant events or changes in circumstances indicate that a permanent impairment may have occurred.  Some factors we consider important which could trigger such an impairment review include (1) significant underperformance relative to historical, expected or projected future operating results; (2) significant changes in the manner of our use of the acquired assets or the strategy for our overall business; (3) significant changes during the period in our market capitalization relative to net book value; and (4) significant negative industry or general economic trends.  At December 31, 2009, there were no significant changes in events or circumstances since the last annual test at Royal Wolf or Pac-Van.  However, if the underperformance of Pac-Van’s operating results continues for the remainder of the current fiscal year, a potential step one impairment would exist.  The range of the potential impairment would vary depending on the range of valuation assumptions used and could be significant.  At June 30, 2009, our step one impairment test determined that the fair value of Pac-Van exceeded its carrying value by approximately ten percent.

Intangible assets include those with indefinite (trademark and trade name), and finite (primarily customer base and lists, non-compete agreements and deferred financing costs) useful lives. Customer base and lists and non-compete agreements are amortized on the straight-line basis over the expected period of benefit which range from one to ten years. Costs to obtaining long-term financing are deferred and amortized over the term of the related debt using the straight-line method. Amortizing the deferred financing costs using the straight-line method does not produce significantly different results than that of the effective interest method. We review intangibles (those assets resulting from acquisitions) at least annually for impairment or when events or circumstances indicate these assets might be impaired. We test impairment using historical cash flows and other relevant facts and circumstances as the primary basis for its estimates of future cash flows. This process requires the use of estimates and assumptions, which are subject to a high degree of judgment.

In preparing our consolidated financial statements, we recognize income taxes in each of the jurisdictions in which we operate. For each jurisdiction, we estimate the actual amount of taxes currently payable or receivable as well as deferred tax assets and liabilities attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

A valuation allowance is provided for those deferred tax assets for which it is more likely than not that the related benefits will not be realized. In determining the amount of the valuation allowance, we consider estimated future taxable income as well as feasible tax planning strategies in each jurisdiction. If we determine that we will not realize all or a portion of our deferred tax assets, we will increase our valuation allowance with a charge to income tax expense or offset goodwill if the deferred tax asset was acquired in a business combination. Conversely, if we determine that we will ultimately be able to realize all or a portion of the related benefits for which a valuation allowance has been provided, all or a portion of the related valuation allowance will be reduced with a credit to income tax expense except if the valuation allowance was created in conjunction with a tax asset in a business combination.

     Impact of Recently Issued Accounting Pronouncements

     Reference is made to Note 2 of Notes to both the Unaudited Condensed Consolidated Financial Statements and the Audited Consolidated Financial Statements included elsewhere in this prospectus for a discussion of recently issued accounting pronouncements that could potentially impact us.

     Quantitative and Qualitative Disclosures About Market Risk

     Market risk is the sensitivity of income to changes in interest rates, foreign exchanges and other market-driven rates or prices. Reference is made to Note 5 of Notes to the Unaudited Condensed Consolidated financial Statements and Note 6 of Notes to the Audited Consolidated Financial Statements included elsewhere in this prospectus for a discussion of market risk related to interest rates and foreign exchanges.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following Unaudited Pro Forma Condensed Combined Statements of Operations gives effect to the business combination of us and Pac-Van as if it had occurred on the first day of each of the periods presented. The unaudited statements of operations of Pac-Van for the year ended June 30, 2008 were derived by combining the results for the six-month period from July 1, 2007 to December 31, 2007 with the six-month period from January 1, 2008 to June 30, 2008 (as Pac-Van’s fiscal year end was December 31), and the unaudited statements of operations for the year ended June 30, 2009 were derived by combining the results for the three-month period of Pac-Van from July 1, 2008 to September 30, 2008 with the actual results of our operation for year ended June 30, 2009; as Pac-Van was acquired on October 1, 2008.

     The Unaudited Pro Forma Condensed Combined Financial Statements do not purport to represent what our actual consolidated results of operations or the consolidated financial position would have been had the business combination with Pac-Van occurred on the respective dates assumed, nor are they necessarily indicative of our future consolidated operating results or the future consolidated financial position. The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with our audited consolidated financial statements and the accompanying notes, the unaudited condensed consolidated financial statements and the accompanying notes and the separate historical consolidated financial statements and accompanying notes of Pac-Van; all included elsewhere in this prospectus.

Unaudited Pro Forma Condensed Combined Statement of Operations
 Year Ended June 30, 2009

	General		Pro Forma		Pro Forma
	Finance	Pac-Van	Adjustments		Combined
		(In thousands, except share and per share data)
Revenues	$146,460	$22,642	$—		$169,102

Costs and expenses
Cost of sales	64,317	6,294	—		70,611
Direct leasing costs, selling and general expenses	51,040	11,738	(1,140	)(e)	61,638
Depreciation and amortization	17,045	1,229	243	(b)	18,600
			83		(c )

Operating income	14,058	3,381	814		18,253
Interest income	296	—	—		296
Interest expense	(16,161)	(2,894)	—	(a)	(19,064)
			(9	)(d)
Other, net	(9,312)	—	—		(9,312)

	(25,177)	(2,894)	(9)		(28,080)

Income (loss) before provision for income taxes and noncontrolling interest	(11,119)	487	805		(9,827)
Provision (benefit) for income taxes	(4,374)	173	339	(f)	(3,862)

Net income (loss)	(6,745)	314	466		(5,965)
Noncontrolling interest	(3,028)	—	—		(3,028)

Net income (loss) attributable to stockholders	$(3,717)	$314	$466		$(2,937)

Net loss per common share:
Basic					$(0.17)

Diluted					$(0.17)

Weighted average shares outstanding:
Basic					17,826,052 (g)

Diluted					17,826,052 (g)

See notes to unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined Statement of Operations
Year Ended June 30, 2008

	General		Pro Forma		Pro Forma
	Finance	Pac-Van	Adjustments		Combined
		(In thousands, except share and per share data)
Revenues	$95,576	$70,824	$—		$166,400

Costs and expenses
Cost of sales	57,675	14,038	—		71,713
Direct leasing costs, selling and general expenses	22,161	35,252	—		57,413
Depreciation and amortization	7,367	4,833	970	(b)	13,312
			142	(c)

Operating income (loss)	8,373	16,701	(1,112)		23,962
Interest income	1,289	—	—		1,289
Interest expense	(6,888)	(8,743)	(987	)(a)	(16,654)
			(36	)(d)
Other, net	3,814	—	—		3,814

	(1,785)	(8,743)	(1,023)		(11,551)

Income before provision for income taxes and noncontrolling interest	6,588	7,958	(2,135)		12,411
Provision for income taxes	2,034	3,332	(409	) (f)	4,957

Net income	4,554	4,626	(1,726)		7,454
Noncontrolling interest	448	—	—		448

Net income attributable to stockholders	$4,106	$4,626	$(1,726)		$7,006

Net income per common share:
Basic					$0.39

Diluted					$0.39

Weighted average shares outstanding:
Basic					17,826,052	(g)

Diluted					18,150,494	(g)

See notes to unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
 (In thousands, except per share data)

     Adjustments included in the column under the heading “Pro Forma Adjustments” are the following:

     Pro Forma Condensed Combined Statements of Operations

     (a) To adjust interest expense from the beginning of the period on the revised senior bank credit facility, subordinated note payable and the holdback notes;

     (b) To reflect the amortization from the beginning of the period of the trademark and customer base acquired;

     (c) To reflect the additional depreciation from the beginning of the period of the fixed assets acquired;

     (d) To reflect the amortization from the beginning of the period of the deferred financing costs incurred;

     (e) To reverse stock-based compensation recorded as a result of the full vesting of outstanding options under Pac-Van’s terminated Stock Option Plan

     (f) To adjust the provision for income taxes based on (a) to (e) above at an estimated effective rate of 40%; and

     (g) Weighted average shares outstanding are comprised of the following:

	For the year ended June 30,
	2009		2008
	Basic	Diluted	Basic	Diluted
Common stock assumed outstanding at beginning of period	9,690,099	9,690,099	9,690,099	9,690,099
Common stock issued in connection with warrant exercise program	4,135,953	4,135,953	4,135,953	4,135,953
Common stock issued in connection with the business combination	4,000,000	4,000,000	4,000,000	4,000,000
Assumed exercise of warrants and stock options	—	—	—	324,442

	17,826,052	17,826,052	17,826,052	18,150,494

DIRECTORS AND EXECUTIVE OFFICERS

     The following information is provided regarding our directors and executive officers as of February 5, 2010. No family relationship exists between any director or executive officer:

Name	Age	Position
Ronald F. Valenta	51	Chief Executive Officer and Director

Charles E. Barrantes	57	Executive Vice President and Chief Financial Officer

Christopher A. Wilson	43	General Counsel, Vice President & Secretary

Robert Allan	54	Chief Executive Officer, Royal Wolf

Theodore Mourouzis	46	President, Pac-Van

Lawrence Glascott	75	Chairman of the Board of Directors

David M. Connell	65	Director

Susan L. Harris	53	Director

Ronald L. Havner, Jr.	52	Director

Manuel Marrero	52	Director

James B. Roszak	68	Director

          Ronald F. Valenta has served as a director and as our Chief Executive Officer since our inception. He served as our Chief Financial Officer from inception through September 2006 and as our Secretary from inception through December 2007. Mr. Valenta has been the Chairman of General Finance Group, Inc. since 2008. From 1988 to 2003 Mr. Valenta served as the President and Chief Executive Officer of Mobile Services Group, Inc., a portable storage company he founded. From 2003 to 2006 Mr. Valenta was a director of the National Portable Storage Association, a storage industry non-profit organization. From 1985 to 1989, Mr. Valenta was a Senior Vice President of Public Storage, Inc.

          Charles E. Barrantes has served as our Executive Vice President and Chief Financial Officer since September 2006. Prior to joining us, Mr. Barrantes was vice president and chief financial officer for Royce Medical Company from early 2005 to its sale in late 2005. From 1999 to early 2005, he was chief financial officer of Earl Scheib, Inc., a public company that operated over 100 retail paint and body shops. Mr. Barrantes has over 25 years of experience in accounting and finance, starting with more than a decade with Arthur Andersen & Co.

          Christopher A. Wilson became our General Counsel, Vice President & Secretary in December 2007. Prior to joining us, Mr. Wilson was the general counsel and assistant secretary of Mobile Services Group, Inc. from February 2002 to December 2007. Mr. Wilson practiced corporate law as an associate at Paul, Hastings, Janofsky & Walker LLP from 1998 to February 2002. Mr. Wilson graduated with a B.A. from Duke University in 1989 and a J.D. from Loyola Law School of Los Angeles in 1993.

          Robert Allan has been the Chief Executive Officer of Royal Wolf since February 2006 and as such has been one of our executive officers since September 13, 2007. Mr. Allan joined Royal Wolf in April 2004 as its Executive General Manager. From 2000 until joining Royal Wolf, he served as Group General Manager of IPS Logistics Pty Ltd, a shipping and logistics company. From 1997 until 2000, Mr. Allan was employed as a Regional Director of Triton Container International, the world’s largest lessor of marine cargo containers to the international shipping industry. Mr. Allan has more than 30 years of experience in the container leasing and logistics industries.

          Theodore Mourouzis has been President of Pac-Van, Inc. since August 2006. He previously served as its Chief Operating Officer since 1999 and as its Vice President of Finance from 1997 until 1999. Prior to his employment with Pac-Van, Mr. Mourouzis, among other things, was a controller for a 3M joint venture, served four years in management consulting with Deloitte & Touche (focusing in operations and business process consulting), and was president of a picture framing distributor and the chief financial officer of its holding company. He received his undergraduate degree from Stanford University in 1985 and a Masters of Business Administration from The Wharton School of the University of Pennsylvania in 1991.

          Lawrence Glascott has been our Chairman of the Board of Directors since November 2005. Mr. Glascott has served as a director of 99¢ Only Stores since 1996 where he currently serves on its Audit, Compensation and Nominating and Corporate Governance Committees. From 1991 to 1996 he was the Vice President — Finance of Waste Management International, an environmental services company. Prior thereto, Mr. Glascott was a partner at Arthur Andersen LLP and was in charge of the Los Angeles-based Arthur Andersen LLP Enterprise Group practice for over 15 years.

          David M. Connell has been a director since November 2005. In 1999 Mr. Connell founded Cornerstone Corporate Partners, LLC, a consulting and advisory firm. Prior to establishing Cornerstone Corporate Partners in 1999, Mr. Connell served as President and a member of the Board of Directors for Data Processing Resources Corporation, or DPRC, from 1992 to 1999. DPRC was a NASDAQ listed provider of information technology consulting services to Fortune 500 companies. Prior to his services with DPRC, from 1988 to 1993, Mr. Connell was engaged by Welsh, Carson, Anderson; Stowe, a New York private equity firm, to manage a group of portfolio companies. From 1990 to 1993, Mr. Connell served as Chairman and Chief Executive Officer of Specialized Mortgage Service, Inc., an information technology company serving the real estate, banking, and credit rating industries. From 1988 to 1990, he served as Chairman and Chief Executive Officer of Wold Communications, Inc., which later merged and became Keystone Communications, a leading satellite communications service provider.

          Susan Harris has been a director since November 2008. Ms. Harris served as a director of Mobile Services Group, Inc. and Mobile Storage Group, Inc., portable storage companies, from May 2004 to August 2006 and from May 2002 to August 2006, respectively. Ms. Harris retired from Sun America, Inc. where she served in a variety of positions between 1985 and 2000, including Senior Vice President and General Counsel. She earned her J.D. Degree from the University of Southern California and her B.A. degree from the University of California, Los Angeles.

          Ronald L. Havner, Jr. became a director on October 1, 2008. Mr. Havner has been the Vice-Chairman, Chief Executive Officer and a member of the Board of Public Storage, Inc. since November 2002 and President since July 1, 2005. Mr. Havner joined the Public Storage, Inc. in 1986 and held a variety of senior management positions until his appointment as Vice-Chairman and Chief Executive Officer in 2002. Mr. Havner has been Chairman of the Public Storage’s affiliate, PS Business Parks, Inc. (PSB), since March 1998 and was Chief Executive Officer of PSB from March 1998 until August 2003. He is also a member of the Board of Governors and the Executive Committee of the National Association of Real Estate Investment Trusts, Inc. (NAREIT).

          Manuel Marrero has been a director since November 2005. Since March 2009 Mr. Marrero has served as the Chief Executive Officer of ACAC, Inc., a company controlled by Ronald Valenta. From January 2004 to March 2009, Mr. Marrero has worked as a financial and operations management consultant with several companies, principally focused in consumer products brand management. From May 2002 until January 2004, Mr. Marrero served as the Chief Financial Officer of Mossimo, Inc., a designer and licensor of apparel and related products. From 1999 to 2001, Mr. Marrero was the Chief Operating Officer and Chief Financial Officer of Interplay Entertainment Corp., a developer, publisher and distributor of interactive entertainment software, and the Chief Financial Officer of Precision Specialty Metals, Inc. from 1996 to 1999, a light gauge conversion mill for flat rolled stainless steel and high performance alloy. He has served on the boards of Interplay OEM, Inc., Shiney Entertainment, Inc., Seed Internet Ventures, Inc., L.A. Top Producers, LLC, Friends of Rancho San Pedro and Tree People.

          James B. Roszak has been a director since November 2005. Mr. Roszak has been a director of National RV Holdings, Inc. since June 2003. Mr. Roszak was employed by the Life Insurance Division of Transamerica Corporation, a financial services organization engaged in life insurance, commercial lending, leasing and real estate services, from June 1962 through his retirement as President of such division in June 1997. Mr. Roszak also served as interim Chief Executive Officer and a director of buy.com, an Internet retailer, from February 2001 through August 2001. He is a member of the Board of Trustees of Chapman University.

EXECUTIVE COMPENSATION

     The following table contains summary compensation information of the following executive officers, or our “Named Executive Officers,” for fiscal years 2009, 2008, the six months ended June 30, 2007 and the year ended December 31, 2006.

Summary Compensation Table

				Option
				Awards	All Other
Name and Principal Position	Year	Salary	Bonus	(4)	Compensation	Total
Ronald F. Valenta Chief Executive Officer (6)	2009	$77,778	$—	$—	$25,000	$102,778

Charles E. Barrantes Chief Financial Officer and Executive Vice President (1)(5)	2009	$200,000	$42,000	$137,600	$5,250	$384,850
	2008	200,000	90,000	137,600	10,533	438,133
	2007	100,000	—	68,800	3,512	172,312
	2006	62,121	21,742	42,000	3,361	129,224

Christopher A. Wilson General Counsel, Vice President and Counsel (2)(5)	2009	$200,000	$42,000	$168,600	$9,598	$420,198
	2008	109,167	108,133	92,100	11,335	321,435

Robert Allan Chief Executive Officer, Royal Wolf (3)	2009	$261,813	$21,468	$128,500	$—	$411,781
	2008	313,764	107,575	71,600	—	492,939

Theodore Mourouzis President, Pac-Van, Inc. (7)(8)	2009	$163,221	$50,042	$42,700	$3,450	$259,413

(1)	The employment of Mr. Barrantes commenced in September 2006.

(2)	The employment of Mr. Wilson commenced in December 2007. Fiscal year 2008 included a signing bonus of $70,833.

(3)
Mr. Allan became a Named Executive Officer in conjunction with our acquisition of Royal Wolf effective September 13, 2007. The salary reflected in this table was for the full fiscal year 2008. Australian dollar to U.S. dollar exchange rates used were 0.7480 in fiscal year 2009 and 0.8965 in fiscal year 2008.

(4)
The amounts shown are the amounts of compensation expense recognized by us relating to the grants of stock options, as described in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation — Stock Compensation. For a discussion of valuation assumptions used in the calculation of these amounts for fiscal year 2008, see Note 2, “ Summary of Significant Accounting Policies,” and Note 9, “Stock Option Plans,” of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended June 30, 2009 filed with the Securities and Exchange Commission on September 28, 2009.

(5)	Other compensation represents reimbursement of medical and dental insurance premiums.

(6)	The employment of Mr. Valenta commenced in February 2009. Other compensation represents a one-time expense allowance.

(7)
Mr. Mourouzis became a Named Executive Officer in conjunction with our acquisition of Pac-Van, Inc. effective October 1, 2008. Included in the bonus paid in fiscal year 2009 was $45,042, which pertained to periods prior to our acquisition of Pac-Van.

(8)	Other compensation represents 401(k) plan contributions by Pac-Van, Inc.

Plan-Based Awards

     We have only two compensation plans, our 2006 Stock Option Plan and our 2009 Stock Incentive Plan. The following table provides information concerning each grant of an award made to the Named Executive Officers in fiscal year 2009.

Option Grants in Fiscal Year 2009
All Other
		Date of	Option Awards:		Exercise or
		Approval of	Number of		Base Price of	Grant Date
		Grants by the	Securities		Option	Fair Value of
		Compensation	Underlying		Awards	Option
Name	Grant Date	Committee	Options (#)		($/Shares)	Awards ($)
Theodore Mourouzis	10/1/2008	9/17/2008	125,000	(1)	$6.40	$256,300

(1)
50,000 of these stock options vest in five equal annual installments beginning October 1, 2009 and 75,000 of these stock options vest in varying periods over 71 months subject to performance conditions based on Pac-Van, Inc. achieving certain EBITDA (earnings before interest, income taxes, depreciation and amortization and other non-operating costs) targets for the fiscal years 2009 through 2013.

     The following table provides information concerning outstanding options as of June 30, 2009.

	Outstanding Equity Awards at Fiscal Year-End
	Number of	Number of
	Securities	Securities		Equity Incentive Plan
	Underlying	Underlying		Awards: Number of
	Unexercised	Unexercised		Securities Underlying
	Options	Options		Unexercised Unearned
	(#)	(#)		Options	Exercise Price	Expiration
Name	Exercisable	Unexercisable		(#)	($/Sh)	Date
Charles E. Barrantes	90,000	135,000	(1)	—	$7.30	9/11/16

Christopher A. Wilson	45,000	180,000	(2)	—	$9.05	12/14/17

Robert Allan	9,000	116,000	(3)	—	$8.80	1/22/18

Theodore Mourouzis	—	125,000	(4)	—	$6.40	10/1/18

(1)	These options vest in five equal annual installments on September 11 of each of 2007, 2008, 2009, 2010 and 2011, subject to continued service with us, and have a ten-year term.

(2)	These options vest in five equal annual installments on December 14 of each of 2008, 2009, 2010, 2011 and 2012, subject to continued service with us, and have a ten-year term.

(3)
45,000 of these stock options vest in five equal annual installments on January 22 of each of 2009, 2010, 2011, 2012 and 2013. 80,000 of these stock options vest over 20 months subject to a performance condition based on Royal Wolf achieving a certain EBITDA target for the fiscal year 2008. In June 2008, the Compensation Committee determined that 40,000 of these performance-based options would be deemed to have achieved the performance criteria and the remaining 40,000 performance-based options would be rolled over and modified during the first quarter of the fiscal year ending June 30, 2010, over a longer period. These stock options are subject to continued service with us and have a ten-year term.

(4)
50,000 of these options vest in five equal installments beginning October 1, 2009 and 75,000 of these options vest in varying periods over 71 months subject to performance conditions based on Pac-Van, Inc. achieving certain EBITDA targets for the fiscal years 2009 through 2013. These stock options are subject to continued service with us and hold a ten-year term.

     No Named Executive Officer exercised any stock options during fiscal year 2009.

Employment Agreements

     On February 11, 2009, we entered into an employment agreement with Ronald Valenta, under which he agreed to serve to serve as our Chief Executive Officer. Under the employment agreement, Mr. Valenta receives a base annual salary of $200,000 and is eligible to receive an annual bonus each fiscal year of up to 35% of his base salary, provided he is employed on the last day of such year. We reimburse Mr. Valenta up to $2,500 per month for a car allowance and health, dental, vision and supplemental disability premiums for Mr. Valenta and his family. Mr. Valenta is entitled to a severance payment equal to one year’s salary if his employment is terminated without cause, as defined in the employment agreement.

     On September 11, 2006, we entered into an employment agreement with Charles E. Barrantes, under which he agreed to serve as our Executive Vice President and Chief Financial Officer. Under the employment agreement, Mr. Barrantes receives a base annual salary of $200,000 and is eligible to receive an annual bonus each fiscal year of up to 35% of his base salary, provided he is employed on the last day of such year. We reimburse Mr. Barrantes up to $750 per month for health, dental, vision and supplemental disability premiums for himself and his family. Mr. Barrantes is entitled to participate on the same basis in all offered benefits or programs as any other employee. On June 30, 2009, we entered into an amended and restated employment agreement with Mr. Barrantes that provides that Mr. Barrantes is entitled to a severance payment equal to one year’s salary if his employment is terminated without cause, as defined in the employment agreement.

     On December 14, 2007, we entered into an employment agreement with Christopher A. Wilson, under which he agreed to serve as our General Counsel, Vice President and Secretary. Under the employment agreement, Mr. Wilson receives a base annual salary of $200,000, and is eligible to receive an annual bonus each fiscal year of up to 35% of his base salary, provided he is employed on the last day of such year. Mr. Wilson is entitled to a severance payment equal to one year’s salary if his employment is terminated without cause, as defined in the employment agreement. We reimburse Mr. Wilson for up to $1,150 per month for health, dental, vision and supplemental disability premiums for himself and his family. Mr. Wilson is entitled to participate on the same basis in all offered benefits or programs as any other employee.

     Mr. Valenta, at his recommendation, has not been granted stock options. Mr. Barrantes and Mr. Wilson each received options to purchase an aggregate of 225,000 shares of common stock under our 2006 Stock Option Plan as of the respective dates of commencement of their employment. Mr. Barrantes’ and Mr. Wilson’s stock options have an exercise price of $7.30 and $9.05 per share, respectively (the closing sales price of the common stock on the date of grant), vest in five equal annual installments and expire ten years from the date of grant.

     The employment agreements of Mr. Valenta, Mr. Barrantes and Mr. Wilson will terminate upon the date of their death or in the event of a physical or mental disability that renders either of them unable to perform his duties for 60 consecutive days or 120 days in any twelve-month period. Mr. Valenta, Mr. Barrantes and Mr. Wilson may terminate their respective employment agreements at any time upon 30 days notice to us, and we may terminate these agreements at any time upon notice to Mr. Valenta, Mr. Barrantes or Mr. Wilson.

     Royal Wolf employs Robert Allan pursuant to an employment agreement that will continue indefinitely, unless terminated by Mr. Allan or Royal Wolf upon at least six months’ notice. Under his employment agreement, using an Australian dollar to United States dollar exchange rate of 0.8048 at June 30, 2009, Mr. Allan receives a base annual salary of $281,683 and is eligible to receive an annual performance bonus not to exceed $115,489 based upon the achievement of specified performance indicators. The maximum annual performance bonus is subject to increase based upon consumer priced index increases. There is no severance or similar obligation to Mr. Allan under his employment agreement except that Royal Wolf may pay six months’ compensation to Mr. Allan in lieu of providing notice of termination of his employment as described above.

     Ronald Valenta, Charles Barrantes and Christopher Wilson are the only employees who received compensation for services to the Company in fiscal year 2009. Robert Allan received compensation as Chief Executive Officer of GFN Australasia Holdings Pty Limited, which, with its subsidiaries, we refer to as “Royal Wolf,” an indirectly-owned Australian subsidiary.

     In approving Mr. Valenta’s, Mr. Barrantes’ and Mr. Wilson’s compensation, the Board of Directors reviewed information provided by management regarding the compensation of comparable level officers of public companies, including companies in the equipment leasing business. The Board also considered the size and stage of development of the Company, Mr. Valenta’s, Mr. Barrantes’ and Mr. Wilson’s experience and prior compensation, and the scope of the services that each would be required to render (particularly given the lack of support staff and the need to implement policies and procedures). The Board of Directors determined that Mr. Valenta’s, Mr. Barrantes’ and Mr. Wilson’s compensation should consist of a base salary, the opportunity for a material performance-based bonus and stock options under the 2006 Stock Option Plan.

Potential Payments Upon Termination of Employment or Change in Control

     We have no agreements or arrangement with any executive officer that provides for payments upon termination of employment except that to the employment agreements of Mr. Valenta, Mr. Barrantes and Mr. Wilson under which each is entitled to a lump sum severance payment of twelve months base salary if we terminate their employment without “cause” or he terminates his employment for “good reason”. We have no other agreements or arrangements with any executive officer that provide for payments upon a change of control.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of our common stock as of March 26, 2010, by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; (ii) each of our executive officers and directors; and (iii) all of our executive officers and directors as a group. Unless otherwise noted, we believe that each beneficial owner named in the table has sole voting and investment power with respect to the shares shown, subject to community property laws where applicable. An asterisk (*) denotes beneficial ownership of less than one percent.

	Beneficial Ownership
	Number of	Percent of
Name	Shares(1)	Class(1)
Ronald F. Valenta(2)(3)	3,776,805	21.2%
James B. Roszak(2)(4)	31,500	(* )
Lawrence Glascott(2)(5)	36,200	(* )
Manuel Marrero(2)(6)	50,500	(* )
David M. Connell(2)(7)	27,500	(* )
Susan Harris(2)(8)	3,000	(* )
Ronald L. Havner, Jr.(9) LeeAnn R. Havner The Havner Family Trust c/o Karl Swaidan Hahn & Hahn LLP 301 East Colorado Boulevard, Suite 900 Pasadena, California 91101	2,562,175	14.4%
Charles E. Barrantes(2)(10)	154,000	(* )
Christopher Wilson(2)(11)	114,000	(* )
Robert Allan(12)(13)	69,170	(* )
Theodore M. Mourouzis(14)(15)	262,463	1.5%
Gilder, Gagnon, Howe & Co. LLC(16)	957,331	5.4%
Olowalu Holdings, LLC(17) 2863 S. Western Avenue Palos Verdes, California 90275	1,354,571	7.6%
Jonathan Gallen(18) 299 Park Avenue, 17th Floor New York, New York 10171	250,000	1.4%
Neil Gagnon(19) 1370 Avenue of the Americas, Suite 2400 New York, New York 10019	3,610,401	20.3%
Jack Silver(20) SIAR Capital LLC 660 Madison Avenue New York, New York 10021	3,365,000	16.5%
Brencourt Advisors, LLC(21) 600 Lexington Avenue 8 th Floor New York, NY 10022	231,117	1.3%
Halcyon Asset Management LLC Halcyon Offshore Asset Management LLC (22) 477 Madison Avenue New York, NY 10022	875,842	4.9%

All executive officers and directors as a group (eleven persons)	7,056,313	39.6%

(1)
Based on 17,826,052 shares of common stock outstanding. In accordance with the rules of the SEC, person is deemed to be the beneficial owner of shares that the person may acquire within the following 60 days (such as upon exercise of options or warrants or conversion of convertible securities). These shares are deemed to be outstanding for purposes of computing the percentage ownership of the person beneficially owning such shares but not for purposes of computing the percentage of any other holder.

(2)	Business address is c/o General Finance Corporation, 39 East Union Street, Pasadena, California 91103.

(3)
Includes: (i) 13,500 shares owned by Mr. Valenta’s wife and minor children, as to which Mr. Valenta’s shares voting and investment power with his wife; and (ii) 540,013 shares that may be acquired upon exercise of warrants. The shares shown exclude the shares referred to in note (8), below.

(4)	Includes 31,500 shares owned and 3,000 shares that may be acquired upon exercise of options.

(5)	Includes 36,200 shares owned and 3,000 shares that may be acquired upon exercise of options.

(6)	Includes 50,500 shares owned and 3,000 shares that may be acquired upon exercise of options.

(7)	Includes 27,500 shares owned and 3,000 shares that may be acquired upon exercise of options.

(8)	Includes 3,000 shares that may be acquired upon exercise of options.

(9)
Information is based upon Amendment No. 2 to Schedule 13D filed on October 8, 2008. The shares shown include 2,000 shares as to which Ronald L. Havner has sole voting power, 3,000 shares as to which his wife, LeeAnn R. Havner, has sole voting power and 3,000 shares that may be acquired upon the exercise of stock options. Mr. and Mrs. Havner are Co-Trustees of The Havner Family Trust. The Trust owns 2,517,425 shares and 39,750 warrants. As Co-Trustees of the Trust, Mr. and Mrs. Havner may he deemed to beneficially own all of the shares held by the Trust.

(10)	Includes 19,000 shares owned and 135,000 shares that may be acquired upon exercise of stock options.

(11)	Includes 24,000 shares owned and 90,000 shares that may be acquired upon exercise of stock options.

(12)	Business address is Suite 201, Level 2, 22-28 Edgeworth David Avenue, Hornsby, New South Wales, Australia 2077

(13)	Includes 20,170 shares owned and 49,000 shares that may be acquired upon the exercise of stock options.

(14)	Business address is 2995 South Harding Street, Indianapolis, IN 46225.

(15)	Includes 252,463 shares owned and 10,000 shares that may be acquired upon exercise of stock options.

(16)
Information is based upon Amendment No. 7 to Schedule 13G filed on February 16, 2010. Gilder, Gagnon, Howe & Co. LLC is a New York limited liability and broker or dealer registered under the Securities Exchange Act of 1934. The shares shown include 28,865 shares as to which Gilder, Gagnon, Howe & Co. LLC has sole voting power and 928,466 shares as to which it has investment power. Of these 928,466 shares, 820,103 shares are held in customer accounts under which partners or employees of Gilder, Gagnon, Howe & Co. LLC have discretionary authority to dispose or direct the disposition of the shares, 108,363 shares are held in accounts of its partners and 28,865 shares are held in its profit-sharing plan.

(17)
Information is based upon an Amendment to Schedule 13G filed on February 13, 2009. Olowalu Holdings, LLC (“Olowalu”), is a Hawaiian limited liability company, of which Rick Pielago is the manager. Olowalu shares voting and investment power as to all of the shares shown with Lighthouse Capital Insurance Company, a Cayman Islands exempted limited company, and the Ronald Valenta Irrevocable Life Insurance Trust No. 1, a California trust, of which Mr. Pielago is trustee. The Ronald Valenta Irrevocable Life Insurance Trust No. 1 is an irrevocable family trust established by Ronald F. Valenta in December 1999 for the benefit of his wife at the time, any future wife, and their descendants. Mr. Valenta, himself, is not a beneficiary of the Trust, and neither he nor his wife or their descendants has voting or investment power, or any other legal authority, with respect to the shares shown. Mr. Valenta disclaims beneficial ownership of our shares held by the Trust. Mr. Pielago may be deemed to be the control person of Olowalu and the Ronald Valenta Irrevocable Life Insurance Trust No. 1.

(18)	Information is based upon Amendment No. 5 to Schedule 13G filed on February 16, 2010. The shares shown are held by Ahab Opportunities, L.P. and Ahab Opportunities, Ltd.

(19)
Information is based upon Amendment No. 1 to Schedule 13G filed on February 12, 2010. The shares shown include: (i) 3,610,401 shares beneficially owned by Mr. Gagnon; (ii) 1,165,101 shares beneficially owned by Mr. Gagnon over which he has sole voting power and shared dispositive power; and (iii) 1,710,509 shares held for certain customers of Gagnon Securities LLC, of which Mr. Gagnon is the managing member and the principal owner and over which he has shared dispositive power but no voting power.

(20)
Information is based upon an Amendment to Schedule 13G filed on December 11, 2009. The shares shown include: (i) 2,600,000 shares that may be acquired upon exercise of warrants held by Sherleigh Associates Inc. Profit Sharing Plan, a trust of which Mr. Silver is the trustee; and (ii) 765,000 shares held by Sherleigh Associates Inc. Profit Sharing Plan, a trust of which Mr. Silver is a trustee.

(21)	Information is based upon a Schedule 13G filed on February 12, 2009 as an Investment Advisor with the Sole dispositive and power to vote or to direct the vote of 231,117 shares.

(22)
Information is based upon an Amendment to Schedule 13G filed on February 13, 2009. The shares shown consist of 875,842 shares beneficially owned by Halcyon Asset Management LLC and Halcyon Offshore Asset Management LLC over which they have sole voting power and dispositive power.

TRANSACTIONS WITH RELATED PERSONS

          On October 1, 2008 we acquired Mobile Office Acquisition Corp., or MOAC, through a merger, or Merger. Pursuant to the Merger Agreement, the former stockholders of MOAC received approximately $19.4 million in cash, four million shares of restricted common stock of GFN (valued pursuant to the Merger Agreement at $7.50 per share with an aggregate value of $30 million) and a 20-month subordinated promissory note in the principal amount of $1.5 million issued by GFN North America Corp., our wholly-owned subsidiary. A special committee of independent directors of the Company was formed to determine whether to acquire MOAC because Ronald F. Valenta, our President, Chief Executive Officer and director, is a stockholder of MOAC. The stockholders of the Company approved the acquisition of MOAC on September 30, 2008, and the acquisition was completed on October 1, 2008.

          In April 2006, immediately prior to the closing of our initial public offering, Ronald F. Valenta, our Chief Executive Officer and a director, purchased from the Company 466,667 warrants at a price of $1.20 per warrant for an aggregate purchase price of approximately $560,000. These warrants are identical to the warrants issued in our initial public offering in that each warrant entitles the holder to purchase one share of Common Stock for $6.00 per share following the completion of a business combination and expires April 5, 2010.

          In May 2008, pursuant to an offering to holders of our publicly-traded warrants at a reduced exercise price of $5.10 per warrant, Mr. Valenta exercised all 466,667 of his warrants.

          The Company had an unsecured limited recourse revolving line of credit from Ronald F. Valenta, a director and the chief executive officer of the Company, pursuant to which the Company could borrow up to $3,000,000 outstanding at one time. The line of credit terminated upon the completion of the acquisition of Royal Wolf, and the outstanding principal and interest totaling $2,586,848 was repaid on September 14, 2007.

          The Company utilizes certain accounting, administrative and secretarial services from affiliates of officers; as well as office space provided by an affiliate of Mr. Valenta. Until the consummation of a business combination by the Company, the affiliates had agreed to make such services available to the Company free of charge, as may be required by the Company from time to time; with the exception of the reimbursement of certain out-of-pocket costs incurred on behalf of the Company. Effective September 14, 2007, the Company entered into a month-to-month arrangement that lasted until January 31, 2008 with an affiliate of Mr. Valenta for the rental of the office space at $1,148 per month. In addition, effective September 14, 2007, the Company commenced recording a charge to operating results (with an offsetting contribution to additional paid-in capital) for the estimated cost of contributed services rendered to the Company at no compensation by non-employee officers and administrative personnel of affiliates. These contributed services ceased in February 2009.

          Effective October 1, 2008, the Company entered into a services agreement through June 30, 2009 (the “Termination Date”) with an affiliate of Mr. Valenta for certain accounting, administrative and secretarial services to be provided at the corporate offices and for certain operational, technical, sales and marketing services to be provided directly to the Company’s operating subsidiaries. Charges for services rendered at the corporate offices will be, until further notice, at $7,000 per month and charges for services rendered to the Company’s subsidiaries will vary depending on the scope of services provided. The services agreement provides for, among other things, mutual modifications to the scope of services and rates charged and automatically renews for successive one-year terms, unless terminated in writing by either party not less than 30 days prior to the Termination Date. Total charges to the Company for services rendered under this agreement totaled $63,000 at the corporate office and $155,000, plus out-of-pocket expenses of $16,000, at the operating subsidiaries in 2009.

          Effective January 31, 2008, the Company entered into a lease with an affiliate of Mr. Valenta for its new corporate headquarters in Pasadena, California. The rent is $7,393 per month, effective March 1, 2009, plus allocated charges for common area maintenance, real property taxes and insurance, for approximately 3,000 square feet of office space. The term of the lease is five years, with two five-year renewal options, and the rent is adjusted yearly based on the consumer price index. Rental payments were $113,000 in fiscal year 2009.

          We have not adopted a formal written policy regarding transactions with related persons. However, in general, any such material transaction would require approval of the Board of Directors, with any interested director abstaining.

PLAN OF DISTRIBUTION

Terms of the Rights Offering

          We are distributing, at no charge to the holders of our common stock, transferable subscription rights to subscribe for Units, which we refer to throughout this prospectus as Units, consisting of one share of our common stock and a three-year Warrant to purchase 0.5 additional shares of our common stock at an exercise price of $4.00 per share. Our stockholders will receive one subscription right for every two shares of our common stock held of record as of 5:00 p.m., Eastern Daylight Time, on            , 20       , the record date.

          Each subscription right entitles the holder to subscribe for one Unit at the subscription price of $        per Unit, which we refer to as the basic subscription right. In addition, rights holders who fully exercise their basic subscription rights will be entitled, subject to limitations, to subscribe for additional Units that remain unsubscribed as a result of any unexercised basic subscription rights, which we refer to as the over-subscription right, at the subscription price of $        per Unit.

          There is no minimum number of Units you must purchase, but you may not purchase fractional Units. When determining the number of subscription rights you will receive, divide the number of shares of our common stock you own by two and round down to the next whole number. For example, if you own 225 shares of our common stock, you will receive 112 subscription rights (225 shares divided by 2 = 112.5, rounded down to 112 subscription rights, the next whole number), which will entitle you to subscribe for up to 112 Units under your basic subscription privilege.

          The rights will expire at 5:00 p.m., Eastern Daylight Time, on May           , 2010, which date we refer to as the expiration date. If the rights offering is undersubscribed, we may extend the period for exercising the rights in our sole discretion. Any rights not exercised at or before that time will expire worthless without any payment to the holders of those unexercised rights. There is no minimum subscription amount required for consummation of the rights offering.

          In the event we cancel the rights offering, all subscription payments received by us will be returned, without interest or penalty, as soon as practicable.

               The rights will be evidenced by subscription rights certificates which will be mailed to stockholders, except as discussed below under “Foreign Stockholders.” The subscription rights are transferable and will be listed for trading on The NASDAQ Global Market under the symbol “GFNR” during the course of this offering.

               For purposes of determining the number of Units a rights holder may acquire in this offering, brokers, dealers, custodian banks, trust companies or others whose shares are held of record by DTC or by any other depository or nominee will be deemed to be the holders of the rights that are issued to Cede or the other depository or nominee on their behalf.

               There is no minimum subscription amount. We will we not raise more than $           in this offering.

Allocation and Exercise of Over-Subscription Rights

               In order to properly exercise an over-subscription right, a rights holder must: (i) indicate on its subscription rights certificate that it submits with respect to the exercise of the rights issued to it how many additional Units it is willing to acquire pursuant to its over-subscription right and (ii)  concurrently  deliver the subscription payment related to your over-subscription right at the time you make payment for your basic subscription right.

               If there are sufficient remaining Units, all over-subscription requests will be honored in full. If requests for shares pursuant to the over-subscription right exceed the remaining shares available, the available remaining shares will be allocated  pro rata  among rights holders who over-subscribe based on the number of over-subscription shares to which they subscribe. The allocation process will assure that the total number of remaining shares available for over-subscriptions is distributed on a  pro rata  basis. The formula to be used in allocating the available excess shares is as follows:

Number of Over-Subscription Units
Subscribed to by Exercising Rights Holder		Units Available for
Total Number of Over-Subscription Units	X	Rights Holders Exercising
Available for Rights Holders Exercising Their Over-Subscription Right		Their Over-Subscription Right

               Rights payments for basic subscriptions and over-subscriptions will be deposited upon receipt by the subscription agent and held in a segregated account with the subscription agent pending a final determination of the number of Units to be issued pursuant to the over-subscription right. If the prorated amount of Units allocated to you in connection with your over-subscription right is less than your over-subscription request, then the excess funds held by the subscription agent on your behalf will be returned to you promptly without interest or deduction. We will deliver certificates representing your Units of one share of common stock and one Warrant to acquire 0.5 shares of common stock or credit your account at your nominee holder with one share of common stock and one Warrant to acquire 0.5 shares of common stock that you purchased pursuant to your over-subscription right as soon as practicable after the rights offering has expired and all proration calculations and reductions contemplated by the terms of the rights offering have been effected.

               Brokers, dealers, custodian banks, trust companies and other nominee holders of rights will be required to certify to the subscription agent, before any over-subscription right may be exercised with respect to any particular beneficial owner, as to the aggregate number of rights exercised pursuant to the basic subscription right and the number of Units subscribed for pursuant to the over-subscription right by such beneficial owner.

Pro Rata Allocation if Insufficient Shares are Available for Issuance

               If we receive a sufficient number of subscriptions, the aggregate dollar amount of the exercises could exceed the maximum dollar amount of this offering. In each case, we would reduce on a  pro rata  basis, the number of subscriptions we accept so that: (i) we will not become obligated to issue, upon exercise of the subscriptions, a greater number of Units than we have authorized and available for issuance and (ii) the gross proceeds of this offering will not exceed the maximum dollar amount of this offering. In the event of any  pro rata  reduction, we would first reduce over-subscriptions prior to reducing basic subscriptions.

Expiration of the Rights Offering and Extensions, Amendments, and Termination

               Expiration and Extensions. You may exercise your subscription rights at any time before 5:00 p.m., Eastern Daylight Time, on May [     ], 2010, the expiration date of the rights offering, unless extended. If the rights offering is undersubscribed, our board of directors may extend the expiration date for exercising your subscription rights for up to an additional 30 trading days, in their sole discretion. If we extend the expiration date, you will have at least ten trading days during which to exercise your rights. Any extension of this offering will be followed as promptly as practicable by an announcement, and in no event later than 9:00 a.m., Eastern Daylight Time, on the next business day following the previously scheduled expiration date.

               We may choose to extend the expiration date of the rights in order to give investors more time to exercise their subscription rights in the rights offering. We may extend the expiration date of the rights offering by giving oral or written notice to the subscription agent and information agent on or before the scheduled expiration date. If we elect to extend the expiration date, we will issue a press release announcing such extension no later than 9:00 a.m., Eastern Daylight Time, on the next business day after the most recently announced expiration date.

               Any rights not exercised at or before that time will have no value and expire without any payment to the holders of those unexercised rights. We will not be obligated to honor your exercise of subscription rights if the subscription agent receives the documents relating to your exercise after the rights offering expires, regardless of when you transmitted the documents.

               Termination; Cancellation. We may cancel or terminate the rights offering at any time prior to the expiration date. Any cancellation or termination of this offering will be followed as promptly as practicable by an announcement or termination.

Reasons for the Rights Offering; Determination of the Offering Price

               We are making the rights offering to reduce our indebtedness, as well as for general working capital purposes. Prior to approving the rights offering, our board of directors carefully considered current market conditions and financing opportunities, as well as the potential dilution of the ownership percentage of the existing holders of our common stock that may be caused by the rights offering.

               After weighing the factors discussed above and the effect of the $           in additional capital, before expenses, that may be generated by the sale of shares pursuant to the rights offering, our board of directors believes that the rights offering is in the best interests of our company. As described in the section of this prospectus entitled “Use of Proceeds,” the proceeds from the rights offering, less fees and expenses incurred in connection with this offering, will be used to reduce indebtedness, as well as for general working capital purposes. Although we believe that the rights offering will strengthen our financial condition, our board of directors is not making any recommendation as to whether you should exercise your subscription rights.

          The subscription price per share for the rights offering was set by our board of directors. In determining the subscription price of the Units, the board of directors considered, among other things, the following factors:

•	the historical and current market price of our common stock;

•	the fact that holders of rights will have an over-subscription right;

•	the terms and expenses of this offering relative to other alternatives for raising capital,

•	the size of this offering; and

•	the general condition of the securities market.

Subscription Agent

     Continental Stock Transfer & Trust Company will act as the subscription agent in connection with this offering. The subscription agent will receive for its administrative, processing, invoicing and other services a fee estimated to be approximately $15,000 plus reimbursement for all reasonable out-of-pocket expenses related to this offering.

          Completed subscription rights certificates must be sent together with full payment of the subscription price for all Units subscribed for through the exercise of the subscription right and the over-subscription right to the subscription agent by one of the methods described below.

          We will accept only properly completed and duly executed subscription rights certificates actually received at any of the addresses listed below, at or prior to 5:00 p.m., Eastern Daylight Time, on the expiration date of this offering. See “Payment for Units” below. In this prospectus, close of business means 5:00 p.m., Eastern Daylight Time, on the relevant date.

Subscription Rights Certificate
Delivery Method	Address/Number

By Mail/Commercial Courier/Hand Delivery:	Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, NY 10004
(212) 509-4000, x 536

          Delivery to an address other than the address listed above will not constitute valid delivery and, accordingly, may be rejected by us.

          Any questions or requests for assistance concerning the method of subscribing for Units or for additional copies of this prospectus or subscription rights certificates may be directed to the subscription agent at its telephone number and address listed below:

Continental Stock Transfer & Trust Company
 17 Battery Place, 8th Floor
 New York, NY 10004
 (212) 509-4000, x 536

          Stockholders may also contact their broker, dealer, custodian bank, trustee or other nominee for information with respect to this offering.

Methods for Exercising Rights

          Rights are evidenced by subscription rights certificates that, except as described below under “Foreign Stockholders,” will be mailed to record date stockholders or, if a record date stockholder’s shares are held by a depository or nominee on his, her or its behalf, to such depository or nominee. Rights may be exercised by completing and signing the subscription rights certificate that accompanies this prospectus and mailing it in the envelope provided, or otherwise delivering the completed and duly executed subscription rights certificate to the subscription agent, together with payment in full for the Units at the subscription price by the expiration date of this offering. Completed subscription rights certificates and related payments must be received by the subscription agent prior to 5:00 p.m., Eastern Daylight Time, on or before the expiration date, at the offices of the subscription agent at the address set forth above.

Exercise of the Over-Subscription Right

          Rights holders who fully exercise all basic subscription rights issued to them may participate in the over-subscription right by indicating on their subscription rights certificate the number of Units they are willing to acquire. If sufficient remaining shares are available after the basic subscription, all over-subscriptions will be honored in full; otherwise, remaining shares will be allocated on a  pro rata  basis as described under “Allocation of Over-Subscription Right” above.

Record Date Stockholders Whose Shares are Held by a Nominee

          Record date stockholders whose shares are held by a nominee, such as a broker, dealer, custodian bank, trustee or other nominee, must contact that nominee to exercise their rights. In that case, the nominee will complete the subscription rights certificate on behalf of the record date stockholder and arrange for proper payment by one of the methods set forth under “Payment for Units” below.

Nominees

          Nominees, such as brokers, dealers, custodian banks, trustees or depositories for securities, who hold shares for the account of others, should notify the respective beneficial owners of the shares as soon as possible to ascertain the beneficial owners’ intentions and to obtain instructions with respect to the rights. If the beneficial owner so instructs, the nominee should complete the subscription rights certificate and submit it to the subscription agent with the proper payment as described under “Payment for Units” below.

General

          All questions as to the validity, form, eligibility (including times of receipt and matters pertaining to beneficial ownership) and the acceptance of subscription forms and the subscription price will be determined by us, which determinations will be final and binding. No alternative, conditional or contingent subscriptions will be accepted. We reserve the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful.

          We reserve the right to reject any exercise if such exercise is not in accordance with the terms of this rights offering or not in proper form or if the acceptance thereof or the issuance of Units thereto could be deemed unlawful. We reserve the right to waive any deficiency or irregularity with respect to any subscription rights certificate. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion. We will not be under any duty to give notification of any defect or irregularity in connection with the submission of subscription rights certificates or incur any liability for failure to give such notification.

Rights are Transferable

     The rights are transferable and will be listed for trading on The NASDAQ Global Market under the symbol “GFNR” during the course of this offering.

Foreign Stockholders

          Subscription rights certificates will not be mailed to foreign stockholders. A foreign stockholder is any record holder of common stock on the record date whose address of record is outside the United States and Canada, or is an Army Post Office (APO) address or Fleet Post Office (FPO) address. Foreign stockholders will be sent written notice of this offering. The subscription agent will hold the rights to which those subscription rights certificates relate for these stockholders’ accounts, subject to that stockholder making satisfactory arrangements with the subscription agent for the exercise of the rights, and follow the instructions of such stockholder for the exercise of the rights if such instructions are received by the subscription agent at or before 11:00 a.m., Eastern Daylight Time, on March       , 2010, three business days prior to the expiration date (or, if this offering is extended, on or before three business days prior to the extended expiration date). If no instructions are received by the subscription agent by that time, the rights will expire worthless without any payment to the holders of those unexercised rights.

Payment for Units

          A participating rights holder may send the subscription rights certificate together with payment for the Units acquired in the subscription right and any additional shares subscribed for pursuant to the over-subscription right to the subscription agent based on the subscription price of $       per share. To be accepted, the payment, together with a properly completed and executed subscription rights certificate, must be received by the subscription agent at one of the subscription agent’s offices set forth above (see “—Subscription Agent”), at or prior to 5:00 p.m., Eastern Daylight Time, on the expiration date.

          All payments by a participating rights holder must be in U.S. dollars by money order or check or bank draft drawn on a bank or branch located in the U.S. and payable to Continental Stock Transfer and Trust as Agent for benefit of (FBO) General Finance Corporation Subscription. Payment also may be made by wire transfer to JP Morgan Chase, ABA No. 021-000021, Account No.       , Continental Stock Transfer and Trust as Agent for benefit of (FBO) General Finance Corporation Subscription, with reference to the rights holder’s name. The subscription agent will deposit all funds received by it prior to the final payment date into a segregated account pending pro-ration and distribution of the Units.

          The method of delivery of subscription rights certificates and payment of the subscription price to us will be at the election and risk of the participating rights holders, but if sent by mail it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment prior to 5:00 p.m., Eastern Daylight Time, on the expiration date. Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier’s check or money order.

          Whichever of the methods described above is used, issuance of the shares purchased is subject to collection of checks and actual payment.

          If a participating rights holder who subscribes for shares as part of the subscription right or over-subscription right does not make payment of any amounts due by the expiration date, the subscription agent reserves the right to take any or all of the following actions: (i) reallocate the shares to other participating rights holders in accordance with the over-subscription right; (ii) apply any payment actually received by it from the participating rights holder toward the purchase of the greatest whole number of shares which could be acquired by such participating rights holder upon exercise of the basic subscription any over-subscription right; and/or (iii) exercise any and all other rights or remedies to which it may be entitled, including the right to set off against payments actually received by it with respect to such subscribed for Units.

          All questions concerning the timeliness, validity, form and eligibility of any exercise of rights will be determined by us, whose determinations will be final and binding. We, in our sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we may determine, or reject the purported exercise of any right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion. The subscription agent will not be under any duty to give notification of any defect or irregularity in connection with the submission of subscription rights certificates or incur any liability for failure to give such notification.

          Participating rights holders will have no right to rescind their subscription after receipt of their payment for Units.

Delivery of Stock Certificates

          Stockholders whose shares are held of record by DTC or by any other depository or nominee on their behalf or on behalf of their broker, dealer, custodian bank, trustee or other nominee will have any shares that they acquire credited to the account of Cede & Co. or the other depository or nominee. With respect to all other stockholders, stock certificates for all shares acquired will be mailed promptly after payment for all the shares subscribed for has cleared.

THE REOFFERING OF REMAINING UNITS

Preliminary Nonbinding Subscriptions During Pendency Of Rights Offering

          We will permit prospective investors who are not stockholders eligible to participate in the rights offering and who desire to purchase shares of our Units the right to submit preliminary non-binding subscriptions with respect to Units. Prospective investors who wish to do so should complete, date, and sign the preliminary subscription agreement which accompanies this prospectus and return it to General Finance Corporation, 39 East Union Street, Pasadena, California 91103, attention: Charles E. Barrantes.

          Preliminary subscriptions are NOT binding on subscribers. Do NOT send payment for your Units at this time. Upon the completion of our rights offering, we will furnish a prospectus supplement that sets forth the results of our rights offering and the amount of unsubscribed Units accompanied by an acknowledgment of subscription to all subscribers. A copy of the acknowledgment of subscription accompanies this prospectus. Upon receipt of the prospectus supplement, each subscriber will be asked to do the following:

•	Complete, date, and sign the acknowledgment of subscription.

•	Make a check payable to “General Finance Corporation” in an amount equal to the subscription price of $ times the number of Units subscribed for.

•	Return the completed acknowledgment of subscription and check to General Finance Corporation, 39 East Union Street, Pasadena, California 91103, attention: Charles E. Barrantes.

UPON RECEIPT BY THE COMPANY OF THE ACKNOWLEDGMENT OF SUBSCRIPTION, THE PRELIMINARY SUBSCRIPTION AGREEMENT WILL BECOME BINDING ON AND IRREVOCABLE BY THE SUBSCRIBER UNTIL THE EXPIRATION DATE OF THE REOFFER PERIOD.

Expiration Date

          The reoffer period will expire at the earlier of 5:00 p.m., Eastern Daylight Time, on               , 2010 or the date on which we have accepted subscriptions for all Units remaining for purchase as reflected in the prospectus supplement. We refer to this date as the “Reoffer Expiration Date.”

Discretion To Accept Subscriptions

          We have the right, in our sole discretion, to accept or reject any subscription in whole or in part on or before the Reoffer Expiration Date. If we receive subscriptions for a total of more than that number of Units available for sale in the reoffer period, we may limit the number of Units sold to any subscriber. As a result, you may not receive any or all of the Units for which you subscribe.

          We will notify subscribers no later than ten days after the expiration date as to whether and to what extent their subscriptions have been accepted. If we do not accept all or a portion of a subscription, we will return to the subscriber the unaccepted portion of the subscription funds, without interest.

Issuance of Stock Certificates

          Promptly after the acceptance of a subscription, we will issue stock certificates representing the Warrants and common stock which constitute the Units purchased by investors in the reoffer period. We will follow the instructions contained in the accepted Subscription Agreements when we issue the stock certificates.

Subscription Proceeds

     We will promptly deposit all subscription proceeds as we receive them in a noninterest-bearing deposit account. Upon our acceptance of a subscription, the related subscription proceeds due to us will become immediately available for our use. Promptly following the Reoffer Expiration Date, we will refund any amounts due to subscribers whose subscriptions we did not accept as described under “Discretion to Accept Subscriptions” above.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general discussion of certain United States federal income tax consequences to U.S. holders, as defined below, of the receipt, ownership and exercise of the subscription rights distributed in the subscription rights offering. This discussion is based on the Code, Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion is not binding on the Internal Revenue Service, which we refer to as the IRS, or the courts. Accordingly, no assurance can be given that the tax consequences described herein will not be challenged by the IRS or that such a challenge would not be sustained by a court. No ruling has been sought from the IRS, and no opinion of counsel has been rendered, as to the federal income tax consequences set forth in this discussion.

     This discussion does not address all aspects of U.S. federal income taxation that may be applicable to holders in light of their particular circumstances or to holders subject to special treatment under the U.S. federal income tax laws, including, but not limited to, financial institutions, brokers and dealers in securities or currencies, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, persons who hold their shares as part of a straddle, hedge, conversion or other risk-reduction transaction, persons liable for the alternative minimum tax, persons who have received their common stock pursuant to which the subscription rights in this rights offering have been granted through the exercise of employee stock options or otherwise as compensation for services, partnerships or other entities treated as partnerships for United States federal income tax purposes, U.S. expatriates, persons whose functional currency is not the U.S. dollar and foreign taxpayers. This discussion also does not address any aspect of state, local or foreign income or other tax laws. This discussion is limited to U.S. holders which hold our shares as capital assets. For purposes of this discussion, a “U.S. holder” is a holder that is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Department regulations to be treated as a United States person.

     If a partnership (including any entity treated as a partnership for United States federal income tax purposes) receives the subscription rights or holds shares of common stock or warrants received upon exercise of the subscription rights or the oversubscription privilege, the tax treatment of a partner in a partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its own tax advisor as to the United States federal income tax consequences of the receipt and ownership of the subscription rights or the ownership of shares of common stock and warrants received upon exercise of the subscription rights or, if applicable, upon exercise of the oversubscription privilege.

     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF YOUR RECEIPT, OWNERSHIP AND EXERCISE OF THE RIGHTS, INCLUDING THE APPLICABILITY OF ANY FEDERAL ESTATE OR GIFT TAX LAWS OR ANY STATE, LOCAL OR FOREIGN TAX LAWS.

Subscription Rights

     Each subscription right entitles eligible stockholder the right to purchase for $ ______ one Unit, consisting of one share of our common stock and a three-year Warrant to purchase 0.5 additional shares of our common stock at an exercise price of $4.00 per share. Generally, the distribution of stock by a corporation to its shareholders with respect their stock is not taxable to such shareholders pursuant to Section 305(a) of the Code. For such purpose, a distribution of rights to acquire stock of the distributing corporation constitutes a distribution of stock. However, if a distribution of stock or rights to acquire stock is within one of several exceptions to the general rule of Section 305(a) set forth in Section 305(b) of the Code, the distribution may be taxable to the shareholders of the distributing corporation as described below.

     Section 305(b)(2) is an exception to the general rule of Section 305(a) that applies to a “disproportionate distribution.” Pursuant to Section 305(b)(2), a distribution (or a series of distributions of which such a distribution is one) of stock rights constitutes a “disproportionate distribution,” and is therefore taxable, if the distribution results in (a) the receipt of property, including cash, by some shareholders, and (b) an increase in the proportionate interest of other shareholders in the assets or earnings and profits of the distributing corporation. For this purpose, the term “property” means money, securities, and any other property, except that such term does not include stock in the corporation making the distribution or rights to acquire such stock. A “series of distributions” encompasses all distributions of stock made or deemed made by a corporation which have the result of receipt of cash or property by some shareholders and an increase in the proportionate interests of other shareholders. It is not necessary for a distribution of stock to be considered as one of a series of distributions that such distribution be pursuant to a plan to distribute cash and property to some shareholders and to increase the proportionate interests of the other shareholders, rather it is sufficient if there is a distribution (or a deemed distribution) having such effect. In addition, there is no requirement that both elements of Section 305(b)(2) of the Code occur in the form of a distribution or series of distributions as long as the result is that some shareholders receive cash and property and other shareholders’ proportionate interests increase. Under the applicable Treasury Regulations, where the receipt of cash or property occurs more than 36 months following a distribution or series of distributions of stock, or where a distribution is made more than 36 months following the receipt of cash or property, such distribution or distributions will be presumed not to result in the receipt of cash or property by some shareholders and an increase in the proportionate interest of other shareholders, unless the receipt of cash or property by some shareholders and the distribution or series of distributions are made pursuant to a plan.

     We believe that the distribution of rights in the rights offering does not constitute an increase in the proportionate interest of some shareholders in the assets or earnings and profits of General Finance Corporation for the purpose of Section 305(b)(2) because all of our stockholders will receive rights in the rights offering based upon their respective ownership our common stock. Accordingly, we do not believe that the rights offering should constitute part of a “disproportionate distribution,” pursuant to Section 305(b)(2) of the Code. However, there can be no assurances that our application of Section 305 to the rights offerings is accurate. In the unlikely event the IRS successfully asserts that your receipt of subscription rights is currently taxable pursuant to Section 305(b) of the Code, the discussion under the heading “Alternative Treatment of Subscription Rights” describes the tax consequences that will result from such a determination.

Receipt of the Subscription Rights

You should not recognize taxable income for U.S. federal income tax purposes in connection with the receipt of the subscription right in the rights offering. However, there can be no assurance of this result. Unless otherwise noted, the remainder of the discussion under this heading “Subscription Rights” assumes that the distribution of the subscription rights in the rights offering will not result in a “disproportionate distribution” or will otherwise be taxable pursuant to Section 305(b) of the Code.

Tax Basis and Holding Period of the Subscription Rights

Your tax basis of the subscription rights for United States federal income tax purposes will depend on the fair market value of the subscription rights you receive and the fair market value of your existing shares of stock on the date you receive the subscription rights. The tax basis of the subscription rights received by you in the subscription rights offering will be zero unless either (1) the fair market value of the subscription rights on the date such subscription rights are distributed is equal to at least 15% of the fair market value on such date of the shares with respect to which they are received or (2) you elect to allocate part of the tax basis of such shares to the subscription rights. If either (1) or (2) is true, then, if you exercise the subscription rights, your tax basis in your shares will be allocated between the subscription rights and the shares with respect to which the subscription rights were received in proportion to their respective fair market values on the date the subscription rights are distributed.

     In addition, any tax basis allocated to the subscription rights must be apportioned between the right to receive shares of common stock, or Common Stock Rights, and the right to receive warrants, or Warrant Rights, in proportion to their respective fair market values on the date you receive the subscription rights.

     We have not obtained an independent appraisal of the valuation of the subscription rights and, therefore, you should consult with your tax advisor to determine the proper allocation of basis between the subscription rights and the shares with respect to which the subscription rights are received.

     Your holding period for the subscription rights will include your holding period for the shares with respect to which the subscription rights were received.

     Expiration of the Subscription Rights

     If you allow subscription rights received in the subscription rights offering to expire, you should not recognize any gain or loss. If you have tax basis in the subscription rights, the tax basis of the shares owned by you with respect to which such subscription rights were distributed will be restored to the tax basis of such shares immediately prior to the receipt of the subscription rights in the subscription rights offering.

Alternative Treatment of Subscription Rights

     Receipt. If the IRS were to successfully assert that the distribution of the subscription rights in the rights offering resulted in a “disproportionate” distribution or is otherwise taxable pursuant to Section 305(b), each holder would be considered to have received a distribution with respect to such holder’s stock in an amount equal to the fair market value of the subscription rights received by such holder on the date of the distribution. This distribution generally would be taxed as dividend income to the extent of your ratable share of our current and accumulated earnings and profits. The amount of any distribution in excess of our earnings and profits will be applied to reduce, but not below zero, your tax basis in your stock, and any excess generally will be taxable to you as capital gain (long-term, if your holding period with respect to your common stock is more than one year as of the date of distribution, and otherwise short-term). Under current law for taxable years beginning prior to January 1, 2011, so long as certain holding period requirements are satisfied, the maximum federal income tax rate on most dividends received by individuals is generally 15%. Your tax basis in the subscription rights received pursuant to the rights offering would be equal to their fair market value on the date of distribution and the holding period for the rights would begin upon receipt.

     Expiration. Assuming the receipt of subscription rights in the rights offering is a taxable event, if your subscription rights lapse without being exercised, you will recognize a capital loss equal to your tax basis in such expired subscription rights. The deductibility of capital losses is subject to limitations.

Exercise of the Subscription Rights; Tax Basis and Holding Period of the Shares

     You should not recognize any gain or loss upon the exercise of the subscription rights received in the subscription rights offering by purchasing Unit(s) for $       per Unit. The tax basis of the shares and Warrants acquired through exercise of the subscription rights should equal the sum of (i) the subscription price and (ii) your tax basis, if any, in the subscription rights as described above. The tax basis of the common stock received generally will then be (i) the sum of that portion of the subscription price so allocable to the common stock, plus (ii) the portion, if any, of the tax basis of the subscription rights allocable to the Common Stock Rights. The tax basis of the Warrants acquired generally will be the sum of (i) that portion of the subscription price allocable to the Warrants, plus (ii) the portion, if any of the tax basis of the subscription rights allocable to the Warrant Rights.

     The holding period for the shares and Warrants acquired through exercise of the subscription rights will begin on the date the subscription rights are exercised.

CERTAIN ERISA CONSIDERATIONS

          Each person considering the use of plan assets of a pension, profit-sharing or other employee benefit plan, individual retirement account, Keogh plan or other retirement plan, account or arrangement, or a “  plan  ,” to acquire or hold the Units should consider whether an investment in the Units would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or “ERISA,” or Section 4975 of the Code.

          Section 406 of ERISA and Section 4975 of the Code prohibit plans subject to Title I of ERISA and/or Section 4975 of the Code including entities such as collective investment funds, partnerships and separate accounts or insurance company pooled separate accounts or insurance company general accounts whose underlying assets include the assets of such plans, or collectively, “Plans,” from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code, or “  parties in interest  ,” with respect to the Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain plans including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws, or “Similar Laws.”

          The acquisition or holding of the Units (and the Warrants and common stock issuable upon exercise of the Warrants) by a Plan with respect to which we or certain of our affiliates is or becomes a party in interest may constitute or result in prohibited transactions under ERISA or Section 4975 of the Code, unless the Units (or the Warrants and common stock issuable upon exercise of the Warrants) is acquired or held pursuant to and in accordance with an applicable exemption.

          The Units (the Warrants and common stock issuable upon exercise of the Warrants) may not be purchased or held by any Plan or any person investing “plan assets” of any Plan, unless such purchase or holding is eligible for the exemptive relief available under a Prohibited Transaction Class Exemption, or “  PTCE  ,” such as PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1 or PTCE 84-14 issued by the U.S. Department of Labor or there is some other basis on which the purchase or holding of the Units (the Warrants and common stock issuable upon exercise of the Warrants) is not prohibited, such as the exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, or the “  Service Provider Exemption  ,” for certain transactions with non-fiduciary service providers for transactions that are for adequate consideration. Each purchaser or holder of the Units (or the Warrants and common stock issuable upon exercise of the Warrants) or any interest therein, and each person making the decision to purchase or hold the Units (or the Warrants and common stock issuable upon exercise of the Warrants) on behalf of any such purchaser or holder will be deemed to have represented and warranted in both its individual capacity and its representative capacity (if any), that on each day from the date on which the purchaser or holder acquires its interest in the Units (or the Warrants and common stock issuable upon exercise of the Warrants) to the date on which the purchaser disposes of its interest in the Units (or the Warrants and common stock issuable upon exercise of the Warrants), that such purchaser and holder, by its purchase or holding of the Units (or the Warrants and common stock issuable upon exercise of the Warrants) or any interest therein that (a) its purchase and holding of the Units (and the Warrants and common stock issuable upon exercise of the Warrants) is not made on behalf of or with “plan assets” of any Plan, or (b) if its purchase and holding of the Units (and the Warrants and common stock issuable upon exercise of the Warrants) is made on behalf of or with “plan assets” of a Plan, then (i) its purchase and holding of the Units (and the Warrants and common stock issuable upon exercise of the Warrants) will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (ii) neither the Company nor any of our affiliates is acting as a fiduciary (within the meaning of Section 3(21)) of ERISA in connection with the purchase or holding of the Units (and the Warrants and common stock issuable upon exercise of the Warrants) and has not provided any advice that has formed or may form a basis for any investment decision concerning the purchase or holding of the Units. Each purchaser and holder of the Units (and the Warrants and common stock issuable upon exercise of the Warrants) or any interest therein on behalf of any governmental plan will be deemed to have represented and warranted by its purchase or holding of the Units or any interest therein that such purchase and holding does not violate any applicable Similar Laws or rules.

          Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Units on behalf of or with “plan assets” of any plan or plan asset entity consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above or any other applicable exemption, or the potential consequences of any purchase or holding under similar laws, as applicable.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

          Section 145 of the Delaware General Corporation Law (the “DGCL”), as the same exists or may hereafter be amended, provides that a Delaware corporation may indemnify any persons who were, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee, or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

          Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145 of the DGCL.

          Our amended certificate of incorporation provides that, to the fullest extent permitted by Delaware law, as it may be amended from time to time, none of our directors will be personally liable to us or our stockholders for monetary damages resulting from a breach of fiduciary duty as a director. Our amended certificate of incorporation also provides discretionary indemnification for the benefit of our directors, officers, and employees, to the fullest extent permitted by Delaware law, as it may be amended from time to time. Pursuant to our bylaws, we are required to indemnify our directors, officers, employees and agents, and we have the discretion to advance his or her related expenses, to the fullest extent permitted by law.

          These indemnification provisions may be sufficiently broad to permit indemnification of our officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors or officers, or persons controlling us, pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXPERTS

          The consolidated financial statements of General Finance Corporation appearing in this registration statement as of and for the year ended June 30, 2009, have been audited by Crowe Horwath LLP, independent registered public accounting firm, as stated in their report, which is included in this registration statement in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

          The consolidated financial statements of General Finance Corporation appearing in this registration statement as of and for the year ended June 30, 2008, and Royal Wolf, as Predecessor, for the year ended June 30, 2007 and for the period from July 1 to September 13, 2007 for the consolidated statements of operations and cash flows and from inception (October 14, 2005) to June 30, 2007 for the consolidated statement of stockholders’ equity and comprehensive income (loss), have been audited by Grobstein, Horwath & Company LLP, independent registered public accounting firm, as stated in their report, which is included in this registration statement in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

          The consolidated financial statements of Mobile Office Acquisition Corp. and Subsidiary d/b/a Pac-Van, Inc. at September 30, 2008, December 31, 2007 and December 31, 2006 and for the nine-month period ended September 30, 2008, year ended December 31, 2007 and five-month period from August 2, 2006 to December 31, 2006; and of Pac-Van, Inc., as Predecessor, at August 1, 2006 and December 31, 2005 and for the seven-month period from January 1, 2006 to August 1, 2006 and year ended December 31, 2005, appearing in this registration statement have been included herein in reliance upon the reports of Katz, Sapper & Miller, LLP, independent public accounting firm, given on the authority of such firm as experts in accounting and auditing.

TRANSFER AGENT AND REGISTRAR

          The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, whose address is 17 Battery Place, 8th Floor, New York, NY 10004, and whose phone number is (212) 509-4000, x 536.

LEGAL MATTERS

          The validity of the securities being offered by this prospectus has been passed upon for us by Christopher A. Wilson, Pasadena, California.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

          We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Units offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the Units offered hereby, reference is made to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.
          A copy of the registration statement and the exhibits and schedules filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains an Internet web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is  www.sec.gov .

INDEX TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 Condensed Consolidated Balance Sheets
 (In thousands, except share and per share data)

	June 30,	December 31,
	2009	2009
		(Unaudited)
Assets
Cash and cash equivalents	$3,346	$—
Trade and other receivables, net of allowance for doubtful accounts of $2,642 at June 30, 2009 and $2,799 at December 31, 2009	26,432	20,962
Inventories	22,511	19,098
Prepaid expenses	1,883	2,199

Total current assets	54,172	42,259

Lease receivables	1,163	983
Property, plant and equipment, net	10,460	10,541
Lease fleet, net	188,915	195,116
Goodwill	73,917	76,789
Intangible assets, net	30,058	28,343
Other assets	11	11

Total assets	$358,696	$354,042

Current liabilities
Trade payables and accrued liabilities	$24,422	$19,694
Current portion of long-term debt and obligations	16,371	25,529
Unearned revenue and advance payments	8,461	8,397

Total current liabilities	49,254	53,620

Non-current liabilities
Long-term debt and obligations, net of current portion	183,933	168,758
Deferred tax liabilities	13,822	13,703
Employee benefits and other non-current liabilities	235	342

Total non-current liabilities	197,990	182,803

Commitments and contingencies (Note 8)	—	—

Redeemable noncontrolling interest (Note 8)	8,278	9,862

Stockholders’ equity

Cumulative preferred stock, $.0001 par value: 1,000,000 shares authorized; 26,000 shares issued and outstanding (in series) and stated at liquidation value ($1,386 and $1,437 total liquidation preference at June 30, 2009 and December 31, 2009, respectively)	1,345	1,395
Common stock, $.0001 par value: 100,000,000 shares authorized; 17,826,052 shares outstanding	2	2
Additional paid-in capital	105,314	105,730
Accumulated other comprehensive income (loss)	(4,963)	296
Retained earnings	1,476	334

Total stockholders’ equity	103,174	107,757

Total liabilities and stockholders’ equity	$358,696	$354,042

The accompanying notes are an integral part of these condensed consolidated financial statements.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 Condensed Consolidated Statements of Operations
 (In thousands, except share and per share data)
 (Unaudited)

	Quarter Ended December 31,		Six Months Ended December 31,
	2008	2009	2008	2009

Revenues
Sales	$21,329	$19,288	$42,324	$35,901
Leasing	21,272	19,858	31,930	38,464

	42,601	39,146	74,254	74,365

Costs and expenses
Cost of sales (exclusive of the items shown separately below)	18,135	16,926	36,301	30,711
Direct leasing costs, selling and general expenses	15,295	14,485	23,672	28,587
Depreciation and amortization	3,896	5,094	7,279	10,351

Operating income	5,275	2,641	7,002	4,716

Interest income	65	63	186	122
Interest expense	(5,716)	(4,132)	(10,080)	(7,839)
Foreign currency exchange gain (loss) and other	(2,998)	545	(10,715)	3,138

	(8,649)	(3,524)	(20,609)	(4,579)

Income (loss) before provision for income taxes and noncontrolling interest	(3,374)	(883)	(13,607)	137

Provision (benefit) for income taxes	(1,170)	(322)	(4,735)	50

Net income (loss)	(2,204)	(561)	(8,872)	87

Noncontrolling interest	1,199	(573)	2,840	(1,146)

Net loss attributable to stockholders	$(1,005)	$(1,134)	$(6,032)	$(1,059)

Net loss per common share:
Basic	$(0.06)	$(0.07)	$(0.38)	$(0.06)
Diluted	(0.06)	(0.07)	(0.38)	(0.06)

Weighted average shares outstanding:
Basic	17,826,052	17,826,052	15,826,052	17,826,052
Diluted	17,826,052	17,826,052	15,826,052	17,826,052

The accompanying notes are an integral part of these condensed consolidated financial statements.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 Condensed Consolidated Statements of Cash Flows
 (In thousands)
 (Unaudited)

	Six Months Ended December 31,
	2008	2009

Net cash provided by operating activities (Note 9)	$5,534	$15,881

Cash flows from investing activities:
Proceeds from sales of property, plant and equipment	92	31
Business acquisitions, net of cash acquired	(20,989)	—
Purchases of property, plant and equipment	(1,842)	(896)
Purchases of lease fleet	(11,344)	(2,406)
Purchase of intangible assets	(20)	—

Net cash used by investing activities	(34,103)	(3,271)

Cash flows from financing activities:
Proceeds (repayments) on capital leasing activities	819	(17)
Proceeds from (repayments of) long-term borrowings	25,571	(15,161)
Proceeds from issuances of capital	—	50
Cumulative dividends paid	—	(83)

Net cash provided (used) by financing activities	26,390	(15,211)

Net decrease in cash	(2,179)	(2,601)

Cash and equivalents at beginning of period	2,772	3,346

The effect of foreign currency translation on cash	(593)	(745)

Cash and equivalents at end of period	$—	$—

Non-cash investing and financing activities:

On October 1, 2008, the Company issued a subordinated promissory note of $1,500 and common stock of $25,600 as part of the consideration for the Pac-Van acquisition (see Note 1).

On December 8, 2008, the Company issued preferred stock of $100 as part of the consideration for a small acquisition (see Note 3).

The accompanying notes are an integral part of these condensed consolidated financial statements.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Note 1. Organization and Business Operations

Organization

General Finance Corporation (“GFN”) was incorporated in Delaware in October 2005 to effect a business combination with one or more operating businesses in the rental services and specialty finance sectors. From inception through September 13, 2007, GFN had no business or operations. References to the “Company” in these Notes are to GFN and its consolidated subsidiaries. These subsidiaries include GFN U.S. Australasia Holdings, Inc., a Delaware corporation (“GFN U.S.”); GFN North America Corp., a Delaware corporation (“GFNNA”); GFN Mobile Storage Inc., a Delaware corporation (“GFNMS”); GFN Australasia Holdings Pty Ltd., an Australian corporation (“GFN Holdings”); GFN Australasia Finance Pty Ltd, an Australian corporation (“GFN Finance”); RWA Holdings Pty Limited (“RWA”), an Australian corporation, and its subsidiaries (collectively, “Royal Wolf”); and Pac-Van, Inc., an Indiana corporation (“Pac-Van”).

Acquisition of Royal Wolf

On September 13, 2007 (September 14 in Australia), the Company completed the acquisition of Royal Wolf through the acquisition of all of the outstanding shares of RWA. Based upon the actual exchange rate of one Australian dollar to $0.8407 U.S. dollar realized in connection with payments made upon completion of the acquisition, the purchase price paid to the sellers for the RWA shares was $64.3 million, including deposits of $1,005,000 previously paid in connection with the acquisition. The Company paid the purchase price, less the deposits, by a combination of cash in the amount of $44.7 million plus the issuance to Bison Capital Australia, L.P., (“Bison Capital”), one of the sellers, of shares of common stock of GFN U.S.; and the issuance of a note to Bison Capital. As a result of this structure, the Company owns 86.2% of the outstanding capital stock of GFN U.S. and Bison Capital owns 13.8% of the outstanding capital stock of GFN U.S.

Royal Wolf leases and sells storage containers, portable container buildings and freight containers in Australia and New Zealand, which is considered geographically by the Company to be the Asia-Pacific area.

Acquisition of Pac-Van

The Company’s long-term strategy is to acquire and conduct operations in North America, Europe and the Asia-Pacific area. The acquisition of Pac-Van gave the Company the opportunity to enter and participate in the United States with an experienced management team. On October 1, 2008, the Company completed its acquisition of Pac-Van through a merger with Mobile Office Acquisition Corp. (“MOAC”), the parent of Pac-Van, and the Company’s wholly-owned subsidiary formed in July 2008, GFNNA. Pac-Van leases and sells modular buildings, mobile offices and storage containers in the United States.

The Company, in addition to assuming Pac-Van’s long-term debt, paid the purchase price to the stockholders of MOAC by a combination of $19.4 million in cash, 4,000,000 shares of GFN restricted common stock (valued at $25.6 million) and a 20-month subordinated promissory note in the aggregate principal amount of $1.5 million bearing interest at 8% per annum. The note and 1,133,333 shares of the restricted common stock will secure the indemnification obligations for 20 months and 36 months, respectively. Among other things, the Company and the stockholders of MOAC entered into a stockholders agreement which provided registration rights which may be exercised after June 30, 2009. In addition, in connection with the acquisition, the Company granted options to certain key employees of Pac-Van and to a former stockholder of MOAC, who became a non-employee member of Company’s Board of Directors effective on that date, to purchase 347,000 and 9,000 shares of common stock, respectively, at an exercise price equal to the closing market price of the Company’s common stock as of October 1, 2008, or $6.40.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Unaudited)

The total purchase consideration, including the Company’s transaction costs of approximately $0.9 million has been allocated to tangible and intangible assets acquired, including goodwill (which will not be deductible for tax purposes), and liabilities assumed based on their estimated fair market values as of October 1, 2008, as follows (in thousands):

October 1, 2008
Fair value of the net tangible assets acquired and liabilities assumed:
Cash and cash equivalents	$1,517
Trade and other receivables	15,035
Inventories	10,145
Prepaid expenses	398
Property, plant and equipment	3,473
Lease fleet	108,134
Other assets	—
Trade payables and accrued liabilities	(12,880)
Unearned revenue and advance payments	(7,414)
Long-term debt	(107,600)
Deferred income taxes	(17,405)

Total net tangible assets acquired and liabilities assumed	(6,597)

Fair value of intangible assets acquired:
Customer base	4,850
Trade name	2,200
Deferred financing costs	191
Goodwill	46,794

Total intangible assets acquired	54,035

Total purchase consideration	$47,438

The accompanying consolidated statements of operations reflect the operating results of the Company following the date of acquisition of Pac-Van and do not reflect the operating results of Pac-Van prior to the acquisition date. The following unaudited pro forma information for the six months ended December 31, 2008 assumes the acquisition of Pac-Van occurred at the beginning of the period (in thousands, except per share data):

Six Months Ended
December 31,
2008
Revenues	$96,896

Net income (loss) attributable to stockholders	(4,708)

Pro forma net income (loss) per common share:
Basic	(0.26)
Diluted	$(0.26)

The pro forma results are not necessarily indicative of the results that may have actually occurred had the acquisition taken place on the date noted, or the future financial position or operating results of the Company. The pro forma adjustments are based upon available information and assumptions that the Company believes are reasonable. The pro forma adjustments include adjustments for increased interest expense, as well as increased depreciation and amortization expense as a result of the application of the purchase method of accounting.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Unaudited)

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles (“U.S. GAAP”) applicable to interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (which include all significant normal and recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for all periods presented have been made. The accompanying results of operations are not necessarily indicative of the operating results that may be expected for the entire year ending June 30, 2010. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and accompanying notes thereto of the Company, which are included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2009 filed with the Securities and Exchange Commission (“SEC”).

Unless otherwise indicated, references to “FY 2009” and “FY 2010” are to the six months ended December 31, 2008 and 2009, respectively.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned and majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Foreign Currency Translation

The Company’s functional currency for its operations in the Asia-Pacific area is the local currency, which is primarily the Australian (“AUS”) dollar. All adjustments resulting from the translation of the accompanying consolidated financial statements from the functional currency into reporting currency are recorded as a component of stockholders’ equity in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 830,  Foreign Currency Matters . All assets and liabilities are translated at the rates in effect at the balance sheet dates; and revenues, expenses, gains and losses are translated using the average exchange rates during the periods. Transactions in foreign currencies are translated at the foreign exchange rate prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated to the functional currency at the foreign exchange rate prevailing at that date. Foreign exchange differences arising on translation are recognized in the statement of operations. Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction. Non-monetary assets and liabilities denominated in foreign currencies that are stated at fair value are translated to the functional currency at foreign exchange rates prevailing at the dates the fair value was determined.

Segment Information

FASB ASC Topic 280, Segment Reporting, establishes standards for the way companies report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Based on the provisions of FASB ASC Topic 280 and the manner in which the chief operating decision maker analyzes the business, the Company has determined it has two separately reportable geographic and operating segments, North America (Pac-Van, including corporate headquarters) and the Asia-Pacific area (Royal Wolf).

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Unaudited)

Inventories

Inventories are stated at the lower of cost or market (net realizable value). Inventories consist primarily of containers, modular buildings and mobile offices held for sale or lease and are comprised of the following (in thousands):

	June 30, 2009	December 31, 2009
		(Unaudited)
Finished goods	$21,170	$17,461
Work in progress	1,341	1,637

	$22,511	$19,098

Derivative Financial Instruments

The Company may use derivative financial instruments to hedge its exposure to foreign currency and interest rate risks arising from operating, financing and investing activities. The Company does not hold or issue derivative financial instruments for trading purposes. However, derivatives that do not qualify for hedge accounting are accounted for as trading instruments. Derivative financial instruments are recognized initially at fair value. Subsequent to initial recognition, derivative financial instruments are stated at fair value. The gain or loss on remeasurement to fair value is recognized immediately in the statement of operations.

Property, Plant and Equipment

Property, plant and equipment consist of the following (in thousands):

	Estimated
	Useful Life	June 30, 2009	December 31, 2009
			(Unaudited)
Land	—	$1,486	$1,648
Building	40 years	230	255
Transportation and plant equipment (including capital lease assets)	3 – 10 years	9,010	10,751
Furniture, fixtures and office equipment	3 – 10 years	3,017	2,786

		13,743	15,440
Less accumulated depreciation and amortization		(3,283)	(4,899)

		$10,460	$10,541

Lease Fleet

The Company has a fleet of storage containers, mobile offices, modular buildings and steps that it primarily leases to customers under operating lease agreements with varying terms. The lease fleet (or lease or rental equipment) is recorded at cost and depreciated on the straight-line basis over the estimated useful life (5 – 20 years), after the date the units are put in service, and are depreciated down to their estimated residual values (up to 70% of cost). In the opinion of management, estimated residual values are at or below net realizable values. The Company periodically reviews these depreciation policies against various factors, including the practices of the larger competitors in the industry, and its own historical experience.

Units in the lease fleet are also available for sale. The cost of sales of a unit in the lease fleet is recognized at the carrying amount at the date of sale.

Income Taxes

The Company accounts for income taxes under FASB ASC Topic 740, Income Taxes. Accordingly, the Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recorded for temporary differences between the financial reporting basis and income tax basis of assets and liabilities at the balance sheet date multiplied by the applicable tax rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities during the period.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Unaudited)

The Company files U.S. Federal tax returns, multiple U.S. state (and state franchise) tax returns and Australian tax returns. For U.S. Federal tax purposes, all periods subsequent to June 30, 2007 are subject to examination by the U.S. Internal Revenue Service (“IRS”). The Company believes that its income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material change. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to FASB ASC Topic 740. In addition, the Company does not anticipate that the total amount of unrecognized tax benefit related to any particular tax position will change significantly within the next 12 months.

The Company’s policy for recording interest and penalties, if any, associated with audits will be to record such items as a component of income taxes.

Net Income per Common Share

Basic net income per common share is computed by dividing net income attributable to stockholders, less dividends declared (or accumulated) on cumulative preferred stock (Note 3), by the weighted-average number of shares of common stock outstanding during the periods. Diluted net income per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. The potential dilutive securities the Company has outstanding are warrants and stock options. The following is a reconciliation of weighted average shares outstanding used in calculating earnings per common share:

	Quarter Ended December 31,		Six Months Ended December 31,
	2008	2009	2008	2009
Basic	17,826,052	17,826,052	15,826,052	17,826,052
Assumed exercise of warrants	—	—	—	—
Assumed exercise of stock options	—	—	—	—

Diluted	17,826,052	17,826,052	15,826,052	17,826,052

For the quarter and six months ended December 31, 2008 and 2009, potential common stock equivalents (consisting of units, warrants and stock options) totaling 8,444,380 and 6,444,380 and 8,254,290, respectively, have been excluded from the computation of diluted earnings per share because the effect is anti-dilutive.

Recently Issued Accounting Pronouncements

Effective July 1, 2009, the FASB ASC became the single official source of authoritative, nongovernmental U.S. GAAP. The historical U.S. GAAP hierarchy was eliminated and the ASC became the only level of authoritative U.S. GAAP, other than guidance issued by the SEC. The Company’s accounting policies were not affected by the conversion to ASC. However, references to specific accounting standards in the notes to our consolidated financial statements have been changed to refer to the appropriate section of the ASC.

In April 2008, the FASB issued a pronouncement on what now is codified as FASB ASC Topic 350, Intangibles — Goodwill and Other . This pronouncement amends the factors to be considered in determining the useful life of intangible assets accounted for pursuant to previous topic guidance. Its intent is to improve the consistency between the useful life of an intangible asset and the period of expected cash flows used to measure its fair value. This pronouncement is effective for fiscal years beginning after December 15, 2008 and its adoption did not have a material effect on the Company’s consolidated financial statements.

In November 2008, the FASB issued a pronouncement on what is now codified as FASB ASC Topic 350, Intangibles — Goodwill and Other . This pronouncement applies to defensive intangible assets, which are acquired intangible assets that the acquirer does not intend to actively use but intends to hold to prevent its competitors from obtaining access to them. As these assets are separately identifiable, the pronouncement requires an acquiring entity to account for defensive intangible assets as a separate unit of accounting. Defensive intangible assets must now be recognized at fair value in accordance with FASB ASC Topic 350. This pronouncement is effective for intangible assets acquired on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 and its adoption did not have a material effect on the Company’s consolidated financial statements.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Unaudited)

In April 2009, the FASB issued a pronouncement on what is now codified as FASB ASC Topic 825, Financial Instruments . This pronouncement amends previous topic guidance to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies, as well as in annual financial statements. The pronouncement was effective for interim reporting periods ending after June 15, 2009 and its adoption resulted in additional disclosures in the Company’s interim consolidated financial statements (see Note 5).

In April 2009, the FASB issued a pronouncement on what is now codified as FASB ASC Topic 805, Business Combinations . This pronouncement provides new guidance that changes the accounting treatment of contingent assets and liabilities in business combinations under previous topic guidance and is effective for contingent assets or liabilities acquired in business combinations for which the acquisition date is on or after the first annual reporting period beginning on or after December 15, 2008. The adoption of this pronouncement did not have a material effect on the Company’s consolidated financial statements currently, but its effects will depend on the nature of future acquisitions completed by the Company.

In May 2009, the FASB issued a pronouncement on what is now codified as FASB ASC Topic 855, Subsequent Events. This pronouncement establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. FASB ASC Topic 855 provides guidance on the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. The pronouncement was effective for the Company during the interim and annual period ending June 30, 2009. The Company has evaluated subsequent events for the period from December 31, 2009, the date of these financial statements, through February 12, 2010, which represents the date these financial statements are being filed with the SEC. Pursuant to the requirements of FASB ASC Topic 855, there were no events or transactions occurring during this subsequent event reporting period that require recognition or disclosure in the consolidated financial statements.

Effective July 1, 2009, the Company adopted the provisions of a pronouncement issued in December 2007 on what is now codified as FASB ASC Topics 805,  Business Combinations,  and 810,  Consolidation . Certain provisions of this pronouncement are required to be adopted retrospectively for all periods presented. In accordance with these provisions, minority interest is now referred to as noncontrolling interest and consolidated net income or loss has been recast to include net income or loss attributable to the noncontrolling interest.

Note 3. Cumulative Preferred Stock

The Company is conducting private placements of Series A 12.5% Cumulative Preferred Stock, par value $0.0001 per share and liquidation preference of $50 per share (“Series A Preferred Stock”); and Series B 8% Cumulative Preferred Stock par value of $0.0001 per share and liquidation value of $1,000 per share (“Series B Preferred Stock”). The Series B Preferred Stock is offered primarily in connection with business combinations.

The Series A Preferred Stock and the Series B Preferred Stock are referred to collectively as the “Cumulative Preferred Stock.”

Upon issuance of the Cumulative Preferred Stock, the Company records the liquidation value as the preferred equity in the consolidated balance sheet, with any issuance or offering costs as a reduction in additional paid-in capital. As of December 31, 2009, the Company had issued 25,900 shares and 100 shares of Series A Preferred Stock and Series B Preferred Stock for total proceeds of $1,295,000 and $100,000, respectively.

The Cumulative Preferred Stock is not convertible into GFN common stock, has no voting rights, except as required by Delaware law, and is not redeemable prior to February 1, 2014; at which time it may be redeemed at any time, in whole or in part, at the Company’s option. Holders of the Cumulative Preferred Stock are entitled to receive, when declared by the Company’s Board of Directors, annual dividends payable quarterly in arrears on the 31 st  day of January, July and October of each year and the 30 th  day of April of each year. In the event of any liquidation or winding up of the Company, the holders of the Cumulative Preferred Stock will have preference to holders of common stock; with the holders of the Series A Preferred Stock having preference over holders of the Series B Preferred Stock. The Company has agreed to register for public trading the Cumulative Preferred Stock no later than one year from issuance.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Unaudited)

As of December 31, 2009, since issuance, dividends paid or payable totaled $137,000 and $8,000 for the Series A Preferred Stock and Series B Preferred Stock, respectively. The unaudited characterization of dividends for Federal income tax purposes is made based upon the earnings and profits of the Company, as defined by the Internal Revenue Code.

Note 4. Long-Term Debt and Obligations

The following is a discussion of the Company’s significant long-term debt facilities and notes.

Royal Wolf Senior Credit Facility and Subordinated Notes

Royal Wolf has a senior credit facility, as amended, with Australia and New Zealand Banking Group Limited (“ANZ”). The facility is subject to annual reviews by ANZ and is secured by assets of the Company’s Australian and New Zealand subsidiaries. The aggregate ANZ facility is comprised of various sub-facilities, most of which do not provide additional borrowing availability. In addition, the $4,888,000 (AUS$5,600,000) multi-option facility for the lease financing of accommodation units, which was unused at June 30, 2009, has been eliminated. As of December 31, 2009, based upon the exchange rate of one Australian dollar to $0.8931 U.S. dollar and one New Zealand dollar to $0.8038 Australian dollar, borrowings and availability under the ANZ credit facility totaled $79,253,000 (AUS$88,739,000) and $1,263,000 (AUS$1,414,000), respectively. Principal payments for the fiscal year ending June 30, 2010 are required to total at least 80% of Free Cash Flow, as defined; payable at a minimum of $1,116,000 (AUS$1,250,000) per quarter during the interim, with the balance to be paid within 60 days from June 30, 2010. Principal payments vary through the scheduled maturity of the facility in September 2012, but approximately $18,129,000 (AUS$20,299,000) is currently due over the subsequent twelve months ended December 31, 2010. Approximately $12,927,000 (AUS$14,474,000) of the borrowings under the ANZ credit facility at December 31, 2009 bears interest at ANZ’s prime rate, plus 4.15% per annum and is due on July 1, 2010; with substantially the balance of the borrowings bearing interest at ANZ’s prime rate, plus 3.15% per annum. As of December 31, 2009, the weighted-average interest rate was 8.2%; which includes the effect of interest rate swap contracts and options (caps).

The ANZ senior credit facility is subject to certain covenants, including compliance with specified consolidated senior and total interest coverage and senior and total debt ratios, as defined, for each financial quarter based on earnings before interest, income taxes, depreciation and amortization and other non-operating costs (“EBITDA”), as defined, on a year-to-date or trailing twelve-month (“TTM”) basis; and restrictions on the payment of dividends, loans and payments to affiliates and granting of new security interests on the assets of any of the secured entities. A change of control in any of GFN Holdings or its direct and indirect subsidiaries without the prior written consent of ANZ constitutes an event of default under the facility. The ANZ senior credit facility further provides, among other things, that the $5,500,000 due Bison Capital on July 1, 2010 (see below) must be paid by a capital infusion from GFN, that at least 50% of the amounts owed under the Bison Notes be hedged by Royal Wolf for foreign currency exchange risks and that capital expenditures of property, plant and equipment over $1,786,000 (AUS$2,000,000) in the year ending June 30, 2010 be approved by ANZ.

On September 13, 2007, in conjunction with the closing of the acquisition of Royal Wolf, the Company entered into a securities purchase agreement with Bison Capital, pursuant to which the Company issued and sold to Bison Capital, at par, a secured senior subordinated promissory note in the principal amount of $16,816,000 (the “Bison Note”). Pursuant to the securities purchase agreement, the Company issued to Bison Capital warrants to purchase 500,000 shares of common stock of GFN. The warrants issued to Bison Capital represent the right to purchase 500,000 shares of GFN’s common stock at an initial exercise price of $8.00 per share, subject to adjustment for stock splits and stock dividends. Unexercised warrants will expire September 13, 2014. The Bison Note bears interest at the annual rate of 13.5%, payable quarterly in arrears, and matures on March 13, 2013. The Company may extend the maturity date by one year, provided that it is not then in default. The Company may prepay the Bison Note at a declining price of 103% of par prior to September 13, 2009; 102% of par prior to September 13, 2010; 101% of par prior to September 13, 2011 and 100% of par thereafter. The maturity of the Bison Note may be accelerated upon an event of default or upon a change of control of GFN Finance or any of its subsidiaries. Payment under the Bison Note is secured by a lien on all or substantially all of the assets of GFN Finance and its subsidiaries, subordinated and subject to the inter-creditor agreement with ANZ. If, during the 66-month period ending on the scheduled maturity date, GFN’s common stock has not traded above $10 per share for any 20 consecutive trading days on which the average daily trading volume was at least 30,000 shares (ignoring any daily trading volume above 100,000 shares), upon demand by Bison Capital, the Company will pay Bison Capital on the scheduled maturity date a premium of $1.0 million in cash, less any gains realized by Bison Capital from any prior sale of the warrants and warrant shares. This premium is also payable upon any acceleration of the Bison Note due to an event of default or change of control of GFN Finance or any of its subsidiaries. As a condition to receiving this premium, Bison Capital must surrender for cancellation any remaining warrants and warrant shares.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Unaudited)

On May 1, 2008, the Company issued and sold to Bison Capital a second secured senior subordinated promissory note in the principal amount of $5,500,000 on terms comparable to the original Bison Note, except that the maturity of this second note is July 1, 2010. Collectively, these two notes are referred to as the “Bison Notes.”

At December 31, 2009, the principal balance of the Bison Notes was $21,556,000.

The Bison Notes have covenants that require the maintenance of minimum EBITDA levels, as defined, and a total debt ratio based on a TTM EBITDA basis; as well as restrictions on capital expenditures.

Pac-Van Senior Credit Facility and Subordinated Note

Pac-Van has a senior credit facility, as amended, with a syndicate of four financial institutions led by Bank of America, N.A. (“BOA”), as administrative and collateral agent. The BOA credit facility is secured by substantially all the business assets of Pac-Van and GFNNA, including the assignment of its rights under leasing contracts with customers, and is available for purchases of rental equipment and general operating purposes. At December 31, 2009, borrowings and availability under the BOA credit facility totaled $65,400,000 and $27,784,000, respectively. Borrowings under the BOA credit facility are due on August 23, 2012 and accrue interest at the lead lender’s prime lending rate or its prime lending rate plus 0.25%, or the LIBOR plus a stated margin ranging from 1.5% to 2.25% based on Pac-Van’s leverage. In addition, the Company is required to pay an unused commitment fee equal to 0.25% of the average unused line calculated on a quarterly basis. As of December 31, 2009, the weighted-average interest rate was 2.4%. The BOA senior credit facility is subject to certain covenants, including compliance with minimum EBITDA levels, as defined, specified interest coverage, senior and total debt ratios based on a TTM EBITDA basis, a minimum utilization rate, as defined; and, among other things, restrictions on the payment of dividends, loans and payments to affiliates.

Pac-Van also has a senior subordinated secured note payable to SPV Capital Funding, L.L.C. (“SPV”) with a principal balance of $25,000,000. This subordinated note matures on February 2, 2013, requires quarterly interest only payments computed at 13.0% per annum and is also subject to the maintenance of certain financial covenants.

Other

The Company has a credit agreement, as amended, with Union Bank (“UB”) for a $1,000,000 credit facility. Borrowings or advances under the facility bear interest at UB’s “Reference Rate” (which approximates the U.S. prime rate) and are due and payable by March 31, 2011. The facility is guaranteed by GFN U.S. and requires the maintenance of certain quarterly and year-end financial reporting covenants. As of December 31, 2009, borrowings under the UB credit facility totaled $900,000.

Other long-term debt and obligations totaled $2,178,000 at December 31, 2009, which includes the subordinated promissory note of $1,500,000 issued in connection with the acquisition of Pac-Van (see Note 1).

Loan Covenant Compliance

The Company was in compliance with the financial covenants under its senior credit facilities and senior subordinated notes discussed above as of December 31, 2009. However, as widely reported, the financial markets and economy in the U.S., as well as the global economy in general, have been in a downturn or recession for a period of time. If the results of operations of the Company continue to be weak or worsens, the Company may be unable to comply with the covenants of its credit agreements which may require waivers of covenant compliance, amendments to such agreements or alternative borrowing arrangements. While management of the Company believes its relationships with its senior lenders are good, there is no assurance that they would consent to such an amendment or waiver in the event of noncompliance; or that such consent would not be conditioned upon the receipt of a cash payment, revised principal payout terms, increased interest rates, or restrictions in the expansion of the credit facilities; or that our senior lenders would not exercise rights that would be available to them, including, among other things, demanding payment of outstanding borrowings.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Unaudited)

Note 5. Financial Instruments

Fair Value Measurements

The Company adopted what is now codified as FASB ASC Topic 820, Fair Value Measurements and Disclosures, effective July 1, 2008. FASB ASC Topic 820 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, FASB ASC Topic 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value, as follows:

Level 1 — Observable inputs such as quoted prices in active markets for identical assets or liabilities;

Level 2 — Observable inputs, other than Level 1 inputs in active markets, that are observable either directly or indirectly; and

Level 3 — Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Exposure to credit, interest rate and currency risks arises in the normal course of the Company’s business. The Company may use derivative financial instruments to hedge exposure to fluctuations in foreign exchange rates and interest rates. The Company believes it has no material market or credit risks to its operations, financial position or liquidity as a result of its commodities and other derivatives activities, including forward-exchange contracts. Derivative instruments measured at fair value and their classification on the consolidated balances sheets and consolidated statements of operations are as follows (in thousands):

		Asset Derivative - Fair Value (Level 2)
Type of Derivative		June 30,	December 31,
Contract	Balance Sheet Classification	2009	2009
			(Unaudited)

Forward Contracts	Trade and other receivables	$—	$49

		Liability Derivative - Fair Value (Level 2)
Type of Derivative		June 30,	December 31,
Contract	Balance Sheet Classification	2009	2009
			(Unaudited)

Swap Contracts and Options (Caps)	Trade payables and accrued liabilities	$1,587	$1,339
Forward Contracts	Trade payables and accrued liabilities	656	—

Type of Derivative		Six Months Ended December 31,
Contract	Statement of Operations Classification	2008	2009

Swap Contracts and Options (Caps)	Unrealized gain (loss) included in interest expense	$(2,942)	$181

Forward Contracts	Foreign currency exchange gain (loss) and other	2,406	761

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Unaudited)

Fair Value of Financial Instruments

Under the provisions of FASB ASC Topic 825, Financial Instruments, the carrying value of the Company’s financial instruments, which include cash and cash equivalents, net receivables, trade payables and accrued liabilities, borrowings under the senior credit facilities, the subordinated notes, interest rate swap and forward exchange contracts and commercial bills; approximate fair value due to current market conditions, maturity dates and other factors.

Interest Rate Swap Contracts

The Company’s exposure to market risk for changes in interest rates relates primarily to its long-term debt obligations. The Company’s policy is to manage its interest expense by using a mix of fixed and variable rate debt.

To manage this mix in a cost-efficient manner, the Company enters into interest rate swaps and interest rate options, in which the Company agrees to exchange, at specified intervals, the difference between fixed and variable interest amounts calculated by reference to an agreed-upon notional principal amount. These swaps and options are designated to hedge changes in the interest rate of a portion of the ANZ outstanding borrowings. The Company believes that financial instruments designated as interest rate hedges are highly effective. However, documentation of such, as required by FASB ASC Topic 815 , Derivatives and Hedging,  does not exist. Therefore, all movements in the fair values of these hedges are reported in the statement of operations in the period in which fair values change.

The Company’s interest rate swap and option (cap) contracts are not traded on a market exchange; therefore, the fair values are determined using valuation models which include assumptions about the interest rate yield curve at the reporting dates (Level 2 fair value measurement). As of December 31, 2009, there were four open interest rate swap contracts and three open interest rate option (cap) contracts, as follows (dollars in thousands):

		Fair Value as of
	Notional Amount	December 31, 2009
Swap	$14,736	$(706)
Swap	1,786	(132)
Swap	4,504	(307)
Swap	3,184	(235)
Option (Cap)	1,930	7
Option (Cap)	1,365	1
Option (Cap)	10,717	33

Total	$38,222	$(1,339)

Foreign Currency Risk

The Company has transactional currency exposures. Such exposure arises from sales or purchases in currencies other than the functional currency. The currency giving rise to this risk is primarily U.S. dollars. Royal Wolf has a bank account denominated in U.S. dollars into which a small number of customers pay their debts. This is a natural hedge against fluctuations in the exchange rate. The funds are then used to pay suppliers, avoiding the need to convert to Australian dollars. Royal Wolf uses forward currency contracts and options to eliminate the currency exposures on the majority of its transactions denominated in foreign currencies, either by transaction if the amount is significant, or on a general cash flow hedge basis. The forward currency contracts and options are always in the same currency as the hedged item. The Company believes that financial instruments designated as foreign currency hedges are highly effective. However documentation of such as required by ASC Topic 815 does not exist. Therefore, all movements in the fair values of these hedges are reported in the statement of operations in the period in which fair values change.

The Company also has certain U.S. dollar-denominated debt at Royal Wolf, including intercompany borrowings, which are remeasured at each financial reporting date with the impact of the remeasurement being recorded in our consolidated statements of operations. Unrealized gains and losses resulting from such remeasurement due to changes in the Australian exchange rate to the U.S. dollar could have significant impact in the Company’s reported results of operations, as well as any realized gains and losses from the payments on such U.S. dollar-denominated debt and intercompany borrowings. In FY 2009 and FY 2010, unrealized and realized foreign exchange (losses) and gains totaled ($9,723,000) and ($3,394,000) and $1,963,000 and $408,000, respectively.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Unaudited)

Note 6. Related Party Transactions

The Company has utilized certain accounting, administrative and secretarial services from affiliates of officers; as well as office space provided by an affiliate of Mr. Valenta. Until the consummation of a business combination by the Company, the affiliates had agreed to make such services available to the Company free of charge, as may have been required by the Company from time to time; with the exception of the reimbursement of certain out-of-pocket costs incurred on behalf of the Company. Effective September 14, 2007, the Company entered into a month-to-month arrangement that lasted until January 31, 2008 with an affiliate of Mr. Valenta for the rental of the office space at $1,148 per month. In addition, effective September 14, 2007, the Company commenced recording a charge to operating results (with an offsetting contribution to additional paid-in capital) for the estimated cost of contributed services rendered to the Company by non-employee officers and administrative personnel of affiliates. These contributed services ceased in February 2009.

Effective January 31, 2008, the Company entered into a lease with an affiliate of Mr. Valenta for its new corporate headquarters in Pasadena, California. The rent is $7,393 per month, effective March 1, 2009, plus allocated charges for common area maintenance, real property taxes and insurance, for approximately 3,000 square feet of office space. The term of the lease is five years, with two five-year renewal options, and the rent is adjusted yearly based on the consumer price index. Rental payments were $58,000 and $55,000 in FY 2009 and FY 2010, respectively.

Effective October 1, 2008, the Company entered into a services agreement through June 30, 2009 (the “Termination Date”) with an affiliate of Mr. Valenta for certain accounting, administrative and secretarial services to be provided at the corporate offices and for certain operational, technical, sales and marketing services to be provided directly to the Company’s operating subsidiaries. Charges for services rendered at the corporate offices will be, until further notice, at $7,000 per month and charges for services rendered to the Company’s subsidiaries will vary depending on the scope of services provided. The services agreement provides for, among other things, mutual modifications to the scope of services and rates charged and automatically renews for successive one-year terms, unless terminated in writing by either party not less than 30 days prior to the Termination Date. Total charges to the Company for services rendered under this agreement totaled $57,000 ($42,000 at the corporate office and $15,000 at the operating subsidiaries) in FY 2010, and $91,000, plus out-of-pocket expenses, in FY 2009.

Note 7. Stock Option Plans

On August 29, 2006, the Board of Directors of the Company adopted the General Finance Corporation 2006 Stock Option Plan (“2006 Plan”), which was approved and amended by stockholders on June 14, 2007 and December 11, 2008, respectively. Under the 2006 Plan, the Company may issue to directors, employees, consultants and advisers up to 2,500,000 shares of its common stock. The options may be incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or so-called non-qualified options that are not intended to meet incentive stock option requirements. The options may not have a term in excess of ten years, and the exercise price of any option may not be less than the fair market value of the Company’s common stock on the date of grant of the option. Unless terminated earlier, the 2006 Plan will automatically terminate June 30, 2016.

On each of September 11, 2006 (“2006 Grant”) and December 14, 2007 (“2007 Grant”), the Company granted options to an officer of GFN to purchase 225,000 shares of common stock at an exercise price equal to the closing market price of the Company’s common stock as of that date, or $7.30 per share and $9.05 per share, respectively, with a vesting period of five years.

On January 22, 2008 (“2008 Grant”), the Company granted options to certain key employees of Royal Wolf to purchase 489,000 shares of common stock at an exercise price equal to the closing market price of the Company’s common stock as of that date, or $8.80 per share. The 2008 Grant consisted of 243,000 options with a vesting period of five years and 246,000 options that vest subject to a performance condition based on Royal Wolf achieving a certain EBITDA target for 2008. The Company initially commenced recognizing compensation expense over the vesting period of 20 months.

In June 2008, the Compensation Committee of the Company’s Board of Directors determined that the full EBITDA target for the 2008 Grant would not be achieved. As a result, the 2008 Grant was modified whereby one-half of the outstanding options subject to the EBITDA performance criteria were deemed to have achieved the performance condition. The remaining one-half of these performance-based options (“PB 2008 Grant”) were modified on July 23, 2008 (see below) for EBITDA targets at Royal Wolf pertaining to the years ending June 30, 2009 (“2009”) and 2010 (“2010”). At that time, the Company reassessed and revalued these options and commenced recognizing the changes in stock-based compensation on a prospective basis.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Unaudited)

On July 23, 2008 (“July 2008 Grant”), the Company granted options to certain key employees of Royal Wolf to purchase 198,500 shares of common stock at an exercise price equal to the closing market price of the Company’s common stock as of that date, or $5.35 per share. The July 2008 Grant consisted of the PB 2008 Grant (see above) totaling 118,500 options, 40,000 options with a vesting period of five years and 40,000 options that vest subject to a performance condition based on Royal Wolf achieving certain EBITDA targets for 2009 and 2010. The Company initially commenced recognizing compensation expense over the vesting periods of 2.17 years and 3.17 years for EBITDA targets in 2009 and 2010, respectively, pertaining to 79,250 options in each of those vesting periods. However, the EBITDA target for 2009 was not achieved and those performance-based options were forfeited during the quarter ended September 30, 2009.

On September 18, 2008 (“September 2008 Grant”), the Company granted options to the non-employee members of its Board of Directors to purchase 36,000 shares of common stock at an exercise price equal to the closing market price of the Company’s common stock as of that date, or $6.50 per share, with a vesting period of three years.

On October 1, 2008 (“October 2008 Grant”), the Company granted options to certain key employees of Pac-Van and to a former stockholder of MOAC, who became a non-employee member of Company’s Board of Directors effective on that date, to purchase 356,000 shares of common stock at an exercise price equal to the closing market price of the Company’s common stock as of that date; or $6.40 per share. The October 2008 Grant consisted of 154,550 options with a vesting period of five years, 9,000 options with a vesting period of three years and 192,450 options that vest subject to performance conditions based on Pac-Van achieving EBITDA and return on asset targets for 2009 and to-be-determined targets for the subsequent four fiscal years. The Company commenced recognizing compensation expense over the vesting periods ranging from 1.92 years to 5.92 years pertaining to 38,490 options in each of those vesting periods. However, the targets for 2009 were not achieved and those performance-based options were forfeited during the quarter ended September 30, 2009.

On December 11, 2008 (“December 2008 Grant”), the Company granted options to a non-employee member of its Board of Directors to purchase 9,000 shares of common stock at an exercise price equal to the closing market price of the Company’s common stock as of that date, or $1.78 per share, with a vesting period of three years.

On January 27, 2009 (“January 2009 Grant”), the Company granted options to certain key employees of Royal Wolf and Pac-Van to purchase 4,000 shares of common stock at an exercise price equal to the closing market price of the Company’s common stock as of that date, or $1.94 per share, with a vesting period of five years.

A summary of the Company’s stock option activity and related information under the 2006 Plan as of and for FY 2010 follows:

			Weighted-
		Weighted-	Average
	Number of	Average	Remaining
	Options	Exercise	Contractual
	(Shares)	Price	Term (Years)

Outstanding at June 30, 2009	1,358,000	$7.39
Granted	—	—
Exercised	—	—
Forfeited or expired	(176,090)	6.39

Outstanding at December 31, 2009	1,181,910	$7.54	8.1

Exercisable at December 31, 2009	413,810	$8.01	7.7

At December 31, 2009, the Company’s market price for its common stock was at $1.27 per share, which is below the exercise prices of all of the outstanding stock options. Also at December 31, 2009, stock-based compensation of $1,938,000 related to stock options has been recognized in the statement of operations, with a corresponding benefit to additional paid-in capital, and there remains $1,726,000 of unrecognized compensation expense to be recorded on a straight-line basis over the remaining weighted-average vesting period of 2.7 years.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Unaudited)

The fair value of the stock options granted under the 2006 Plan was determined by using the Black-Scholes option-pricing model. The range of the fair value of the stock options granted and the assumptions used are as follows:

2006 Grant

Fair value of stock option	$1.06 – $3.94

Assumptions used:
Risk-free interest rate	1.99% – 4.8%
Expected life (in years)	7.5
Expected volatility	26.5% – 59.9%
Expected dividends	—

A deduction is not allowed for U.S. income tax purposes with respect to non-qualified options granted in the United States until the stock options are exercised or, with respect to incentive stock options issued in the United States, unless the optionee makes a disqualifying disposition of the underlying shares. The amount of any deduction will be the difference between the fair value of the Company’s common stock and the exercise price at the date of exercise. Accordingly, there is a deferred tax asset recorded for the U.S. tax effect of the financial statement expense recorded related to stock option grants in the United States. The tax effect of the U.S. income tax deduction in excess of the financial statement expense, if any, will be recorded as an increase to additional paid-in capital.

On September 21, 2009, the Board of Directors of the Company adopted the 2009 Stock Incentive Plan (“2009 Plan”), which was approved by stockholder approval at the Company’s annual meeting on December 10, 2009. The 2009 Plan is an “omnibus” incentive plan permitting a variety of equity programs designed to provide flexibility in implementing equity and cash awards, including incentive stock options, nonqualified stock options, restricted stock grants, restricted stock units, stock appreciation rights, performance stock, performance units and other stock-based awards. Participants in the 2009 Plan may be granted any one of the equity awards or any combination of them, as determined by the Board of Directors or the Compensation Committee. Upon the approval of the 2009 Plan by the stockholders, the Company will suspend further grants under the 2006 Plan. Any stock options which are forfeited under the 2006 Plan will become available for grant under the 2009 Plan, but the total number of shares available under the 2006 Plan and the 2009 Plan will not exceed the 2,500,000 shares reserved for grant under the 2006 Plan. As of December 31, 2009, there were no grants under the 2009 Plan.

Note 8. Commitments and Contingencies

Put and Call Options

In conjunction with the closing of the acquisition of Royal Wolf, the Company entered into a shareholders agreement with Bison Capital. The shareholders agreement was amended on September 21, 2009 and provides that, at any time after July 1, 2011, Bison Capital may require the Company to purchase from Bison Capital all of its 13.8% outstanding capital stock of GFN U.S. The purchase for the capital stock price (which is payable in cash or, if mutually agreeable to both the Company and Bison Capital, paid in GFN common stock or some combination thereof) is, in essence, the greater of the following:

(i) the amount equal to Bison Capital’s ownership percentage in GFN U.S., or 13.8%, multiplied by the result of 8.25 multiplied by the sum of Royal Wolf’s EBITDA for a twelve-month determination period, as defined, plus all administrative expense payments or reimbursements made by Royal Wolf to the Company during such period; minus the net debt of Royal Wolf, as defined; or

(ii) the amount equal to the Bison Capital’s ownership percentage in GFN U.S. multiplied by the result of the GFN trading multiple, as defined, multiplied by Royal’s Wolf’s EBITDA for the determination period; minus the net debt of Royal Wolf; or

(iii) the greater of (1) $12,850,000 or (2) Bison Capital’s ownership percentage in GFN U.S., or 13.8%, multiplied by the result of 8.25 multiplied by the sum of Royal Wolf’s TTM EBITDA measured at the end of each fiscal quarter through June 30, 2011, as defined.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Unaudited)

Also under the shareholders agreement, the Company has the option, at anytime prior to September 13, 2010, to cause Bison Capital to sell and transfer its 13.8% outstanding capital stock of GFN U.S. to the Company for a purchase price equal to the product of 2.75 multiplied by Bison Capital’s cost in the GFN U.S. capital stock. Subsequent to July 1, 2012, the Company’s call option purchase price is similar to (i) and (ii) of the Bison Capital put option, except the EBITDA multiple is 8.75.

The Company accounts for Bison Capital’s put option as a non-freestanding financial instrument classified in temporary equity, pursuant to the requirements of SEC Accounting Series Release (“ASR”) No. 268,  Presentation in Financial Statements of “Redeemable Preferred Stock.”  In accordance with the guidelines of ASR No. 268, the redemption value of the put option was reflected in minority interest, with the corresponding adjustment to additional paid-in capital determined after the attribution of the net income or loss of Royal Wolf to minority interest. As discussed in Note 2, effective July 1, 2009, the Company adopted the provisions of a pronouncement issued in December 2007 on what is now codified as FASB ASC Topics 805,  Business Combinations,  and 810,  Consolidation . In connection with the adoption of the provisions in these Topics, the Company will accrete the redemption value of the put option over the period from July 1, 2009 through June 30, 2011 with the corresponding adjustment to net income or loss attributable to noncontrolling interest.

Other Matters

The Company is not involved in any material lawsuits or claims arising out of the normal course of business. The nature of its business is such that disputes can occasionally arise with employees, vendors (including suppliers and subcontractors), and customers over warranties, contract specifications and contract interpretations among other things. The Company assesses these matters on a case-by-case basis as they arise. Reserves are established, as required, based on its assessment of its exposure. The Company has insurance policies to cover general liability and workers compensation related claims. In the opinion of management, the ultimate amount of liability not covered by insurance under pending litigation and claims, if any, will not have a material adverse effect on our financial position, operating results or cash flows.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Unaudited)

Note 9. Cash Flows from Operating Activities and Other Financial Information

The following table provides a detail of cash flows from operating activities (in thousands):

	Six Months Ended
	December 31,
	2008	2009
Cash flows from operating activities
Net income (loss)	$(8,872)	$87
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Loss on sales and disposals of property, plant and equipment	6	2
Unrealized foreign exchange loss (gain)	9,723	(1,963)
Unrealized loss on forward exchange contracts	(2,406)	(761)
Unrealized loss (gain) on interest rate swaps and options	2,942	(181)
Depreciation and amortization	7,279	10,351
Amortization of deferred financing costs	114	190
Accretion of interest	119	120
Share-based compensation expense	476	416
Contributed services	116	—
Deferred income taxes	(5,038)	(86)
Changes in operating assets and liabilities:
Trade and other receivables, net	342	7,674
Inventories	(5,184)	4,732
Prepaid expenses and other	253	798
Trade payables, accrued liabilities and other deferred credits	5.916	(5,629)
Income taxes payable	(252)	131

Net cash provided by operating activities	$5,534	$15,881

The following table provides a detail of comprehensive income (loss) (in thousands):

	Quarter Ended December 31,
	2008	2009
Net loss attributable to stockholders	$(1,005)	$(1,134)
Other comprehensive income (loss) — cumulative translation adjustment	(9,196)	1,199

Comprehensive income (loss)	$(10,201)	$65

	Six Months Ended December 31,
	2008	2009
Net loss attributable to stockholders	$(6,032)	$(1,059)
Other comprehensive income (loss) — cumulative translation adjustment	(18,722)	5,259

Comprehensive income (loss)	$(24,754)	$4,200

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Unaudited)

Note 10. Segment Reporting

The tables below represent the Company’s revenues from external customers, long-lived assets (consisting of lease fleet and property, plant and equipment) and operating income as attributed to its two geographic (and operating) segments (in thousands):

	Quarter Ended December 31,		Six Months Ended December 31,
	2008	2009	2008	2009
Revenues from external customers
North America:
Sales	$8,985	$4,732	$8,985	$9,206
Leasing	12,428	9,098	12,428	19,051

	21,413	13,830	21,413	28,257

Asia-Pacific:
Sales	12,344	14,556	33,339	26,695
Leasing	8,844	10,760	19,502	19,413

	21,188	25,316	52,841	46,108

Total	$42,601	$39,146	$74,254	$74,365

Operating income
North America	$3,529	$768	$2,994	$2,539
Asia-Pacific	1,746	1,873	4,008	2,177

Total	$5,275	$2,641	$7,002	$4,716

	At
	June 30, 2009	December 31, 2009
		(Unaudited)
Long-lived assets
North America	$112,419	$109,763
Asia-Pacific	86,956	95,894

Total	$199,375	$205,657

INDEX TO ANNUAL CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm (Crowe Horwath LLP)	F-2
Report of Independent Registered Public Accounting Firm (Grobstein, Horwath & Company LLP)	F-3
Consolidated Balance Sheets as of June 30, 2008 and 2009 (Successor)	F-4
Consolidated Statements of Operations for the year ended June 30, 2007 (Predecessor), for the period from July 1 to September 13, 2007 (Predecessor) and for the years ended June 30, 2008 and 2009 (Successor)
F-5
Consolidated Statement of Stockholders’ Equity and Comprehensive Income for the period from October 14, 2005 (inception) to June 30, 2007, and for the years ended June 30, 2008 and 2009 (Successor)	F-6
Consolidated Statements of Cash Flows for the year ended June 30, 2007 (Predecessor), for the period from July 1 to September 13, 2007 (Predecessor) and for the years ended June 30, 2008 and 2009 (Successor)
F-7
Notes to Consolidated Financial Statements	F-8

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
 General Finance Corporation

We have audited the accompanying consolidated balance sheet of General Finance Corporation and Subsidiaries as of June 30, 2009, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for the year ended June 30, 2009. In connection with our audit of the financial statements, we have also audited the financial statement schedule listed in Item 15(a) of this Form 10-K. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of June 30, 2009, and the consolidated results of its operations and its cash flows for the year ended June 30, 2009, in conformity with U.S. generally accepted accounting principles.

As described in Note 14, the Company adopted certain provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805 Business Combinations and Topic 810 Consolidation on July 1, 2009, which required retrospective application in the 2009 and 2008 financial statements.

/s/ Crowe Horwath LLP

Sherman Oaks, California
 September 28, 2009, except for Note 14, as to which the date is December 16, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
 General Finance Corporation and Subsidiaries

We have audited the accompanying consolidated balance sheet of General Finance Corporation and Subsidiaries (the “Successor”) as of June 30, 2008, and the related consolidated statement of operations for the year ended June 30, 2008, consolidated statements of stockholders’ equity and comprehensive income (loss) for the period since inception (October 14, 2005) to June 30, 2007 and for the year ended June 30, 2008, and consolidated statement of cash flows for the year ended June 30, 2008. We have also audited the accompanying consolidated statements of operations and cash flows of RWA Holding Pty Limited and Subsidiaries (the “Predecessor”) for the period from July 1, 2007 to September 13, 2007 and for the year ended June 30, 2007. These financial statements are the responsibility of the management of the Successor and Predecessor (collectively referred to as the “Companies”). Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards established by the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Companies were not required to have, nor were we engaged to perform, audits of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing opinions on the effectiveness of the Companies’ internal control over financial reporting. Accordingly, we express no such opinions. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinions.

In our opinion, the consolidated financial statements of the Successor referred to above present fairly, in all material respects, the consolidated financial position of General Finance Corporation and Subsidiaries as of June 30, 2008, and the consolidated results of their operations and cash flows for the year then ended and the changes in stockholders’ equity and comprehensive income (loss) for the period from inception (October 14, 2005) to June 30, 2007 and for the year ended June 30, 2008, in conformity with accounting principles generally accepted in the United States. Also in our opinion, the consolidated financial statements of the Predecessor referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of RWA Holding Pty Limited and Subsidiaries for the period from July 1, 2007 to September 13, 2007 and for the year ended June 30, 2007 in conformity with accounting principles generally accepted in the Unites States.

/s/ Grobstein, Horwath & Company LLP

Sherman Oaks, California
 September 13, 2008

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	Successor (Note 1)
	June 30,
	2008	2009
Assets
Cash and cash equivalents	$2,772	$3,346
Trade and other receivables, net of allowance for doubtful accounts of $485 and $2,092 at June 30, 2008 and 2009, respectively	18,327	26,432
Inventories	21,084	22,511
Prepaid expenses	2,094	1,883

Total current assets	44,277	54,172

Lease receivables	1,589	1,163
Property, plant and equipment, net	7,503	10,460
Lease fleet, net	87,748	188,915
Goodwill	31,721	73,917
Intangible assets, net	34,698	30,058
Other assets	325	11

Total non-current assets	163,584	304,524

Total assets	$207,861	$358,696

Current liabilities
Trade payables and accrued liabilities	$18,504	$24,422
Current portion of long-term debt and obligations	3,223	16,371
Unearned revenue and advance payments	2,930	8,461
Income taxes payable	705	—

Total current liabilities	25,362	49,254

Non-current liabilities
Long-term debt and obligations, net of current portion	78,029	183,933
Deferred tax liabilities	1,462	13,822
Employee benefits and other non-current liabilities	227	235

Total non-current liabilities	79,718	197,990

Commitments and contingencies (Note 10)	—	—

Redeemable noncontrolling interest (Note 14)	9,050	8,278

Stockholders’ equity
Cumulative preferred stock, $.0001 par value: 1,000,000 shares authorized; 25,000 shares issued and outstanding (in series) at June 30, 2009 and stated at liquidation value ($1,386 total liquidation preference)	—	1,345
Common stock, $.0001 par value: 100,000,000 shares authorized; 13,826,052 and 17,826,052 shares outstanding at June 30, 2008 and 2009, respectively	1	2
Additional paid-in capital	81,688	105,314
Accumulated other comprehensive income (loss)	6,787	(4,963)
Retained earnings	5,255	1,476

Total stockholders’ equity	93,731	103,174

Total liabilities and stockholders’ equity	$207,861	$358,696

The accompanying notes are an integral part of these consolidated financial statements.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
 (In thousands, except share and per share data)

	Predecessor		Successor (Note 1)
		Period from
	Year Ended	July 1 to
	June 30,	September 13,	Year Ended June 30,
	2007	2007	2008	2009
Revenues
Sales	$52,929	$10,944	$68,029	$75,528
Leasing	21,483	4,915	27,547	70,932

	74,412	15,859	95,576	146,460

Costs and expenses
Cost of sales (exclusive of the items shown separately below)	46,402	9,466	57,675	64,317
Direct leasing costs, selling and general expenses	20,761	4,210	22,161	51,040
Depreciation and amortization	2,577	653	7,367	17,045

Operating income	4,672	1,530	8,373	14,058

Interest income	413	14	1,289	296
Interest expense	(4,378)	(947)	(6,888)	(16,161)
Foreign currency exchange gain (loss) and other	95	(129)	3,814	(9,312)

	(3,870)	(1,062)	(1,785)	(25,177)

Income (loss) before provision for income taxes and noncontrolling interest	802	468	6,588	(11,119)

Provision (benefit) for income taxes	490	180	2,034	(4,374)

Net income (loss)	312	288	4,554	(6,745)

Noncontrolling interest (Note 14)	—	—	448	(3,028)

Net income (loss) attributable to stockholders	$312	$288	$4,106	$(3,717)

Net income (loss) per common share:
Basic			$0.40	$(0.22)
Diluted			0.39	(0.22)

Weighted average shares outstanding:
Basic			10,160,955	16,817,833
Diluted			10,485,397	16,817,833

The accompanying notes are an integral part of these consolidated financial statements.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME (LOSS)
 (In thousands, except share data)

	Successor (Note 1)
	Cumulative				Additional	Other		Total
	Preferred Stock		Common Stock		Paid-In	Comprehensive	Retained	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Income (Loss)	Earnings	Equity
Balance at October 14, 2005 (inception)	—	$—	—	$—	$—	$—	$—	$—

Sale of common stock to initial stockholder on October 14, 2005	—	—	1,875,000	—	250	—	—	250
Sale of warrants on April 10, 2006	—	—	—	—	700	—	—	700

Sale of 7,500 units and underwriters’ purchase option, net of underwriters’ discount and offering expenses on April 10, 2006	—	—	7,500,000	1	55,255	—	—	55,256

Sale of 1,125 units for over-allotment on April 13, 2006	—	—	1,125,000	—	8,320	—	—	8,320
Common stock subject to possible conversion	—	—	—	—	(12,858)	—	—	(12,858)

Share-based compensation during the development stag	—	—	—	—	110	—	—	110
Net income attributable to stockholders	—	—	—	—	—	—	1,149	1,149

Balance at June 30, 2007	—	—	10,500,000	1	51,777	—	1,149	52,927

Reversal of common stock subject to possible conversion	—	—	—	—	12,858	—	—	12,858
Conversion of common stock into cash	—	—	(809,901)	—	(6,042)	—	—	(6,042)
Issuance of warrant to secured subordinated promissory note holder	—	—	—	—	1,309	—	—	1,309
Exercise of warrants	—	—	4,135,953	—	21,044	—	—	21,044
Share-based compensation	—	—	—	—	509	—	—	509
Contributed services	—	—	—	—	233	—	—	233
Net income attributable to stockholders	—	—	—	—	—	—	4,106	4,106
Cumulative translation adjustment	—	—	—	—	—	6,787	—	6,787

Total comprehensive income								10,893

Balance at June 30, 2008	—	—	13,826,052	1	81,688	6,787	5,255	93,731
Issuance of common stock	—	—	4,000,000	1	25,599	—	—	25,600
Issuance of preferred stock	25,000	1,345	—	—	(9)	—	—	1,336
Share-based compensation	—	—	—	—	902	—	—	902
Contributed services	—	—	—	—	130	—	—	130
Adjustment of redemption value of noncontrolling interest put option	—	—	—	—	(2,996)	—	—	(2,996)
Cumulative dividends paid	—	—	—	—	—	—	(62)	(62)
Net loss attributable to stockholders	—	—	—	—	—	—	(3,717)	(3,717)
Cumulative translation adjustment	—	—	—	—	—	(11,750)	—	(11,750)

Total comprehensive loss								(15,467)

Balance at June 30, 2009	25,000	$1,345	17,826,052	$2	$105,314	$(4,963)	$1,476	$103,174

The accompanying notes are an integral part of these consolidated financial statements.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
 (In thousands)

	Predecessor		Successor (Note 1)
		Period from
	Year Ended	July 1 to
	June 30,	September 13,	Year Ended June 30,
	2007	2007	2008	2009
Cash flows from operating activities
Net income (loss)	$312	$288	$4,554	$(6,745)
Adjustments to reconcile net income (loss) to cash flows from operating activities:

Loss (gain) on sales and disposals of property, plant and equipment	(23)	11	71	7
Unrealized foreign exchange loss (gain)	(134)	58	(4,246)	6,616
Unrealized loss (gain) on forward exchange contracts	40	72	34	(157)
Unrealized loss (gain) on interest rate swaps and options	(174)	90	(377)	2,057
Depreciation and amortization	2,577	653	7,367	17,045
Amortization of deferred financing costs	—	—	216	256
Accretion of interest	340	32	189	240
Share-based compensation expense	336	—	509	902
Contributed services	—	—	233	130
Interest deferred for common stock subject to possible conversion, net of income tax effect	—	—	(226)	—
Deferred income taxes	489	180	1,492	(4,198)
Changes in operating assets and liabilities:
Trade and other receivables, net	(5,017)	1,090	(1,321)	5,659
Inventories	12,017	(3,822)	(7,162)	3,525
Prepaid expenses and other	12	—	1,776	442
Trade payables, accrued liabilities and other deferred credits	(1,869)	5,642	5,244	(2,125)
Income taxes payable	50	—	(337)	(322)

Net cash provided by operating activities	8,956	4,294	8,016	23,332

Cash flows from investing activities:
Proceeds from sales of property, plant and equipment	101	28	16	134
Business acquisitions, net of cash acquired	(303)	—	(110,872)	(20,989)
Purchases of property, plant and equipment	(845)	—	(678)	(3,531)
Purchases of lease fleet	(20,350)	(3,106)	(8,560)	(14,300)
Purchases of intangible assets	(66)	—	(390)	(107)
Payment of deferred purchase consideration	(451)	—	—	—

Net cash used by investing activities	(21,914)	(3,078)	(120,484)	(38,793)

Cash flows from financing activities:
Proceeds (repayments) on capital leasing activities	(718)	(7,921)	(641)	241
Proceeds from long-term borrowings	5,361	1,124	25,447	16,416
Proceeds from issuances of capital	8,746	4,990	21,044	1,236
Cumulative dividends paid	—	—	—	(62)
Payments to converting stockholders, net	—	—	(6,426)	—
Noncontrolling interest capital contributions	—	—	8,278	—
Repayment of borrowings from related party	—	—	(2,350)	—

Net cash provided (used) by financing activities	13,389	(1,807)	45,352	17,831

Net increase (decrease) in cash	431	(591)	(67,116)	2,370

Cash and equivalents at beginning of period	567	886	68,277	2,772

The effect of foreign currency translation on cash	(112)	(5)	1,611	(1,796)

Cash and equivalents at end of period	$886	$290	$2,772	$3,346

Supplemental disclosure of cash flow information:
Cash paid during the period:
Interest	$1,497	$494	$6,199	$13,417
Income taxes	—	—	218	536

Non-cash investing and financing activities:

     On October 1, 2008, the Company issued a subordinated promissory note of $1,500 and common stock of $25,600 as part of the consideration for the Pac-Van acquisition (see Note 1).

     On December 8, 2008, the Company issued preferred stock of $100 as part of the consideration for the Container Wholesalers acquisition (see Note 4).

The accompanying notes are an integral part of these consolidated financial statements.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Organization and Business Operations

Organization

     General Finance Corporation (“GFN”) was incorporated in Delaware in October 2005 to effect a business combination with one or more operating businesses in the rental services and specialty finance sectors. From inception through September 13, 2007, GFN had no business or operations. References to the “Company” in these Notes are to GFN and its consolidated subsidiaries. These subsidiaries include GFN U.S. Australasia Holdings, Inc., a Delaware corporation (“GFN U.S.”); GFN North America Corp., a Delaware corporation (“GFNNA”); GFN Mobile Storage Inc., a Delaware corporation (“GFNMS”); GFN Australasia Holdings Pty Ltd., an Australian corporation (“GFN Holdings”); GFN Australasia Finance Pty Ltd, an Australian corporation (“GFN Finance”); RWA Holdings Pty Limited (“RWA”), an Australian corporation, and its subsidiaries (collectively, “Royal Wolf”); and Pac-Van, Inc., an Indiana corporation (“Pac-Van”). In September 2007, the Company changed its fiscal year to June 30 from December 31.

Acquisition of Royal Wolf

     On September 13, 2007 (September 14 in Australia), the Company completed the acquisition of Royal Wolf through the acquisition of all of the outstanding shares of RWA. Based upon the actual exchange rate of one Australian dollar to $0.8407 U.S. dollar realized in connection with payments made upon completion of the acquisition, the purchase price paid to the sellers for the RWA shares was $64.3 million, including deposits of $1,005,000 previously paid in connection with the acquisition. The Company paid the purchase price, less the deposits, by a combination of cash in the amount of $44.7 million plus the issuance to Bison Capital Australia, L.P., (“Bison Capital”), one of the sellers, of shares of common stock of GFN U.S.; and the issuance of a note to Bison Capital. As a result of this structure, the Company owns 86.2% of the outstanding capital stock of GFN U.S. and Bison Capital owns 13.8% of the outstanding capital stock of GFN U.S. GFN Finance, an indirect subsidiary of GFN U.S., owns all of the outstanding capital stock of Royal Wolf.

     Royal Wolf leases and sells storage containers, portable container buildings and freight containers in Australia and New Zealand; which is considered geographically by the Company to be the Asia-Pacific area. All references to events or activities (other than equity-related) which occurred prior to the completion of the acquisition on September 13, 2007 (September 14 in Australia) relate to Royal Wolf, as the predecessor company (the “Predecessor”). All references to events or activities (other than equity-related) which occurred after the completion of the acquisition on September 13, 2007 (September 14 in Australia) relate to the Company, as the successor company (the “Successor”).

     The total purchase consideration, including the Company’s transaction costs of approximately $1.7 million, has been allocated to tangible and intangible assets acquired and liabilities assumed based on their estimated fair market values as of September 13, 2007, as follows (in thousands):

September 13, 2007
Fair value of the net tangible assets acquired and liabilities assumed:
Cash and cash equivalents	$290
Trade and other receivables	11,212
Inventories	9,224
Lease receivables	2,008
Property, plant and equipment	4,346
Lease fleet	51,362
Trade payables and accrued liabilities	(18,705)
Long-term debt and obligations	(37,028)

Total net tangible assets acquired and liabilities assumed	22,709

Fair value of intangible assets acquired:
Customer lists	21,722
Non-compete agreement	3,139
Software and other (including deferred financing costs of $1,187)	1,521
Goodwill	23,057

Total intangible assets acquired	49,439

Total purchase consideration	$72,148

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Acquisition of Pac-Van

     The Company’s long-term strategy is to acquire and conduct operations in North America, Europe and the Asia-Pacific area. The acquisition of Pac-Van gave the Company the opportunity to enter and participate in the United States with an experienced management team. On October 1, 2008, the Company completed its acquisition of Pac-Van through a merger with Mobile Office Acquisition Corp. (“MOAC”), the parent of Pac-Van, and the Company’s wholly-owned subsidiary formed in July 2008, GFNNA. Pac-Van leases and sells modular buildings, mobile offices and storage containers in the United States.

     The Company, in addition to assuming Pac-Van’s long-term debt, paid the purchase price to the stockholders of MOAC by a combination of $19.4 million in cash, 4,000,000 shares of GFN restricted common stock (valued at $25.6 million) and a 20-month subordinated promissory note in the aggregate principal amount of $1.5 million bearing interest at 8% per annum. The note and 1,133,333 shares of the restricted common stock will secure the indemnification obligations for 20 months and 36 months, respectively. Among other things, the Company and the stockholders of MOAC entered into a stockholders agreement which provided registration rights which may be exercised after June 30, 2009. In addition, in connection with the acquisition, the Company granted options to certain key employees of Pac-Van and to a former stockholder of MOAC, who became a non-employee member of Company’s Board of Directors effective on that date, to purchase 347,000 and 9,000 shares of common stock, respectively, at an exercise price equal to the closing market price of the Company’s common stock as of October 1, 2008, or $6.40.

     The total purchase consideration, including the Company’s transaction costs of approximately $0.9 million has been allocated to tangible and intangible assets acquired, including goodwill (which will not be deductible for tax purposes), and liabilities assumed based on their estimated fair market values as of October 1, 2008, as follows (in thousands):

October 1, 2008
Fair value of the net tangible assets acquired and liabilities assumed:
Cash and cash equivalents	$1,517
Trade and other receivables	15,035
Inventories	10,145
Prepaid expenses	398
Property, plant and equipment	3,473
Lease fleet	108,134
Other assets	—
Trade payables and accrued liabilities	(12,975)
Unearned revenue and advance payments	(7,414)
Long-term debt	(107,600)
Deferred income taxes	(17,405)

Total net tangible assets acquired and liabilities assumed	(6,692)

Fair value of intangible assets acquired:
Customer base	4,850
Trade name	2,200
Deferred financing costs	191
Goodwill	46,889

Total intangible assets acquired	54,130

Total purchase consideration	$47,438

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The accompanying consolidated statements of operations reflect the operating results of the Company following the dates of acquisitions of Royal Wolf and Pac-Van and do not reflect the operating results of Royal Wolf and Pac-Van prior to the acquisition dates, except for Royal Wolf as the Predecessor. The following unaudited pro forma information for the years ended June 30, 2008 and 2009 assume the acquisitions of Royal Wolf and Pac-Van occurred at the beginning of the periods presented (in thousands, except per share data):

	Year Ended June 30,
	2008	2009
	(Unaudited)
Revenues	$166,400	$169,102
Net income (loss) attributable to stockholders	7,006	(2,937)

Pro forma net income (loss) per common share:
Basic	$0.39	$(0.17)
Diluted	0.39	(0.17)

     The pro forma results are not necessarily indicative of the results that may have actually occurred had the acquisitions taken place on the dates noted, or the future financial position or operating results of the Company. The pro forma adjustments are based upon available information and assumptions that the Company believes are reasonable. The pro forma adjustments include adjustments for reduced interest income and increased interest expense, as well as increased depreciation and amortization expense as a result of the application of the purchase method of accounting.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

     The consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.

     References to “2007”, “2008”, “2009” and “Predecessor Period 2008” are to the years ended June 30, 2007, 2008, 2009 and for the period from July 1 to September 13, 2007, respectively.

Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its wholly-owned and majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Foreign Currency Translation

     The Company’s functional currency for its operations in Australia is the Australian (“AUS”) dollar. All adjustments resulting from the translation of the accompanying consolidated financial statements from the functional currency into the United States (“U.S.”) dollar reporting currency are recorded as a component of stockholders’ equity in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 52,  Foreign Currency Translation . All assets and liabilities are translated at the rates in effect at the balance sheet dates; and revenues, expenses, gains and losses are translated using the average exchange rates during the periods. Transactions in foreign currencies are translated at the foreign exchange rate prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated to the functional currency at the foreign exchange rate prevailing at that date. Foreign exchange differences arising on translation are recognized in the statement of operations. Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction. Non-monetary assets and liabilities denominated in foreign currencies that are stated at fair value are translated to the functional currency at foreign exchange rates prevailing at the dates the fair value was determined.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Segment Information

     SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, establishes standards for the way companies report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Based on the provisions of SFAS No. 131 and the manner in which the chief operating decision maker analyzes the business, the Company has determined it has two separately reportable geographic and operating segments, North America (Pac-Van, including corporate headquarters) and the Asia-Pacific area (Royal Wolf).

Use of Estimates

     The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

     The Company considers highly liquid investments with maturities of three months or less, when purchased, to be cash equivalents. The Company maintains its cash in bank deposit accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on its cash balances.

Allowance for Doubtful Accounts and Credit Risks

     Reference is made to Note 6 for a discussion of the Company’s allowance for doubtful accounts and credit risks.

Inventories

     Inventories are stated at the lower of cost or market (net realizable value). Net realizable value is the estimated selling price in the ordinary course of business. Expenses of marketing, selling and distribution to customers, as well as costs of completion are estimated and are deducted from the estimated selling price to establish net realizable value. Costs are assigned to individual items of inventory on the basis of specific identification and include expenditures incurred in acquiring the inventories and bringing them to their existing condition and location. Inventories consist primarily of containers, modular buildings and mobile offices held for sale or lease and are comprised of the following (in thousands):

	June 30,
	2008	2009
Finished goods	$18,795	$21,170
Work in progress	2,289	1,341

	$21,084	$22,511

Derivative Financial Instruments

     Derivative financial instruments include warrants issued as part of the Initial Public Offering (“IPO”), a purchase option that was sold to the representative of the underwriters and warrants issued in connection with a senior subordinated promissory note with Bison Capital (Note 5). Based on Emerging Issues Task Force Issue No. 00-19,  Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock , the issuance of the warrants and the sale of the purchase option were reported in stockholders’ equity and, accordingly, there is no impact on the Company’s financial position or results of operations; except for the $100 in proceeds from the sale of the purchase option and the discounting of the senior subordinated promissory note for the fair market value of the warrants issued to Bison Capital. Subsequent changes in the fair value will not be recognized as long as the warrants and purchase option continue to be classified as equity instruments. At the date of issuance, the Company determined the purchase option and the warrants issued to Bison Capital had a fair market value of approximately $641,000 and $1,309,000, respectively, using the Black-Scholes pricing model.

     The Company may use derivative financial instruments to hedge its exposure to foreign currency and interest rate risks arising from operating, financing and investing activities. The Company does not hold or issue derivative financial instruments for trading purposes. However, derivatives that do not qualify for hedge accounting are accounted for as trading instruments. Derivative financial instruments are recognized initially at fair value. Subsequent to initial recognition, derivative financial instruments are stated at fair value. The gain or loss on remeasurement to fair value is recognized immediately in the statement of operations.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Accounting for Stock Options

     For the issuances of stock options, the Company follows the fair value provisions of SFAS No. 123R, Share-Based Payment. SFAS No. 123R requires recognition of employee share-based compensation expense in the statements of income over the vesting period based on the fair value of the stock option at the grant date.

Property, Plant and Equipment

Owned assets

     Property, plant and equipment are stated at cost, less accumulated depreciation and impairment losses. The cost of self-constructed assets includes the cost of materials, direct labor, the initial estimate (where relevant) of the costs of dismantling and removing the items and restoring the site on which they are located; and an appropriate allocation of production overhead, where applicable. Depreciation for property, plant and equipment is recorded on a straight-line basis over the estimated useful lives of the related asset. The residual value, the useful life and the depreciation method applied to an asset are reassessed at least annually.

     Property, plant and equipment consist of the following (in thousands):

	Estimated	June 30,
	Useful Life	2008	2009
Land	—	$1,749	$1,486
Building	40 years	271	230

Transportation and plant equipment (including capital lease assets)	3 — 10 years	5,489	9,010
Furniture, fixtures and office equipment	3 — 10 years	893	3,017

		8,402	13,743
Less accumulated depreciation and amortization		(899)	(3,283)

		$7,503	$10,460

Capital leases

     Leases under which substantially all the risks and benefits incidental to ownership of the leased assets are assumed by the Company are classified as capital leases. Other leases are classified as operating leases. A lease asset and a lease liability equal to the present value of the minimum lease payments, or the fair value of the leased item, whichever is the lower, are capitalized and recorded at the inception of the lease. Lease payments are apportioned between the finance charges and reduction of the lease liability so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are charged directly to the statement of operations. Capitalized leased assets are depreciated over the shorter of the estimated useful life of the asset or the lease term.

Operating leases

     Payments made under operating leases are expensed on the straight-line basis over the term of the lease, except where an alternative basis is more representative of the pattern of benefits to be derived from the leased property. Where leases have fixed rate increases, these increases are accrued and amortized over the entire lease period, yielding a constant periodic expense over the term of the lease.

Lease Fleet

     The Company has a fleet of storage containers, mobile offices, modular buildings and steps that it primarily leases to customers under operating lease agreements with varying terms. The lease fleet (or lease or rental equipment) is recorded at cost and depreciated on the straight-line basis over the estimated useful life (5 — 20 years), after the date the units are put in service, and are depreciated down to their estimated residual values (0% — 70% of cost). In the opinion of management, estimated residual values are at or below net realizable values. The Company continues to evaluate these depreciation policies as more information becomes available from other comparable sources and its own historical experience.

     Costs incurred on lease fleet containers subsequent to initial acquisition are capitalized when it is probable that future economic benefits in excess of the originally assessed performance will result; otherwise, they are expensed as incurred.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Containers in the lease fleet are also available for sale. The cost of sales of a container in the lease fleet is recognized at the carrying amount at the date of sale.

     In the fourth quarter of 2007, Royal Wolf revised the estimated useful life and residual value of its container for lease fleet. The financial impact of the revision resulted in depreciation expense for 2007 being $969,000 less than what it would have been if the previous useful life estimate had been applied.

Impairment of Long-Lived Assets

     The Company periodically reviews for the impairment of long-lived assets and assesses when an event or change in circumstances indicates the carrying value of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and the eventual disposition is less than its carrying amount. The Company has determined that no impairment provision related to long-lived assets was required to be recorded as of June 30, 2008 and 2009.

Goodwill

     Goodwill represents the excess of the purchase price over the fair value of the net assets acquired in connection with business acquisitions. The Company accounts for goodwill in accordance with SFAS No. 142,  Goodwill and Other Intangible Assets . SFAS No. 142 prohibits the amortization of goodwill and intangible assets with indefinite useful lives and requires these assets be reviewed for impairment at least annually. The Company tests goodwill annually for impairment or when events or circumstances indicate that there might be impairment using the two-step process prescribed in SFAS No. 142. The first step is a screen for potential impairment, while the second step measures the amount of the impairment, if any. The Company has determined that no impairment provision related to goodwill was required to be recorded at June 30, 2009. The change in the balance of goodwill is as follows (in thousands)

	June 30,
	2008	2009
Beginning of year	$—	$31,721
Acquired goodwill (including foreign translation effect)	31,721	42,196

End of year	$31,721	$73,917

Intangible Assets

     Intangible assets consist of those with indefinite useful lives (trademark and trade name) and those with finite useful lives (primarily customer base and lists, non-compete agreements and deferred financing costs). Customer base and lists are amortized on an accelerated and straight-line basis, respectively, and non-compete agreements are amortized on a straight-line basis over the expected period of benefit which range from one to ten years. Costs to obtain long-term financing are deferred and amortized over the term of the related debt using the straight-line method. Amortizing the deferred financing costs using the straight-line method does not produce significantly different results than that of the effective interest method. Intangible assets with finite useful lives consist of the following (in thousands):

	June 30,
	2008	2009
Trademark and trade name	$740	$2,940
Customer base and lists	29,364	29,485
Non-compete agreements	6,218	5,633
Deferred financing costs	1,947	2,019
Other	733	713

	39,002	40,790
Less accumulated amortization	(4,304)	(10,732)

	$34,698	$30,058

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The Company reviews intangibles (those assets resulting from acquisitions) at least annually for impairment or when events or circumstances indicate these assets might be impaired. The Company tests impairment using historical cash flows and other relevant facts and circumstances as the primary basis for estimates of future cash flows. The Company has determined that impairment related to the customer base acquired in the Pac-Van acquisition (see Note 1) was required to be recorded as of June 30, 2009, as a result of changes in market conditions in the U.S. Therefore, in the fourth quarter of 2009, the Company, to be more in line with the expected revenue stream of the customer base, recorded this impairment by revising its method of amortization from a straight-line to an accelerated basis. The financial impact of the revision resulted in an impairment expense for 2009 of $689,000.

     The estimated future amortization of intangible assets with finite useful lives as of June 30, 2009 is as follows (in thousands):

Year Ending June 30,
2010	$5,724
2011	4,903
2012	4,537
2013	3,859
2014	1,847
Thereafter	6,248

$27,118

Subsequent expenditures

     Subsequent expenditures on capitalized intangible assets are capitalized only when it increases the future economic benefits of the specific asset to which it relates. All other expenditures are expensed as incurred.

Defined Contribution Benefit Plan

     Obligations for contributions to defined contribution benefit plans are recognized as an expense in the statement of operations as incurred. Contributions to defined contribution benefit plans in 2007, Predecessor Period 2008, 2008 and 2009 were $729,000, $180,000, $819,000 and $848,000, respectively.

Revenue Recognition

     The Company leases and sells new and used portable storage containers, modular buildings and mobile offices to its customers, as well as providing other ancillary products and services. Leases to customers generally qualify as operating leases unless there is a bargain purchase option at the end of the lease term. Revenue is recognized as earned in accordance with the lease terms established by the lease agreements and when collectability is reasonably assured.

     Revenue from sales of the lease fleet is generally recognized upon delivery and when collectability is reasonably assured. Certain arrangements to sell units under long-term construction-type sales contracts are accounted for under the percentage of completion method. Under this method, income is recognized in proportion to the incurred costs to date under the contract to estimated total costs.

     Unearned revenue includes end of lease services not yet performed by the Company (such as transport charges for the pick-up of a unit where the actual pick-up has not yet occurred as the unit is still leased), advance rentals and deposit payments.

Advertising

     Advertising costs are generally expensed as incurred. Direct-response advertising costs, principally yellow page advertising, are monitored through call logs and advertising source codes, are capitalized when paid and amortized over the period in which the benefit is derived. However, the amortization period of the prepaid balance never exceeds 12 months. At June 30, 2008 and 2009, prepaid advertising costs were approximately $200,000 and $191,000, respectively. Advertising costs expensed were approximately $800,000, $200,000, $900,000 and $2,283,000 for 2007, Predecessor Period 2008, 2008 and 2009, respectively.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Income Taxes

     The Company accounts for income taxes under SFAS No. 109, Accounting for Income Taxes. Accordingly, the Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recorded for temporary differences between the financial reporting basis and income tax basis of assets and liabilities at the balance sheet date multiplied by the applicable tax rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities during the period.

     The Company files U.S. Federal tax returns, California franchise tax returns and Australian tax returns, and beginning in 2009 will also file in multiple other U.S. states. For U.S. Federal tax purposes, all periods subsequent to June 30, 2007 are subject to examination by the U.S. Internal Revenue Service (“IRS”). The Company believes that its income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material change. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to FASB Interpretation No. 48,  Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109  (“FIN 48”). In addition, the Company did not record a cumulative effect adjustment related to the adoption of FIN 48 and does not anticipate that the total amount of unrecognized tax benefit related to any particular tax position will change significantly within the next 12 months.

     The Company’s policy for recording interest and penalties, if any, associated with audits will be to record such items as a component of income taxes.

Net Income per Common Share

     Basic net income per common share is computed by dividing net income, less dividends declared (or accumulated) on cumulative preferred stock (Note 3), by the weighted-average number of shares of common stock outstanding during the periods. Diluted net income per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. The potential dilutive securities the Company has outstanding are warrants and stock options. The following is a reconciliation of weighted average shares outstanding used in calculating net income per common share:

	Year Ended June 30,
	2008	2009
Basic	10,160,955	16,817,833
Assumed exercise of warrants	324,442	—
Assumed exercise of stock options	—	—

Diluted	10,485,397	16,817,833

     In 2009, potential common stock equivalents (consisting of units, warrants and stock options) totaling 8,430,380 have been excluded from the computation of diluted earnings per share because the effect is anti-dilutive.

Recently Issued Accounting Pronouncements

     In December 2007, the FASB issued SFAS No. 141(revised 2007), Business Combinations, and SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements . SFAS No. 141R improves reporting by creating greater consistency in the accounting and financial reporting of business combinations, resulting in more complete, comparable, and relevant information for investors and other users of financial statements. SFAS No. 141R requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination. SFAS No. 141R also requires that acquisition costs will generally be expensed as incurred and restructuring costs will be expensed in periods after the acquisition date. SFAS No. 160 improves the relevance, comparability, and transparency of financial information provided to investors by requiring all entities to report noncontrolling (minority) interests in subsidiaries in the same way as equity in the consolidated financial statements. Moreover, SFAS No. 160 eliminates the diversity that currently exists in accounting for transactions between an entity and noncontrolling interests by requiring they be treated as equity transactions. The two statements will be effective for the Company as of July 1, 2009. Management believes that the adoption of these statements would have a significant impact in the presentation of minority interest in the Company’s consolidated financial statements and could have a material effect on the Company’s results of operations or financial position for future periods, but it is still evaluating the impact these statements will have.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133.  SFAS No. 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations, (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows and (d) encourages, but does not require, comparative disclosures for earlier periods at initial adoption. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The adoption of SFAS No. 161 did not have a significant impact on the Company’s consolidated financial statements.

     In April 2008, the FASB issued FASB Staff Position FAS 142-3, Determining the Useful Life of Intangible Assets (FSP 142-3). FSP 142-3 amends the factors to be considered in determining the useful life of intangible assets accounted for pursuant to SFAS No. 142. Its intent is to improve the consistency between the useful life of an intangible asset and the period of expected cash flows used to measure its fair value. FSP 142-3 is effective for fiscal years beginning after December 15, 2008. Management does not believe that the adoption of FSP 142-3 will have a material effect on the Company’s consolidated financial statements.

     In November 2008, the FASB ratified EITF Issue No. 08-7, Accounting for Defensive Intangible Assets (EITF No. 08-7). EITF No. 08-7 applies to defensive intangible assets, which are acquired intangible assets that the acquirer does not intend to actively use but intends to hold to prevent its competitors from obtaining access to them. As these assets are separately identifiable, EITF No. 08-7 requires an acquiring entity to account for defensive intangible assets as a separate unit of accounting. Defensive intangible assets must be recognized at fair value in accordance with SFAS No. 141(R) and SFAS No. 157. This issue is effective for intangible assets acquired on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Management believes the adoption of ETIF Issue No. 08-7 could have a material effect on the Company’s results of operations or financial position for future periods, but its effects will depend on the nature of future acquisitions completed by the Company.

     In April 2009, the FASB issued FASB Staff Position (“FSP”) FAS 107-1 and APB 28-1, Interim Disclosure about Fair Value of Financial Instruments  (FSF FAS 107-1 and APB 28-1). FSP FAS 107-1 and APB 28-1 amends SFAS No. 107,  Disclosures about Fair Value of Financial Instruments , to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. The FSP also amends APB Opinion No. 28,  Interim Financial Reporting , to require those disclosures in summarized financial information at interim reporting periods. FSP FAS 107-1 and APB 28-1 is effective for interim reporting periods ending after June 15, 2009 with early adoption permitted for periods ending after March 15, 2009. Management does not believe the adoption of FSP FAS 107-1 and APB 28-1 will have a material impact on the Company’s consolidated financial statements.

     In April 2009, the FASB issued FSP FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly,  and FSP FAS 115-2 and FAS 124-2,  Recognition and Presentation of Other-Than-Temporary Impairments . FSP FAS 157-4 relates to determining fair values when there is no active market or where the price inputs being used represent distressed sales; and FSP FAS 115-2 and FAS 124-2 on other-than-temporary impairments is intended to bring greater consistency to the timing of impairment recognition, and provide greater clarity to investors about the credit and noncredit components of impaired debt securities that are not expected to be sold. Both FSPs are effective for interim reporting periods ending after June 15, 2009 with early adoption permitted for periods ending after March 15, 2009. The adoption of these FSPs did not have a material impact on the Company’s consolidated financial statements.

     In April 2009, the FASB issued FSP FAS 141(R)-1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies. FSP FAS 141(R)-1 provides new guidance that changes the accounting treatment of contingent assets and liabilities in business combinations under SFAS No. 141 (revised 2007). This FSP is effective for contingent assets or liabilities acquired in business combinations for which the acquisition date is on or after the first annual reporting period beginning on or after December 15, 2008. Management has not elected early adoption and is currently evaluating the impact that the adoption of this FSP may have on the Company’s consolidated financial statements.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     In May 2009, the FASB issued SFAS No. 165, Subsequent Events. SFAS No. 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. SFAS No. 165 provides guidance on the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. The statement was effective for the Company during the interim and annual period ending June 30, 2009. The Company has evaluated subsequent events for potential recognition and/or disclosure through September 28, 2009, the date the consolidated financial statements included in this Annual Report on Form 10-K were originally issued, and through December 16, 2009, the date the financial statements were re-issued for the retroactive adoption of a new accounting standard (see Notes 13 and 14).

Note 3. Initial Public Offering (“IPO”) and Other Equity Transactions

IPO

     On April 10, 2006, the Company issued and sold 7,500,000 units (“Units”) in its IPO, and on April 13, 2006, the Company issued and sold an additional 1,125,000 Units that were subject to the underwriters’ over-allotment option. Each Unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing at the later of the completion of a business combination with a target business or one year from the effective date of the IPO (April 5, 2007) and expiring on April 5, 2010 (“Warrants”), assuming there is an effective registration statement. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given.

     The IPO price of each Unit was $8.00, and the gross proceeds of the IPO were $69,000,000 (including proceeds from the exercise of the over-allotment option). Of the gross proceeds: (i) $65,000,000 was deposited into a trust account (the “Trust Account”), which amount included $1,380,000 of deferred underwriting fees; (ii) the underwriters received $3,450,000 as underwriting fees (excluding the deferred underwriting fees); and (iii) the Company retained $550,000 for offering expenses. In addition, the Company deposited into the Trust Account the $700,000 that it received from a private placement of 583,333 warrants to two executive officers (one of whom is also a director) for $1.20 per warrant immediately prior to the closing of the IPO. These warrants are identical to the Warrants issued in the IPO.

     The funds in the Trust Account were distributed at the closing of the acquisition of Royal Wolf. The Company received approximately $60.8 million, of which it used $44.7 million to pay the purchase price for the RWA shares. Approximately $6.4 million ($7.93482 per share) of the funds in the Trust Account was paid to Public Stockholders holding 809,901 shares that voted against the acquisition and, in accordance with the Company’s certificate of incorporation, elected to receive cash in exchange for their shares, which have been cancelled. The remaining $1.3 million was paid to our IPO underwriters as deferred underwriting fees.

     In connection with the IPO, the Company sold to the representative of the underwriters for $100 an option to purchase 750,000 units for $10.00 per Unit. These units are identical to the Units issued in the IPO except that the warrants included in the units have an exercise price of $7.20. This option may be exercised on a cashless basis. This option expires April 5, 2011.

Warrant Exercise Program

     On May 2, 2008, the Company offered the holders of its 8,625,000 outstanding, publicly-traded warrants and the 583,333 warrants issued to two executive officers (one of whom is also a director) the opportunity to exercise those warrants for a limited time at a reduced exercise price of $5.10 per warrant. The offer commenced on May 2, 2008 and continued through May 30, 2008. Under the warrant exercise program, a total of 4,125,953 warrants were exercised and all outstanding warrants that were not exercised retain their original terms, including the $6.00 exercise price, which existed prior to the warrant exercise program. In June 2008, an additional 10,000 warrants were exercised at $6.00 per warrant.

Cumulative Preferred Stock

     The Company is offering private placements of Series A 12.5% Cumulative Preferred Stock, par value $0.0001 per share and liquidation preference of $50 per share (“Series A Preferred Stock”); and Series B 8% Cumulative Preferred Stock par value of $0.0001 per share and liquidation value of $1,000 per share (“Series B Preferred Stock”). The Series B Preferred Stock is offered primarily in connection with business combinations (see Note 4).

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The Series A Preferred stock and the Series B Preferred stock are referred to collectively as the “Cumulative Preferred Stock.”

     Upon issuance of the Cumulative Preferred Stock, the Company records the liquidation value as the preferred equity in the consolidated balance sheet, with any issuance or offering costs as a reduction in additional paid-in capital. As of June 30, 2009, the Company had issued 24,900 shares and 100 shares of Series A Preferred Stock and Series B Preferred Stock for total proceeds of $1,245,000 and $100,000, respectively.

     The Cumulative Preferred Stock is not convertible into GFN common stock, has no voting rights, except as required by Delaware law, and is not redeemable prior to February 1, 2014; at which time it may be redeemed at any time, in whole or in part, at the Company’s option. Holders of the Cumulative Preferred Stock are entitled to receive, when declared by the Company’s Board of Directors, annual dividends payable quarterly in arrears on the 31  st  day of January, July and October of each year and the 30  th  day of April of each year. In the event of any liquidation or winding up of the Company, the holders of the Cumulative Preferred Stock will have preference to holders of common stock; with the holders of the Series A Preferred Stock having preference over holders of the Series B Preferred Stock. The Company has agreed to register for public trading the Cumulative Preferred Stock no later than one year from issuance.

     As of June 30, 2009, dividends paid or payable totaled $58,000 and $4,000 for the Series A Preferred Stock and Series B Preferred Stock, respectively. The characterization of dividends as ordinary income, capital or qualified for Federal income tax purposes is made based upon the earnings and profits of the Company, as defined by the Internal Revenue Code. No such characterization has been made by the Company as of June 30, 2009.

Note 4. Acquisitions

     On May 31, 2007, Royal Wolf acquired the business and assets of Professional Sales & Hire (Terrigal Motors Ltd) for $303,000 in cash. Professional Sales & Hire sells and leases shipping containers. The purchase price was essentially allocated to the container for lease fleet acquired based on its estimated fair market values as of May 31, 2007.

     On November 14, 2007, the Company, through GFN Finance and Royal Wolf, entered into a Business Sale Agreement dated November 14, 2007 (the “Business Sale Agreement”) with GE SeaCo Australia Pty Ltd. and GE SeaCo SRL. GE SeaCo Australia Pty Ltd. is owned by GE SeaCo SRL, which is a joint venture between Genstar Container Corporation (a subsidiary of General Electric) and Sea Containers Ltd. Sea Containers Ltd. is in bankruptcy reorganization (collectively “GE SeaCo”). Pursuant to the Business Sale Agreement, the Company purchased the assets of GE SeaCo used in its dry and refrigerated container business in Australia and Papua New Guinea for $17,850,000, after adjustments. The Business Sale Agreement contains a three-year non-competition agreement from GE SeaCo and certain affiliates covering Australia and Papua New Guinea. The purchase price was paid at the closing, less a holdback of approximately $900,000 deposited into an escrow account for one year to provide for damages from breach of representations and warranties by GE SeaCo and any post-closing purchase price adjustments. The total purchase price, including deferred financing costs of $84,000, has been allocated to tangible and intangible assets acquired and liabilities assumed based on their estimated fair market values as of November 14, 2007.

     On February 29, 2008, the Company, through Royal Wolf, entered into an asset purchase agreement to acquire the dry and refrigerated container assets of Container Hire and Sales (“CHS”), located south of Perth, Australia for $3,772,000. The total purchase price has been allocated to tangible and intangible assets acquired based on their estimated fair market values as of February 29, 2008.

     On April 30, 2008 (May 1, 2008 in New Zealand), the Company, through Royal Wolf, acquired RWNZ Acquisition Co. Limited and its wholly owned subsidiary, Royalwolf Trading New Zealand (collectively “RWNZ”) for $16,965,000. Among other things, the acquisition agreement contains a three-year non-compete covenant under which the sellers agree not to sell or lease storage containers to retail customers in an area that includes New Zealand. The total purchase price, including deferred financing costs of $223,000, has been allocated to tangible and intangible assets acquired and liabilities assumed based on their estimated fair market values as of April 30, 2008 (May 1, 2008 in New Zealand).

     On June 16, 2008, the Company, through Royal Wolf, purchased the business of Container Hire and Storage Pty Limited (d/b/a Tomago Discount Self Storage) for $427,000. The total purchase price has been allocated to tangible and intangible assets acquired based on their estimated fair market values as of June 16, 2008.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The allocation for the acquisitions in 2008 to tangible and intangible assets acquired and liabilities assumed based on their estimated fair market values were as follows (in thousands):

	GE SeaCo	RWNZ
	November 14, 2007	April 30, 2008	Other Acquisitions
Fair value of the net tangible assets acquired and liabilities assumed:
Cash	$—	$—	$—
Trade and other receivables	—	5,224	—
Inventories (primarily containers)	1,746	1,705	—
Property, plant and equipment	28	2,488	151
Container for lease fleet	9,952	9,476	1,805
Trade and other payables	(229)	(2,403)	—
Long-term debt and obligations	—	(4,777)	—

Total net tangible assets acquired and liabilities assumed	11,497	11,713	1,956

Fair value of intangible assets acquired:
Non-compete agreement	1,999	—	473
Customer lists	—	4,289	—
Trademark	—	740	—
Deferred financing costs	84	223	—
Goodwill	4,270	—	1,770

Total intangible assets acquired	6,353	5,252	2,243

Total purchase consideration	$17,850	$16,965	$4,199

     On July 11, 2008, the Company, through Royal Wolf, purchased the business of NT Container Services for $1,028,000. The total purchase price has been allocated to tangible and intangible assets acquired based on their estimated fair market values as of July 11, 2008.

     On October 31, 2008, the Company, through Royal Wolf, purchased the business of Ace Container Services Pty Ltd for $741,000. The total purchase price has been allocated to tangible and intangible assets acquired based on their estimated fair market values as of October 31, 2008.

     On December 8, 2008, the Company, through Pac-Van, purchased the business of Container Wholesalers for $499,000; including the issuance of 100 shares of Series B 8% Cumulative Preferred Stock (see Note 3). The total purchase price has been allocated to tangible and intangible assets acquired based on their estimated fair market values as of December 8, 2008.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5. Long-Term Debt and Obligations

Royal Wolf Senior Credit Facility and Subordinated Notes

     Royal Wolf has a credit facility, as amended, with Australia and New Zealand Banking Group Limited (“ANZ”). The facility is subject to annual reviews by ANZ and is guaranteed and secured by assets of the Company’s Australian and New Zealand subsidiaries. Based upon the exchange rate of one Australian dollar to $0.80480 U.S. dollar and one New Zealand dollar to $0.80460 Australian dollar at June 30, 2009, the total credit facility limit is $91.3 million (AUS$101.0 million and NZ$15.5 million). The aggregate ANZ facility is comprised of various sub-facilities. The more significant of these sub-facilities include eight interchangeable loan facilities under which Royal Wolf may borrow up to the lesser of $59.5 million (AUS$74.0 million) or 80% of the orderly liquidation value, as defined, of its container fleet; a receivables financing facility of up to $9.7 million (AUS$12.0 million); a special finance line for acquisitions of $0.8 million (AUS$1.0 million); a multi-option facility for the lease financing of accommodation units of $4.5 million (AUS$5.6 million); and a separate bank guarantee facility for New Zealand of $10.0 million (NZ$15.5 million), which terminates in May 2010. The receivables financing facility bears interest at a variable rate equal to the bank bill swap reference rate, plus 1.65% per annum, and may not be terminated, except on default, prior to ANZ’s next review date of the facility. Four of the interchangeable loan facilities, totaling $48.9 million (AUS$60.8 million), mature in September 2012; three of the interchangeable loan facilities, totaling $5.8 million (AUS$7.2 million), $0.8 million (AU$1.0 million) and $0.8 million (AU$1.0 million), mature in April 2010, September 2010 and November 2010, respectively; and the remaining interchangeable loan facility of $3.2 million (AUS$4.0 million) may not be terminated, except on default, prior to ANZ’s next review date. The multi-option facility matures two years from the date of drawdown, but is unused at June 30, 2009. Loans on the interchangeable facilities and multi-option facility bear interest at ANZ’s prime rate plus 2.50% per annum, with interest payable quarterly. As of June 30, 2009, borrowings under the ANZ credit facility totaled $74,765,000 (AUS$92,899,000) and the weighted-average interest rate was 8.3%, which includes the effect of interest rate swap contracts and options (caps).

     The ANZ senior credit facility is subject to certain covenants, including compliance with specified consolidated senior and total interest coverage and senior and total debt ratios, as defined, for each financial quarter based on earnings before interest, income taxes, depreciation and amortization and other non-operating costs (“EBITDA”), as defined, on a year-to-date or trailing twelve-month (“TTM”) basis; and restrictions on the payment of dividends, loans and payments to affiliates and granting of new security interests on the assets of any of the secured entities. A change of control in any of GFN Holdings or its direct and indirect subsidiaries without the prior written consent of ANZ constitutes an event of default under the facility.

     Subsequent to June 30, 2009, the ANZ senior credit facility was amended (see Note 13).

     On September 13, 2007, in conjunction with the closing of the acquisition of Royal Wolf, the Company entered into a securities purchase agreement with Bison Capital, pursuant to which the Company issued and sold to Bison Capital, at par, a secured senior subordinated promissory note in the principal amount of $16,816,000 (the “Bison Note”). Pursuant to the securities purchase agreement, the Company paid Bison Capital a closing fee of $336,000 and issued to Bison Capital warrants to purchase 500,000 shares of common stock of GFN.

     The Bison Note bears interest at the annual rate of 13.5%, payable quarterly in arrears, commencing October 1, 2007, and matures on March 13, 2013. The Company may extend the maturity date by one year, provided that it is not then in default. The Company may prepay the Bison Note at a declining price of 103% of par prior to September 13, 2009; 102% of par prior to September 13, 2010; 101% of par prior to September 13, 2011 and 100% of par thereafter. The maturity of the Bison Note may be accelerated upon an event of default or upon a change of control of GFN Finance or any of its subsidiaries. Payment under the Bison Note is secured by a lien on all or substantially all of the assets of GFN Finance and its subsidiaries, subordinated and subject to the inter- creditor agreement with ANZ. If, during the 66-month period ending on the scheduled maturity date, GFN’s common stock has not traded above $10 per share for any 20 consecutive trading days on which the average daily trading volume was at least 30,000 shares (ignoring any daily trading volume above 100,000 shares), upon demand by Bison Capital, the Company will pay Bison Capital on the scheduled maturity date a premium of $1.0 million in cash, less any gains realized by Bison Capital from any prior sale of the warrants and warrant shares. This premium is also payable upon any acceleration of the Bison Note due to an event of default or change of control of GFN Finance or any of its subsidiaries. As a condition to receiving this premium, Bison Capital must surrender for cancellation any remaining warrants and warrant shares.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The warrants issued to Bison Capital represent the right to purchase 500,000 shares of GFN’s common stock at an initial exercise price of $8.00 per share, subject to adjustment for stock splits and stock dividends. Unexercised warrants will expire September 13, 2014.

     On May 1, 2008, the Company issued and sold to Bison Capital a second secured senior subordinated promissory note in the principal amount of $5,500,000 on terms comparable to the original Bison Note, except that the maturity of this second note is July 1, 2010. Collectively, these two notes are referred to as the “Bison Notes”. At June 30, 2009, the principal balance of the Bison Notes was $21,436,000.

     The Bison Notes require the maintenance of minimum EBITDA levels, as defined, and a total debt ratio based on a TTM EBITDA basis; as well as restrictions on capital expenditures.

Pac-Van Senior Credit Facility and Subordinated Note

     Pac-Van has a revolving line of credit and letter of credit facility, as amended, with a syndication of four financial institutions led by LaSalle Bank National Association, now Bank of America, N.A. (“BOA”), as administrative and collateral agent. The BOA credit facility is secured by substantially all the business assets of Pac-Van and GFNNA, including the assignment of its rights under leasing contracts with customers, and is available for purchases of rental equipment and general operating purposes. The maximum aggregate amount available under the BOA credit facility is $120,000,000; with borrowings limited to 85% of eligible accounts receivable, net of reserves and allowances, plus 85% of the net book value of all eligible rental equipment, net of reserves and allowances, plus the lesser of (i) 75% of property and equipment, as defined, and (ii) $1,000,000. Letters of credit commitments under the credit facility are not to exceed $10,000,000 and approval is required by BOA, as the administrative agent, for borrowings over $95,400,000 and letters of credit commitments over $2,000,000.

     Borrowings under the BOA credit facility are due on August 23, 2012 and accrue interest at the lead lender’s prime lending rate or its prime lending rate plus 0.25%, or the LIBOR plus a stated margin ranging from 1.5% to 2.25% based on Pac-Van’s leverage. In addition, the Company is required to pay an unused commitment fee equal to 0.25% of the average unused line calculated on a quarterly basis. At June 30, 2009, borrowings under the BOA credit facility totaled $77,000,000 and the weighted-average interest rate was 2.3%.

     The BOA senior credit facility is subject to certain covenants, including compliance with minimum EBITDA levels, as defined, specified interest coverage, senior and total debt ratios based on a TTM EBITDA basis, a minimum utilization rate, as defined; and, among other things, restrictions on the payment of dividends, loans and payments to affiliates.

     Pac-Van also has a senior subordinated secured note payable to SPV Capital Funding, L.L.C. (“SPV”) with a principal balance of $25,000,000. This subordinated note matures on February 2, 2013, requires quarterly interest only payments computed at 13.0% per annum and is also subject to the maintenance of certain financial covenants.

Loan Covenant Compliance

     The Company was in compliance with the financial covenants under its senior credit facilities and senior subordinated notes discussed above as of June 30, 2009. However, as widely reported, the financial markets and economy in the U.S. and Australia, as well as the global economy in general, have been in a downturn for a period of time. If the current economic environment continues to be weak or worsens, the Company’s ability to continue meeting covenant requirements may be impaired and may result in the seeking of amendments or waivers of covenant compliance. While management of the Company believes its relationships with its senior lenders are good, there is no assurance that they would consent to such an amendment or waiver in the event of noncompliance; or that such consent would not be conditioned upon the receipt of a cash payment, revised principal payout terms, increased interest rates, or restrictions in the expansion of the credit facilities; or that our senior lenders would not exercise rights that would be available to them, including, among other things, demanding payment of outstanding borrowings.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Union Bank Credit Facility

     The Company has a credit agreement, as amended, with Union Bank (“UB”) for a $1.0 million credit facility. Borrowings or advances under the facility will bear interest at UB’s “Reference Rate” (which approximates the prime rate) and are due and payable by March 31, 2011. The facility is guaranteed by GFN U.S. and requires the maintenance of certain quarterly and year-end financial reporting covenants. There were no outstanding borrowings under the UB credit facility at June 30, 2009.

Scheduled Maturities on Long-Term Debt

     The scheduled maturities for the senior credit facilities (see also Note 13), senior subordinated notes and other long-term debt at June 30, 2009 are as follows (in thousands):

Year Ending June 30,
2010	$16,371
2011	14,996
2012	326
2013	168,424
2014	104
Thereafter	—

$200,221

Capital Leases

     Capital lease liabilities of the Company as of June 30, 2009 are payable as follows (in thousands):

	Minimum
Year Ending June 30,	lease payments	Interest	Principal
2010	$68	$5	$63
2011 — 2014	23	3	20
More than five years	—	—	—

	$91	$8	$83

Note 6. Financial Instruments

Fair Value Measurements

     The Company adopted SFAS No. 157, Fair Value Measurements, effective July 1, 2008. SFAS No. 157 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, SFAS No. 157 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value, as follows:

     Level 1 — Observable inputs such as quoted prices in active markets for identical assets or liabilities;

     Level 2 — Observable inputs, other than Level 1 inputs in active markets, that are observable either directly or indirectly; and

     Level 3 — Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

     The Company implemented SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of SFAS No. 133, as of July 1, 2008. Implementation of SFAS No. 161 did not have a significant effect on the Company’s consolidated results of operations or consolidated financial position, nor a significant effect on the Company’s use of derivative instruments or hedging activities. However, SFAS No. 161 amended and expanded the disclosures required by SFAS No. 133 in order to provide an enhanced understanding of how and why the Company uses derivative instruments, how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations, and how derivative instruments affect the Company’s financial position, financial performance and cash flows.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The Company believes it has no material market or credit risks to its operations, financial position or liquidity as a result of its commodities and other derivatives activities, including forward-exchange contracts. Derivative instruments measured at fair value at June 30, 2008 and 2009, and their classification on the consolidated balances sheets and consolidated statements of operations are as follows (in thousands):

		Asset Derivative - Fair Value
		June 30,
Type of Derivative Contract	Balance Sheet Classification	2008	2009
Swap Contracts and Options (Caps)	Trade and other receivables	$680	$—

		Liability Derivative - Fair Value
		June 30,
Type of Derivative Contract	Balance Sheet Classification	2008	2009
Swap Contracts and Options (Caps)	Trade payables and accrued liabilities	$—	$1,587

Forward Contracts	Trade payables and accrued liabilities	575	656

		Year Ended June 30,
Type of Derivative Contract	Statement of Operations Classification	2008	2009
Swap Contracts and Options (Caps)	Unrealized gain (loss) included in interest expense	$377	$(2,057)

Forward Contracts	Foreign currency exchange gain (loss) and other	(34)	157

Fair Value of Financial Instruments

     The carrying value of the Company’s financial instruments, which include cash and cash equivalents, net receivables, trade payables and accrued liabilities, borrowings under the senior credit facilities, the subordinated notes, interest rate swap and forward exchange contracts and commercial bills; approximate fair value due to current market conditions, maturity dates and other factors.

     Exposure to credit, interest rate and currency risks arises in the normal course of the Company’s business. The Company may use derivative financial instruments to hedge exposure to fluctuations in foreign exchange rates and interest rates.

Credit Risk

     Financial instruments potentially exposing the Company to concentrations of credit risk consist primarily of receivables. Concentrations of credit risk with respect to receivables are limited due to the large number of customers spread over a large geographic area in many industry sectors. However, in the U.S. a significant portion of the Company’s business activity is with companies in the construction industry. Revenues and trade receivables from this industry totaled $25,376,000 and $5,757,000 during 2009 and at June 30, 2009, respectively.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The Company’s receivables related to sales are generally secured by the equipment sold to the customer. The Company’s receivables related to its lease operations are primarily amounts generated from both off-site and on-site customers. The Company has the right to repossess lease equipment for nonpayment. It is the Company’s policy that all customers who wish to purchase or lease containers on credit terms are subject to credit verification procedures and the Company will agree to terms with customers believed to be creditworthy. In addition, receivable balances are monitored on an ongoing basis with the result that the Company’s exposure to bad debts is not significant. Net allowance for doubtful accounts provided and uncollectible accounts written off, net of recoveries, were $230,000, $172,000, $230,000 and $958,000; and $162,000, $124,000, $126,000 and $625,000 for 2007, Predecessor Period 2008, 2008 and 2009, respectively. The translation gain (loss) to the allowance for doubtful accounts for 2007, Predecessor Period 2008, 2008 and 2009 was $40,000, ($3,000), $20,000 and ($80,000), respectively; and with the RWNZ and Pac-Van acquisitions, the Company recorded an allowance for doubtful accounts of $79,000 and $1,354,000 in 2008 and 2009, respectively.

     With respect to credit risk arising from the other significant financial assets of the Company, which comprise cash and cash equivalents, available-for-sale financial assets and certain derivative instruments, the Company’s exposure to credit risk arises from default of the counter party, with a maximum exposure equal to the carrying amount of these instruments. As the counter party for derivative instruments is nearly always a bank, the Company has assessed this as a low risk.

Interest Rate Swap Contracts

     The Company’s exposure to market risk for changes in interest rates relates primarily to its long-term debt obligations. The Company’s policy is to manage its interest expense by using a mix of fixed and variable rate debt.

     To manage this mix in a cost-efficient manner, the Company enters into interest rate swaps and interest rate options, in which the Company agrees to exchange, at specified intervals, the difference between fixed and variable interest amounts calculated by reference to an agreed-upon notional principal amount. These swaps and options are designated to hedge changes in the interest rate of its commercial bill liability. The secured ANZ loan and interest rate swaps and options have the same critical terms, including expiration dates. The Company believes that financial instruments designated as interest rate hedges are highly effective. However, documentation of such as required by SFAS No. 133 ,  Accounting for Derivative Instruments and Hedging Activities  does not exist. Therefore, all movements in the fair values of these hedges are reported in the statement of operations in the period in which fair values change.

     The Company’s interest rate swap and option (cap) contracts are not traded on a market exchange; therefore, the fair values are determined using valuation models which include assumptions about the interest rate yield curve at the reporting dates (Level 2 fair value measurement). As of June 30, 2009, there were four open interest rate swap contracts and three open interest rate option (cap) contracts, as follows (dollars in thousands):

		Fair Value as of
	Notional Amount	June 30, 2009
Swap	$13,279	$(892)
Swap	1,610	(157)
Swap	4,059	(369)
Swap	2,873	(245)
Option (Cap)	9,658	68
Option (Cap)	1,231	1
Option (Cap)	1,739	7

Total	$34,449	$(1,587)

Foreign Currency Risk

     The Company has transactional currency exposures. Such exposure arises from sales or purchases in currencies other than the functional currency. The currency giving rise to this risk is primarily U.S. dollars. The Company has a bank account denominated in U.S. dollars into which a small number of customers pay their debts. This is a natural hedge against fluctuations in the exchange rate. The funds are then used to pay suppliers, avoiding the need to convert to Australian dollars. The Company uses forward currency contracts and options to eliminate the currency exposures on the majority of its transactions denominated in foreign currencies, either by transaction if the amount is significant, or on a general cash flow hedge basis. The forward currency contracts and options are always in the same currency as the hedged item. The Company believes that financial instruments designated as foreign currency hedges are highly effective. However documentation of such as required by SFAS No. 133 does not exist. Therefore, all movements in the fair values of these hedges are reported in the statement of operations in the period in which fair values change.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The Company also has certain U.S. dollar-denominated debt at Royal Wolf, including intercompany borrowings, which are remeasured at each financial reporting date with the impact of the remeasurement being recorded in our consolidated statements of operations. Unrealized gains and losses resulting from such remeasurement due to changes in the Australian exchange rate to the U.S. dollar could have significant impact in the Company’s reported results of operations, as well as any realized gains and losses from the payments on such U.S. dollar-denominated debt and intercompany borrowings. In 2009, unrealized and realized foreign exchange losses totaled $6,616,000 and $2,847,000, respectively.

Note 7. Income Taxes

     Income (loss) before provision for income taxes and noncontrolling interest consisted of the following (in thousands):

	Predecessor		Successor
		Period from
	Year Ended	July 1 to
	June 30,	September 13,	Year Ended June 30,
	2007	2007	2008	2009
U.S.	$—	$—	$(1,504)	$1,942
Asia-Pacific	802	468	8,092	(13,061)

	$802	$468	$6,588	$(11,119)

     The provision for income taxes consisted of the following (in thousands):

	Predecessor		Successor
		Period from
	Year Ended	July 1 to
	June 30,	September 13,	Year Ended June 30,
	2007	2007	2008	2009
Current:
U.S. Federal	$—	$—	$377	$—
State	—	—	7	—
Asia-Pacific	9	—	25	—

	9	—	409	—

Deferred:
U.S. Federal	—	—	(1,671)	(1,172)
State	—	—	1	(739)
Asia-Pacific	481	180	3,295	(2,463)

	481	180	1,625	(4,374)

	$490	$180	$2,034	$(4,374)

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The components of the net deferred tax liability are approximately as follows (in thousands):

	June 30,
	2008	2009
Deferred tax assets:
Net operating loss and tax credit carryforwards	$5,252	$14,308
Deferred revenue and expenses	657	137
Accrued compensation and other benefits	443	204
Allowance for doubtful accounts	227	670
Other	—	—

Total deferred tax assets	6,579	15,319
Valuation allowance	—	—

Net deferred tax assets	6,579	15,319

Deferred tax liabilities:
Accelerated tax depreciation and amortization	(4,255)	(28,810)
Unrealized exchange gains and losses	(3,715)	946
Other	(71)	(1,277)

Total deferred tax liabilities	(8,041)	(29,141)

Net deferred tax liabilities	$(1,462)	$(13,822)

     At June 30, 2009, Royal Wolf had a U.S. federal net operating loss carryforward of $34,800,000, which expires if unused during fiscal years 2019 — 2029, and an Australian net operating loss carryforward of approximately $11,300,000 with no expiration date. As a result of the stock ownership change in the merger with MOAC (see Note 1), the available deduction of the net operating loss carryforward of $27,500,000 acquired in the Pac-Van acquisition is limited on a yearly basis.

     Management evaluates the ability to realize its deferred tax assets on a quarterly basis and adjusts the amount of its valuation allowance if necessary. No valuation allowance has been determined to be required as of June 30, 2008 and 2009.

     A reconciliation of the federal statutory rate (30% Australian for the Predecessor and 34% U.S. for the Successor) to the Company’s effective tax rate is as follows:

	Predecessor		Successor
		Period from
	Year Ended	July 1 to
	June 30,	September 13,	Year Ended June 30,
	2007	2007	2008	2009
Federal statutory rate	30.0%	30.0%	34.0%	(34.0)%
State and Asia-Pacific taxes, net of U.S. federal benefit and credit	—	—	0.1	(4.4)
Amortization of goodwill and trademark	—	—	(7.4)	(4.8)
Nondeductible expenses	31.1	8.5	4.2	3.9

Effective tax rate	61.1%	38.5%	30.9%	39.3%

Note 8. Related Party Transactions

     The Company previously had an unsecured limited recourse revolving line of credit from Ronald F. Valenta, a director and the chief executive officer of the Company, pursuant to which the Company could borrow up to $3,000,000 outstanding at one time. The line of credit terminated upon the completion of the acquisition of Royal Wolf and the outstanding principal and interest totaling $2,587,000 was repaid on September 14, 2007.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The Company has utilized certain accounting, administrative and secretarial services from affiliates of officers; as well as office space provided by an affiliate of Mr. Valenta. Until the consummation of a business combination by the Company, the affiliates had agreed to make such services available to the Company free of charge, as may have been required by the Company from time to time; with the exception of the reimbursement of certain out-of-pocket costs incurred on behalf of the Company. Effective September 14, 2007, the Company entered into a month-to-month arrangement that lasted until January 31, 2008 with an affiliate of Mr. Valenta for the rental of the office space at $1,148 per month. In addition, effective September 14, 2007, the Company commenced recording a charge to operating results (with an offsetting contribution to additional paid-in capital) for the estimated cost of contributed services rendered to the Company by non-employee officers and administrative personnel of affiliates. These contributed services ceased in February 2009.

     Effective January 31, 2008, the Company entered into a lease with an affiliate of Mr. Valenta for its new corporate headquarters in Pasadena, California. The rent is $7,393 per month, effective March 1, 2009, plus allocated charges for common area maintenance, real property taxes and insurance, for approximately 3,000 square feet of office space. The term of the lease is five years, with two five-year renewal options, and the rent is adjusted yearly based on the consumer price index. Rental payments were $113,000 in 2009.

     Effective October 1, 2008, the Company entered into a services agreement through June 30, 2009 (the “Termination Date”) with an affiliate of Mr. Valenta for certain accounting, administrative and secretarial services to be provided at the corporate offices and for certain operational, technical, sales and marketing services to be provided directly to the Company’s operating subsidiaries. Charges for services rendered at the corporate offices will be, until further notice, at $7,000 per month and charges for services rendered to the Company’s subsidiaries will vary depending on the scope of services provided. The services agreement provides for, among other things, mutual modifications to the scope of services and rates charged and automatically renews for successive one-year terms, unless terminated in writing by either party not less than 30 days prior to the Termination Date. Total charges to the Company for services rendered under this agreement totaled $63,000 at the corporate office and $155,000, plus out-of-pocket expenses of $16,000, at the operating subsidiaries in 2009.

Note 9. Stock Option Plans

     On August 29, 2006, the Board of Directors of the Company adopted the General Finance Corporation 2006 Stock Option Plan (“2006 Plan”), which was approved and amended by stockholders on June 14, 2007 and December 11, 2008, respectively. Under the 2006 Plan, the Company may issue to directors, employees, consultants and advisers up to 2,500,000 shares of its common stock. The options may be incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or so-called non-qualified options that are not intended to meet incentive stock option requirements. The options may not have a term in excess of ten years, and the exercise price of any option may not be less than the fair market value of the Company’s common stock on the date of grant of the option. Unless terminated earlier, the 2006 Plan will automatically terminate June 30, 2016.

     On each of September 11, 2006 (“2006 Grant”) and December 14, 2007 (“2007 Grant”), the Company granted options to an officer of GFN to purchase 225,000 shares of common stock at an exercise price equal to the closing market price of the Company’s common stock as of that date, or $7.30 per share and $9.05 per share, respectively, with a vesting period of five years. Stock-based compensation expense of $646,000 related to these options has been recognized in the statements of operations through June 30, 2009, with a corresponding benefit to additional paid-in capital. As of June 30, 2009, there remains $885,000 of unrecognized compensation expense that will be recorded in the statement of operations on the straight-line basis over the remaining weighted-average vesting period of 2.83 years. There have been no options exercised, cancelled or forfeited under these two grants and 450,000 options were outstanding at June 30, 2009. Also, as of June 30, 2009, 90,000 and 45,000 of the 2006 Grant and 2007 Grant options, respectively, were exercisable.

     On January 22, 2008 (“2008 Grant”), the Company granted options to certain key employees of Royal Wolf to purchase 489,000 shares of common stock at an exercise price equal to the closing market price of the Company’s common stock as of that date, or $8.80 per share. The 2008 Grant consisted of 243,000 options with a vesting period of five years and 246,000 options that vest subject to a performance condition based on Royal Wolf achieving a certain EBITDA target for 2008. The Company initially commenced recognizing compensation expense over the vesting period of 20 months.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     In June 2008, the Compensation Committee of the Company’s Board of Directors determined that the full EBITDA target for the 2008 Grant would not be achieved. As a result, the 2008 Grant was modified whereby one-half of the outstanding options subject to the EBITDA performance criteria were deemed to have achieved the performance condition. The remaining one-half of these performance-based options (“PB 2008 Grant”) were modified on July 23, 2008 (see below) for EBITDA targets at Royal Wolf pertaining to the years ending June 30, 2009 (“2009”) and 2010 (“2010”). At that time, the Company reassessed and revalued these options and commenced recognizing the changes in stock-based compensation on a prospective basis. Total stock-based compensation expense of $650,000 related to the 2008 Grant has been recognized in the statement of operations through June 30, 2009, with a corresponding benefit to additional paid-in capital. As of June 30, 2009, there remains $450,000 of unrecognized compensation expense that will be recorded in the statement of operations on the straight-line basis over the remaining weighted-average vesting period of 2.41 years. There have been 50,000 options cancelled or forfeited under the 2008 Grant and 325,500 options were outstanding at June 30, 2009. No options have been exercised and 42,400 options were exercisable under the 2008 Grant as of June 30, 2009.

     On July 23, 2008 (“July 2008 Grant”), the Company granted options to certain key employees of Royal Wolf to purchase 198,500 shares of common stock at an exercise price equal to the closing market price of the Company’s common stock as of that date, or $5.35 per share. The July 2008 Grant consisted of the PB 2008 Grant (see above) totaling 118,500 options, 40,000 options with a vesting period of five years and 40,000 options that vest subject to a performance condition based on Royal Wolf achieving certain EBITDA targets for 2009 and 2010. The Company initially commenced recognizing compensation expense over the vesting periods of 2.17 years and 3.17 years for EBITDA targets in 2009 and 2010, respectively, pertaining to 79,250 options in each of those vesting periods. However, the Company determined that it was not probable that the EBITDA target for 2009 would be achieved and, therefore, ceased recognizing stock-based compensation expense for those performance-based options. In addition, the Company has recorded a cumulative effect adjustment of $37,000 in the quarter ended June 30, 2009 to reverse compensation expense previously recognized on those performance-based options. Total stock-based compensation expense of $79,000 related to the July 2008 Grant has been recognized in the statement of operations through June 30, 2009, with a corresponding benefit to additional paid-in capital. As of June 30, 2009, there remains $178,000 of unrecognized compensation expense that will be recorded in the statement of operations on the straight-line basis over the remaining weighted-average vesting period of 2.81 years. There have been 16,000 options cancelled or forfeited under the July 2008 Grant and 177,500 options (including 72,750 that pertain to a 2009 EBITDA target) were outstanding at June 30, 2009. No options have been exercised and no options were exercisable under the July 2008 Grant as of June 30, 2009.

     On September 18, 2008 (“September 2008 Grant”), the Company granted options to the non-employee members of its Board of Directors to purchase 36,000 shares of common stock at an exercise price equal to the closing market price of the Company’s common stock as of that date, or $6.50 per share, with a vesting period of three years. Stock-based compensation expense of $31,000 related to these options has been recognized in the statements of operations through June 30, 2009, with a corresponding benefit to additional paid-in capital. As of June 30, 2009, there remains $89,000 of unrecognized compensation expense that will be recorded in the statement of operations on the straight-line basis over the remaining weighted-average vesting period of 2.22 years. There have been no options exercised, cancelled or forfeited under the September 2008 Grant, all 36,000 options were outstanding at June 30, 2009, and none were exercisable.

     On October 1, 2008 (“October 2008 Grant”), the Company granted options to certain key employees of Pac-Van and to a former stockholder of MOAC, who became a non-employee member of Company’s Board of Directors effective on that date, to purchase 356,000 shares of common stock at an exercise price equal to the closing market price of the Company’s common stock as of that date; or $6.40 per share. The October 2008 Grant consisted of 154,550 options with a vesting period of five years, 9,000 options with a vesting period of three years and 192,450 options that vest subject to performance conditions based on Pac-Van achieving a certain EBITDA target for 2009 and to-be-determined EBITDA targets for the subsequent four fiscal years . The Company commenced recognizing compensation expense over the vesting periods ranging from 1.92 years to 5.92 years pertaining to 38,490 options in each of those vesting periods. However, the Company has determined that it is not probable that the EBITDA target for 2009 would be achieved and has ceased recognizing stock-based compensation expense for those performance-based options. In addition, the Company has recorded an adjustment of $13,000 in the quarter ended June 30, 2009 to reverse compensation expense previously recognized on those performance-based options. Total stock-based compensation expense of $123,000 related to the October 2008 Grant has been recognized in the statement of operations through June 30, 2009, with a corresponding benefit to additional paid-in capital. As of June 30, 2009, there remains $513,000 of unrecognized compensation expense that will be recorded in the statement of operations on the straight-line basis over the remaining weighted-average vesting period of 3.86 years. There have been no options exercised, cancelled or forfeited under the October 2008 Grant, all 356,000 options (including 38,490 that pertain to a 2009 EBITDA target) were outstanding at June 30, 2009, and none were exercisable.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     On December 11, 2008 (“December 2008 Grant”), the Company granted options to a non-employee member of its Board of Directors to purchase 9,000 shares of common stock at an exercise price equal to the closing market price of the Company’s common stock as of that date, or $1.78 per share, with a vesting period of three years. Stock-based compensation expense of $2,000 related to these options has been recognized in the statements of operations through June 30, 2009 and, as of that date, there remains $8,000 of unrecognized compensation expense that will be recorded in the statement of operations on the straight-line basis over the remaining weighted-average vesting period of 2.50 years. There have been no options exercised, cancelled or forfeited under the December 2008 Grant, all 9,000 options were outstanding at June 30, 2009, and none were exercisable.

     On January 27, 2009 (“January 2009 Grant”), the Company granted options to certain key employees of Royal Wolf and Pac-Van to purchase 4,000 shares of common stock at an exercise price equal to the closing market price of the Company’s common stock as of that date, or $1.94 per share, with a vesting period of five years. Stock-based compensation expense of $1,000 related to these options has been recognized in the statements of operations through June 30, 2009 and, as of that date, there remained $4,000 of unrecognized compensation expense that will be recorded in the statement of operations on the straight-line basis over the remaining weighted-average vesting period of 4.50 years. There have been no options exercised, cancelled or forfeited under the January 2009 Grant, all 4,000 options were outstanding at June 30, 2009, and none were exercisable.

     At June 30, 2009, the Company’s market price for its common stock was at $1.65 per share, which is below the exercise prices of all of the outstanding stock options.

     A deduction is not allowed for U.S. income tax purposes with respect to non-qualified options granted in the United States until the stock options are exercised or, with respect to incentive stock options issued in the United States, unless the optionee makes a disqualifying disposition of the underlying shares. The amount of any deduction will be the difference between the fair value of the Company’s common stock and the exercise price at the date of exercise. Accordingly, there is a deferred tax asset recorded for the U.S. tax effect of the financial statement expense recorded related to stock option grants in the United States. The tax effect of the U.S. income tax deduction in excess of the financial statement expense, if any, will be recorded as an increase to additional paid-in capital.

     The weighted-average fair value of the stock options granted was $3.06, $3.75, $3.94, $2.74, $3.31, $3.22, $1.06 and $1.20 per option for the 2006 Grant, 2007 Grant, 2008 Grant, July 2008 Grant, September 2008 Grant, October 2008 Grant, December 2008 Grant and January 2009 Grant, respectively, determined by using the Black-Scholes option-pricing model using the following assumptions: A risk-free interest rate of 4.8%, 3.27%, 3.01%, 3.77%, 3.08%, 3.29%, 1.99% and 1.99% (corresponding treasury bill rates) for the 2006 Grant, 2007 Grant, 2008 Grant, July 2008 Grant, September 2008 Grant, October 2008 Grant, December 2008 Grant and January 2009 Grant, respectively; an expected life of 7.5 years for all grants; an expected volatility of 26.5%, 31.1%, 35.83%, 41.78%, 43.12%, 41.78%, 57.13% and 59.85% for the 2006 Grant, 2007 Grant, 2008 Grant, July 2008 Grant, September 2008 Grant, October 2008 Grant, December 2008 Grant and January 2009 Grant, respectively; and no expected dividend.

     Royal Wolf had an employee share option plan (“ESOP”) for the granting of non-transferable options to certain key management personnel and senior employees with more than twelve months service at the grant date. During 2007, $3,689,000 was accrued under the ESOP; of which $2,930,000 was paid in 2007 and $759,000 was paid during the Predecessor Period 2008. The ESOP was terminated in the Predecessor Period 2008.

Note 10. Commitments and Contingencies

Operating Leases

     The Company leases office equipment and other facilities under operating leases. The leases have terms of between one and nine years, some with an option to renew the lease after that period. None of the leases includes contingent rentals. There are no restrictions placed upon the lessee by entering into these leases.

     Non-cancellable operating lease rentals at June 30, 2009 are payable as follows (in thousands):

Year Ending June 30,
2010	$3,579
2011	2,308
2012	1,375
2013	875
2014	443
Thereafter	1,281

$9,861

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Rental expense on non-cancellable operating leases was $1,295,000, $685,000, $1,733,000 and $4,204,000 in 2007, Predecessor Period 2008, 2008 and 2009, respectively.

     Future minimum payments to be received under sales-type and operating fleet leases at June 30, 2009 are as follows (in thousands):

Year Ending June 30,
2010	$11,133
2011	2,089
2012	697
2013	182
2014	59
Thereafter	—

$14,160

Put and Call Options

     In conjunction with the closing of the acquisition of Royal Wolf, the Company entered into a shareholders agreement with Bison Capital. The shareholders agreement was amended on September 21, 2009 and provides that, at any time after July 1, 2011, Bison Capital may require the Company to purchase from Bison Capital all of its 13.8% outstanding capital stock of GFN U.S. The purchase for the capital stock price (which is payable in cash or, if mutually agreeable to both the Company and Bison Capital, paid in GFN common stock or some combination thereof) is, in essence, the greater of the following:

     (i) the amount equal to Bison Capital’s ownership percentage in GFN U.S., or 13.8%, multiplied by the result of 8.25 multiplied by the sum of Royal Wolf’s EBITDA for a twelve-month determination period, as defined, plus all administrative expense payments or reimbursements made by Royal Wolf to the Company during such period; minus the net debt of Royal Wolf, as defined; or

     (ii) the amount equal to the Bison Capital’s ownership percentage in GFN U.S. multiplied by the result of the GFN trading multiple, as defined, multiplied by Royal’s Wolf’s EBITDA for the determination period; minus the net debt of Royal Wolf; or

     (iii) at June 30, 2009, Bison Capital’s cost ($8,278,000); which effective on September 21, 2009 was amended to be the greater of (1) $12,850,000 or (2) Bison Capital’s ownership percentage in GFN U.S., or 13.8%, multiplied by the result of 8.25 multiplied by the sum of Royal Wolf’s TTM EBITDA measured at the end of each fiscal quarter through June 30, 2011, as defined.

     Also under the shareholders agreement, the Company has the option, at anytime prior to September 13, 2010, to cause Bison Capital to sell and transfer its 13.8% outstanding capital stock of GFN U.S. to the Company for a purchase price equal to the product of 2.75 multiplied by Bison Capital’s cost in the GFN U.S. capital stock. Subsequent to July 1, 2012, the Company’s call option purchase price is similar to (i) and (ii) of the Bison Capital put option, except the EBITDA multiple is 8.75.

     The Company accounts for Bison Capital’s put option as a non-freestanding financial instrument classified in temporary equity, pursuant to the requirements of SEC Accounting Series Release (“ASR”) No. 268,  Presentation in Financial Statements of “Redeemable Preferred Stock.”  In accordance with the guidelines of ASR No. 268, the redemption value of the put option is reflected in “redeemable noncontrolling interest”, with the corresponding adjustment to additional paid-in capital determined after the attribution of the net income or loss of Royal Wolf to noncontrolling interest. The Company believes that the fair value of the put option is in excess of the redemption value and, therefore, no portion of the redemption adjustment is considered in the determination of net income per common share. As of June 30, 2009, the redemption value of the Bison put option was $8,278,000, which represented the capital contributions of Bison Capital through that date.

Preferred Supply Agreement

     In connection with a Business Sale Agreement dated November 14, 2007 with GE SeaCo Australia Pty Ltd. and GE SeaCo SRL (collectively “GE SeaCo”), Royal Wolf entered in a preferred supply agreement with GE SeaCo. Under the preferred supply agreement, GE SeaCo has agreed to sell to Royal Wolf, and Royal Wolf has agreed to purchase, all of GE SeaCo’s containers that GE SeaCo determines to sell, up to a maximum of 5,000 containers each year. The purchase price for the containers will be based on their condition and is specified in the agreement, subject to annual adjustment. In addition, Royal Wolf received a right of first refusal to purchase any additional containers that GE SeaCo desires to sell in Australia, New Zealand and Papua New Guinea. Either party may terminate the agreement upon no less than 90 days’ prior notice at any time after November 15, 2012.

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Other Matters

     In January 2008, Royal Wolf was notified by a Department of the Australian government of an odor that might be caused by high levels of formaldehyde or volatile organic compounds that exceed national guidelines in some of its containers. Royal Wolf engaged the services of independent consultants in cooperation with the Australian government in testing ventilation improvements. In 2008 and in 2009, the Company expensed $259,000 and $291,000, respectively, for containers that were affected by this matter. The remediation of this matter has been resolved.

     The Company is not involved in any material lawsuits or claims arising out of the normal course of business. The nature of its business is such that disputes can occasionally arise with employees, vendors (including suppliers and subcontractors), and customers over warranties, contract specifications and contract interpretations among other things. The Company assesses these matters on a case-by-case basis as they arise. Reserves are established, as required, based on its assessment of its exposure. The Company has insurance policies to cover general liability and workers compensation related claims. In the opinion of management, the ultimate amount of liability not covered by insurance under pending litigation and claims, if any, will not have a material adverse effect on our financial position, operating results or cash flows.

Note 11. Detail of Certain Accounts

     Trade payables and accrued liabilities consist of the following (in thousands):

	June 30,
	2008	2009
Trade payables	$9,014	$14,328
Payroll and related	3,043	2,564
Taxes, other than income	1,456	1,488
Deferred consideration	1,943	—
Fair value of interest swap and option and forward currency exchange contacts	575	2,246
Accrued interest	—	1,599
Other accruals	2,473	2,197

	$18,504	$24,422

Note 12. Segment Reporting

     The tables below represent the Company’s revenues from external customers, long-lived assets (consisting of lease fleet and property, plant and equipment) and operating income as attributed to its two geographic (and operating) segments (in thousands):

	Predecessor		Successor
		Period from
	Year Ended	July 1 to
	June 30,	September 13,	Year Ended June 30,
	2007	2007	2008	2009
Revenues from external customers:
North America:
Sales	$—	$—	$—	$19,657
Leasing	—	—	—	34,781

	—	—	—	54,438

Asia-Pacific:
Sales	52,929	10,944	68,029	55,871
Leasing	21,483	4,915	27,547	36,151

	74,412	15,859	95,576	92,022

Total revenues	$74,412	$15,859	$95,576	$146,460

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	June 30,
	2008	2009
Long-lived assets:
North America	$74	$112,419
Asia-Pacific	95,177	86,956

Total long-lived assets	$95,251	$199,375

	Predecessor		Successor
		Period from
	Year Ended	July 1 to
	June 30,	September 13,	Year Ended June 30,
	2007	2007	2008	2009
Operating income (loss):
North America	$—	$—	$(2,427)	$6,365
Asia-Pacific	4,672	1,530	10,800	7,693

Total operating income	$4,672	$1,530	$8,373	$14,058

Note 13. Subsequent Event

     In September 2009, the Company and Royal Wolf amended the ANZ senior credit facility (see Note 5) to establish financial covenants (primarily consolidated senior and total interest coverage and senior and total debt ratios) at less restrictive levels during the fiscal year ending June 30, 2010 (“2010”). In addition, required principal payments for 2010 were amended to total 80% of Free Cash Flow, as defined, which the Company estimates would be approximately $9,700,000 (AUS$12,000,000); payable at a minimum of $1,006,000 (AUS$1,250,000) per quarter during the interim, with the balance to be paid within 60 days from the end of 2010. The ANZ credit facility was also amended to provide that approximately $12,700,000 (AUS$15,800,000) of the borrowings would bear interest at ANZ’s prime rate, plus 4.15% per annum; and that, effectively, the balance of the borrowings would bear interest at ANZ’s prime rate, plus 3.15% per annum.

     The amended ANZ senior credit facility further provides, among other things, that the $5,500,000 due Bison Capital on July 1, 2010 (see Note 5) must be paid by a capital infusion from GFN, that at least 50% of the amounts owed under the Bison Notes be hedged by Royal Wolf for foreign currency exchange risks and that capital expenditures of property, plant and equipment over $1,600,000 (AUS$2,000,000) in 2010 be approved by ANZ.

     ANZ charged a fee of $161,000 (AUS$200,000) for the amendment of the credit facility and would require a break-up fee of $400,000 (AUS$500,000) if the credit facility is refinanced by another lender before March 31, 2010.

     The consolidated balance sheet as of June 30, 2009 and the scheduled maturities on long-term debt included in Note 5 reflect the revised estimated principal payments for 2010 and thereafter of this amendment.

Note 14. Adjustments to Previously Filed Financial Statements

     The consolidated financial statements of the Company, as Successor, as of and for the years ended June 30, 2009 and 2008 have been updated to reflect the adoption, effective July 1, 2009, of the provisions of a pronouncement issued in December 2007 on what is now codified as FASB Accounting Standards Codification (“ASC”) Topic 805,  Business Combinations and Topic 810,  Consolidation . These ASC Topics describe a noncontrolling interest, sometimes called a minority interest, as the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent. The ASC Topics establish accounting and reporting standards that require, among other items: a) the ownership interests in subsidiaries held by parties other than the parent be presented in the consolidated balance sheets separate from the parent’s equity; b) the amount of consolidated net income or loss in the consolidated statements of operations attributable to the parent and the noncontrolling interests be presented on the face of the consolidated statements of operations; and c) entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling holders. The presentation and disclosure requirements of the ASC Topics have been applied retrospectively for all periods presented in the accompanying consolidated balance sheets, statements of operations and statements of cash flows. The adoption of this pronouncement resulted in a change in the description of “minority interest” to “noncontrolling interest,” however there was no impact on the Company’s financial condition or net income (loss) attributable to stockholders for any periods presented.

INDEX TO MOBILE OFFICE ACQUISITION CORP. AND PAC-VAN, INC. FINANCIAL STATEMENTS

Independent Auditors’ Report

Board of Directors and Stockholders
 Mobile Office Acquisition Corp. d/b/a Pac-Van, Inc.

We have audited the accompanying consolidated balance sheets of Mobile Office Acquisition Corp. and Subsidiary d/b/a Pac-Van, Inc. as of September 30, 2008 and December 31, 2007, and the related consolidated statements of income, stockholders’ equity and cash flows for the nine-month period ended September 30, 2008. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mobile Office Acquisition Corp. and Subsidiary d/b/a Pac-Van, Inc. at September 30, 2008 and December 31, 2007, and the results of their operations and their cash flows for the nine-month period ended September 30, 2008, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 12 to the consolidated financial statements, the Company was acquired by General Finance Corporation on October 1, 2008.

/s/ Katz, Sapper & Miller, LLP
 Indianapolis, Indiana
 December 1, 2008

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
 d/b/a PAC-VAN, INC.

CONSOLIDATED BALANCE SHEETS
September 30, 2008 and December 31, 2007

	2008	2007
ASSETS
ASSETS
Cash	$61,495	$53,325
Accounts receivable, net of allowances for doubtful accounts
of $1,396,000 in 2008 and $1,175,000 in 2007	15,488,357	11,845,950
Net investment in sales-type leases	158,290	117,650
Rental inventory, net	116,639,778	94,708,614
Note receivable-related party		260,000
Property and equipment, net	2,299,592	2,048,374
Goodwill	39,414,543	39,161,675
Intangible assets, net	2,062,887	2,663,219
Other assets	281,487	202,114

TOTAL ASSETS	$176,406,429	$151,060,921

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Accounts payable	$7,383,591	$4,903,664
Accrued liabilities	5,086,571	4,003,683
Unearned revenue and advance payments	7,413,736	6,091,843
Senior bank debt	82,500,000	67,600,000
Subordinated note payable	25,000,000	24,303,977
Deferred income taxes	16,992,052	14,815,956
Warrant obligation	1,985,585	1,335,500

Total Liabilities	146,361,535	123,054,623

STOCKHOLDERS’ EQUITY
Common stock, Class A, $0.001 par value; 300,000 shares authorized, 225,000 shares issued and outstanding	225	225
Common stock, Class B, $0.001 par value; 50,000 shares authorized, 1,800 shares issued and outstanding	2	2
Additional paid-in capital	22,679,773	22,679,773
Retained earnings	7,364,894	5,326,298

Total Stockholders’ Equity	30,044,894	28,006,298

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$176,406,429	$151,060,921

See accompanying notes.

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
 d/b/a PAC-VAN, INC.

CONSOLIDATED STATEMENT OF INCOME
 Nine-Month Period Ended September 30, 2008

(Nine Months)
2008
REVENUES
Leasing revenue	$39,573,651
Sales of equipment and services	17,945,729

Total Revenues	57,519,380

COSTS AND EXPENSES
Cost of sales of equipment and services	12,721,769
Leasing, selling and general	30,121,930
Depreciation and amortization	3,575,170

Total Costs and Expenses	46,418,869

Income from Operations	11,100,511

INTEREST EXPENSE	6,878,319

Net Income before Provision for Income Taxes	4,222,192

PROVISION FOR INCOME TAXES	2,183,596

NET INCOME	$2,038,596

See accompanying notes.

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
 d/b/a PAC-VAN, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
Nine-Month Period Ended September 30, 2008

			Additional		Total
	Common Stock		Paid-in	Retained	Stockholders’
	Class A	Class B	Capital	Earnings	Equity

BALANCE AT DECEMBER 31, 2007	$225	$2	$22,679,773	$5,326,298	$28,006,298

Net income	—	—	—	2,038,596	2,038,596

BALANCE AT SEPTEMBER 30, 2008	$225	$2	$22,679,773	$7,364,894	$30,044,894

See accompanying notes.

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
 d/b/a PAC-VAN, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
 Nine-Month Period Ended September 30, 2008

(Nine Months)
2008
OPERATING ACTIVITIES
Net income	$2,038,596
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	2,176,096
Depreciation of property and equipment and rental inventory	3,501,392
Proceeds from the sale of property and equipment	52,512
Amortization of intangible assets	769,801
Increase in value of warrant obligation	650,085
Gain on disposals of property and equipment	(33,082)
Increase in certain assets:
Accounts receivable	(3,397,150)
Net investment in sales-type leases	(40,640)
Other assets	(79,373)
Increase in certain liabilities:
Accounts payable	2,479,927
Accrued liabilities	857,763
Unearned revenue and advance payments	1,321,893

Net Cash Provided by Operating Activities	10,297,820

INVESTING ACTIVITIES
Purchases of rental inventory, net	(16,098,773)
Cash paid for assets of businesses acquired	(8,396,315)
Payments received on note receivable-related party	260,000
Purchases of property and equipment	(785,093)

Net Cash (Used) by Investing Activities	(25,020,181)

FINANCING ACTIVITIES
Proceeds of issuance of long-term debt	22,450,000
Principal payments on long-term debt	(7,550,000)
Financing costs	(169,469)

Net Cash Provided by Financing Activities	14,730,531

NET INCREASE IN CASH	8,170

CASH
Beginning of Period	53,325

End of Period	$61,495

SUPPLEMENTAL DISCLOSURES
Interest paid	$6,464,956
Noncash financing activities:
Interest expense related to valuation of warrant obligation	650,085

See accompanying notes.

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
 d/b/a PAC-VAN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements include the balances and transactions of Mobile Office Acquisition Corp. (MOAC) and its wholly-owned subsidiary, Pac-Van, Inc., (together referred to as the “Company”) since August 2, 2006. All material intercompany balances and transactions have been eliminated from the consolidated financial statements

Doing business as “Pac-Van, Inc.,” the Company leases and sells mobile offices, modular buildings and storage units throughout the United States from its branch network locations in sixteen states. The Company provides solutions for customers in a wide range of industries including, construction, industrial, commercial, retail and government.

During the nine months ended September 30, 2008, the Company acquired the assets of three businesses. Each of these acquisitions was accounted for under the purchase method of accounting, in accordance with Statement of Financial Accounting Standards (SFAS) No. 141,  Business Combinations . Accordingly, the acquisition cost of these transactions has been allocated to the purchased assets and liabilities based on their respective fair values at the date of acquisition.

•
Effective February 1, 2008, the Company acquired the assets of US SpaceMaster Leasing, LP. The purchase price was approximately $3,801,000. The fair value of assets and liabilities acquired on February 1, 2008, totaled approximately $3,548,000; accordingly, the Company recorded goodwill of approximately $253,000.

•	Effective April 2, 2008, the Company acquired the assets of I-R Mobile Modular. The purchase price was approximately $2,967,000, which was the fair value of assets and liabilities acquired.

•	Effective June 6, 2008, the Company acquired the assets of Brandall Modular Corp. The purchase price was approximately $1,853,000, which was the fair value of assets and liabilities acquired.

These three acquisitions were primarily for the purchase of rental inventory to enhance the Company’s existing fleet. The results from these acquisitions are included in these consolidated financial statements from the respective acquisition dates as noted above. The fair value of assets and liabilities acquired from these acquisitions were as follows:

Accounts receivable	$245,257
Rental inventory	8,123,315
Goodwill	252,869
Liabilities assumed	(225,126)

Cash paid for acquisitions	$8,396,315

Estimates: Management uses estimates and assumptions in preparing financial statements in conformity with accounting principles generally accepted in the United States. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported revenues and expenses. Actual results could vary from the estimates that were used.

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Rental Inventory and Other Long-lived Assets: Rental inventory consisting of mobile offices, modular buildings, storage trailers, storage containers and steps (“rental inventory or rental equipment”) acquired on August 2, 2006, were recorded at their purchase cost as allocated based on information provided by an independent appraisal. Rental inventory acquired since August 2, 2006, is recorded at lower of invoice cost or market. Mobile offices and modular buildings are depreciated using the straight-line method over 20 years to a residual value of 50 percent of the original cost. Steps are depreciated using the straight-line method over 5 years with no residual value. Storage trailers are depreciated over 15 years and 10 years depending on the year of acquisition. Storage containers are depreciated using the straight-line method over 20 years to a residual value of 70 percent of the original cost.

Vehicles, office equipment and leasehold improvements are recorded at historical cost. Depreciation is computed using the straight-line method over the estimated useful life of 5 years.

Long-lived assets, including the Company’s rental inventory and amortizable intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of the carrying amount to future net undiscounted cash flows expected to be generated by the related asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair market value of the assets. To date, no adjustments to the carrying amount of long-lived assets have been required.

Amortizable Intangible Assets consist of deferred financing costs and the value assigned to the Company’s continuing customer base as acquired on August 2, 2006. Deferred financing costs are being amortized on a straight-line basis over the term of the loans, approximately five years. The customer base is being amortized on a straight-line basis from August 2, 2006 through 2014, management’s estimate of the useful life of the customer base.

Goodwill: The Company follows the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets , which requires that goodwill and intangible assets deemed to have indefinite lives are not amortized, but are subject to impairment tests annually, or whenever an event or circumstances indicate the carrying amount may be impaired. The Company performed the required impairment tests of its goodwill in the third quarter ended September 30, 2008, using the methodology prescribed by SFAS No. 142, and determined that the carrying value of recorded goodwill did not exceed its fair value.

Revenue Recognition: The Company earns revenue by leasing, transporting, installing and dismantling rental equipment, as well as providing other ancillary products and services, and by selling new and used equipment. Leasing revenue includes monthly rentals, initial lease services, ancillary products and services and end of lease services as earned. Leasing revenue is derived from leases classified as operating leases for which the initial term is generally 3 to 60 months. Costs associated with transportation, installation, and dismantling of rental equipment are recorded in leasing, selling and general expense. Unearned revenue includes end of lease services not yet performed by the Company, advance rentals and deposit payments.

Revenue from the sale of new and used mobile offices, modular buildings, storage units and steps, including delivery and installation revenue, is generally recognized upon the delivery to and acceptance by the customer. Certain arrangements to sell units under long-term construction-type sales contracts are accounted for under the percentage of completion method. Under this method, income is recognized in proportion to the incurred costs to date under the contract to estimated total costs. Sales of new units are typically covered by warranties provided by the manufacturer of the products sold.

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company recognized revenue of approximately $4,601,376 for the nine-month period ended September 30, 2008, with related cost of sales of approximately $3,273,794 on the sale of rental units which were greater than one year old.

Accounts Receivable: The Company extends credit to its customers. Accounts receivable are recorded at net realizable value based on management’s estimates of uncollectible accounts recorded in the allowance for doubtful accounts. The allowance for doubtful accounts is estimated based on historical collection experience and a review of specific past due receivables. The Company charges late fees on past due accounts. The Company recognized income for late payment fees of approximately $433,000 during the nine-month period ended September 30, 2008.

Concentrations of Credit Risk: Financial instruments that subject the Company to credit risk consist principally of trade accounts receivable and receivables under sales-type lease contracts. The Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral on trade accounts receivable. Receivables under sales-type lease contracts are secured by the leased mobile office, modular building or storage unit. A significant portion of the Company’s business activity is with companies in the construction and development industries. Total revenues from these industries were approximately $26,443,000 during the nine-month period ended September 30, 2008. As of September 30, 2008, accounts receivable from these industries were approximately $6,709,000.

Advertising Costs are expensed as incurred and totaled $486,000 during the nine-month period ended September 30, 2008.

Shipping and Handling Costs are expensed as incurred and included in cost of leasing services and cost of sales equipment and services. Shipping and handling costs included in cost of leasing services and included in leasing, selling and general amounted to approximately $1,146,500 and $2,532,200 for the nine-month period ended September 30, 2008.

Sales Taxes collected from customers and remitted to state government agencies are shown on a net basis and are not included in sales or costs and expenses.

Income Taxes: The Company records income taxes in accordance with the liability method of accounting. Deferred taxes are recognized for the estimated taxes ultimately payable or recoverable based on enacted tax law. Changes in enacted tax rates are reflected in the tax provision as they occur.

Stock-Based Compensation: For the issuance of stock options, the Company follows the fair value provisions of Statement of Financial Accounting Standards No. 123(R),  Share-Based Payment , which requires companies to recognize the grant date fair value of stock options and other equity-based compensation issued to employees in their income statements.

Common Stock: MOAC has two classes of common stock: Class A and Class B, both with a par value of $0.001. Both classes have the same rights and privileges except that holders of Class B shares have no voting rights.

Fair Value of Financial Instruments: Because of their short-term nature, the amounts reported in the consolidated balance sheet for cash, receivables and accounts payable approximate fair value. Long-term debt approximates fair value as borrowing rates are based on market prices.

NOTE 2 — RENTAL INVENTORY

Rental inventory was comprised of the following at September 30, 2008 and December 31, 2007:

	2008	2007
Mobile offices, modular buildings and storage units	$120,033,639	$96,525,406
Steps	2,181,668	1,641,864

	122,215,307	98,167,270
Less: Accumulated depreciation	(5,575,529)	(3,458,656)

Total Rental Inventory	$116,639,778	$94,708,614

NOTE 3 — PROPERTY AND EQUIPMENT

Property and equipment was comprised of the following at September 30, 2008 and December 31, 2007:

	2008	2007
Equipment	$685,768	$368,876
Vehicles	2,222,919	1,873,943
Leasehold improvements	629,953	559,020

	3,538,640	2,801,839
Less: Accumulated depreciation	(1,239,048)	(753,465)

Total Property and Equipment	$2,299,592	$2,048,374

NOTE 4 — GOODWILL

The changes in goodwill during the nine-month period ended September 30, 2008 are as follows:

Goodwill at December 31, 2008	$39,161,675
Acquisition of US SpaceMaster Leasing, LP	252,868

Goodwill at September 30, 2008	$39,414,543

NOTE 5 — AMORTIZABLE INTANGIBLE ASSETS

Intangible assets subject to amortization consisted of the following at September 30, 2008 and December 31, 2007:

	2008		2007
		Accumulated		Accumulated
	Gross Amount	Amortization	Gross Amount	Amortization
Customer base	$4,547,400	$2,963,306	$4,547,400	$2,263,009
Deferred financing costs	849,695	370,902	679,695	300,867

	$5,397,095	$3,334,208	$5,227,095	$2,563,876

The expected amortization expense for each of the next five years ending September 30 is as follows: $766,920 in 2009, $513,384 in 2010, $361,283 in 2011, $216,001 in 2012 and $161,307 in 2013.

NOTE 6 — NET INVESTMENT IN SALES-TYPE LEASES

At September 30, 2008, the future minimum lease payments, including interest, to be received under sales-type lease agreements were as follows:

Future
Receivable In Year	Minimum
Ending September 30,	Lease Payments
2009	$172,485
2010	13,375
2011	6,141

192,001
Less: Amount representing interest	33,711

Net Investment in Sales-type Leases	$158,290

NOTE 7 — DEBT

The Company’s bank credit agreement includes a revolving line of credit and a swing line of credit. All borrowings under the credit agreement are due on August 23, 2012. The Company has pledged all business assets as collateral, including the assignment of the Company’s rights under leasing contracts with customers. The Company is also required to maintain certain financial ratios and net worth requirements.

Interest accrues on all outstanding borrowings under the credit agreement at the lead lender’s prime lending rate or at the LIBOR plus a stated margin ranging from 1.5% to 2.25% (totaling 4.60% at September 30, 2008) based on the Company’s performance. In addition, the Company is required to pay an unused commitment fee equal to .25% of the average unused line, calculated on a quarterly basis.

The revolving and swing lines of credit are available for purchases of rental inventory and general operating purposes. The maximum aggregate amount available under the lines is $120,000,000 ($82,500,000 borrowed and outstanding at September 30, 2008) with borrowings limited to 85% of eligible accounts receivable net of reserves and allowances, plus 85% of the net book value of all eligible inventory net of reserves and allowances. At September 30, 2008, the Company was in compliance with all credit agreement covenants.

NOTE 7 — DEBT (CONTINUED)

In connection with its acquisition of Pac-Van, Inc. on August 2, 2006, MOAC issued a senior subordinated secured note with an original principal balance of $25,000,000. The subordinated note matures on February 2, 2013, and requires quarterly interest only payments computed at 13%.

The subordinated note was issued with warrants entitling the holders to purchase 9,375 shares of common stock of MOAC (representing 4% of the issued outstanding common stock of MOAC) at $0.01 per share. The warrants expire on August 2, 2016. The warrants provide the holder with put rights upon the occurrence of a change in control of the Company, an event of non-compliance, or any time after August 2, 2012. The put price per share shall be an amount equal to the fair market value of the outstanding common stock at the exercise date. At inception, the warrants were recorded at their fair market value of $937,500. The subordinated notes were discounted by the warrant fair value and had a recorded value of $24,062,500. The discount is being amortized to interest expense over the term of the borrowings. In future periods, the Company will recognize a charge to earnings for increases, if any, in the value of the warrants to reflect the Company’s ultimate obligation to provide for the warrants under the agreement. On October 1, 2008, MOAC was acquired by General Finance Corporation. In connection with this transaction, the warrant obligation of approximately $1,985,000 was paid. Accordingly, the Company recognized approximately $650,000 in interest expense for the increase in the obligation under the warrant agreement for the nine-month period ended September 30, 2008.

Additionally, in connection with its acquisition on October 1, 2008, the Company recognized the remaining unamortized debt discount of approximately $696,000 during the nine-month period ended September 30, 2008, as the warrants were subsequently paid and the full face value of the senior subordinated debt of $25,000,000 is considered outstanding.

NOTE 8 — INCOME TAXES

The provision for income taxes consisted of the following for the nine-month period ended September 30, 2008:

Deferred income tax expense:
Federal	$1,857,643
State	318,453

Total	2,176,096

Current state income tax expense	7,500

Provision for Income Taxes	$2,183,596

The Company’s deferred income tax liability was comprised of the following temporary differences at September 30, 2008 and December 31, 2007:

	2008	2007
Rental inventory	$26,040,840	$23,905,985
Net operating loss carryforwards	(9,638,282)	(8,607,254)
Accounts receivable	(305,845)	(246,000)
Other	895,339	(236,775)

Net Deferred Income Tax Liability	$16,992,052	$14,815,956

NOTE 8 — INCOME TAXES (CONTINUED)

At September 30, 2008, the Company had federal net operating loss carryforwards of approximately $23,000,000 which begin to expire in 2019.

Cash paid for income taxes approximated $7,500 for the nine-month period ended September 30, 2008.

The primary difference between the Company’s effective income tax expense reflected in the consolidated statement of income and the tax expense computed at the federal statutory rate is due to certain nondeductible expenses for income tax purposes, primarily the increase in the warrant valuation as of September 30, 2008 (see Note 7).

NOTE 9 — OPERATING LEASE COMMITMENTS

The Company has various noncancellable operating leases for office space and storage facilities that expire at various dates through April 2013. Certain leases contain renewal options and escalation clauses. Rental expense for these leases was approximately $1,301,000 for the nine-month period ended September 30, 2008.

Future minimum rental payments required under noncancellable operating lease agreements are as follows:

Payable in Year	Rental
Ending September 30,	Payments
2009	$1,437,775
2010	1,341,960
2011	695,178
2012	319,924
2013	138,241

$3,933,078

NOTE 10 — EMPLOYEE BENEFIT PLAN

The Company sponsors a 401(k) retirement savings plan for eligible employees, which allows plan participants to defer a percentage of their compensation subject to the limits imposed under the Internal Revenue Code. The Plan allows the Company to make a discretionary contribution to the Plan each year on behalf of participants at a rate determined before the year begins. At the end of the Company’s fiscal year, an additional matching contribution may be made at the discretion of the Company’s Board of Directors. The Company’s contribution to the Plan was approximately $86,000 during the nine-month period ended September 30, 2008.

NOTE 11 — STOCK OPTION PLAN

MOAC maintains a stock option plan under which employees, officers and directors of the Company may be granted options to purchase non-voting common stock of MOAC at a price determined by the Board of Directors. MOAC has reserved 26,042 shares under the Plan. As of September 30, 2008, there had been no options exercised under the Plan. During 2006, 15,620 options were issued, of which none were exercisable at September 30, 2008. Options granted under the Plan generally have an exercise price equal to the fair market value of the non-voting common stock as of the date of grant and vest over a period of five years. The maximum term of the options is 10 years. The weighted average exercise price of stock options outstanding at September 30, 2008, was $100 per share.

NOTE 11 — STOCK OPTION PLAN (CONTINUED)

Effective October 1, 2008, the Company’s stock option grants were modified in connection with the acquisition of MOAC by General Finance Corporation (See Note 13). The modifications included an acceleration of vesting and net cash payout of approximately $1,355,000 on October 6, 2008. The Company’s stock option plan was subsequently terminated. As a result of the modification, additional compensation expense of $1,203,000 was recognized during the nine-month period ended September 30, 2008.

The fair value for options granted by MOAC was initially estimated at the date of grant using a Black-Scholes option pricing model, with the following weighted-average assumptions:

Risk-free interest rate	4.0%
Dividend yield	0%
Expected life of the options	10 years
Volatility	30%

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including expected stock price volatility. Because MOAC’s stock is not publicly traded and its employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

The fair value of the options was being amortized to expense over the related vesting period until the modification and subsequent termination of the stock option plan.

NOTE 12 — RELATED PARTY TRANSACTION

The Company pays a management and consulting fee to one of its stockholders. Management and consulting fees paid were $135,000 during the nine-month period ended September 30, 2008.

The Company had a note receivable from a related party in the amount of $260,000 at December 31, 2007. The note was paid in full during the nine-month period ended September 30, 2008.

NOTE 13 — SUBSEQUENT EVENT

On October 1, 2008, MOAC and its wholly-owned subsidiary, Pac-Van, Inc., were acquired by General Finance Corporation (GFC). The purchase price was $158,800,000, which consisted of $19,410,000 in cash, a $1,500,000 senior subordinated note of GFC, $30,000,000 in GFC stock, valued at $7.50 per share for purposes of the acquisition and the assumption of MOAC indebtedness. The accompanying consolidated financial statements as of September 30, 2008, do not reflect any adjustments for the purchase price of the acquisition.

Independent Auditors’ Report

Board of Directors and Stockholders
 Mobile Office Acquisition Corp. d/b/a Pac-Van, Inc.

We have audited the accompanying consolidated balance sheets of Mobile Office Acquisition Corp. and Subsidiary d/b/a Pac-Van, Inc. as of December 31, 2007 and 2006, and the related consolidated statements of income, stockholders’ equity and cash flows for the year ended December 31, 2007 and for the five-month period from August 2, 2006 to December 31, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mobile Office Acquisition Corp. and Subsidiary d/b/a Pac-Van, Inc. at December 31, 2007 and 2006, and the results of their operations and their cash flows for the year ended December 31, 2007 and for the five-month period from August 2, 2006 to December 31, 2006, in conformity with accounting principles generally accepted in the United States.

/s/ Katz, Sapper & Miller, LLP
 Indianapolis, Indiana
 February 29, 2008

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
 d/b/a PAC-VAN, INC.

CONSOLIDATED BALANCE SHEETS
 December 31, 2007 and 2006

	2007	2006
ASSETS
ASSETS
Cash	$53,325	$64,682
Accounts receivable, net of allowances of $1,175,000 in 2007 and $975,000 in 2006	11,845,950	9,409,029
Net investment in sales-type leases	117,650	287,416
Rental inventory, net	94,708,614	73,668,242
Note receivable-related party	260,000	350,000
Property and equipment, net	2,048,374	1,463,001
Other assets	202,114	373,832
Intangible assets, net	2,663,219	4,206,698
Goodwill	39,161,675	39,161,675

TOTAL ASSETS	$151,060,921	$128,984,575

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Accounts payable	$4,903,664	$5,330,808
Accrued liabilities	4,003,683	3,481,831
Unearned revenue and advance payments	6,091,843	4,560,261
Senior bank debt	67,600,000	55,000,000
Subordinated note payable	24,303,977	24,133,523
Deferred income taxes	14,815,956	11,563,897
Warrant obligation	1,335,500	937,500

Total Liabilities	123,054,623	105,007,820

STOCKHOLDERS’ EQUITY
Common stock, Class A, $0.001 par value; 300,000 shares authorized, 225,000 shares issued and outstanding	225	225
Common stock, Class B, $0.001 par value; 50,000 shares authorized, 1,800 shares issued and outstanding	2	2
Additional paid-in capital	22,679,773	22,679,773
Retained earnings	5,326,298	1,296,755

Total Stockholders’ Equity	28,006,298	23,976,755

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$151,060,921	$128,984,575

See accompanying notes.

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
 d/b/a PAC-VAN, INC.

CONSOLIDATED STATEMENTS OF INCOME
 Year Ended December 31, 2007 and
 Period from August 2, 2006 to December 31, 2006

		(Five Months)
	2007	2006
REVENUES
Leasing revenue	$47,035,305	$17,604,933
Sales of equipment and services	20,220,120	11,261,618

Total Revenues	67,255,425	28,866,551

COSTS AND EXPENSES
Cost of sales of equipment and services	13,647,118	8,274,005
Leasing, selling and general	32,837,661	13,347,747
Depreciation and amortization	5,049,378	1,952,596

Total Costs and Expenses	51,534,157	23,574,348

Income from Operations	15,721,268	5,292,203
INTEREST EXPENSE	8,425,166	3,163,747

Net Income before Provision for Income Taxes	7,296,102	2,128,456
PROVISION FOR INCOME TAXES	3,266,559	831,701

NET INCOME	$4,029,543	$1,296,755

See accompanying notes.

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
 d/b/a PAC-VAN, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
 Year Ended December 31, 2007 and
 Period from August 2, 2006 to December 31, 2006

			Additional		Total
	Common Stock		Paid-in	Retained	Stockholders’
	Class A	Class B	Capital	Earnings	Equity
BALANCE AT AUGUST 2, 2006	$225	$—	$22,499,775	$—	$22,500,000
Issuance of Class B common stock	—	2	179,998	—	180,000
Net income	—	—	—	1,296,755	1,296,755

BALANCE AT DECEMBER 31, 2006	225	2	22,679,773	1,296,755	23,976,755
Net income	—	—	—	4,029,543	4,029,543

BALANCE AT DECEMBER 31, 2007	$225	$2	$22,679,773	$5,326,298	$28,006,298

See accompanying notes.

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
 d/b/a PAC-VAN, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
 Year Ended December 31, 2007 and
 Period from August 2, 2006 to December 31, 2006

		(Five Months)
	2007	2006
OPERATING ACTIVITIES
Net income	$4,029,543	$1,296,755
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	3,252,059	830,202
Depreciation of property and equipment and rental inventory	3,447,753	1,268,688
Amortization of intangible assets	1,772,079	754,931
Increase in value of warrant obligation	398,000
Loss on disposals of property and equipment	44,503	16,588
(Increase) decrease in certain assets:
Accounts receivable	(2,436,921)	(385,563)
Net investment in sales-type leases	169,766	59,463
Other assets	171,718	(156,269)
Increase (decrease) in certain liabilities:
Accounts payable	(427,144)	80,578
Accrued liabilities	521,852	1,912,103
Unearned revenue and advance payments	1,531,582	(682,416)

Net Cash Provided by Operating Activities	12,474,790	4,995,060

INVESTING ACTIVITIES
Purchases of rental inventory, net	(23,753,427)	(6,986,718)
Payments received on note receivable-related party	90,000	50,000
Purchases of property and equipment	(1,194,120)	(278,045)

Net Cash (Used) by Investing Activities	(24,857,547)	(7,214,763)

FINANCING ACTIVITIES
Net increase in senior bank debt	12,600,000	1,300,000
Financing costs	(228,600)
Proceeds from issuance of Class B common stock		180,000

Net Cash Provided by Financing Activities	12,371,400	1,480,000

NET DECREASE IN CASH	(11,357)	(739,703)
CASH
Beginning of Period	64,682	804,385

End of Period	$53,325	$64,682

SUPPLEMENTAL DISCLOSURES
Interest paid	$7,901,339	$1,649,426
Noncash investing and financing activities:
Interest expense related to valuation of warrant obligation	398,000
Issuance of note receivable-related party for stock		400,000

See accompanying notes.

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
 d/b/a PAC-VAN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accompanying consolidated financial statements include the balances and transactions of Mobile Office Acquisition Corp. (Parent) and its wholly-owned subsidiary, Pac-Van, Inc. (together referred to as the “Company”) since August 2, 2006. All material intercompany balances and transactions have been eliminated in the consolidated financial statements.

     Doing business as “Pac-Van, Inc.,” the Company leases and sells mobile offices, modular buildings and storage units throughout the United States from its branch network locations in thirteen states. The Company provides solutions for customers in a wide range of industries including, construction, industrial, commercial, retail and government.

     Effective August 2, 2006, Mobile Office Acquisition Corp. acquired 100% of the outstanding capital stock of Pac-Van, Inc. The purchase price was approximately $98,038,000 plus the assumption of liabilities of approximately $22,797,000 and transactions costs of approximately $2,766,000. The acquisition was financed through a combination of senior lending, subordinated borrowings and contributed capital. The acquisition was accounted for under the purchase method of accounting, in accordance with Statement of Financial Accounting Standards (SFAS) No. 141,  Business Combinations.  Accordingly, the acquisition cost has been allocated to the purchased assets and liabilities based on their respective fair values at the date of acquisition. The fair value of assets and liabilities acquired at August 2, 2006, totaled approximately $84,458,000; accordingly, the Company initially recorded goodwill of approximately $39,143,000.

     Estimates: Management uses estimates and assumptions in preparing financial statements in conformity with accounting principles generally accepted in the United States. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported revenues and expenses. Actual results could vary from the estimates that were used.

     Rental Inventory and Other Long-lived Assets: Rental inventory consisting of mobile offices, modular buildings, storage trailers, storage containers and steps (“rental inventory or rental equipment”) acquired August 2, 2006, were recorded at their purchase cost as allocated based on information provided by an independent appraisal. Rental inventory acquired since August 2, 2006, is recorded at lower of invoice cost or market. Mobile offices and modular buildings are depreciated using the straight-line method over 20 years to a residual value of 50 percent of the original cost. Steps are depreciated using the straight-line method over 5 years with no residual value. Storage trailers are depreciated over 15 years and 10 years depending on the year of acquisition. Storage containers are depreciated using the straight-line method over 20 years to a residual value of 70 percent of the original cost.

     Vehicles, office equipment and leasehold improvements are recorded at historical cost. Depreciation is computed using the straight-line method over the estimated useful life of 5 years.

     Long-lived assets, including the Company’s rental inventory and amortizable intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of the carrying amount to future net undiscounted cash flows expected to be generated by the related asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair market value of the assets. To date, no adjustments to the carrying amount of long-lived assets have been required.

     Amortizable Intangible Assets consist of deferred financing costs and the value assigned to the Company’s continuing customer base. Deferred financing costs are being amortized on a straight-line basis over the term of the loans, approximately five years. The customer base is being amortized on a straight-line basis through 2013, management’s estimate of the useful life of the customer base.

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
 d/b/a PAC-VAN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

     Goodwill: The Company follows the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets , which requires that goodwill and intangible assets deemed to have indefinite lives are not amortized, but are subject to impairment tests annually, or whenever an event or circumstances indicate the carrying amount may be impaired. The Company performed the required impairment tests of its goodwill in the fourth quarter of 2008, using the methodology prescribed by SFAS No. 142, and determined that the carrying value of its recorded goodwill did not exceed its fair value.

     Revenue Recognition: The Company earns revenue by leasing, transporting, installing and dismantling rental equipment, as well as providing other ancillary products and services, and selling new and used equipment. Leasing revenue includes monthly rentals, initial lease services, ancillary products and services and end of lease services as earned. Leasing revenue is derived from leases classified as operating leases for which the initial term is generally 3 to 60 months. Costs associated with transportation, installation, and dismantling of rental equipment are recorded in leasing, selling and general expense. Unearned revenue includes end of lease services not yet performed by the Company, advance rentals and deposit payments.

     Revenue from the sale of new and used mobile offices, modular buildings, storage units and steps, including delivery and installation revenue, is generally recognized upon the delivery to and acceptance by the customer. Certain arrangements to sell units under long-term construction-type sales contracts are accounted for under the percentage of completion method. Under this method, income is recognized in proportion to the incurred costs to date under the contract to estimated total costs. Sales of new units are typically covered by warranties provided by the manufacturer of the products sold.

     The Company recognized revenue of approximately $6,541,000 in 2007 and $2,095,000 for the five-month period ended December 31, 2006, with related cost of sales of approximately $4,213,000 in 2007 and $1,304,000 in five-month period ended December 31, 2006 on the sale of rental units which were greater than one year old.

     Accounts Receivable: The Company extends credit to its customers. Accounts receivable are recorded at net realizable value based on management’s estimates of uncollectible accounts recorded in the allowance for doubtful accounts. The allowance for doubtful accounts is estimated based on historical collection experience and a review of specific past due receivables. The Company charges late fees on past due accounts. The Company recognized income for late payment fees of approximately $462,000 in 2007 and $208,000 during the five-month period ended December 31, 2006.

     Advertising Costs are expensed as incurred and totaled $539,000 in 2007 and $204,000 during the five-month period ended December 31, 2006.

     Shipping and Handling Costs are expensed as incurred and included in cost of leasing services and cost of sales equipment and services.

     Concentrations of Credit Risk: Financial instruments that subject the Company to credit risk consist principally of trade accounts receivable and receivables under sales-type lease contracts. The Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral on trade accounts receivable. Receivables under sales-type lease contracts are secured by the leased mobile office, modular building or storage unit. A significant portion of the Company’s business activity is with companies in the construction and development industries. Total revenues from these industries were approximately $32,820,000 in 2007 and $12,891,000 during the five-month period ended December 31, 2006. As of December 31, 2007 and 2006, accounts receivable from these industries were approximately $5,283,000 and $5,385,000, respectively.

     Sales Taxes collected from customers and remitted to state government agencies are shown on a net basis and are not included in sales or costs and expenses.

     Income Taxes: The Company records income taxes in accordance with the liability method of accounting. Deferred taxes are recognized for the estimated taxes ultimately payable or recoverable based on enacted tax law. Changes in enacted tax rates are reflected in the tax provision as they occur.

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
 d/b/a PAC-VAN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

     Stock-Based Compensation: The Company adopted Statement of Financial Accounting Standards No. 123(R), Share-Based Payment  in 2006, which requires companies to recognize the grant date fair value of stock options and other equity-based compensation issued to employees in their income statements. The adoption did not have a material effect on the Company’s consolidated financial statements.

     Common Stock: The Parent has two classes of Common Stock: Class A and Class B, both with a par value of $0.001. Both classes have the same rights and privileges except that holders of Class B have no voting rights.

     Fair Value of Financial Instruments: Because of their short-term nature, the amounts reported in the balance sheet for cash, receivables and accounts payable approximate fair value. Long-term debt approximates fair value as borrowing rates are based on market prices.

NOTE 2 — RENTAL INVENTORY

     Rental inventory was comprised of the following at December 31, 2007 and 2006:

	2007	2006
Mobile offices, modular buildings and storage units	$96,525,406	$73,589,195
Steps	1,641,864	1,040,233

	98,167,270	74,629,428
Less: Accumulated depreciation	(3,458,656)	(961,186)

Total Rental Inventory	$94,708,614	$73,668,242

NOTE 3 — PROPERTY AND EQUIPMENT

     Property and equipment was comprised of the following at December 31, 2007 and 2006:

	2007	2006
Equipment	$368,876	$186,381
Vehicles	1,873,943	970,928
Leasehold improvements	559,020	494,913

	2,801,839	1,652,222
Less: Accumulated depreciation	(753,465)	(189,221)

Total Property and Equipment	$2,048,374	$1,463,001

NOTE 4 — AMORTIZABLE INTANGIBLE ASSETS

     Intangible assets subject to amortization consisted of the following at December 31, 2007 and 2006:

	2007		2006
	Gross	Accumulated	Gross	Accumulated
	Amount	Amortization	Amount	Amortization
Customer base	$4,547,400	$2,263,009	$4,526,000	$754,348
Deferred financing costs	679,695	300,867	472,495	37,449

	$5,227,095	$2,563,876	$4,998,495	$791,797

     The expected amortization expense for each of the next five years is as follows: $1,013,992 in 2008, $627,750 in 2009, $410,503 in 2010, $280,154 in 2011 and $143,566 in 2012.

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
 d/b/a PAC-VAN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 5 — NET INVESTMENT IN SALES-TYPE LEASES

     At December 31, 2007, the future minimum lease payments, including interest, to be received under sales-type lease agreements were as follows:

Future
Minimum
Receivable In	Lease Payments
2008	$138,285
2009	10,575
2010	7,080
2011	4,130

160,070
Less: Amount representing interest	42,420

Net Investment in Sales-type Leases	$117,650

NOTE 6 — DEBT

     The Company’s bank credit agreement includes a revolving line of credit and a swing line of credit. All borrowings under the credit agreement are due on August 23, 2012. The Company has pledged all business assets as collateral, including the assignment of the Company’s rights under leasing contracts with customers. The Company is required to maintain certain financial ratios and net worth requirements.

     Interest accrues on all outstanding borrowings under the agreement at the lead lender’s prime lending rate or the LIBOR plus a stated margin ranging from 1.5% to 2.25% (totaling 7.03% at December 31, 2007) based on the Company’s performance. In addition, the Company is required to pay an unused commitment fee equal to .25% of the average unused line calculated on a quarterly basis.

     The revolving credit and swing lines are available for purchases of rental inventory and general operating purposes. The maximum aggregate amount available under the lines is $90,000,000 ($67,600,000 borrowed and outstanding at December 31, 2007) with borrowings limited to 85% of eligible accounts receivable net of reserves and allowances plus 85% of the net book value of all eligible inventory net of reserves and allowances. The credit agreement provides the Company with the ability to increase the revolving credit line up to $120,000,000 upon written request and no event of default. At December 31, 2007, the Company was in compliance with all loan covenants.

     In connection with its acquisition of Pac-Van, Inc. on August 2, 2006, the Parent issued a senior subordinated secured note with an original principal balance of $25,000,000. The subordinated note matures on February 2, 2013, and requires quarterly interest only payments computed at 13%.

     The subordinated note was issued with warrants entitling the holders to purchase 9,375 shares of common stock of the Parent (representing 4% of the issued outstanding common stock of the Parent) at $0.01 per share. The warrants expire on August 2, 2016. The warrants provide the holder with put rights upon the occurrence of a change in control, an event of non-compliance, or any time after August 2, 2012. The put price per share shall be an amount equal to the fair market value of the outstanding common stock at the exercise date. At inception, the warrants were recorded at their fair market value of $937,500. The subordinated notes were discounted by the warrant fair value and had a recorded value of $24,062,500. The discount is being amortized to interest expense over the term of the borrowings. In future periods, the Company will recognize a charge to earnings for increases, if any, in the value of the warrants to reflect the Company’s ultimate obligation to provide for the warrants under the agreement. In 2007, the Company recognized $398,000 in interest expense for the increase in the estimated obligation under the warrant agreement. No charge to earnings was recognized during the five-month period ended December 31, 2006.

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
 d/b/a PAC-VAN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 7 — INCOME TAXES

     The provision for income taxes consisted of the following for the year ended December 31, 2007 and for the five-month period ended December 31, 2006:

		(Five Months)
	2007	2006
Deferred tax expense:
Federal	$2,776,148	$708,709
State	475,911	121,493

Total	3,252,059	830,202
Current state tax expense	14,500	1,499

Provision for Income Taxes	$3,266,559	$831,701

     The Company’s deferred income tax liability was comprised of the following temporary differences at December 31, 2007 and 2006:

	2007	2006
Rental inventory	$23,905,985	$20,250,897
Net operating loss carryforwards	(8,607,254)	(8,492,000)
Accounts receivable	(246,000)	(195,000)
Other	(236,775)	—

Net Deferred Income Tax Liability	$14,815,956	$11,563,897

     At December 31, 2007, the Company had federal net operating loss carryforwards of approximately $20,993,000 which begin to expire in 2019.

     Cash paid for income taxes approximated $14,500 in 2007 and $1,500 for the five-month period ended December 31, 2006.

     The primary difference between the Company’s effective income tax expense reflected in the consolidated statements of income and the tax expense computed at the federal statutory rate is due to certain nondeductible expenses for income tax purposes.

NOTE 8 — OPERATING LEASE COMMITMENTS

     The Company has various noncancellable operating leases for office space and storage facilities that expire at various dates through March 2011. Certain leases contain renewal options and escalation clauses. Rental expense for these leases was approximately $1,356,000 for 2007 and $554,000 for the five-month period ended December 31, 2006.

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
 d/b/a PAC-VAN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

     Future minimum rental payments required under noncancellable operating lease agreements are as follows:

Rental
Payable In	Payments
2008	$1,010,052
2009	775,509
2010	519,455
2011	47,038

$2,352,054

NOTE 9 — EMPLOYEE BENEFIT PLAN

     The Company sponsors a 401(k) retirement savings plan for eligible employees, which allows plan participants to defer a percentage of their compensation subject to the limits imposed by the Internal Revenue Code. The Plan allows the Company to make a discretionary contribution to the Plan each year on behalf of participants at a rate determined before the year begins. At the end of the Company’s fiscal year, an additional matching contribution may be made at the discretion of the Company’s Board of Directors. The Company’s contribution to the Plan was approximately $109,000 in 2007 and $37,000 during the five-month period ended December 31, 2006.

NOTE 10 — STOCK OPTION PLAN

     The Parent maintains a stock option plan under which employees, officers and directors of the Company may be granted options to purchase non-voting common stock of the Parent at a price determined by the Board of Directors. The Parent has reserved 26,042 shares under the Plan. As of December 31, 2007, there had been no options exercised under the Plan. During 2006, 15,620 options were issued, of which none are exercisable. Options granted under the Plan generally have an exercise price equal to the fair market value of the non-voting common stock as of the date of grant and vest over a period of five years. The maximum term of the options is 10 years. The weighted average exercise price of stock options outstanding at December 31, 2007, was $100 per share with a weighted average contractual term of nine years.

     The fair value for options granted by the Parent was estimated at the date of grant using a Black-Scholes option pricing model, with the following weighted-average assumptions:

Risk-free interest rate	4.0%
Dividend yield	0%
Expected life of the options	10 years
Volatility	30%

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including expected stock price volatility. Because the Parent’s stock is not publicly traded and its employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     Fair value of the options are amortized to expense over the related vesting period. Because compensation expense is recognized over the vesting period, the initial impact on net income may not be representative of compensation expense in future years. The Company recorded compensation expense of approximately $154,000 in 2007 and $26,000 for the five-month period ended December 31, 2006, related to stock options granted in 2006.

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
 d/b/a PAC-VAN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 11 — RELATED PARTY TRANSACTIONS

     The Company pays a management and consulting fee to one of its stockholders. Management and consulting fees paid were $180,000 in 2007 and $75,000 for the five-month period ended December 31, 2006.

     The Company has a note receivable from a related party in the amount of $260,000 at December 31, 2007 and $350,000 at December 31, 2006. The note bears interest at LIBOR plus 1% per annum with required payments of $80,000 plus interest and is due on May 31, 2011.

NOTE 12 — SUBSEQUENT EVENT

     On February 1, 2008, the Company entered into an asset purchase agreement for the acquisition of rental fleet and accounts receivable of an unrelated third party. The purchase price was approximately $3,872,000.

Independent Auditors’ Report

Board of Directors and Stockholders
 Pac-Van, Inc.

We have audited the accompanying balance sheets of Pac-Van, Inc. as of August 1, 2006 and December 31, 2005, and the related statements of income, stockholders’ equity and cash flows for the seven-month period from January 1, 2006 to August 1, 2006 and for the year ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pac-Van, Inc. as of August 1, 2006 and December 31, 2005, and the results of its operations and its cash flows for the seven-month period from January 1, 2006 to August 1, 2006 and for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States.

/s/ Katz, Sapper & Miller, LLP
 Indianapolis, Indiana
 November 15, 2007

PAC-VAN, INC.

BALANCE SHEETS
 August 1, 2006 and December 31, 2005

	August 1,	December 31,
	2006	2005
ASSETS
ASSETS
Cash	$301,395	$76,490
Accounts receivable, net of allowance for doubtful accounts of $750,000 at August 1, 2006 and $700,000 at December 31, 2005	9,123,466	8,543,955
Net investment in sales-type leases	346,878	215,580
Rental inventory, net	67,800,680	59,114,953
Property and equipment, net	1,410,160	1,155,984
Other assets	217,563	277,862

TOTAL ASSETS	$79,200,142	$69,384,824

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Accounts payable	$4,906,502	$4,389,222
Accrued liabilities	1,782,236	1,786,095
Unearned revenue and advance payments	5,242,676	3,835,235
Senior bank debt	36,062,500	33,100,000
Derivative obligation		6,180
Subordinated notes payable	4,522,000	4,522,000
Deferred income taxes	9,718,142	7,770,526

Total Liabilities	62,234,056	55,409,258

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares issued and outstanding
Common stock, Series A, $0.01 par value; 9,500,000 shares authorized, 2,000,000 shares issued and outstanding	20,000	20,000
Common stock, Series B, $0.01 par value; 500,000 shares authorized, 231,525 shares issued and outstanding	2,315	2,315
Additional paid-in capital	2,273,735	2,273,735
Stock options outstanding	360,000	360,000
Retained earnings	14,310,036	11,322,842
Accumulated other comprehensive loss		(3,326)

Total Stockholders’ Equity	16,966,086	13,975,566

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$79,200,142	$69,384,824

See accompanying notes.

PAC-VAN, INC.

STATEMENTS OF INCOME
 Period from January 1, 2006 to August 1, 2006
 and Year Ended December 31, 2005

	(Seven Months)
	2006	2005
REVENUES
Leasing revenue	$22,270,519	$32,158,208
Sales of equipment and services	11,052,995	18,847,929

Total Revenues	33,323,514	51,006,137

COSTS AND EXPENSES
Cost of sales of equipment and services	7,816,428	13,831,804
Leasing, selling and general	17,406,712	26,893,859
Depreciation and amortization	1,395,231	2,374,005

Total Costs and Expenses	26,618,371	43,099,668

Income from Operations	6,705,143	7,906,469
INTEREST EXPENSE	1,760,688	2,671,668

Net Income before Provision for Income Taxes	4,944,455	5,234,801
PROVISION FOR INCOME TAXES	1,957,261	2,079,585

NET INCOME	$2,987,194	$3,155,216

See accompanying notes.

PAC-VAN, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY
 Period from January 1, 2006 to August 1, 2006
 and Year Ended December 31, 2005

						Accumulated
			Additional	Stock		Other	Total
	Common Stock		Paid-in	Options	Retained	Comprehensive	Stockholders’
	Series A	Series B	Capital	Outstanding	Earnings	Loss	Equity
BALANCE AT DECEMBER 31, 2004	$20,000	$2,315	$2,273,735	$360,000	$8,167,626	$(96,000)	$10,727,676

Comprehensive Income:
Net income	—	—	—	—	3,155,216	—	3,155,216
Reclassification adjustment for cash flow hedges, net of taxes of $61,146	—	—	—	—	—	92,674	92,674

Total Comprehensive Income	—	—	—	—	—	—	3,247,890

BALANCE AT DECEMBER 31, 2005	20,000	2,315	2,273,735	360,000	11,322,842	(3,326)	13,975,566

Comprehensive Income:
Net income	—	—	—	—	2,987,194	—	2,987,194
Reclassification adjustment for cash flow hedges, net of taxes of $2,854	—	—	—	—	—	3,326	3,326

Total Comprehensive Income	—	—	—	—	—	—	2,990,520

BALANCE AT AUGUST 1, 2006	$20,000	$2,315	$2,273,735	$360,000	$14,310,036	$—	$16,966,086

See accompanying notes.

PAC-VAN, INC.

STATEMENTS OF CASH FLOWS
 Period from January 1, 2006 to August 1, 2006
 and Year Ended December 31, 2005

	(Seven Months)
	2006	2005
OPERATING ACTIVITIES
Net income	$2,987,194	$3,155,216
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	1,957,261	2,079,585
Depreciation and amortization	1,395,231	2,374,005
(Increase) decrease in certain assets:
Accounts receivable	(579,511)	(2,165,388)
Net investment in sales-type leases	(131,298)	127,299
Other assets	60,299	8,118
Increase (decrease) in certain liabilities:
Accounts payable	517,280	1,445,811
Accrued liabilities	(3,859)	677,626
Unearned revenue and advance payments	1,407,441	861,018

Net Cash Provided by Operating Activities	7,610,038	8,563,290

INVESTING ACTIVITIES
Purchases of rental inventory, net	(9,874,246)	(7,192,441)
Purchases of property and equipment	(473,387)	(683,555)

Net Cash (Used) by Investing Activities	(10,347,633)	(7,875,996)

FINANCING ACTIVITIES
Payments of subordinated notes payable		(250,000)
Net increase (decrease) in senior bank debt	2,962,500	(400,000)

Net Cash Provided (Used) by Financing Activities	2,962,500	(650,000)

NET INCREASE IN CASH	224,905	37,294
CASH
Beginning of Year	76,490	39,196

End of Year	$301,395	$76,490

See accompanying notes.

PAC-VAN, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Pac-Van, Inc. (the Company) leases and sells mobile offices, modular buildings and storage units to industrial, commercial, retail, and construction oriented customers. The Company operates in Arizona, Colorado, Florida, Illinois, Indiana, Kentucky, Missouri, Nevada, North Carolina, Ohio, Pennsylvania, Tennessee and West Virginia with corporate offices located in Indianapolis, Indiana.

          Estimates: Management uses estimates and assumptions in preparing financial statements in conformity with accounting principles generally accepted in the United States. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported revenues and expenses. Actual results could vary from the estimates that were used.

          Rental Inventory and Other Long-lived Assets: Rental inventory consists of mobile offices, modular buildings, storage units and steps stated at the lower of cost or market. Mobile offices, modular buildings and storage containers are depreciated using the straight-line method over twenty years to a residual value of fifty percent of the original cost. Steps are depreciated using the straight-line method over 5 years with no residual value. Storage trailers are depreciated over fifteen years and ten years depending on the year of acquisition.

          Vehicles, office equipment and leasehold improvements are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives ranging from 5 to 10 years of the respective assets.

          Long-lived assets, including the Company’s rental inventory, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of the carrying amount to future net undiscounted cash flows expected to be generated by the related asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair market value of the assets. To date, no adjustments to the carrying amount of long-lived assets have been required.

          Revenue Recognition: The Company earns revenue by leasing, transporting, installing and dismantling rental equipment, as well as providing other ancillary products and services, and selling new and used equipment. Leasing revenue includes monthly rentals, initial lease services, ancillary products and services and end of lease services as earned. Leasing revenue is derived from leases classified as operating leases for which the initial term is generally 3 to 60 months. Costs associated with transportation, installation, and dismantling of rental equipment are recorded in leasing, selling and general expense. Unearned revenue includes end of lease services not yet performed by the Company, advance rentals and deposit payments.

          Revenue from the sale of new and used mobile offices, modular buildings, storage units, steps including delivery and installation revenue, is generally recognized upon the delivery to and acceptance by the customer. Certain arrangements to sell units under long-term construction-type sales contracts are recognized under the percentage of completion method. Under this method, income is recognized in proportion to the incurred costs to date under the contract to estimated total costs. Sales of new units are typically covered by warranties provided by the manufacturer of products sold.

          The Company recognized revenue of approximately $3,760,000 and cost of sales of approximately $2,450,000 for the period from January 1, 2006 to August 1, 2006, and revenue of approximately $3,860,000 and cost of sales of approximately $2,740,000 for the year ended December 31, 2005 on the sale of rental units which were greater than one year old.

          Accounts Receivable: The Company extends credit to its customers located throughout the United States. Accounts receivable are recorded at net realizable value based on management’s estimates of uncollectible accounts recorded in the allowance for doubtful accounts. The allowance for doubtful accounts is estimated based on historical collection experience and a review of specific past due receivables. The Company charges late fees on past due accounts. The Company recognized income for late payment fees of approximately $276,000 for the period from January 1, 2006 to August 1, 2006 and approximately $371,000 for the year ended December 31, 2005.

PAC-VAN, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

          Advertising Costs are expensed as incurred and totaled $258,000 for the period from January 1, 2006 to August 1, 2006 and $421,000 for the year ended December 31, 2005.

          Shipping and Handling Costs are expensed as incurred and included in cost of rental services and cost of sales equipment and services in the statement of income.

          Concentrations of Credit Risk: Financial instruments that subject the Company to credit risk consist principally of trade accounts receivable and receivables under sales-type lease contracts. The Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral on trade accounts receivable. Receivables under sales-type lease contracts are secured by the leased mobile office, modular building or storage unit. A significant portion of the Company’s business activity is with companies in the construction and development industries. Total revenues from companies in the construction and development industries were approximately $15,490,000 for the period from January 1, 2006 to August 1, 2006 and $27,145,000 for the year ended December 31, 2005. As of August 1, 2006 and December 31, 2005, accounts receivable from companies in the construction and development industries were approximately $4,285,000 and $5,240,000, respectively.

          Income Taxes: The Company records income taxes in accordance with the liability method of accounting. Deferred taxes are recognized for the estimated taxes ultimately payable or recoverable based on enacted tax law. Changes in enacted tax rates are reflected in the tax provision as they occur.

          Stock-Based Compensation: In December 2004, the Financial Accounting Standards Board issued SFAS No. 123(R), Share Based Payment,  which requires companies to recognize the grant date fair value of stock options and other equity-based compensation issued to employees in its income statement. The Company adopted this statement effective January 1, 2006. The adoption did not have a material effect on the financial statements.

          Prior to January 1, 2006, the Company accounted for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25,  Accounting for Stock Issued to Employees  (“APB No. 25”). Compensation cost for stock options, if any, was measured as the excess of the fair value of the Company’s stock over the amount an employee must pay to acquire the stock at the measurement date, as determined based on the terms of the award.

          Fair Value of Financial Instruments: Because of their short-term nature, the amounts reported in the balance sheet for cash, receivables and accounts payable approximate fair value. Long-term debt approximates fair value as borrowing rates fluctuate based on quoted market prices.

          Derivative Financial Instruments: The Company periodically enters into derivative transactions to protect against risk of interest rate movement. The Company does not engage in speculative derivate transactions for trading purposes. The Company uses reputable financial institutions with high credit ratings as counterparties.

          The Company had one interest rate swap agreement at December 31, 2005, which had a notional amount of $6,000,000 and expired on February 6, 2006. The Company paid a fixed rate of 4.70% and received a floating rate equal to the three-month LIBOR.

          The Company recognizes all derivatives on the balance sheet at fair value. The Company assesses whether the derivatives used in hedging transactions have been effective in offsetting changes in the cash flows of hedged items and whether those derivatives may be expected to remain highly effective in future periods. Changes in the fair value of derivatives that are highly effective and qualify as a cash flow hedge are recorded in other comprehensive income or loss. When it is determined that a derivative is not highly effective as a hedge and the derivative remains outstanding, the Company will recognize changes in the fair value in the statement of income currently.

PAC-VAN, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

     At August 1, 2006, the Company’s fair value of interest rate swaps was $0. At December 31, 2005, the Company’s fair value of interest rate swaps was a liability of $6,180. The fair value of these cash flow hedges is reflected in stockholders’ equity as accumulated comprehensive loss, net of income taxes of $2,854.

NOTE 2 — RENTAL INVENTORY

     Rental inventory was comprised of the following:

	August 1,	December 31,
	2006	2005
Mobile offices, modular buildings and storage units	$76,562,853	$67,624,270
Steps	1,877,929	1,442,733

	78,440,782	69,067,003
Less: Accumulated depreciation	(10,640,102)	(9,952,050)

Total Rental Inventory	$67,800,680	$59,144,953

NOTE 3 — PROPERTY AND EQUIPMENT

     Property and equipment was comprised of the following:

	August 1,	December 31,
	2006	2005
Equipment	$1,313,512	$1,237,222
Vehicles	1,853,932	1,594,942
Leasehold improvements	442,304	342,138

	3,609,748	3,174,302
Less: Accumulated depreciation	(2,199,588)	(2,018,318)

Total Property and Equipment	$1,410,160	$1,155,984

NOTE 4 — NET INVESTMENT IN SALES-TYPE LEASES

     At August 1, 2006, the future minimum lease payments, including interest, to be received using sales-type lease agreements were as follows:

Receivable in	Future
Year Ending	Minimum
August 1,	Lease Payments
2007	$308,043
2008	124,019
2009	3,135

435,197
Less: Amount representing interest	88,319

Net Investment in Sales-type Leases	$346,878

NOTE 5 — DEBT

     The Company’s bank credit agreement includes a capital expenditures revolving line of credit, working capital revolving line of credit and term loan availability. All borrowings under the credit agreement are due on June 30, 2008. The Company has pledged all business assets as collateral including the assignment of the Company’s rights under leasing contracts with customers. The Company is required to maintain certain financial ratios and net worth requirements.

PAC-VAN, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

     Interest accrues on all borrowings under the agreement at the lead lender’s prime lending rate or the LIBOR plus a stated margin ranging from 2.0% to 2.75% (LIBOR was 5.38% as of August 1, 2006) based on the Company’s performance.

     The capital expenditures line is available for purchases of rental inventory. The maximum amount available under the line is $30,500,000 ($30,500,000 borrowed and outstanding at August 1, 2006) with borrowings limited to 75% of rental units’ value plus 75% of transportation assets (limited to $300,000), as defined in the credit agreement.

     The maximum amount available under the working capital line is $4,500,000 ($1,062,500 borrowed and outstanding at August 1, 2006) with borrowings limited to 80% of eligible accounts receivable as defined in the credit agreement.

     The credit agreement has a term loan component, of which $4,500,000 was borrowed and outstanding at August 1, 2006. The term loan requires monthly principal payments of $62,500 through June 30, 2008, when the remaining principal balance is due and payable.

     The Company’s subordinated debt requires monthly interest payments and consisted of the following:

	August 1,	December 31,
	2006	2005
12.5% notes payable due various dates in 2009	$4,247,000	$4,247,000
12.0% note payable due January, 2009	275,000	275,000

	$4,522,000	$4,522,000

     The 12.5% subordinated notes payable allow the investor the right to require the Company to repay the notes in 2006 or anytime thereafter. These notes also contain warrants to purchase 10 Series B common shares per $1,000 of borrowings at $13.50 per share. The warrants are exercisable at any time and expire in 2009. As of August 1, 2006, no warrants have been exercised and no value has been assigned.

     The 12.0% subordinated note payable allows the holder to require the Company to repay the entire note, in the event of a triggering event as defined in the agreement or anytime after June 30, 2004, and annually thereafter.

     The total of subordinated notes due to stockholders at August 1, 2006 and December 31, 2005 was $3,160,000.

     Cash paid for interest approximated $1,673,000 in for the period January 1, 2006 through August 1, 2006 and $2,670,000 for the year ended December 31, 2005, including interest paid to stockholders of approximately $232,500 and $395,000, respectively.

     At August 1, 2006, the Company’s borrowings were payable as follows:

Payable in
Year Ending
August 1,
2007	$750,000
2008	35,312,500
2009	4,522,000

$40,584,500

     Effective August 2, 2006, the Company sold 100% of the outstanding stock (see Note 11). The acquisition was financed through a combination of senior lending, subordinated borrowings and contributed capital. The acquisition was accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations . Accordingly, the Company’s borrowing and capital structure was significantly impacted by the acquisition.

PAC-VAN, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

NOTE 6 — INCOME TAXES

     The provision for income taxes for the period from January 1, 2006 to August 1, 2006 and the year ended December 31, 2005, consisted of the following:

	(Seven Months)
	2006	2005
Deferred tax expense:
Federal	$1,663,672	$1,767,647
State	293,589	311,938

Provision for Income Taxes	$1,957,261	$2,079,585

     The Company’s deferred income tax liability was comprised of the following:

	August 1,	December 31,
	2006	2005
Rental inventory	$17,374,000	$16,640,000
Net operating loss carry forwards	(7,450,000)	(8,466,000)
Accounts receivable	(170,000)	(160,000)
Derivative obligation	—	(2,854)
Stock option compensation	(142,000)	(142,000)
Other	106,142	(98,620)

Net Deferred Income Tax Liability	$9,718,142	$7,770,526

     At August 1, 2006, the Company had federal net operating loss carry forwards of approximately $18,626,000 which begin to expire in 2017.

NOTE 7 — OPERATING LEASE COMMITMENTS

     The Company leases two of its locations from companies in which its stockholders have an ownership interest. The leases expire in November 2010 and March 2011. The Company is responsible for all taxes, insurance, maintenance and utilities. Rental expense for these leases was approximately $86,000 for the period from January 1, 2006 to August 1, 2006 and $215,000 for the year ended December 31, 2005.

     The Company has various noncancellable operating leases for office space, storage facilities and rental units, that expire at various dates through March 2011. Certain leases contain renewal options and escalation clauses. Rental expense for these leases was approximately $844,000 for the period from January 1, 2006 to August 1, 2006 and $1,310,000 for the year ended December 31, 2005.

     The future minimum rental payments required under noncancellable operating lease agreements are as follows:

Payable in
Year Ending	Rental
August 1,	Payments
2007	$748,194
2008	759,215
2009	612,502
2010	739,683
2011	235,108

$3,094,702

PAC-VAN, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

NOTE 8 — EMPLOYEE BENEFIT PLAN

     The Company sponsors a 401(k) retirement savings plan for eligible employees, which allows plan participants to defer a percentage of their compensation subject to the limits imposed by the Internal Revenue Code. The Plan allows the Company to make a discretionary contribution to the Plan each year on behalf of participants at a rate determined before the year begins. At the end of the Company’s fiscal year, an additional matching contribution may be made at the discretion of the Company’s Board of Directors. The Company’s contribution was approximately $60,000 for the period from January 1, 2006 to August 1, 2006 and $66,000 for the year ended December 31, 2005.

NOTE 9 — CAPITAL STOCK

     The Company has preferred stock, the terms of which may be determined from time to time by the directors of the Company prior to issuance, and common stock divided into two series: Series A and Series B. Each share of common stock is entitled to one vote for all matters submitted to a vote of the stockholders. Holders of Series B common stock are entitled to a preferential distribution on liquidation of the Company in an amount equal to $10 per share.

     See Note 5 for discussion on warrants issued in connection with a private placement in 2001 to purchase common stock, none of which were exercised as of August 1, 2006.

NOTE 10 — STOCK OPTION PLAN

     In December 1998, the Company adopted an employee stock option plan which provides that the Company may issue options for up to 160,000 shares of its common stock. Options under the Plan will be awarded with exercise prices at least equal to the fair value of the Company’s common stock on the date of the grant.

     In December 1998, the Company issued options for 80,000 shares of Series A common stock at $2.50 per share to an employee of the Company, all of which are vested. In November 2000, the Company issued options for 24,000 shares of Series A common stock at $10.00 per share to employees of the Company. All stock options are fully vested.

     The Plan and any unexercised options will expire on December 30, 2008. There were no options granted or exercised during the period from January 1, 2006 to August 1, 2006 or in the year ended December 31, 2005.

     The fair value for options granted by the Company was estimated at the date of grant using a Black-Scholes option pricing model, with the following weighted-average assumptions:

Risk-free interest rate	4.0%
Dividend yield	0%
Expected life of the options (years)	4

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including expected stock price volatility. Because the Company’s stock is not publicly traded and its employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     Fair value of the options are amortized to expense over the related vesting period. Compensation expense related to stock options for the period from January 1, 2006 to August 1, 2006 is immaterial to the Company’s financial statements.

PAC-VAN, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

NOTE 11 — SUBSEQUENT EVENT

     Effective August 2, 2006, Mobile Office Acquisition Corp. acquired 100% of the outstanding stock of Pac-Van, Inc. The purchase price was approximately $98,038,000 plus the assumption of liabilities and transactions costs of approximately $22,797,000 and $2,766,000, respectively. The acquisition was financed through a combination of senior lending, subordinated borrowings and contributed capital. The acquisition was accounted for under the purchase method of accounting, in accordance with Statement of Financial Accounting Standards (SFAS) No. 141,  Business Combinations.  Accordingly, the acquisition cost has been allocated to the purchased assets and liabilities based on their respective fair values at the date of acquisition. The fair value of assets and liabilities acquired at August 2, 2006, totaled approximately $84,458,000; accordingly, the buyer recorded goodwill of approximately $39,143,000.

          No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

8,920,000 Transferable Rights to Subscribe for up to 8,920,000 Shares of
 Common Stock at $            per Share
 4,460,000 Shares of Common Stock Issuable Upon Exercise of Warrants

PROSPECTUS

April          , 2010

The Information Agent for the Offer is:

105 Madison Avenue
 New York, New York 10016

(212) 929-5500 (Call Collect)
 or
 Call Toll-Free (800) 322-2885
 Email:generalfinancerights@mackenziepartners.com

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

          The following table sets forth the expenses payable by us in connection with this offering of securities described in this registration statement. All amounts shown are estimates, except for the SEC and FINRA registration fee. The Registrant will bear all expenses shown below.

SEC filing fee	$	[ ]
FINRA filing fee	$	[ ]
Accounting fees and expenses	$	[35,000]
Legal fees and expenses	$	[15,000]
Printing and engraving expenses	$	[35,000]
Other (including subscription and information agent fees)	$	[36,000]

Total	$	[ ]

(1)	Assumes all of the 8,920,000 Units being registered are sold.

Item 14. Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law (the “DGCL”), as the same exists or may hereafter be amended, provides that a Delaware corporation may indemnify any persons who were, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee, or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

          Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145 of the DGCL.

          Our amended certificate of incorporation provides that, to the fullest extent permitted by Delaware law, as it may be amended from time to time, none of our directors will be personally liable to us or our stockholders for monetary damages resulting from a breach of fiduciary duty as a director. Our amended certificate of incorporation also provides discretionary indemnification for the benefit of our directors, officers, and employees, to the fullest extent permitted by Delaware law, as it may be amended from time to time. Pursuant to our bylaws, we are required to indemnify our directors, officers, employees and agents, and we have the discretion to advance his or her related expenses, to the fullest extent permitted by law.

          These indemnification provisions may be sufficiently broad to permit indemnification of our officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors or officers, or persons controlling us, pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

          In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

          We are conducting a private placement of Series A 12.5% Cumulative Preferred Stock, par value $0.0001 per share and liquidation preference of $50 per share (“Series A Preferred Stock”), in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder pursuant to which it seeks to raise an aggregate amount of $15 million (the “Offering”). As of December 31, 2009, total proceeds from the Offering were approximately $1.3 million. Pursuant to the Certificate of Designation for the Series A Preferred Stock, each share of Series A Preferred Stock will pay cumulative cash distributions at a rate of 12.5% per annum, subject to declaration by the board of directors of the Company. The Series A Preferred Stock is not convertible into common stock.

          On December 8, 2008 we sold 100 shares of Series 100 shares of Series B 8% cumulative Preferred Stock in connection with the acquisition by Pac-Van of Container Wholesalers in Salt Lake City, Utah. We issued and sold these shares without registration under the Securities Act pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as transactions not involving any public offering. We paid no underwriting discounts or commissions with respect to this issuance and sale.

          On October 1, 2008, we issued 4,000,000 shares of restricted common stock in connection with the acquisition of Mobile Office Acquisition Corp. We issued and sold these shares without registration under the Securities Act pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as transactions not involving any public offering. We paid no underwriting discounts or commissions with respect to this issuance and sale.

          On October 17, 2005, we issued and sold 1,875,000 shares of common stock to Ronald F. Valenta for $0.133 per share or a total of $250,000. We issued and sold these shares without registration under the Securities Act pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as transactions not involving any public offering. We paid no underwriting discounts or commissions with respect to this issuance and sale.

          On October 20, 2005, Mr. Valenta sold 356,250 shares of Common Stock to John O. Johnson, our former Executive Vice President, for $0.133 per share or an aggregate of $47,500. On November 15, 2005, Mr. Valenta transferred, without consideration, 22,500 shares to each of David M. Connell, Lawrence Glascott, Manuel Marrero and James B. Roszak, directors of the company, and 18,750 shares to Marc Perez, our controller. The transfer of these shares by Mr. Valenta was exempt from registration pursuant to Section 4(1) of the Securities Act as transaction by a person other than by an issuer, underwriter or dealer. In this respect, the shares were transferred without any general solicitation or general advertising and each purchaser is a director or officer of the registrant who agreed to appropriate limitations on resale.

          The share amounts described above give effect to the 3-for-4 reverse split of Registrant’s common stock that occurred in March 2006.

          We issued and sold 583,333 warrants to Ronald F. Valenta and John O. Johnson immediately prior to the closing of the offering pursuant to this registration statement at a price of $1.20 per warrant for an aggregate purchase price of $700,000. These warrants are identical to the warrants being issued pursuant to the registration statement. The issuance and sale of these warrants will be made without registration under the Securities Act pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as transactions not involving any public offering. We will use no general solicitation or general advertising in connection with the issuance and sale of these warrants, and the purchasers are affiliates of the company and have agreed to appropriate restrictions on resale of the warrants and the underlying shares. We will pay no underwriting discounts or commissions with respect to the issuance and sale of these warrants.

Item 16. Exhibits

          See the Exhibit Index which follows the signature page of this Registration Statement on Form S-1, which is incorporated herein by reference.

Item 17. Undertakings

          The undersigned registrant hereby undertakes that:

(a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide  offering thereof.

(b) The registrant undertakes in the event that the securities being registered are to be offered to existing stockholders pursuant to warrants or rights, and any securities not taken by shareholders are to be reoffered to the public, to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by underwriters, and the terms of any subsequent underwriting thereof. The registrant further undertakes that if any public offering by the underwriters of the securities being registered is to be made on terms differing from those set forth on the cover page of the prospectus, the registrant shall file a post-effective amendment to set forth the terms of such offering.

(c) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(d) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

          In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on March 29, 2010.

GENERAL FINANCE CORPORATION
By:	/s/ Ronald F. Valenta
Ronald F. Valenta
Chief Executive Officer

POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald F. Valenta, Charles E. Barrantes and Christopher A. Wilson his/her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

          In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Name	Position	Date
/s/ Ronald F. Valenta Ronald F. Valenta	Chief Executive Officer, President and Director (Principal Executive Officer)	March 29, 2010

/s/ Charles E. Barrantes Charles E. Barrantes	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 29, 2010

*
James B. Roszak	Director	March 29, 2010

* Lawrence Glascott	Chairman of the Board of Directors	March 29, 2010

*	Director	March 29, 2010
Manuel Marrero

*	Director	March 29, 2010
David M. Connell

*	Director	March 29, 2010
Ronald L. Havner, Jr.

*	Director	March 29, 2010
Susan Harris

* By: /s/ Christopher A. Wilson
Attorney-in-Fact March 29, 2010

EXHIBIT INDEX

3.1
Amended and Restated Certificate of Incorporation of General Finance Corporation as filed April 5, 2006, (Incorporated by reference to Exhibit 3.1 to General Finance Corporation’s Registration Statement on Form S-1 (File No. 333-129830))

3.2	Amended and Restated Bylaws of General Finance Corporation, as amended (Incorporated by reference to Exhibit 3.2 to General Finance Corporation’s Quarterly Report on Form 10-Q (File No. 001-32845))

4.1	Form of common stock certificate (Incorporated by reference to Exhibit 4.2 to General Finance Corporation’s Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-129830))

4.3	Form of Subscription Rights Certificate*

4.4	Form of Warrant*

4.5	Form of Notice to Stockholders who are Record Holders*

4.6	Form of Notice to Stockholders who are Acting as Nominees*

4.7	Form of Notice to Clients of Stockholders who are Acting as Nominees*

4.8	Form of Beneficial Owner Election Form*

4.9	Form of Preliminary Subscription Agreement*

4.10	Form of Acknowledgement of Subscription*

5.1	Legal Opinion of Christopher A. Wilson*

23.1	Consent of Independent Registered Public Accounting Firm (Crowe Horwath LLP)*

23.2	Consent of Independent Registered Public Accounting Firm (Grobstein, Horwath & Company LLP)*

23.3	Consent of Independent Public Accounting Firm (Katz, Sapper & Miller, LLP)*

23.4	Consent of Christopher A. Wilson (contained in Exhibit 5.1)*

*	Filed herewith